                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/
   Filed by a Party other than the Registrant / /
   Check the appropriate box:

      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-12

                              RGS ENERGY GROUP, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------
/X/        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

[ENERGY EAST LOGO]                                       [RGS ENERGY GROUP LOGO]

                  PROPOSED MERGER--YOUR VOTE IS VERY IMPORTANT

    The boards of directors of Energy East Corporation and RGS Energy
Group, Inc. have approved and adopted a merger agreement that contemplates the merger of RGS Energy with and into Eagle Merger Corp., which will be a wholly owned subsidiary of Energy East at the effective time of the merger. Eagle Merger Corp. will be the corporation surviving the merger and, at the effective time, will change its name to "RGS Energy Group, Inc."

    In exchange for each RGS Energy share, RGS Energy shareholders may elect to receive $39.50 in cash, a number of Energy East shares valued at $39.50, subject to restrictions on the maximum and minimum number of Energy East shares to be issued, or a combination of cash and Energy East shares. The number of Energy East shares to be exchanged for each RGS Energy share will be between 1.7626 and 2.3838, based on the average closing price of Energy East shares during the 20-trading-day period ending two trading days before the effective time of the merger. If the average closing price of an Energy East share over such period is more than $22.41, then the value of the Energy East shares delivered to RGS Energy shareholders in exchange for each RGS Energy share will be more than $39.50, and if the average closing price of an Energy East share over such period is less than $16.57, then the value of the Energy East shares delivered to RGS Energy shareholders in exchange for each RGS Energy share will be less than $39.50.

    Under the merger agreement, 55% of the RGS Energy shares must be exchanged for cash, and 45% must be exchanged for Energy East shares, subject to possible adjustments for tax reasons. Therefore, if shareholders owning more than 55% of the RGS Energy shares elect to receive cash, the number of RGS Energy shares that will be converted into cash will be less than the number elected. Similarly, if shareholders owning more than 45% of the RGS Energy shares elect to receive Energy East shares, the number of RGS Energy shares that will be converted into Energy East shares will be less than the number elected.

    We cannot complete the merger unless we receive the necessary approvals from our shareholders at our respective annual meetings. At the RGS Energy annual meeting, RGS Energy shareholders will consider and vote on the merger proposal and a proposal to elect directors set forth in this joint proxy statement/prospectus. At the Energy East annual meeting, Energy East shareholders will consider and vote on the proposal to issue Energy East shares in connection with the merger and a proposal to elect directors set forth in this joint proxy statement/prospectus.

    YOUR VOTE IS VERY IMPORTANT. APPROVAL AND ADOPTION OF THE MERGER AGREEMENT BY THE RGS ENERGY SHAREHOLDERS REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING RGS ENERGY SHARES. THEREFORE, AN RGS ENERGY SHAREHOLDER NOT VOTING (WHETHER BY ABSTENTION, FAILURE TO VOTE OR BROKER NON-VOTE) HAS THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. APPROVAL BY ENERGY EAST SHAREHOLDERS OF THE ISSUANCE OF ENERGY EAST SHARES IN CONNECTION WITH THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF VOTES CAST, SO LONG AS THE HOLDERS OF A MAJORITY OF THE OUTSTANDING ENERGY EAST SHARES HAVE VOTED. AN ENERGY EAST SHAREHOLDER'S ABSTENTION HAS THE SAME EFFECT AS A VOTE AGAINST THE ISSUANCE OF ENERGY EAST SHARES IN CONNECTION WITH THE MERGER. IF YOU ARE AN ENERGY EAST SHAREHOLDER AND YOU FAIL TO VOTE OR DO NOT INSTRUCT YOUR BROKER ON HOW TO VOTE, THIS WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE TO APPROVE THE ISSUANCE OF ENERGY EAST SHARES IN CONNECTION WITH THE MERGER, EXCEPT THAT IT WILL BE COUNTED AS A VOTE NOT CAST FOR THE PURPOSES OF DETERMINING WHETHER THE HOLDERS OF A MAJORITY OF THE OUTSTANDING ENERGY EAST SHARES HAVE VOTED.

    The dates, times and places of the annual meetings are as follows:

               ENERGY EAST SHAREHOLDERS                                     RGS ENERGY SHAREHOLDERS
                    June 15, 2001                                                June 15, 2001
                 9:30 a.m. local time                                        11:00 a.m. local time
       Citicorp/Citibank Auditorium, 12th Floor                      Rochester Riverside Convention Center
         399 Park Avenue, New York, New York                       123 East Main Street, Rochester, New York

    This joint proxy statement/prospectus contains answers to frequently asked questions and a summary description of the merger and other related matters, followed by a more detailed discussion of the merger and these matters. Because these answers and this summary are not, by their nature, detailed, we urge you to read this joint proxy statement/prospectus carefully and in its entirety. WE ESPECIALLY ENCOURAGE YOU TO READ THE SECTION ON "RISK FACTORS" BEGINNING ON
PAGE 18 FOR A DESCRIPTION OF VARIOUS RISKS YOU SHOULD CONSIDER IN EVALUATING THE PROPOSED TRANSACTION. In addition, you may obtain additional information about the two companies from documents they have filed with the Securities and Exchange Commission.

    We enthusiastically support this combination of our companies, and we join with our boards of directors in recommending that you vote FOR the approval and adoption of the merger agreement, FOR the issuance of Energy East shares in connection with the merger and FOR the other proposals described in the Notices of Meetings that follow.

               ENERGY EAST CORPORATION                                       RGS ENERGY GROUP, INC.
               /s/ Wesley W. von Schack                                      /s/ Thomas S. Richards
                 Wesley W. von Schack                                          Thomas S. Richards
               Chairman, President and                                      Chairman, President and
               Chief Executive Officer                                      Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE MERGER OR THE ISSUANCE OF ENERGY EAST SHARES, OR DETERMINED WHETHER THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This document is also the prospectus of Energy East for the shares that it will issue in connection with the merger. Energy East shares are traded on the New York Stock Exchange under the symbol "EAS." On April 19, 2001, the last full trading day for which information was available prior to the printing of this joint proxy statement/prospectus, the closing sales price for Energy East shares, as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions Report, was $19.43 per share.

    Energy East has furnished all the information in this joint proxy statement/prospectus concerning Energy East, and RGS Energy has furnished all the information concerning RGS Energy.

    THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED APRIL 27, 2001 AND IS BEING FIRST MAILED TO RGS ENERGY AND ENERGY EAST SHAREHOLDERS ON OR ABOUT APRIL 28, 2001.

    THIS DOCUMENT INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT RGS ENERGY AND ENERGY EAST THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN OR ORAL REQUEST AT THE APPLICABLE COMPANY'S ADDRESS AND TELEPHONE NUMBER LISTED ON PAGE 121. TO OBTAIN TIMELY DELIVERY, A REQUESTING SHAREHOLDER MUST REQUEST THE INFORMATION NO LATER THAN JUNE 7, 2001.

                             RGS ENERGY GROUP, INC.
                                 89 EAST AVENUE
                            ROCHESTER, NY 14649-0001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 15, 2001

To the Shareholders of RGS Energy Group, Inc.:

    The RGS Energy board of directors is pleased to provide you with notice of and cordially invites you to attend in person or by proxy the annual meeting of RGS Energy shareholders, which will be held at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York, on June 15, 2001, at 11:00 a.m. local time, to consider and vote upon the following matters:

    (1) a proposal to approve and adopt the agreement and plan of merger, dated as of February 16, 2001, by and among RGS Energy, Energy East Corporation and Eagle Merger Corp., which will be a wholly owned subsidiary of Energy East at the effective time of the merger, pursuant to which RGS Energy will be merged with and into Eagle Merger Corp.;

    (2)  the election of 3 directors (described beginning on page 87); and

    (3) to take action on such other business as may properly come before the meeting.

    Additional information about the proposals set forth above may be found in the accompanying joint proxy statement/prospectus. Please carefully review the accompanying joint proxy statement/prospectus and the merger agreement attached to it as Appendix A.

    Only RGS Energy shareholders as of the close of business on April 26, 2001 are entitled to notice of and to vote at the annual meeting or any postponements or adjournments thereof.

    THE RGS ENERGY BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF RGS ENERGY SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT RGS ENERGY SHAREHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT DESCRIBED BEGINNING ON PAGE 56 OF THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT THE ANNUAL MEETING.

    In connection with the annual meeting, RGS Energy shareholders have three ways to vote by proxy: (a) by mail, (b) by telephone and (c) over the Internet. To vote by telephone or over the Internet, RGS Energy shareholders should follow the instructions on the enclosed proxy form. To vote by mail, RGS Energy shareholders should complete and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the vote is taken by voting again by telephone or over the Internet, by delivering to the Secretary of RGS Energy a written revocation or a proxy with a later date or by oral revocation in person to any of the persons named on the enclosed proxy card at the annual meeting.

                                          By Order of the Board of Directors,

                                          David C. Heiligman
                                          Secretary

Rochester, NY
April 27, 2001

    IT IS IMPORTANT THAT YOU SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY FORM TO VOTE BY TELEPHONE OR OVER THE INTERNET SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. FAILURE TO SECURE A QUORUM ON THE DATE SET FOR THE ANNUAL MEETING WOULD REQUIRE AN ADJOURNMENT THAT WOULD CAUSE US TO INCUR CONSIDERABLE ADDITIONAL EXPENSE.

          PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

   REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, YOUR VOTE IS VERY IMPORTANT.

                            ENERGY EAST CORPORATION
                                 P.O. BOX 12904
                             ALBANY, NY 12212-2904

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 15, 2001

To the Shareholders of Energy East Corporation:

    The Energy East board of directors is pleased to provide you with notice of and cordially invites you to attend in person or by proxy the annual meeting of Energy East shareholders, which will be held at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York, on June 15, 2001, at 9:30 a.m. local time, for the following purposes:

    (1) to approve the issuance of shares in connection with the agreement and plan of merger by and among RGS Energy Group, Inc., Energy East and Eagle Merger Corp., which will be a wholly owned subsidiary of Energy East at the effective time of the merger, pursuant to which RGS Energy will be merged with and into Eagle Merger Corp.;

    (2) to elect six directors (described beginning on page 103); and

    (3) to take action on such other business as may properly come before the meeting.

    Additional information about the proposals set forth above may be found in the accompanying joint proxy statement/prospectus. Please carefully review the accompanying joint proxy statement/prospectus and the merger agreement attached to it as Appendix A.

    Only Energy East shareholders as of the close of business on April 26, 2001 are entitled to notice of and to vote at the annual meeting or any postponements or adjournments thereof.

    THE ENERGY EAST BOARD OF DIRECTORS HAS DETERMINED THAT THE ISSUANCE OF ENERGY EAST SHARES IN CONNECTION WITH THE MERGER IS IN THE BEST INTERESTS OF ENERGY EAST SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT ENERGY EAST SHAREHOLDERS VOTE TO APPROVE THE ISSUANCE OF ENERGY EAST SHARES IN CONNECTION WITH THE MERGER DESCRIBED BEGINNING ON PAGE 56 OF THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AT THE ANNUAL MEETING.

    In connection with the annual meeting, Energy East shareholders have three ways to vote by proxy: (a) by mail, (b) by telephone and (c) over the Internet. To vote by telephone or over the Internet, Energy East shareholders should follow the instructions on the enclosed proxy form. To vote by mail, Energy East shareholders should complete and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the vote is taken by voting again by telephone or over the Internet, by delivering to the Secretary of Energy East a written revocation or a proxy with a later date or by oral revocation in person to any of the persons named on the enclosed proxy card at the annual meeting.

                                          By Order of the Board of Directors,

                                          Kenneth M. Jasinski
                                          Executive Vice President, General
                                          Counsel and Secretary

Albany, NY
April 27, 2001

    IT IS IMPORTANT THAT YOU SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY FORM TO VOTE BY TELEPHONE OR OVER THE INTERNET SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. FAILURE TO SECURE A QUORUM ON THE DATE SET FOR THE ANNUAL MEETING WOULD REQUIRE AN ADJOURNMENT THAT WOULD CAUSE US TO INCUR CONSIDERABLE ADDITIONAL EXPENSE.

   REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, YOUR VOTE IS VERY IMPORTANT.

    TO FIND ANY ONE OF THE PRINCIPAL SECTIONS OF THIS DOCUMENT IDENTIFIED BELOW, SIMPLY BEND THE DOCUMENT SLIGHTLY TO EXPOSE THE BLACK TABS AND OPEN THE DOCUMENT TO THE TAB THAT CORRESPONDS TO THE TITLE OF THE SECTION YOU WISH TO READ.

                                                               TABLE OF CONTENTS
                                          QUESTIONS AND ANSWERS ABOUT THE MERGER
                                                                         SUMMARY
                                                                    RISK FACTORS
                                                                   THE COMPANIES
                                                                      THE MERGER
                                                            THE MERGER AGREEMENT
                     UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS COMPARATIVE RIGHTS OF RGS ENERGY SHAREHOLDERS AND ENERGY EAST SHAREHOLDERS
                                                   THE RGS ENERGY ANNUAL MEETING
                                                  THE ENERGY EAST ANNUAL MEETING
                                             WHERE YOU CAN FIND MORE INFORMATION
                                                                      APPENDICES

                               TABLE OF CONTENTS

                                         PAGE
                                       --------
QUESTIONS AND ANSWERS ABOUT THE
  MERGER.............................       1
CAUTIONARY STATEMENT REGARDING
  FORWARD-LOOKING STATEMENTS.........       5
SUMMARY
  The Companies......................       6
  The Annual Meetings................       6
  Vote Required to Approve and Adopt
    the Merger Agreement and the
    Issuance of Energy East Shares in
    Connection with the Merger.......       7
  Security Ownership of Management...       7
  The Merger.........................       7
  The Merger Agreement...............       9
  Comparative Rights of RGS Energy
    Shareholders and Energy East
    Shareholders.....................      11
  Comparative Per Share Market Price
    and Dividend Information.........      12
  Unaudited Pro Forma Comparative Per
    Share Data.......................      14
  Selected Financial Information.....      15
RISK FACTORS
  The Amount of Consideration RGS
    Energy Shareholders Receive May
    Vary as a Result of Stock-Price
    Fluctuations Prior to the
    Completion of the Merger.........      18
  Regulatory Agencies Could Delay or
    Refuse to Approve the Merger or
    Impose Conditions That Could Have
    an Adverse Effect................      19
  Uncertainties in Integrating Our
    Companies........................      19
  Competitive and Regulatory
    Conditions.......................      19
THE COMPANIES
  RGS Energy Group, Inc..............      20
  Energy East Corporation............      21
  Eagle Merger Corp..................      22
THE ANNUAL MEETINGS..................      22
THE MERGER
  General Description of the
    Merger...........................      23

                                         PAGE
                                       --------
  Background.........................      23
  RGS Energy Reasons for the Merger;
    Recommendation of the RGS Energy
    Board of Directors...............      27
  Energy East Reasons for the Merger;
    Recommendation of the Energy East
    Board of Directors...............      30
  Opinion of the Financial Advisor to
    the RGS Energy Board.............      31
  Opinion of the Financial Advisor to
    the Energy East Board............      38
  Effective Time of the Merger.......      43
  Certificate of Incorporation and
    Bylaws...........................      43
  Accounting Treatment...............      44
  Regulatory Approvals...............      44
  No Dissenters' Rights of
    Appraisal........................      46
  Listing of the Energy East Shares
    on the New York Stock Exchange...      46
  Resale of the Energy East Shares
    Issued in the Merger; RGS Energy
    Affiliates.......................      46
  Merger Financing...................      46
  Interests of Certain Persons in the
    Merger...........................      46
  Material Federal Income Tax
    Consequences of the Merger.......      51
THE MERGER AGREEMENT
  General............................      56
  Corporate Governance Matters.......      56
  Conversion of RGS Energy Shares....      56
  Representations and Warranties.....      59
  Covenants..........................      60
  Additional Agreements..............      62
  Conditions.........................      67
  Termination, Amendment and Waiver..      68
SECURITY OWNERSHIP OF MANAGEMENT.....      71
UNAUDITED PRO FORMA COMBINED
  CONDENSED FINANCIAL STATEMENTS.....      72
COMPARATIVE RIGHTS OF RGS ENERGY
  SHAREHOLDERS AND ENERGY EAST
  SHAREHOLDERS
  Authorized Capital Stock...........      79

                                         PAGE
                                       --------
  Voting Rights......................      79
  Dividends..........................      80
  Election and Classification of the
    Board of Directors...............      80
  Size of the Board of Directors.....      80
  Removal of Directors; Filling of
    Vacancies........................      81
  Special Meetings of Shareholders...      81
  Advance Notice Provisions..........      81
  Indemnification of Directors and
    Officers.........................      82
  Amendment of Certificate of
    Incorporation....................      82
  Amendment of Bylaws................      83
  Duty of Directors..................      83
  Business Combinations..............      84
  Fair Price Provisions..............      84
  State Law Takeover Restrictions....      84
LEGAL MATTERS........................      85
EXPERTS..............................      85
THE RGS ENERGY ANNUAL MEETING
  Annual Report......................      86
  Outstanding Voting Securities and
    Voting Rights....................      86
  PROPOSAL 1--THE MERGER PROPOSAL....      87
  PROPOSAL 2--ELECTION OF
    DIRECTORS........................      87
    Security Ownership of
      Management.....................      89
    Section 16(a) Beneficial
      Ownership Reporting
      Compliance.....................      91
    Stock Performance Graph..........      91
    Executive Compensation...........      92
    Retirement Plans.................      93
    Severance Agreements.............      94
    Directors' Compensation..........      95
    Meetings and Standing Committees
      of the Board of Directors......      95
    Report of Audit Committee........      96
    Report of the RGS Energy
      Committee on Management on
      Executive Compensation.........      97
  Independent Accountants............      99

                                         PAGE
                                       --------
  Deadline for Shareholder
    Proposals........................     100
  Other Matters......................     100
  Cost of Solicitation...............     101
THE ENERGY EAST ANNUAL MEETING
  Annual Report......................     102
  Outstanding Voting Securities and
    Voting Rights....................     102
  PROPOSAL 1--THE MERGER PROPOSAL....     103
  PROPOSAL 2--ELECTION OF
    DIRECTORS........................     103
    Security Ownership of
      Management.....................     107
    Section 16(a) Beneficial
      Ownership Reporting
      Compliance.....................     108
    Stock Performance Graph..........     108
    Executive Compensation...........     109
    Pension Plan Table...............     112
    Employment, Change in Control and
      Other Arrangements.............     113
    Directors' Compensation..........     114
    Committees.......................     115
    Report of Audit Committee........     115
    Report of Executive Compensation
      and Succession Committee.......     116
  Independent Accountants............     118
  Deadline for Shareholder
    Proposals........................     118
  Other Matters......................     119
  Cost of Solicitation...............     119
WHERE YOU CAN FIND MORE
  INFORMATION........................     120
INDEX OF DEFINED TERMS...............     122
APPENDIX A  AGREEMENT AND PLAN OF
  MERGER.............................     A-i
APPENDIX B  FAIRNESS OPINION OF
  MORGAN STANLEY & CO.
  INCORPORATED.......................     B-1
APPENDIX C  FAIRNESS OPINION OF UBS
  WARBURG LLC........................     C-1
APPENDIX D  RGS ENERGY GROUP, INC.
  AUDIT COMMITTEE CHARTER............     D-1
APPENDIX E  ENERGY EAST CORPORATION
  AUDIT COMMITTEE CHARTER............     E-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q.   WHAT WILL HAPPEN IN THE PROPOSED
     TRANSACTION?

A.   RGS Energy will become a direct, wholly
     owned subsidiary of Energy East by
     merging with and into Eagle Merger
     Corp., which will be a wholly owned
     subsidiary of Energy East at the
     effective time of the merger. Eagle
     Merger Corp. will be the corporation
     surviving the merger and, at the
     effective time, will change its name to
     "RGS Energy Group, Inc."

Q.   WHY HAVE RGS ENERGY AND ENERGY EAST
     DECIDED TO MERGE?

A.   Our companies are proposing the merger,
     which will create the premier electric
     utility in upstate New York, because we
     expect that the complementary
     operations of our companies and their
     common vision for upstate New York will
     lead to attractive returns for our
     shareholders and a stable energy supply
     and excellent service for our
     customers. We expect the merger to
     result in annual cost savings of
     approximately $50 million, and to be
     accretive to Energy East's earnings in
     the first full year after we complete
     the merger, assuming anticipated
     synergies can be obtained and retained.
     Another benefit of the merger will be
     combining the proven management teams
     of each of our companies. We believe
     that the combined company, by
     increasing its scale and scope of
     operations, will be better equipped
     than either company alone to handle the
     challenging times in the energy
     marketplace.

     Please read the more detailed
     description of RGS Energy's reasons for
     the merger on pages 27 to 30 and Energy
     East's reasons for the merger on
     pages 30 to 31.

Q.   WHAT WILL RGS ENERGY SHAREHOLDERS
     RECEIVE?

A.   RGS Energy shareholders may elect to
     receive, in exchange for each of their
     RGS Energy shares, $39.50 in cash, a
     number of Energy East shares valued at
     $39.50, subject to limitations on the
     maximum and minimum number of Energy
     East shares to be issued, or a
     combination of cash and Energy East
     shares. The number of Energy East
     shares to be exchanged for each RGS
     Energy share will be between 1.7626 and
     2.3838, based on the average closing
     price of Energy East shares during the
     20-trading-day period ending two
     trading days before the effective time
     of the merger. If the average closing
     price of an Energy East share over such
     period is more than $22.41, then the
     value of the Energy East shares
     delivered to RGS Energy shareholders in
     exchange for each RGS Energy share will
     be more than $39.50, and if the average
     closing price of an Energy East share
     over such period is less than $16.57,
     then the value of the Energy East
     shares delivered to RGS Energy
     shareholders in exchange for each RGS
     Energy share will be less than $39.50.

     Please read the more detailed
     description of the consideration to be
     issued in the merger on page 23.

Q.   WILL EACH RGS ENERGY SHAREHOLDER
     RECEIVE THE SPECIFIC AMOUNTS OF CASH
     AND STOCK THAT HE OR SHE ELECTS?

A.   Not necessarily. Due to a requirement
     contained in the merger agreement that
     55% of the RGS Energy shares must be
     converted into cash and 45% must be
     converted into Energy East shares, the
     amounts of cash and stock that an RGS
     shareholder will receive may be
     different from the amounts that such
     RGS Energy shareholder elects. For
     example, if RGS Energy shareholders
     owning more than 55% of RGS Energy
     shares elect to receive cash, then the
     number of RGS Energy shares converted
     into cash will be less than the number
     elected. Similarly, if RGS Energy
     shareholders owning more than 45% of
     RGS Energy shares elect to receive
     Energy East shares, then the number of
     RGS Energy shares converted into Energy
     East shares will be less than the
     number elected.

     For tax reasons that are explained on
     page 54, Energy East may have to
     increase the number of RGS Energy
     shares converted into Energy East
     shares and decrease the number of RGS
     Energy shares converted

     into cash. In the alternative, under
     certain circumstances, RGS Energy may
     elect to have the transaction
     restructured so that it would be fully
     taxable. For a description and
     explanation of RGS Energy's option to
     restructure the merger as a taxable
     transaction, see "The Merger
     Agreement--Conversion of RGS Energy
     Shares--Tax Adjustment" on pages 57 to
     58.

     Energy East will not issue any
     fractional shares in the merger.
     Instead, RGS Energy shareholders will
     receive cash instead of any fractional
     shares that they would otherwise
     receive.

     Please read the more detailed
     description of the allocation
     procedures on page 57.

Q.   HOW AND WHEN DO RGS ENERGY SHAREHOLDERS
     MAKE THEIR ELECTION?

A.   Not less than 30 days before the
     effective time of the merger, written
     instructions will be sent to RGS Energy
     shareholders along with a form of
     election for making their elections to
     receive cash or Energy East shares or a
     combination of cash and Energy East
     shares.

Q.   ASSUMING THAT AN RGS ENERGY SHAREHOLDER
     RECEIVES ENERGY EAST SHARES IN THE
     MERGER, WILL HIS OR HER RIGHTS AS A
     SHAREHOLDER CHANGE AS A RESULT OF THE
     MERGER?

A.   Yes, they will change, even though both
     of our companies are incorporated in
     New York. For a summary of material
     differences between the rights of RGS
     Energy shareholders and the rights of
     Energy East shareholders, see pages 79
     to 84 of this document.

Q.   WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A.   Prior to the effective time of the
     merger, Energy East and RGS Energy will
     coordinate their respective dividend
     policies so that neither Energy East
     shareholders nor RGS Energy
     shareholders will be adversely affected
     by the timing of record, declaration or
     payment dates of dividends. While
     Energy East and RGS Energy anticipate
     that they will continue to pay
     quarterly cash dividends prior to the
     completion of the merger, the Energy
     East and RGS Energy boards will
     continue to evaluate their respective
     dividend policies in light of business,
     financial and regulatory
     considerations.

     After the completion of the merger,
     Energy East anticipates that it will
     continue to pay quarterly cash
     dividends. The payment of dividends by
     Energy East, however, will be subject
     to approval and declaration by the
     Energy East board of directors, and
     will depend on a variety of factors,
     including business, financial and
     regulatory considerations.

Q.   WHAT WILL HAPPEN TO ENERGY EAST SHARES
     IN THE MERGER?

A.   Nothing. Each Energy East share will
     remain outstanding as an Energy East
     share.

Q.   WHEN AND WHERE ARE THE ANNUAL MEETINGS?

A.   The RGS Energy annual meeting will take
     place at 11:00 a.m on June 15, 2001, at
     the Rochester Riverside Convention
     Center, 123 East Main Street,
     Rochester, New York. The Energy East
     annual meeting will take place at
     9:30 a.m on June 15, 2001, at the
     Citicorp/Citibank Auditorium, 12th
     Floor, 399 Park Avenue, New York, New
     York.

Q.   WHAT PROPOSALS ARE RGS ENERGY
     SHAREHOLDERS VOTING ON?

A.   The RGS Energy shareholders are voting
     on two proposals. The first is to
     approve and adopt the merger agreement.
     The second is to elect directors. For a
     more detailed description of the merger
     proposal, see "The Merger--General
     Description of the Merger" on page 23.
     For a more detailed description of the
     proposal relating to the election of
     directors, see "The RGS Energy Annual
     Meeting--Proposal 2--Election of
     Directors" on page 87.

Q.   WHAT PROPOSALS ARE ENERGY EAST
     SHAREHOLDERS VOTING ON?

A.   The Energy East shareholders are voting
     on two proposals. The first is to
     approve the issuance of Energy East
     shares in connection with the merger.
     The second is to elect directors. For a
     more detailed description of the share
     issuance proposal, see "The
     Merger--General Description of

     the Merger" on page 23. For a more
     detailed description of the proposal
     relating to the election of directors,
     see "The Energy East Annual
     Meeting--Proposal 2--Election of
     Directors" on page 103.

Q.   WHAT DO I NEED TO DO NOW?

A.   As soon as possible after you have
     carefully read this document, please
     complete, sign, date and mail your
     proxy card in the enclosed return
     envelope or follow the instructions on
     the enclosed proxy form if voting by
     telephone or over the Internet. By
     doing so, your shares will be
     represented at the RGS Energy annual
     meeting or the Energy East annual
     meeting. Your proxy card covers both
     certificated shares and plan shares
     unless the registrations are different.
     If you have registrations in different
     names, you will receive a separate
     proxy card for each name registration.
     Accordingly, if you vote by telephone
     or over the Internet, you will need to
     do so for each registration. If you are
     one of our employees, or an employee of
     any of our respective subsidiaries, and
     you participate in one of our savings
     and investment plans, the proxy will
     instruct the trustees of the plan to
     vote the whole shares in your account.
     If a broker holds your shares as
     nominee, you will receive a
     voter-information form from your
     broker.

     THE RGS ENERGY BOARD OF DIRECTORS
     UNANIMOUSLY RECOMMENDS VOTING "FOR"
     APPROVAL AND ADOPTION OF THE MERGER
     AGREEMENT, AND THE ENERGY EAST BOARD OF
     DIRECTORS UNANIMOUSLY RECOMMENDS VOTING
     "FOR" APPROVAL OF THE ISSUANCE OF
     ENERGY EAST SHARES IN CONNECTION WITH
     THE MERGER.

Q.   AS AN RGS ENERGY SHAREHOLDER, SHOULD I
     SEND IN MY SHARE CERTIFICATES NOW?

A.   No. You should continue to hold your
     RGS Energy share certificates until we
     send you a form of election that you
     can use to indicate your preference as
     to the type of payment you would like
     to receive in the merger. At that time,
     you will be given instructions for
     sending in your certificates. If you
     currently hold plan shares, or if a
     broker holds your shares as nominee,
     you do not need to request that
     certificates be issued. After the
     merger is completed, you will receive
     written information on the exchange of
     these shares.

Q.   WHAT VOTE IS REQUIRED TO APPROVE AND
     ADOPT THE MERGER AGREEMENT AND THE
     ISSUANCE OF ENERGY EAST SHARES?

A.   The merger agreement must be approved
     and adopted by the holders of a
     majority of the outstanding RGS Energy
     shares. The issuance of Energy East
     shares in connection with the merger
     must be approved by a majority of votes
     cast by Energy East shareholders, so
     long as the holders of a majority of
     the outstanding Energy East shares have
     voted. YOUR VOTE IS VERY IMPORTANT.

Q.   WHO ELSE MUST APPROVE THE MERGER AND
     THE ISSUANCE OF ENERGY EAST SHARES IN
     CONNECTION WITH THE MERGER?

A.   In addition to the approvals of RGS
     Energy and Energy East shareholders, we
     must also obtain regulatory approvals
     for the merger. Please read the more
     detailed description of the regulatory
     approvals on pages 44 to 45.

Q.   WHEN DO YOU EXPECT TO COMPLETE THE
     MERGER?

A.   We are working to complete all steps
     necessary to consummate the merger as
     quickly as possible. Currently, we
     expect to complete the merger in the
     first quarter of 2002.

Q.   WHAT HAPPENS IF I DO NOT INSTRUCT A
     BROKER HANDLING MY SHARES ON HOW TO
     VOTE ON THE MERGER OR IF I FAIL TO VOTE
     OR ABSTAIN FROM VOTING?

A.   If you are an RGS Energy or Energy East
     shareholder and a broker holds your RGS
     Energy or Energy East shares as
     nominee, he will not be able to vote
     them with respect to the merger
     agreement (if you are an RGS Energy
     shareholder) or the issuance of Energy
     East shares in connection with the
     merger (if you are an Energy East
     shareholder) without instructions from
     you. Your broker will contact you
     regarding the procedures necessary for
     him or her to vote your shares.

     If you are an RGS Energy shareholder
     and you fail to vote, mark your proxy
     "Abstain" or fail to instruct your
     broker on how to vote, this will have
     the effect of a vote against the merger
     agreement.

     If you are an Energy East shareholder,
     and you mark your proxy "Abstain," this
     will have the effect of a vote against
     the issuance of Energy East shares in
     connection with the merger. If you are
     an Energy East shareholder and you fail
     to vote or fail to instruct your broker
     on how to vote, this will have no
     effect on the outcome of the vote to
     approve the issuance of Energy East
     shares in connection with the merger,
     except that it will be counted as a
     vote not cast for the purposes of
     determining whether the holders of a
     majority of the outstanding Energy East
     shares have voted.

Q.   CAN I CHANGE MY VOTE AFTER I HAVE
     MAILED IN MY SIGNED AND DATED PROXY
     CARD OR VOTED BY TELEPHONE OR OVER THE
     INTERNET?

A.   Yes. If you are an RGS Energy
     shareholder, you may revoke your proxy
     at any time before the RGS Energy
     annual meeting by delivering a written
     revocation or a proxy card with a later
     date to the Secretary of RGS Energy at
     the following address:

             RGS Energy Group, Inc.
                 89 East Avenue
            Rochester, NY 14649-0001
              Attention: Secretary

     In the alternative, you may revoke your
     proxy by telephone or over the
     Internet, or by voting in person at the
     RGS Energy annual meeting. You may
     change your vote by using any one of
     these methods regardless of the method
     used to cast your previous vote.

     If you are an Energy East shareholder,
     you may revoke your proxy at any time
     before the Energy East annual meeting
     by delivering a written revocation or a
     proxy card with a later date to the
     Secretary of Energy East at the
     following address:

             Energy East Corporation
                 P.O. Box 12904
              Albany, NY 12212-2904
              Attention: Secretary

     In the alternative, you may revoke your
     proxy by voting again by telephone or
     over the Internet, or by voting in
     person at the Energy East annual
     meeting. You may change your vote by
     using any one of these methods
     regardless of the method used to cast
     your previous vote.

Q.   DO I HAVE DISSENTERS' OR APPRAISAL
     RIGHTS?

A.   No. Neither the holders of Energy East
     shares nor the holders of RGS Energy
     shares will have dissenters' or
     appraisal rights under New York law as
     a result of the merger.

Q.   WHOM SHOULD I CALL IF I HAVE ANY
     ADDITIONAL QUESTIONS REGARDING VOTING
     OR WANT TO REQUEST A COPY OF THIS
     DOCUMENT?

A.   If you are an RGS Energy shareholder,
     you may call Morrow & Co., RGS Energy's
     proxy solicitor, at (800) 607-0088 with
     respect to questions regarding voting
     or to request a copy of this document.
     If you are a bank or a broker, you may
     call Morrow & Co. at (800) 654-2468. If
     you are an Energy East shareholder, you
     may call Innisfree M&A, Energy East's
     proxy solicitor, at (877) 750-5837 with
     respect to questions regarding voting
     or to request a copy of this document.

Q.   WHERE CAN I FIND MORE INFORMATION ABOUT
     ENERGY EAST AND RGS ENERGY?

A.   Various sources described under "Where
     You Can Find More Information" on
     page 120 of this document provide
     further information about RGS Energy
     and Energy East.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This document contains forward-looking statements about Energy East and RGS Energy that involve risks and uncertainties. We may make these statements about the financial condition, results of operations and business of Energy East and RGS Energy. These statements may be made directly in this document referring to Energy East or RGS Energy, or may be "incorporated by reference" from other documents filed with the Securities and Exchange Commission. This document may also include statements relating to the period following the completion of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions in this document or in the documents incorporated by reference.

    These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those indicated by such forward-looking statements include, among others, the following:

    - the fact that these forward-looking statements are based on information of a preliminary nature which may be subject to further and continuing review and adjustment;

    - the risk of a significant delay in the expected completion of, and unexpected consequences resulting from, the merger;

    - the highly competitive nature of the electric, natural gas and energy marketing industries, including the speed and degree to which competition enters these industries and the risk that other companies will further expand into markets in which we operate;

    - the risk that fluctuating wholesale energy prices may affect earnings;

    - the risk that government authorities may impose unfavorable terms as a condition of merger;

    - the risk of favorable customer contracts expiring or being renewed on less attractive terms;

    - the risks associated with future weather conditions;

    - the risks associated with changes in customer demographics in our service territories and the pursuit of new markets;

    - complications arising from the integration of RGS Energy with Energy East;

    - the risk that expected synergies from this merger and prior Energy East mergers may not be obtained and retained;

    - changes in terms of regulation by state public service commissions;

    - regulatory issues, including the pace of deregulation of the retail natural gas and electricity markets in the United States;

    - the availability and cost of capital;

    - inflation;

    - exposure to environmental issues and liabilities, as well as potential changes in environmental regulations; and

    - other considerations that may be disclosed from time to time in Energy East's or RGS Energy's publicly disseminated documents or filings.

    You should not place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of a document incorporated by reference, the date of that document.

    The cautionary statements in this section expressly qualify, in their entirety, all subsequent forward-looking statements attributable to Energy East, RGS Energy or any person acting on our behalf. Neither Energy East nor RGS Energy undertakes any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances occurring after the date of this document.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION IN THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE
120. EACH ITEM IN THIS SUMMARY INCLUDES A PAGE REFERENCE DIRECTING YOU TO A MORE COMPLETE DESCRIPTION OF THAT ITEM.

                                 THE COMPANIES

RGS ENERGY (SEE PAGE 20)
RGS Energy Group, Inc.
89 East Avenue
Rochester, New York 14649-0001
(716) 771-4444

    RGS Energy, a New York holding company incorporated in 1998, became the parent of Rochester Gas and Electric Corporation on August 2, 1999. RGS Energy, through its regulated subsidiary Rochester Gas and Electric Corporation, engages in generating, purchasing and delivering electricity and purchasing and delivering natural gas in an area centered around the city of Rochester, New York. Through its unregulated subsidiary, Energetix, Inc., RGS Energy pursues retail electric, gas and liquid fuel businesses throughout upstate New York.

ENERGY EAST (SEE PAGES 21 TO 22)
Energy East Corporation
P.O. Box 12904
Albany, New York 12212-2904
(518) 434-3049

    Energy East, a New York holding company incorporated in 1997, is a super-regional energy services and delivery company with operations in New York, Connecticut, Massachusetts, Maine, New Hampshire and New Jersey, and corporate offices in New York and Maine. Energy East is the parent of New York State Electric & Gas Corporation, Central Maine Power Company, Connecticut Natural Gas Corporation, The Southern Connecticut Gas Company and The Berkshire Gas Company, which are each regulated public utility companies operating in the northeastern United States. Energy East's non-utility subsidiaries include The Energy Network, Inc. and Energy East Enterprises, Inc.

EAGLE MERGER CORP. (SEE PAGE 22)
c/o Energy East Corporation
P.O. Box 12904
Albany, New York 12212-2904
(518) 434-3049

    Eagle Merger Corp., which will be a wholly owned subsidiary of Energy East at the effective time of the merger, was formed under the laws of the State of New York solely for the purpose of completing the merger with RGS Energy.

                       THE ANNUAL MEETINGS (SEE PAGE 22)

    The RGS Energy annual meeting will be held at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York on June 15, 2001, at 11:00 a.m. RGS Energy shareholders at the close of business on the record date, April 26, 2001, will be entitled to notice of and to vote at the RGS Energy annual meeting. Each RGS Energy share carries one vote. As of the close of business on April 26, 2001, 34,577,426 RGS Energy shares were outstanding.

    The Energy East annual meeting will be held at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York on June 15, 2001, at 9:30 a.m. Energy East shareholders at the close of business on the record date, April 26, 2001, will be entitled to notice of and to vote at the Energy East annual meeting. Energy East shareholders have cumulative voting rights in the election of directors and one vote per share for all other purposes. As of the close of business on April 26, 2001, 116,549,598 Energy East shares were outstanding.

  VOTE REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE ISSUANCE OF
                ENERGY EAST SHARES IN CONNECTION WITH THE MERGER

RGS ENERGY SHAREHOLDERS (SEE PAGE 86)

    RGS Energy shareholders will vote on a proposal to approve and adopt the merger agreement. Approval and adoption of the merger agreement requires the affirmative vote of the holders of a majority of all outstanding RGS Energy shares entitled to vote. IF AN RGS ENERGY SHAREHOLDER DOES NOT VOTE, WHETHER BY ABSTENTION, FAILURE TO VOTE OR BROKER NON-VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AND THE OTHER TRANSACTIONS DESCRIBED IN THE MERGER AGREEMENT.

ENERGY EAST SHAREHOLDERS (SEE PAGE 102)

    Energy East shareholders will vote on a proposal to approve the issuance of Energy East shares in connection with the merger. Approval of the issuance of Energy East shares in connection with the merger requires the affirmative vote of a majority of the votes cast by holders of Energy East shares, so long as a majority of the outstanding Energy East shares entitled to vote has cast a vote. AN ABSTENTION BY AN ENERGY EAST SHAREHOLDER WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ISSUANCE OF ENERGY EAST SHARES IN CONNECTION WITH THE MERGER. A FAILURE TO VOTE OR BROKER NON-VOTE WILL HAVE NO EFFECT ON THE VOTE TO APPROVE THE ISSUANCE OF ENERGY EAST SHARES IN CONNECTION WITH THE MERGER, EXCEPT THAT IT WILL BE COUNTED AS A VOTE NOT CAST FOR THE PURPOSES OF DETERMINING WHETHER THE HOLDERS OF A MAJORITY OF THE OUTSTANDING ENERGY EAST SHARES ENTITLED TO VOTE CAST A VOTE.

                 SECURITY OWNERSHIP OF MANAGEMENT (SEE PAGE 89
                  FOR RGS ENERGY AND PAGE 107 FOR ENERGY EAST)

    Executive officers and directors of RGS Energy and their affiliates owned, as of March 31, 2001, less than 1.0% of the total outstanding RGS Energy shares. It is expected that, at the RGS annual meeting, all of these executive officers and directors will vote their shares FOR the approval and adoption of the merger agreement.

    Executive officers and directors of Energy East and their affiliates owned, as of March 31, 2001, less than 2.0% of the total outstanding Energy East shares. It is expected that, at the Energy East annual meeting, all of these executive officers and directors will vote their shares FOR the approval of the issuance of Energy East shares in the merger.

                                   THE MERGER

REASONS FOR AND BACKGROUND OF THE MERGER (SEE PAGES 23 TO 31)

    You should review the factors that the Energy East board of directors and the RGS Energy board of directors considered when deciding whether to approve the merger.

RECOMMENDATION TO SHAREHOLDERS (SEE PAGES 27 TO 31)

    The RGS Energy board of directors has determined that the merger is in the best interests of the RGS Energy shareholders and unanimously recommends that RGS Energy shareholders vote FOR the approval and adoption of the merger agreement at the RGS Energy annual meeting.

    The Energy East board of directors has determined that the merger is in the best interests of the Energy East shareholders and unanimously recommends that Energy East shareholders vote FOR the issuance of Energy East shares in connection with the merger at the Energy East annual meeting.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS (SEE PAGES B-1 AND C-1)

    In deciding to approve the merger, the RGS Energy board of directors considered, among other things, the opinion of Morgan Stanley & Co. Incorporated, its financial advisor, as to the fairness, from a financial point of view, of the consideration that RGS Energy shareholders will receive in the merger. This opinion is attached as Appendix B to this document and is also discussed on pages 31 to 37. In deciding to approve the merger, the Energy East board of directors considered, among other things, the opinion of UBS Warburg LLC, its financial advisor, as to the fairness, from a financial point of view, to Energy East of the consideration to be paid to RGS Energy shareholders in the merger. This opinion is attached as Appendix C to this document and is also discussed on pages 38 to 43. We encourage you to read these opinions in their entirety.

ACCOUNTING TREATMENT (SEE PAGE 44)

    The merger will be accounted for as an acquisition of RGS Energy by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to non-utility assets and liabilities of RGS Energy based on their estimated fair market values at the date of acquisition. The assets and liabilities of the regulated utility will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

REGULATORY APPROVALS (SEE PAGES 44 TO 45)

    In order to complete the merger, we must receive approvals from and/or make filings with various federal and state regulatory agencies. At the federal level, these approvals include approvals of the Securities and Exchange Commission, the Nuclear Regulatory Commission and the Federal Energy Regulatory Commission. In addition, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act must have expired or been terminated. At the state level, regulatory approval must be obtained from the New York State Public Service Commission prior to completion of the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGES 46 TO 51)

    In considering the recommendation of the RGS Energy board of directors to approve the merger, RGS Energy shareholders should be aware that some members of the RGS Energy board of directors and RGS Energy management may have interests in the merger that will be in addition to, or different from, interests of other RGS Energy shareholders. For example, Mr. Thomas S. Richards, the current chairman, president and chief executive officer of RGS Energy, has entered into an employment agreement with Energy East and RGS Energy under which he will become chairman, president and chief executive officer of the surviving company (which will be a subsidiary of Energy East) and will hold officer positions in other Energy East subsidiaries and Energy East. In addition, Mr. Richards and two non-management directors of RGS Energy will become directors of Energy East. Further, certain employees, including the executive officers, of RGS Energy and its subsidiaries will receive cash payments under an employee retention program permitted to be established by RGS Energy, and may receive cash payments and other benefits under severance agreements with RGS Energy. Also, RGS Energy's executive incentive plan will terminate upon completion of the merger and participants in the plan, including the executive officers of RGS Energy, will receive a cash payment at that time. The grantor trust maintained in connection with supplemental retirement plans of RGS Energy will be fully funded in anticipation of the completion of the merger.

    All unvested options granted under RGS Energy's performance stock option plan will vest upon completion of the merger, option holders will receive cash payments in exchange for their outstanding and unexercised options, and option holders will receive cash payments equal to the aggregate dividend equivalents held with respect to their options. RGS Energy directors will also receive cash payments in exchange for stock units they hold. In addition, all transfer restrictions on RGS Energy shares owned by officers, directors or employees of RGS Energy will lapse.

    The members of the RGS Energy board of directors knew about these additional interests and the others discussed in "The Merger--Interests of Certain Persons in the Merger" on pages 46 to 51 and considered them when they approved the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGES 51 TO 55)

    The U.S. federal income tax consequences of the merger to RGS Energy shareholders will depend on the form of consideration they receive in the merger. If you are an RGS Energy shareholder who receives solely Energy East shares for your RGS Energy shares, you will not recognize any gain or loss for U.S. federal income tax purposes (except with respect to cash received instead of fractional shares). If you are an RGS Energy shareholder who receives part cash and part Energy East shares, and your adjusted basis in an RGS Energy share is less than the sum of the amount of cash and the fair market value (as of the date of the merger) of the Energy East shares you receive for the RGS Energy share, you will recognize a gain. However, if you realize a loss because your adjusted basis in an RGS Energy share is greater than the sum of the amount of cash and the fair market value, as of the date of the merger, of the Energy East shares you receive for the RGS Energy share, the loss will not currently be allowed. If you are an RGS Energy shareholder who receives solely cash, gain or loss will generally be recognized by you to the extent of the difference between the amount of cash you receive and your adjusted basis in your RGS Energy shares.

    The consequences described above assume, as expected, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In order to achieve reorganization status, the number of RGS Energy shares converted into Energy East shares may need to be increased and the number of RGS Energy shares converted into cash may need to be decreased. Instead of increasing the number of RGS Energy shares converted into Energy East shares and decreasing the number of RGS Energy shares converted into cash, RGS Energy may elect to change the form of the merger. If RGS Energy elects to change the form of the merger, the transaction will not qualify as a reorganization and generally will be fully taxable to RGS Energy shareholders. In that event, gain or loss generally will be recognized by each RGS Energy shareholder to the extent of the difference between (1) the sum of the amount of cash and the fair market value (as of the date of the merger) of the Energy East shares received and (2) the RGS Energy shareholder's adjusted basis in such RGS Energy shares.

    THE TAX CONSEQUENCES OF THE MERGER TO YOU AS AN RGS ENERGY SHAREHOLDER WILL DEPEND ON YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

    DISSENTERS' RIGHTS OF APPRAISAL OF RGS ENERGY OR ENERGY EAST SHAREHOLDERS (SEE PAGE 46)

    There are no dissenters' rights of appraisal for either RGS Energy shareholders or Energy East shareholders under New York law.

                              THE MERGER AGREEMENT
    The merger agreement is the legal document that governs the merger. The merger agreement is attached as Appendix A to this document, and we encourage you to read it carefully.

CONVERSION OF RGS ENERGY SHARES (SEE PAGES 56 TO 59)

    In exchange for each of their RGS Energy shares, RGS Energy shareholders may elect to receive $39.50 in cash, a number of Energy East shares valued at $39.50, subject to restrictions on the maximum and minimum number of Energy East shares to be issued, or a combination of cash and Energy East shares. The number of Energy East shares to be exchanged for each RGS Energy share will be between
1.7626 and 2.3838, based on the average closing price of Energy East shares during the 20-trading-day period ending two trading days before the effective time of the merger. If the average closing price of an Energy East share over such period is more than $22.41, then the value of the Energy East shares delivered to RGS Energy shareholders in exchange for each RGS Energy share will be more than $39.50, and if the average closing price of an Energy East share over such period is less than $16.57, then the value of the Energy East shares delivered to RGS Energy shareholders in exchange for each RGS Energy share will be less than $39.50.

    Under the merger agreement, 55% of the RGS Energy shares must be exchanged for cash and 45% must be exchanged for Energy East shares, subject to possible adjustments for tax reasons. Therefore, if RGS Energy shareholders owning more than 55% of the RGS Energy shares elect to receive cash, the number of RGS Energy shares that will be converted into cash will be less than the number elected. Similarly, if RGS Energy shareholders owning more than 45% of the RGS Energy shares elect to receive Energy East shares, the number of RGS Energy shares that will be converted into Energy East shares will be less than the number elected.

CERTAIN COVENANTS (SEE PAGES 60 TO 62)

    RGS Energy has agreed not to solicit or encourage any proposal from any person to acquire RGS Energy or its assets, but it may respond, in certain circumstances, to unsolicited proposals that it receives.

CONDITIONS TO THE MERGER (SEE PAGES 67 TO 68)

    Completion of the merger depends upon satisfaction of a number of conditions. In addition to customary conditions relating to each of the parties complying with the merger agreement, these conditions include the following:

    - approval and adoption of the merger agreement by RGS Energy shareholders;

    - approval of the issuance of Energy East shares in connection with the merger by Energy East shareholders;

    - absence of any injunction or other legal restraint blocking the merger, or of any applicable federal or state law or regulation prohibiting the merger;

    - the SEC declaring effective, and the absence of a suspension by the SEC of the effectiveness of, the registration statement with respect to the Energy East shares to be issued in the merger;

    - the New York Stock Exchange approving for listing the Energy East shares to be issued in the merger;

    - all regulatory approvals being obtained on terms that would not be reasonably expected to have a material adverse effect on Energy East or RGS Energy;

    - the absence of any material adverse event with respect to Energy East or RGS Energy; and

    - Wachtell, Lipton, Rosen & Katz furnishing to Energy East, and Shearman & Sterling furnishing to RGS Energy, opinions to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. However, this condition will be waived if RGS Energy elects, as it may do under certain circumstances, to have the merger restructured so that RGS Energy will be the surviving company (see "The Merger Agreement--Conversion of RGS Energy Shares--Tax Adjustment" on pages 57 to 58).

    The merger will occur, and if you are an RGS Energy shareholder your RGS Energy shares will be converted into the right to receive cash, Energy East shares or a combination of cash and Energy East shares, on the second business day after all of the conditions in the merger agreement are satisfied or waived.

TERMINATION (SEE PAGES 68 TO 71)

    The merger agreement may be terminated, and the merger abandoned, in the following circumstances:

    - if we mutually agree to terminate the merger agreement;

    - by either of us, if the merger is not completed by February 16, 2002 (or November 16, 2002, if the only condition to closing not satisfied by February 16, 2002 is that the requisite regulatory approvals have not been obtained);

    - by either of us if either the RGS Energy shareholders do not approve and adopt the merger agreement or Energy East shareholders do not approve the issuance of Energy East shares in connection with the merger, in either case by February 16, 2002;

    - by either of us if any law or regulation prohibits the merger, or if a court issues a final, non-appealable order blocking the merger;

    - by RGS Energy, prior to its shareholders' approval of the merger agreement, upon three days' notice to Energy East, if RGS Energy receives a competing acquisition proposal, in response to which the RGS Energy board of directors determines, after consultation with outside counsel, that failure to accept the competing acquisition proposal would likely result in a breach of its directors' fiduciary duties, and concludes in good faith that the person making the competing acquisition proposal has obtained or can obtain any necessary financing and that such proposal would be financially superior to the merger. However, before RGS Energy can terminate the merger agreement, it must consider in good faith any proposal made by Energy East to enable RGS Energy to proceed with the merger.

    - by either of us, if the other party materially breaches the merger agreement and fails to cure the breach;

    - by RGS Energy, if the Energy East board of directors withdraws its approval or recommendation of the issuance of Energy East shares in connection with the merger; or

    - by Energy East, if the RGS Energy board of directors withdraws its approval or recommendation of the merger agreement, fails to reaffirm its approval or recommendation of the merger agreement within seven days of Energy East's request, approves a competing acquisition proposal or resolves to take any of these actions.

    If either Energy East or RGS Energy materially breaches the merger agreement and the other party consequently terminates the agreement, the breaching party must pay the other party up to $10 million in expenses and fees. Moreover, if the merger agreement is terminated for any of the following reasons:

    - the RGS Energy board of directors decides to pursue an alternative acquisition proposal;

    - (1) RGS Energy shareholders fail to approve the merger agreement,
      (2) there is an alternative acquisition proposal outstanding at the time of the RGS Energy shareholder meeting and (3) RGS Energy enters into a definitive agreement to complete or actually does complete a business combination within twelve months after the termination of the merger agreement; or

    - (1) the RGS Energy board of directors withdraws its approval or recommendation of the merger agreement or fails to reaffirm its approval or recommendation within seven days of Energy East's request, or approves or recommends any alternative acquisition proposal, or resolves to take any of the above actions, (2) there is an alternative acquisition proposal outstanding at the time of the termination of the merger agreement and
      (3) RGS Energy enters into a definitive agreement to complete or actually does complete a business combination within twelve months of the termination,

then RGS Energy must pay Energy East $50 million in addition to fees and expenses of up to $10 million.

    Furthermore, if

    (1) Energy East shareholders fail to approve the issuance of Energy East shares in connection with the merger, (2) there is an alternative acquisition proposal with respect to Energy East outstanding at the time of the Energy East shareholders meeting, (3) the person or persons that made the alternative acquisition proposal conditioned it on Energy East shareholders failing to approve the issuance of Energy East shares in connection with the merger, and (4) Energy East enters into a definitive agreement to complete or actually does complete a business combination within twelve months of the termination of the merger agreement, then Energy East must pay RGS Energy $50 million in addition to fees and expenses of up to $10 million.

    If a breach by either party is willful, the merger agreement does not limit the amount of damages, expenses and fees a nonbreaching party who terminates the merger agreement may seek.

                        COMPARATIVE RIGHTS OF RGS ENERGY
                   SHAREHOLDERS AND ENERGY EAST SHAREHOLDERS
                              (SEE PAGES 79 TO 84)

    Energy East and RGS Energy are both organized under the laws of the State of New York. Any differences, therefore, in the rights of holders of RGS Energy shares and Energy East shares arise exclusively from the differences in their respective certificates of incorporation and bylaws. If you receive Energy East shares in the merger, your rights as an Energy East shareholder will be governed by Energy East's certificate of incorporation and bylaws. These rights differ in certain respects from the current rights of RGS Energy shareholders, which are governed by RGS Energy's certificate of incorporation and bylaws.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    Energy East shares are listed and traded on the New York Stock Exchange under the symbol "EAS." RGS Energy shares are listed and traded on the New York Stock Exchange under the symbol "RGS."

    The following table provides trading and dividend information for Energy East shares and RGS Energy shares for the periods indicated, based on a calendar year. All of the prices set forth in this section and the next section are as reported on the New York Stock Exchange Composite Transaction Tape, based on published financial sources.

                                                 ENERGY EAST SHARES                     RGS ENERGY SHARES
                                        ------------------------------------   ------------------------------------
                                                              CASH DIVIDENDS                         CASH DIVIDENDS
                                          HIGH       LOW        PER SHARE        HIGH       LOW        PER SHARE
                                        --------   --------   --------------   --------   --------   --------------
1999
  First Quarter......................    $28.63     $24.56         $.21         $31.56     $25.44         $.45
  Second Quarter.....................     28.13      24.75          .21          28.44      25.25          .45
  Third Quarter......................     27.06      22.63          .21          27.31      24.06          .45
  Fourth Quarter.....................     25.75      20.56          .21          25.50      20.00          .45

2000
  First Quarter......................    $23.63     $18.81         $.22         $21.88     $18.69         $.45
  Second Quarter.....................     22.94      19.00          .22          24.50      20.50          .45
  Third Quarter......................     23.50      17.94          .22          28.38      22.25          .45
  Fourth Quarter.....................     22.63      18.44          .22          33.31      27.38          .45

2001
  First Quarter......................    $20.31     $16.96         $.23         $37.48     $27.75         $.45
  Second Quarter (through April 19,
    2001)............................     20.42      17.41          .23          37.30      36.05          .45

Per share amounts for Energy East have been restated to reflect Energy East's two-for-one stock split, effective April 1, 1999.

------------------------

    The following table shows the closing prices for Energy East shares and RGS Energy shares on February 16, 2001, the last full trading day before the public announcement of the proposed transactions, and on April 19, 2001, the most recent date for which quotations were available prior to the printing of this document.

                                                    ENERGY EAST SHARES               RGS ENERGY SHARES
                                              ------------------------------   ------------------------------
                    DATE                        HIGH       LOW       CLOSE       HIGH       LOW       CLOSE
                    ----                      --------   --------   --------   --------   --------   --------
February 16, 2001...........................   $19.74     $19.07     $19.14     $33.26     $32.30     $33.10
April 19, 2001..............................   $19.55     $19.00     $19.43     $36.77     $36.50     $36.77

    The number of Energy East shares to be exchanged for each RGS Energy share in the merger will depend on the value of Energy East shares during the 20-trading-day period ending two trading days before the effective time of the merger. Based on the closing price of Energy East shares on February 16, 2001, each RGS Energy share convertible into the right to receive Energy East shares would be converted into the right to receive 2.0637 Energy East shares. Based on the closing price of Energy East shares on April 19, 2001, each RGS Energy share convertible into the right to receive Energy East shares would be converted into the right to receive 2.0329 Energy East shares.

    We urge you to obtain current market quotations for Energy East shares and RGS Energy shares.

    Energy East will file an application with the New York Stock Exchange to list on that exchange the Energy East shares that RGS Energy shareholders will receive in the merger.

    On April 12, 2001, the Energy East board of directors declared a quarterly dividend on Energy East shares of $.23 per share, payable on May 15, 2001 to holders of record on April 23, 2001. Energy East anticipates that it will continue to pay quarterly cash dividends. The Energy East board of directors, however, has discretion to decide upon the timing and amount of any future dividends. Whether or not Energy East will pay dividends, and, if so, how much these dividends will be, will depend on Energy East's future earnings, financial condition, capital requirements and other factors.

    On March 21, 2001, the RGS Energy board of directors declared a quarterly dividend on RGS Energy shares of $.45 per share, payable on April 25, 2001 to holders of record on April 2, 2001. As part of the merger agreement, RGS Energy has agreed that it will not make, declare or pay any dividend or distribution on RGS Energy shares, other than regular quarterly dividends on RGS Energy shares that do not materially exceed the current regular dividends on RGS Energy shares and with record and payment dates consistent with past practice.

    Prior to completing the merger, we will coordinate our respective dividend policies so that neither RGS Energy shareholders nor Energy East shareholders will be adversely affected because of the timing of record, declaration or payment dates.

                 UNAUDITED PRO FORMA COMPARATIVE PER SHARE DATA

    We have summarized below information concerning earnings, cash dividends and book value per share for:

    - each of Energy East and RGS Energy on a historical basis;

    - the combination of Energy East and RGS Energy on a pro forma basis; and

    - RGS Energy on a per share equivalent pro forma basis based on the combination of Energy East and RGS Energy.

    We have derived the pro forma combined earnings per share from the unaudited pro forma combined financial statements presented elsewhere in this document. Book value per share for the pro forma combined presentation is based upon outstanding Energy East shares at December 31, 2000, adjusted to include the estimated number of Energy East shares to be issued in the merger.

    The pro forma data are based on the assumed conversion of 45% of the RGS Energy shares into 2.0637 Energy East shares per RGS Energy share and 55% into $39.50 in cash per RGS Energy share. We calculated the exchange ratio for RGS Energy shares by dividing $39.50 by $19.14, the closing price of Energy East shares on February 16, 2001.

    You should read the information set forth below together with the audited financial statements of Energy East and RGS Energy incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes presented elsewhere in this document. See "Where You Can Find More Information" on page 120.

                                                              FISCAL YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              ------------------
ENERGY EAST -- HISTORICAL
  Earnings per share, basic and diluted.....................         $2.06
  Cash dividends declared per share.........................          $.88
  Book value per share at period end........................        $14.59

                                                              FISCAL YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              ------------------
RGS ENERGY -- HISTORICAL
  Earnings per share:
    Basic...................................................         $2.61
    Diluted.................................................         $2.60
  Cash dividends declared per share.........................         $1.80
  Book value per share at period end........................        $22.19

                                                              FISCAL YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              ------------------
COMBINATION OF ENERGY EAST & RGS ENERGY -- PRO FORMA
  Earnings per share, basic and diluted.....................         $2.03
  Cash dividends declared per share.........................          $.88
  Book value per share at period end........................        $15.57

                                                              FISCAL YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              ------------------
RGS ENERGY -- PER SHARE EQUIVALENT PRO FORMA BASIS BASED ON
COMBINATION OF ENERGY EAST & RGS ENERGY
  Earnings per share, basic and diluted.....................         $4.18
  Cash dividends declared per share.........................         $1.82
  Book value per share at period end........................        $32.12

                         SELECTED FINANCIAL INFORMATION

    The following tables present (1) selected consolidated financial information for each of Energy East (which includes the effect of its merger with Connecticut Energy as of February 2000 and the effect of its mergers with CMP Group, CTG Resources and Berkshire Energy as of September 2000), and RGS Energy on a historical basis; and (2) selected unaudited pro forma financial data for Energy East reflecting the effect of the mergers completed in 2000 and the merger with RGS Energy.

    We prepared the selected unaudited pro forma financial data by accounting for the merger with RGS Energy under the purchase method of accounting. See "The Merger--Accounting Treatment" on page 44. The selected unaudited pro forma financial data reflect the merger with RGS Energy based upon preliminary purchase accounting adjustments. Actual amounts may differ from those reflected below.

    The selected historical financial data for Energy East and RGS Energy as of December 31, 2000, 1999, 1998, 1997 and 1996 and for each of the years in the five-year period ended December 31, 2000, set forth below, have been derived from Energy East's and RGS Energy's audited financial statements and, in the opinion of their managements, include all adjustments, consisting of normal recurring adjustments, necessary for fair presentations of the data of these periods. You should read the information set forth below in conjunction with the respective audited financial statements of Energy East and RGS Energy incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes presented elsewhere in this document. See "Where You Can Find More Information" on page 120 and "Unaudited Pro Forma Combined Condensed Financial Statements" on pages 72 to 78.

    The pro forma balance sheet data give effect to the RGS Energy merger as if this event occurred as of the balance sheet date and the pro forma statement of income data give effect to the mergers completed in 2000 and the RGS Energy merger as if those events occurred on January 1, 2000. The pro forma financial data are not, however, necessarily indicative of the financial position or operating results that would have occurred had the merger been completed on those dates, nor is the information necessarily indicative of future financial position or operating results.

       ENERGY EAST SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                             FISCAL YEAR ENDED DECEMBER 31,
                                             --------------------------------------------------------------
                                                2000         1999         1998         1997         1996
                                             ----------   ----------   ----------   ----------   ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
  Operating revenues.......................  $2,959,520   $2,278,608   $2,499,568   $2,170,102   $2,108,865
  Net income...............................    $235,034     $218,751     $194,205     $175,211     $168,711
  Earnings per share, basic and diluted....       $2.06        $1.88        $1.51        $1.29        $1.19
  Cash dividends declared per
    common share...........................        $.88         $.84         $.78         $.70         $.70

                                                                      DECEMBER 31,
                                             --------------------------------------------------------------
                                                2000         1999         1998         1997         1996
                                             ----------   ----------   ----------   ----------   ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
  Total assets.............................  $7,003,633   $3,773,171   $4,902,085   $5,044,914   $5,064,816
  Long-term debt, capital leases and
    redeemable preferred stock (excluding
    current portion).......................  $2,346,814   $1,235,089   $1,460,120   $1,475,224   $1,505,814
  Common stock equity......................  $1,716,522   $1,403,954   $1,713,486   $1,803,295   $1,769,982
  Book value per share.....................      $14.59       $12.84       $13.61       $13.36       $12.70

       RGS ENERGY SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                             FISCAL YEAR ENDED DECEMBER 31,
                                             --------------------------------------------------------------
                                                2000         1999         1998         1997         1996
                                             ----------   ----------   ----------   ----------   ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
  Operating revenues.......................  $1,448,119   $1,207,537   $1,033,491   $1,036,638   $1,054,047
  Net income...............................     $91,859      $89,497      $89,296      $89,555      $90,046
  Earnings per share, basic................       $2.61        $2.44        $2.32        $2.30        $2.32
  Earnings per share, diluted..............       $2.60        $2.44        $2.31        $2.30        $2.32
  Cash dividends declared per
    common share...........................       $1.80        $1.80        $1.80        $1.80        $1.80

                                                                      DECEMBER 31,
                                             --------------------------------------------------------------
                                                2000         1999         1998         1997         1996
                                             ----------   ----------   ----------   ----------   ----------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET DATA:
  Total assets.............................  $2,565,798   $2,462,874   $2,452,935   $2,268,289   $2,361,476
  Long-term debt, capital leases and
    redeemable preferred stock (excluding
    current portion).......................    $848,860     $840,465     $783,226     $622,334     $691,954
  Common stock equity......................    $767,115     $770,202     $782,781     $808,344     $786,559
  Book value per share.....................      $22.19       $21.43       $20.94       $20.80       $20.24

            ENERGY EAST AND RGS ENERGY SELECTED UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

    The pro forma earnings per share are based on 146,324,191 average shares outstanding for the fiscal year ended December 31, 2000, assuming the conversion of 45% of all RGS Energy shares into 2.0637 Energy East shares per RGS Energy share and 55% into cash.

                                                                     FISCAL YEAR
                                                               ENDED DECEMBER 31, 2000
                                                              -------------------------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                   SHARE AMOUNTS)
STATEMENT OF OPERATIONS:
  Operating revenues........................................           $5,360,594
  Net income................................................             $296,622
  Earnings per share, basic and diluted.....................                $2.03
  Cash dividends declared per common share..................                 $.88

                                                                     FISCAL YEAR
                                                               ENDED DECEMBER 31, 2000
                                                              -------------------------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                   SHARE AMOUNTS)
BALANCE SHEET DATA:
  Total assets..............................................         $10,447,117
  Long-term debt, capital leases and redeemable preferred
    stock (excluding current portion).......................          $3,945,674
  Common stock equity.......................................          $2,331,123
  Book value per share......................................              $15.57

                                  RISK FACTORS

    IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WHETHER TO ELECT TO RECEIVE CASH, ENERGY EAST SHARES OR A COMBINATION OF CASH AND ENERGY EAST SHARES FOR YOUR RGS ENERGY SHARES IF YOU ARE AN RGS ENERGY SHAREHOLDER, OR WHETHER TO VOTE IN FAVOR OF THE ISSUANCE OF ENERGY EAST SHARES IN CONNECTION WITH THE MERGER IF YOU ARE AN ENERGY EAST SHAREHOLDER, YOU SHOULD CONSIDER ALL THE INFORMATION WE HAVE INCLUDED IN THIS DOCUMENT, INCLUDING ITS APPENDICES, AND ALL THE INFORMATION INCLUDED IN THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE. IN ADDITION, YOU SHOULD PAY PARTICULAR ATTENTION TO THE FOLLOWING RISK FACTORS RELATED TO THE MERGER AND TO OUR COMPANIES. THESE FACTORS ARE IMPORTANT, AND WE HAVE NOT BEEN ABLE TO QUANTIFY THEIR POTENTIAL EFFECTS ON THE COMBINED COMPANY THAT WILL RESULT FROM THE MERGER.

THE AMOUNT OF CONSIDERATION RGS ENERGY SHAREHOLDERS RECEIVE MAY VARY AS A RESULT
  OF STOCK-PRICE FLUCTUATIONS PRIOR TO THE COMPLETION OF THE MERGER

    Although RGS Energy shareholders will be able to elect to exchange their RGS Energy shares for either cash or Energy East shares (or a combination of cash and Energy East shares), subject to proration, the opportunity to make that election will not occur at the time of the shareholder vote on the merger. Instead, it will occur from shortly before to shortly after the effective time of the merger (as described further in this document), after all necessary regulatory approvals have been obtained. The cash price per share to be paid for RGS Energy shares is fixed at $39.50. This cash price will not be adjusted based on changes in market prices. The value of Energy East shares delivered to RGS Energy shareholders will equal $39.50 if the average closing price of an Energy East share over the 20-trading-day period ending two trading days before the effective time of the merger is between $16.57 and $22.41. However, if the average closing price of an Energy East share over such period is more than $22.41, then the value of the Energy East shares delivered to RGS Energy shareholders in exchange for each RGS Energy share will be more than $39.50, and if the average closing price of an Energy East share over such period is less than $16.57, then the value of the Energy East shares delivered to RGS Energy shareholders in exchange for each RGS Energy share will be less than $39.50.

    There may be a significant time delay between the date when RGS Energy shareholders vote on the merger transaction at the RGS Energy annual meeting and the deadline for RGS Energy shareholders to make their elections, which is three days after the effective time of the merger. The market value of Energy East shares may fluctuate during that period. As a result, the relative prices of our respective shares may vary significantly from the date of this document, to the date of the annual meeting, to the date on which RGS Energy shareholders will have the opportunity to make their elections. These variations may be caused by changes in the businesses, operations, results and prospects of both companies, market expectations of the likelihood that the merger will be completed and the timing of completion, the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulatory agencies, general market and economic conditions, or other factors.

    For example, between February 16, 2000 and February 16, 2001 the closing sales price of an Energy East share ranged from a high of $23.19 to a low of $18.00 per share, and the closing sales price of an RGS Energy share during the same period ranged from a high of $33.10 to a low of $18.94 per share. On
April 19, 2001, the most recent date for which it was practicable to obtain market price data, (1) the closing sales price of Energy East shares was $19.43 per share, and (2) the closing sales price of RGS Energy shares was $36.77 per share, as reported in THE WALL STREET JOURNAL's New York Stock Exchange Composite Transactions. We urge you to obtain current market quotations for our shares. In addition, the stock market generally has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market for, or liquidity of, our shares.

    It is impossible to predict accurately the market price of Energy East shares immediately after the effective time of the merger and, therefore, impossible to predict accurately the value of the stock consideration that RGS Energy shareholders will receive. The value of the stock consideration may be significantly higher or lower than the value of the cash consideration. See "Summary--Unaudited Pro Forma Comparative Per Share Data" and "--Comparative Per Share Market Price and Dividend Information."

    If shareholders owning more than 45% of the RGS Energy shares elect to receive Energy East shares, the number of RGS Energy shares that will be converted into Energy East shares will be less than the number elected. Similarly, if shareholders owning more than 55% of the RGS Energy shares elect to receive cash, the number of RGS Energy shares that will be converted into cash will be less than the number elected. Because the number of Energy East shares to be exchanged for each RGS Energy share will be between 1.7626 and 2.3838, one possible result of this proration is that RGS Energy shareholders subject to this proration could receive consideration that is less than the consideration they would have otherwise received in the absence of such proration.

REGULATORY AGENCIES COULD DELAY OR REFUSE TO APPROVE THE MERGER OR IMPOSE
  CONDITIONS THAT COULD HAVE AN ADVERSE EFFECT

    To complete the merger, we must obtain approvals or consents from state and federal regulatory agencies, including the New York State Public Service Commission, the Federal Energy Regulatory Commission, the SEC and the Nuclear Regulatory Commission. These state or federal regulatory agencies may impose conditions that could have an adverse effect on the business or financial position of either of our companies or the combined company. If these conditions would cause a material adverse effect on RGS Energy or Energy East, Energy East could choose to terminate the merger agreement.

    We cannot be certain that any or all of the required regulatory approvals will be obtained, or that they will be obtained within the time frame contemplated by the merger agreement, or that they will be obtained without burdensome conditions. For additional information on the required regulatory approvals, see "The Merger--Regulatory Approvals."

UNCERTAINTIES IN INTEGRATING OUR COMPANIES

    The merger of our companies will require the integration of two companies that have previously operated independently. No assurance can be given that Energy East will be able to integrate successfully the operations of RGS Energy and its subsidiaries without, among other things, encountering difficulties or experiencing the loss of key employees, customers or suppliers. Also, the management of each of our companies will have to dedicate substantial time and effort to ensure that this integration proceeds successfully, which may result in distraction from regular business concerns.

COMPETITIVE AND REGULATORY CONDITIONS

    The merger will combine companies that to a large extent share a common regulatory environment and currently are affected by a number of similar factors, including deregulation and increased competition. The utility industry has been undergoing dramatic structural change for several years, resulting in increasing competitive pressures faced by electric and natural gas utility companies. Increased competition may create greater risks to the stability of utility earnings generally and may in the future reduce Energy East's earnings from retail electric and natural gas sales. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace may suffer erosion in market share, revenues and profits as competitors gain access to their service territories.

                                 THE COMPANIES

RGS ENERGY GROUP, INC.

RGS Energy Group, Inc.
89 East Avenue
Rochester, New York 14649-0001
(716) 771-4444

    RGS Energy, a New York holding company incorporated in 1998, became the parent of Rochester Gas and Electric Corporation ("RG&E") on August 2, 1999. RGS Energy has no significant business operations other than through its subsidiaries, as described below.

    Internet users can obtain information about RGS Energy and its services by visiting HTTP://WWW.RGE.COM.

UTILITY OPERATIONS

    RG&E. RG&E, incorporated in 1904 in the State of New York, is engaged principally in the business of generating, purchasing and distributing electricity and purchasing and distributing natural gas. RG&E produces and distributes electricity and distributes natural gas in parts of nine counties including and surrounding the city of Rochester. At December 31, 2000, RG&E had 2,022 employees.

    RG&E's service area covers 2,700 square miles, has a population of approximately 1,000,000 and is well diversified among residential, commercial and industrial consumers. In addition to the City of Rochester, which is the third largest city and a major industrial center in New York State, it includes a substantial suburban area with a large and prosperous farming area. A majority of the industrial firms in RG&E's service area manufacture consumer goods. Many of RG&E's industrial customers are nationally known, such as Xerox Corporation, Eastman Kodak Company, Bausch & Lomb Incorporated and Delphi Automotive
Systems, Inc.

OTHER OPERATIONS

    ENERGETIX, INC. Energetix was formed to pursue retail electric, gas and liquid fuel businesses throughout upstate New York. Energetix and its subsidiary, Griffith Oil Co., Inc., serve a combined total of over 200,000 customers. Griffith Oil's growth has been accomplished primarily through acquisitions. Griffith Oil's most recent acquisitions were Burnwell Gas and AllEnergy--New York Fuels Division Companies, both of which were completed in mid-November 2000. Energetix's acquisitions have provided it with access to 123,000 customers, 100,000 of whom reside outside RG&E's regulated franchise territory. Excluding customers gained through its acquisitions, Energetix has over 83,000 customers for natural gas and electricity service.

    In total, Energetix and Griffith Oil had approximately 651 employees and 28 customer service centers as of December 31, 2000.

    RGS DEVELOPMENT CORPORATION. In 1998, RGS Energy formed RGS Development Corporation to pursue unregulated business opportunities in the energy marketplace. Through December 31, 2000, RGS Development Corporation's operations have not been material to RGS Energy's results of operations or its financial condition.

ENERGY EAST CORPORATION

Energy East Corporation
P.O. Box 12904
Albany, New York 12212-2904
(518) 434-3049

    Energy East, a New York public utility holding company organized in 1997, is a super-regional energy services and delivery company with operations in New York, Connecticut, Massachusetts, Maine, New Hampshire and New Jersey and corporate offices in New York and Maine. On February 8, 2000, Energy East completed its merger with Connecticut Energy Corporation, which is a holding company primarily engaged in the retail distribution of natural gas in Connecticut through its wholly owned subsidiary, The Southern Connecticut Gas Company. On September 1, 2000, Energy East completed its mergers with CMP
Group, Inc., CTG Resources, Inc. and Berkshire Energy Resources. CMP Group is a holding company and its principal operating subsidiary, Central Maine Power Company, is primarily engaged in transmitting and distributing electricity generated by others to retail customers in Maine. CTG Resources, also a holding company, is the parent company of Connecticut Natural Gas Corporation, a regulated natural gas distribution company in Connecticut. Berkshire Energy is a holding company and the parent company of The Berkshire Gas Company, a regulated local natural gas distribution company that operates in western Massachusetts.

    Energy East's principal energy delivery business is transmitting and distributing electricity in New York and Maine and transporting, storing and distributing natural gas in New York, Connecticut, Maine, Massachusetts and New Hampshire. Energy East also generates electricity from its share of a nuclear plant and its several hydroelectric stations and serves approximately
1.4 million electricity customers and 600,000 natural gas customers. Its service territories reflect diversified economies, including high-tech firms, insurance, light industry, pulp and paper industry, ship building, colleges and universities, agriculture, fishing and recreational facilities. No customer accounts for 1% or more of either electric or natural gas revenues.

    Internet users can obtain information about Energy East and its services by visiting HTTP://WWW.ENERGYEAST.COM.

UTILITY OPERATIONS

    NEW YORK STATE ELECTRIC & GAS CORPORATION. New York State Electric & Gas Corporation ("NYSEG") is a public utility company engaged in transmitting and distributing electricity and transporting, storing and distributing natural gas. NYSEG also generates electricity from its share of a nuclear plant and its several hydroelectric stations. NYSEG's service territory, 99% of which is located outside the corporate limits of cities, is in the central, eastern and western parts of the State of New York. NYSEG's service territory has an area of approximately 20,000 square miles and a population of 2,500,000. The larger cities in New York in which NYSEG serves both electricity and natural gas customers are Binghamton, Elmira, Auburn, Geneva, Ithaca and Lockport. NYSEG provides delivery service to approximately 824,000 electricity customers and 248,000 natural gas customers.

    CENTRAL MAINE POWER COMPANY. Central Maine Power is the largest electric utility in Maine and functions as an electric transmission and distribution utility. Central Maine Power serves over 544,000 customers in its 11,000 square-mile service area in the southern and central areas of Maine. Central Maine Power's service area contains most of Maine's industrial and commercial centers, including the city of Portland (Maine's largest city), and the Lewiston-Auburn, Augusta-Waterville and Bath-Brunswick areas. These areas encompass approximately 1,000,000 people, representing about 80% of the total population of Maine.

    THE SOUTHERN CONNECTICUT GAS COMPANY. Southern Connecticut Gas is engaged in the retail distribution of natural gas for residential, commercial and industrial users and the transportation of natural gas for commercial and industrial users. Southern Connecticut Gas serves approximately 167,000 customers in the State of Connecticut, in primarily 22 towns along the southern Connecticut coast from Westport to Old Saybrook, which include the urban communities of Bridgeport and New Haven. Southern Connecticut Gas is the sole distributor of natural gas other than bottled gas in its service area.

    CONNECTICUT NATURAL GAS CORPORATION. Connecticut Natural Gas is engaged in the retail distribution of natural gas for residential, commercial and industrial users and the transportation of natural gas for commercial and industrial users. Connecticut Natural Gas currently serves approximately 147,000 customers in 22 Connecticut communities, principally in the Hartford-New Britain area and Greenwich, covering an area of approximately 533 square miles with a population of approximately 679,000.

    THE BERKSHIRE GAS COMPANY. Berkshire Gas sells and distributes natural gas to approximately 35,000 retail customers in 19 communities in western Massachusetts. The population of the area served is approximately 190,000 and is primarily residential in character, but the territory also includes industrial, agricultural, educational, cultural and resort facilities. Berkshire Gas operates a natural gas distribution system comprising some 694 miles of natural gas distribution mains.

OTHER OPERATIONS

    Energy East has operationally organized its non-utility businesses under THE ENERGY NETWORK, INC. Those businesses own assets and operate facilities in peaking electric generation, peaking gas storage, energy services, district heating and cooling, gas transmission, propane distribution and telecommunications. ENERGY EAST ENTERPRISES, INC. owns two small natural gas delivery companies and is developing high deliverability gas storage in upstate New York.

EAGLE MERGER CORP.

c/o Energy East Corporation
P.O. Box 12904
Albany, New York 12212-2904
(518) 434-3049

    Eagle Merger Corp. is a New York corporation formed in February 2001 solely for the purpose of completing the merger with RGS Energy. Eagle Merger Corp. will be a wholly owned subsidiary of Energy East at the effective time of the merger.

                              THE ANNUAL MEETINGS

    We will each hold an annual meeting of our shareholders. Each of our boards of directors has provided you with this document in order to solicit your proxy for use at our respective annual meetings. For a description of the RGS Energy annual meeting and the proposals to be voted upon at the RGS Energy annual meeting, see "The RGS Energy Annual Meeting" on pages 86 to 101. For a description of the Energy East annual meeting and the proposals to be voted upon at the Energy East annual meeting, see "The Energy East Annual Meeting" on pages 102 to 119.

                                   THE MERGER

GENERAL DESCRIPTION OF THE MERGER

    The merger agreement provides that RGS Energy will merge with and into Eagle Merger Corp., which will be a wholly owned subsidiary of Energy East at the effective time of the merger. Eagle Merger Corp. will be the surviving company and will continue to conduct RGS Energy's businesses under the name "RGS Energy Group, Inc." as a direct, wholly owned subsidiary of Energy East. In the merger, each outstanding RGS Energy share (other than those shares that are held by RGS Energy as treasury stock) will be converted into the right to receive cash or Energy East shares, or a combination of cash and Energy East shares.

    Each RGS Energy shareholder can elect the form of consideration he or she would like to receive, but this election is subject to proration as well as an adjustment driven by tax considerations. See "The Merger Agreement--Conversion of RGS Energy Shares." Under the merger agreement, 55% of all issued and outstanding RGS Energy shares must be exchanged for cash, and 45% must be exchanged for Energy East shares. If RGS Energy shareholders owning more than 55% of RGS Energy shares elect to receive cash, the number of RGS Energy shares converted into cash will be less than the number elected. Similarly, if RGS Energy shareholders owning more than of 45% of RGS Energy shares elect to receive Energy East shares, the number of RGS Energy shares converted into stock will be less than the number elected.

    For tax reasons that are explained below, the number of RGS Energy shares converted into Energy East shares may have to be increased and the number of RGS Energy shares converted into cash may have to be decreased. In the alternative, RGS Energy may elect under some circumstances to have the merger restructured so that Eagle Merger Corp. would merge with and into RGS Energy and RGS Energy would be the surviving company. In that case, the parties would no longer intend for the merger to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, and the conditions to the merger requiring each party's counsel to furnish an opinion to that effect would be waived.

    The per share cash consideration is $39.50, without interest. The per share stock consideration is a number of Energy East shares that will vary depending on the "AVERAGE MARKET PRICE," which is the average of the closing prices of Energy East shares on the New York Stock Exchange during the 20-trading-day period ending two trading days prior to the effective time of the merger. If the Average Market Price is between $16.57 per share and $22.41 per share, then each RGS Energy share converted into stock will be exchanged for $39.50 worth of Energy East shares. If the Average Market Price is less than or equal to $16.57, then each RGS Energy share converted into stock will be exchanged for 2.3838 Energy East shares, irrespective of the value of the Energy East shares. Finally, if the Average Market Price is greater than or equal to $22.41 per share, then each RGS Energy share will be exchanged for 1.7626 Energy East shares, again irrespective of the value of the Energy East shares.

    The total value of the consideration that RGS Energy shareholders will receive in the merger, based on the number of RGS Energy shares outstanding on February 15, 2001 and assuming that the Average Market Price of Energy East shares is between $16.57 per share and $22.41 per share, is approximately $1.4 billion.

BACKGROUND

    Prior to entering into merger discussions with Energy East, RGS Energy had carefully followed the developments in the electric and natural gas industries in the northeastern United States and, in particular, the deregulation and restructuring of the electric and natural gas industries in New York State. In response, RGS Energy's management and board of directors from time to time consulted with Morgan Stanley & Co. Incorporated, RGS Energy's financial advisor, and reviewed various strategic alternatives, including remaining an independent public company, the possibility of acquisitions or mergers with other companies and other transactions.

    In mid-August 2000, Wesley W. von Schack, Energy East's Chairman, President and Chief Executive Officer, contacted Thomas S. Richards, RGS Energy's Chairman, President and Chief Executive Officer, by telephone to discuss informally the merits of a possible transaction between Energy East and RGS Energy. Mr. von Schack and Mr. Richards broadly discussed the potential value and strategic benefits that could be recognized by the shareholders of Energy East and RGS Energy as a result of the combination of the two companies.

    On August 16, 2000, the RGS Energy board met for its annual strategy meeting. Prior to that meeting, Mr. Richards reviewed with certain members of the RGS Energy board his discussion with Mr. von Schack.

    Throughout September 2000, additional discussions of a preliminary nature between Mr. von Schack and Mr. Richards periodically took place by telephone. Such discussions generally explored the interest of each company in a possible transaction.

    On September 8, 2000, Energy East and RGS Energy executed a confidentiality agreement to facilitate the exchange of information. The confidentiality agreement included a standstill provision that precluded each company from acquiring any shares of the other or making an offer to acquire the other company other than pursuant to a negotiated transaction.

    On September 20, 2000, at a regularly scheduled meeting of the RGS Energy board, Mr. Richards briefed the RGS Energy board on his discussions with Mr. von Schack. Although the RGS Energy board considered Mr. Richards' conversations with Mr. von Schack to be at that time very preliminary, it authorized Mr. Richards to continue exploratory discussions with Energy East.

    On September 25, 2000, Mr. von Schack and Mr. Richards met in Rochester, New York to discuss in more detail the potential benefits that could be realized as a result of the combination of Energy East and RGS Energy, including post-transaction competitive positioning, the possibility of achieving potential cost savings and the potential regulatory treatment of a business combination. At that time, Mr. von Schack and Mr. Richards determined that Kenneth M. Jasinski, Energy East's Executive Vice President, General Counsel and Secretary, and Michael T. Tomaino, RGS Energy's Senior Vice President and General Counsel, would coordinate the exchange of confidential financial and other information.

    Throughout October and November 2000, Mr. von Schack and Mr. Richards communicated from time to time by telephone to discuss issues related to the electric and gas utilities industries in general and in New York State in particular, the possibility of a transaction between Energy East and RGS Energy and various preliminary concerns related to such a transaction. Additionally, Mr. Jasinski and Mr. Tomaino spoke periodically by telephone to discuss the types of information that would be required by their respective senior management teams and financial and legal advisors in order to prepare operational, financial and legal analyses, the process related to the exchange of such information and the conduct of full-scale due diligence reviews.

    On October 13, 2000, at a regularly scheduled meeting of the Energy East board, Mr. von Schack reported to the Energy East directors that he was having discussions with Mr. Richards regarding a possible transaction with RGS Energy.

    On October 18, 2000, at a regularly scheduled meeting of the RGS Energy board, Mr. Richards updated the RGS Energy directors on the status of his discussions with Energy East. At that meeting, Morgan Stanley and Shearman & Sterling, RGS Energy's outside legal counsel, advised the RGS Energy board with respect to the financial aspects of, and their legal duties regarding, a possible transaction with Energy East.

    On November 7, 2000, Mr. von Schack and Mr. Richards met in New York City to continue their discussion related to the mutual benefits that potentially could be realized as a result of a combination of Energy East and RGS Energy.

    On November 15, 2000, at a regularly scheduled meeting of the executive committee of the RGS Energy board, Mr. Richards updated the members of the executive committee on the status of his discussions with Energy East.

    On November 30, 2000, members of the senior management teams of Energy East and RGS Energy and Morgan Stanley met in New York City to exchange and discuss the information previously requested through Mr. Jasinski and Mr. Tomaino and to determine whether a basis existed for proceeding with discussions. Later that evening, Messrs. von Schack, Richards, Jasinski and Tomaino met in New York City and, based upon discussions with their respective senior management teams, agreed to continue discussions with respect to a possible transaction.

    On December 6, 2000, at a special meeting of the Energy East board held for other purposes, Mr. von Schack updated the Energy East directors on the status of his discussions with RGS Energy.

    On December 13, 2000, Mr. von Schack and Mr. Richards met in Rochester, New York to discuss more specifically the terms of a possible transaction, including the type of consideration, structure of the transaction, organizational issues, regulatory issues and approvals, historical events and the transaction process. At that meeting, Mr. von Schack indicated that Energy East would consider offering a price per share of RGS Energy common stock of $35.00.

    On December 19, 2000, members of the senior management teams of Energy East and RGS Energy met in New York City with Morgan Stanley to discuss general regulatory matters, including the regulatory approvals required in connection with a possible transaction between Energy East and RGS Energy, and, specifically, to discuss issues related to the New York regulated operations of Energy East.

    On December 20, 2000, at a regularly scheduled meeting of the RGS Energy board of directors, the possibility of a transaction between Energy East and RGS Energy was again presented by Mr. Richards. After discussing the potential transaction in general terms, the RGS Energy board of directors agreed that it would be in the best interest of RGS Energy and its shareholders to continue pursuing discussions with Energy East.

    On December 21, 2000, Mr. Richards telephoned Mr. von Schack to advise him that the RGS Energy board had approved further discussions with Energy East and to discuss further the terms of the potential transaction. During that call, Mr. Richards also stated that the RGS Energy board had indicated that a value of $35.00 per share of RGS Energy common stock was unsatisfactory.

    On January 6, 2001, at a regularly scheduled meeting of the Energy East board, Mr. von Schack updated the Energy East directors on the status of his discussions with RGS Energy.

    On January 8, 2001, members of the senior management team of Energy East, together with Wachtell, Lipton, Rosen & Katz, Energy East's outside legal counsel, and members of the senior management team of RGS Energy, together with Morgan Stanley and Shearman & Sterling, met in New York City to discuss further the terms of the transaction, financial forecasts, the necessary regulatory approvals, the continued exchange of information and the benefits of engaging a synergy consultant. Deloitte Consulting L.P. was then retained to assist the management of each company in evaluating the potential cost savings that could result from the proposed transaction.

    On January 17, 2001, at a regularly scheduled meeting of the RGS Energy board of directors, Mr. Richards updated the RGS Energy board of directors on the status of discussions with Energy East. After discussion, the RGS Energy board authorized Mr. Richards to continue pursuing discussions with Energy East.

    On January 20, 2001, senior officers of Energy East, including Mr. von Schack, and senior officers of RGS Energy, including Mr. Richards, and their legal advisors, together with Morgan Stanley, met in New York City to discuss the terms of a possible transaction, including post-transaction corporate governance and management, the location of headquarters and operations, the consolidation of New York regulated operations, the effect on employees and other constituencies and other issues. Following that meeting, Mr. von Schack and Mr. Richards met separately to discuss valuation.

    From January 29 through February 4, 2001, Energy East's senior management, its financial advisor, UBS Warburg LLC, and its legal advisors conducted legal and financial due diligence with respect to RGS Energy in Rochester, New York.

    On January 30, 2001, Mr. von Schack and Mr. Richards met in New York City to discuss the status of the proposed transaction. At that meeting, Mr. von Schack and Mr. Richards discussed the potential strategic benefits of the proposed transaction, the related regulatory plan, Energy East's preliminary views of its due diligence review of RGS Energy and the scheduling of RGS Energy's due diligence review of Energy East. Mr. von Schack and Mr. Richards also discussed the timing of the proposed transaction and continued their discussion with respect to dividend policy, location of headquarters and operations and the effect on employees and other constituencies.

    On February 7, 2001, at a special meeting of the RGS Energy board of directors, Mr. Richards updated the RGS Energy board of directors on the status of discussions with Energy East. Morgan Stanley and Shearman & Sterling made presentations to the RGS Energy board of directors concerning various financial and legal aspects of the transaction and the RGS Energy board of directors discussed the business, financial and legal issues that would be presented by a transaction with Energy East. After discussion, the RGS Energy board of directors authorized Mr. Richards to continue discussions with Energy East.

    On February 8, 2001, the senior managements of Energy East and RGS Energy, together with Morgan Stanley, met with Deloitte Consulting in New York City to review a preliminary analysis with respect to potential cost savings.

    During the period from February 8 to February 16, 2001, representatives of Energy East and RGS Energy and their respective legal counsel negotiated the specific terms of the merger agreement, including the conditions to the offer, the interim covenants, the circumstances under which termination fees would be payable, the non-solicitation provisions, the efforts required to obtain regulatory approvals and the circumstances in which the parties could terminate the merger agreement.

    On February 9, 2001, at a regularly scheduled meeting of the Energy East board, presentations by Energy East's senior management and its legal and financial advisors were made concerning various legal and financial aspects of the transaction.

    During the period from February 9 to February 14, 2001, the senior management team of RGS Energy, together with its legal, accounting and financial advisors, conducted legal, accounting and financial due diligence with respect to Energy East in New York City.

    On February 13, 2001, representatives of Energy East and RGS Energy met in New York City to discuss financial and operational information about both companies and to continue their due diligence examination of the business and operations of both companies. Representatives of UBS Warburg were present at that meeting. Also on February 13, 2001, the senior management for Energy East and the senior management of RGS Energy met with Deloitte Consulting in New York City to discuss a final analysis with respect to potential cost savings.

    On February 14, 2001, representatives of UBS Warburg spoke with representatives of Morgan Stanley. In that conversation, UBS Warburg, on behalf of Energy East, made a final proposal of $39.50 per share of RGS Energy common stock, with the stock portion subject to a 15% collar (based upon the closing price of Energy East common stock on February 15, 2001).

    On February 16, 2001, Energy East held a special meeting of its board of directors. After discussion, which included updates regarding the financial and legal aspects of the proposed transaction from UBS Warburg and Wachtell, Lipton, UBS Warburg delivered its opinion to the effect that as of that date the consideration to be paid by Energy East pursuant to the merger agreement was fair from a financial point of view to Energy East and the Energy East board of directors unanimously approved and adopted the merger agreement.

    Also on February 16, 2001, RGS Energy held a special meeting of its board of directors. After discussion, which included updates regarding the financial and legal aspects of the proposed transaction from Morgan Stanley and Shearman & Sterling, Morgan Stanley delivered its opinion to the effect that as of that date the consideration to be received by holders of shares of RGS Energy common stock pursuant to the merger agreement was fair from a financial point of view to those holders and the RGS Energy board of directors unanimously approved and adopted the merger agreement.

    Later that day, Energy East and RGS Energy executed the merger agreement and Mr. Richards' employment agreement. On February 20, 2001, the companies issued a joint press release announcing the merger.

RGS ENERGY REASONS FOR THE MERGER; RECOMMENDATION OF THE RGS ENERGY BOARD OF
  DIRECTORS

    At its special meeting on February 16, 2001, after due consideration, the RGS Energy board unanimously determined that the terms of the merger are fair to, and in the best interests of, RGS Energy and its shareholders. The RGS Energy board unanimously approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement. Accordingly, the RGS Energy board of directors unanimously recommends that RGS Energy shareholders vote to approve and adopt the merger agreement.

    In reaching its recommendation, the RGS Energy board of directors considered a number of factors, including the following:

    - TRANSACTION FINANCIAL TERMS/PREMIUM TO MARKET PRICE. The RGS Energy board considered the relationship of the consideration to be paid in the merger to recent and historical market prices of RGS Energy shares. The consideration of $39.50 per RGS Energy share represents a 19.3% premium over the $33.10 closing price of RGS Energy shares on February 16, 2001 (the last trading day prior to the announcement of the merger agreement), a 34.2% premium over the $29.44 closing price of RGS Energy shares on January 18, 2001 and a 57.6% premium over the $25.06 average closing price of RGS Energy shares for the 12 months ending on February 16, 2001. The RGS Energy board believed that $39.50 was the highest per share consideration that could be negotiated with Energy East.

      The RGS Energy board also considered the form of consideration to be received by the holders of RGS Energy shares in the merger. Since, pursuant to the terms of the merger agreement, each holder of RGS Energy shares has the right to elect to receive either cash and/or Energy East shares in the merger (subject to proration), the RGS Energy board considered the certainty of the value of the cash component of the consideration as well as the ability of holders of RGS Energy shares to become holders of Energy East shares and participate in the future prospects of the combined businesses of Energy East and RGS Energy. Additionally, the RGS Energy board considered the fact that the stock component of the consideration is subject to a collar, which, depending upon the value of Energy East shares, could be beneficial or detrimental to holders of RGS Energy common stock.

      The RGS Energy board also considered that the merger is intended to be treated as a reorganization pursuant to the Internal Revenue Code and, if the merger were treated as a reorganization, RGS Energy shareholders who exchange their RGS Energy shares solely for

      Energy East shares generally would recognize no gain or loss for U.S. federal income tax purposes as a result of the merger. The RGS Energy Board also considered that RGS Energy may elect, under certain circumstances, to have the merger restructured so that RGS Energy, rather than Eagle Merger Corp., will be the company surviving the merger. In that case, the parties would no longer intend for the merger to be treated as a reorganization and the transaction would be fully taxable to RGS Energy shareholders.

    - STRATEGIC ALTERNATIVES. The RGS Energy board considered the presentations of RGS Energy's management, Morgan Stanley and the RGS Energy board of directors' review with respect to trends in the industries in which RGS Energy's businesses operate and the strategic alternatives available to RGS Energy, including RGS Energy's remaining an independent public company, the possibility of acquisitions or mergers with other companies in these industries and other transactions, as well as the risks and uncertainties associated with the strategic alternatives available to RGS Energy. The RGS Energy board of directors considered management's belief that RGS Energy and Energy East have similar corporate cultures, the complementary nature of the two companies' operations and operating regions, and the experience, reputation and financial strength of Energy East.

    - COMPETITIVE POSITION AND INCREASED FINANCIAL STRENGTH. The merger is intended to establish a combined company that is able to compete more effectively in unregulated markets and serve customers more effectively in regulated markets. The combination of the companies' complementary expertise and infrastructure, including Energy East's diversified electric and natural gas businesses throughout the northeastern United States, should provide the combined company with the size and scope to be an effective competitor in the emerging and increasingly competitive markets for transporting and distributing energy and energy services. The combined company will be financially stronger and will have a broader customer base than RGS Energy as an independent entity. Also, the combined company will be one of the largest, most diversified energy providers in the Northeast, serving nearly 3 million customers, including approximately 1.8 million electric customers, almost 1 million natural gas customers and approximately 200,000 other retail energy customers. The combined company will have annual revenues of over $5 billion and approximately
      $10 billion in assets.

    - CORPORATE GOVERNANCE. The RGS Energy board considered the corporate governance aspects of the merger, including that (a) Mr. Richards and two non-management directors of RGS Energy will be appointed to the Energy East board of directors, (b) pursuant to an employment agreement, Mr. Richards will be the chairman, president and chief executive officer of the surviving corporation (which will be a subsidiary of Energy East), an executive vice president of Energy East and will hold board and officer positions in other subsidiaries of Energy East, including RG&E and NYSEG, which is expected to become a subsidiary of RGS Energy, and (c) the surviving corporation will create an advisory board, whose members will be the same individuals who were the directors of RGS Energy immediately prior to the merger (other than those members of the RGS Energy board that become directors of Energy East).

    - COMMUNITY PRESENCE AND INVOLVEMENT. The expanded RGS Energy will be headquartered in Rochester, New York. RG&E will remain a subsidiary of RGS Energy. The communities served by the expanded company will benefit from a combined company that is expected to compete more effectively in providing regulated and deregulated natural gas and electricity and energy related products and services. Additionally, the RGS Energy board considered Energy East's commitment to have approximately 40 Energy East Management Corporation employees in Rochester as of the effective date of the merger as well as to increase the level of charitable contributions to, and community involvement with, Rochester, New York to reflect the increase in size of the company based there.

    - IMPACT ON RGS ENERGY EMPLOYEES. The RGS Energy board considered the potential benefits to RGS Energy employees from the expanded opportunities available as part of a larger organization. Also, no layoffs are planned as a result of the merger. Additionally, employees of RGS Energy and its subsidiaries will not be disadvantaged with respect to layoffs because some Energy East employees have union contracts.

    - TERMS OF THE MERGER AGREEMENT. In addition to the financial terms discussed above, the RGS Energy board considered the negotiated terms of the merger agreement, which the RGS Energy board and RGS Energy management viewed as fair to, and in the best interests of, RGS Energy and the RGS Energy shareholders, including the following:

       - CONDITIONS TO CONSUMMATION. The RGS Energy board considered the fact that each of Energy East's and RGS Energy's obligation to complete the merger is subject to customary terms. The RGS Energy board also considered Energy East's and RGS Energy's commitment in the merger agreement to use their best efforts to obtain the required regulatory approvals for the merger.

       - UNSOLICITED ACQUISITION PROPOSALS. RGS may terminate the merger agreement in response to an unsolicited acquisition proposal under certain limited circumstances, which include the payment of a $50 million termination fee plus expenses of up to $10 million. Further, RGS Energy would be entitled to a termination fee from Energy East of $50 million plus expenses of up to $10 million, under certain limited circumstances, if the merger agreement were to be terminated as a result of the required Energy East shareholder approval not being obtained.

    - SYNERGIES OF THE COMBINATION. It is expected that the combination of the businesses of RGS Energy with those of Energy East would lead to potential cost savings and other benefits of approximately $50 million on an annual basis, largely derived from the joint management of Energy East and RGS Energy subsidiaries in areas such as procurement, information systems and other administrative and general areas.

    - MORGAN STANLEY ANALYSES. The RGS Energy board considered presentations from and the opinion delivered by Morgan Stanley, dated February 16, 2001, as to the fairness, from a financial point of view, of the consideration to be received by holders of shares of RGS Energy common stock pursuant to the merger agreement, as more fully described in "Opinion of the Financial Advisor to the RGS Energy Board."

    - RGS ENERGY OPERATING AND FINANCIAL CONDITION. The RGS Energy board considered the current and historical financial condition and results of operations of RGS Energy, as well as the prospects and strategic objectives of RGS Energy, including the risk involved in achieving those prospects and objectives, and the current and expected conditions in the industries in which RGS Energy's businesses operate.

    - ENERGY EAST OPERATING AND FINANCIAL CONDITION. The RGS Energy board considered the current and historical financial condition and results of operations of Energy East, as well as the prospects and strategic objectives of Energy East, including the risks involved in achieving those prospects and objectives, and the current and expected conditions in the industries in which Energy East's businesses operate.

    - REGULATORY MATTERS AND OTHER CONDITIONS TO COMPLETION OF THE MERGER. The RGS Energy board considered the risks associated with satisfying all conditions to completion of the merger, including obtaining the necessary regulatory approvals, and the possibility that, as a result of such risks, the consummation of the merger may be significantly delayed or, notwithstanding shareholder approval, that the merger may not be completed.

    - POTENTIAL CONFLICTS OF INTEREST. The interests that certain executive officers, directors and employees of RGS Energy may have with respect to the merger in addition to their interests as shareholders of RGS Energy, as more fully described under "The Merger--Interests of Certain Persons in the Merger."

    The RGS Energy board of directors also considered (1) the risk that the benefits sought in the merger would not be obtained, (2) the effect of the public announcement of the merger on RGS Energy's sales, customer, supplier and creditor relationships, operating results and ability to retain employees and the trading price of RGS Energy shares, (3) the substantial management time and effort that will be required to complete the merger and integrate the operations of the two companies, (4) the possibility that various provisions of the merger agreement might have the effect of discouraging other persons potentially interested in a combination with RGS Energy from pursuing such an opportunity,
(5) the risk that the value of Energy East shares might decline and (6) other matters described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements."

    The RGS Energy board of directors believed and continues to believe that any potential risks and disadvantages of the merger are greatly outweighed by the potential benefits anticipated to result from the merger.

    The foregoing discussion of the information and factors considered by the RGS Energy board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the RGS Energy board did not find it practicable to, and did not, quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. The RGS Energy board relied on the experience and expertise of Morgan Stanley, its financial advisor, for quantitative analysis of the financial terms of the merger. In addition, the RGS Energy board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the RGS Energy board of directors conducted an overall analysis of the factors described above, including through discussions with and questioning of RGS Energy's management and legal and financial advisors. In addition, individual members of the RGS Energy board may have given differing weights to different factors.

    FOR THE REASONS DISCUSSED ABOVE, THE RGS ENERGY BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE RGS ENERGY SHAREHOLDERS. ACCORDINGLY, THE RGS ENERGY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT RGS ENERGY SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

ENERGY EAST REASONS FOR THE MERGER; RECOMMENDATION OF THE ENERGY EAST BOARD OF
  DIRECTORS

    The Energy East board unanimously determined that the terms of the merger are fair to, and in the best interests of, Energy East and its shareholders. Accordingly, the Energy East board of directors unanimously recommends that Energy East shareholders vote for the approval of the issuance of Energy East shares in connection with the merger.

    In reaching its decision to approve the merger, the Energy East board of directors consulted with Energy East's legal and financial advisors as well as with Energy East's management. The Energy East board of directors considered a number of factors, including, without limitation, the following:

    - ACCRETIVE TO EARNINGS IN THE FIRST FULL YEAR AFTER CLOSING. The Energy East board and Energy East management believe that the merger would be accretive to earnings in the first full year after completion of the merger if anticipated synergies can be obtained and retained;

    - SYNERGIES. It is expected that the merger would generate annual cost savings of approximately $50 million, resulting from joint management of procurement, information technology and other administrative and general areas;

    - COMPLEMENTARY OPERATIONS. Over 200 miles of contiguous territory between the NYSEG and RG&E service territories would provide an excellent opportunity for operational efficiencies, and peak usage in each territory is complementary, with NYSEG peaking in the winter and RG&E peaking in the summer;

    - ENHANCEMENT OF MANAGEMENT TEAM. The Energy East board and Energy East management believe that the RGS Energy management team will fortify the Energy East management team;

    - OPPORTUNITY TO PROFITABLY GROW DISTRIBUTION SYSTEM IN NORTHEAST. The merger would create the premier upstate utility, serving half of upstate New York, and, consistent with the strategy Energy East has been pursuing over the last several years, would enhance Energy East's position as a super-regional energy services and delivery company in the Northeast;

    - SUPPLY WILL BE INCREASED AND STABILIZED. The merger would increase Energy East's generation portfolio, and would further Energy East's goal of providing its customers with a reliable supply of electricity;

    - PRESENTATION OF FINANCIAL ADVISOR. The Energy East board considered the financial presentation and opinion of UBS Warburg, Energy East's financial advisor, as to the fairness, from a financial point of view, to Energy East of the consideration to be paid to RGS Energy shareholders in the merger, as more fully described in "Opinion of the Financial Advisor to the Energy East Board"; and

    - TERMS AND CONDITIONS OF THE MERGER. The Energy East board considered the terms and conditions of the merger, which the Energy East board and Energy East management viewed as fair to, and in the best interests of, Energy East and the Energy East shareholders.

    All combinations, including the merger, also include certain risks and disadvantages. The material potential risks and disadvantages to Energy East shareholders identified by the Energy East board and management in considering the merger include the following:

    - the time and resources required to complete the merger, with the completion of the merger being subject to various conditions (see "The Merger Agreement--Conditions");

    - the difficulties inherent in combining the two companies and the potential distraction to management caused by a transaction of this magnitude; and

    - the risk that the benefits sought from the merger, due to the matters described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" and other matters, might not fully be achieved.

    The Energy East board of directors believed and continues to believe that these potential risks and disadvantages are greatly outweighed by the potential benefits anticipated to result from the merger.

    This discussion of the information and factors considered by the Energy East board of directors is not intended to be exhaustive. In view of the wide variety of factors considered, the Energy East board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its conclusion. In addition, individual directors may have given different weights to different factors.

    FOR THE REASONS DISCUSSED ABOVE, THE ENERGY EAST BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE ENERGY EAST SHAREHOLDERS. ACCORDINGLY, THE ENERGY EAST BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ENERGY EAST SHAREHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF ENERGY EAST SHARES IN CONNECTION WITH THE MERGER.

OPINION OF THE FINANCIAL ADVISOR TO THE RGS ENERGY BOARD

    RGS Energy retained Morgan Stanley as its exclusive financial advisor in connection with the merger. The RGS Energy board selected Morgan Stanley to act as RGS Energy's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of RGS Energy. At the meeting of the RGS Energy board on February 16, 2001, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of February 16, 2001, and subject to and based on the considerations in its opinion, the consideration to be received by the RGS Energy shareholders pursuant to the merger agreement was fair from a financial point of view to those holders.

    The full text of the Morgan Stanley opinion, dated February 16, 2001, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Appendix B to this document. RGS Energy shareholders are urged to read this opinion carefully and in its entirety. Morgan Stanley's opinion is directed to the board of directors of RGS Energy, addresses only the fairness from a financial point of view of the consideration to be received by the RGS Energy shareholders, and does not address any other aspect of the merger or constitute a recommendation to any RGS Energy shareholder as to how to vote at the RGS Energy annual meeting. The summary of the Morgan Stanley opinion set forth in this document is qualified in its entirety by reference to the full text of this opinion.

    In arriving at its opinion, Morgan Stanley, among other things:

    - reviewed certain publicly available financial statements and other information of RGS Energy and Energy East;

    - reviewed certain internal financial statements and other financial and operating data concerning RGS Energy and Energy East prepared by the management of RGS Energy and Energy East, respectively;

    - reviewed certain financial projections prepared by the management of RGS Energy and Energy East, respectively;

    - discussed the past and current operations and financial condition and the prospects of RGS Energy and Energy East, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of RGS Energy and Energy East, respectively;

    - reviewed the pro forma impact of the merger on Energy East's earnings per share, credit ratios and consolidated capitalization;

    - reviewed the reported prices and trading activity for the RGS Energy shares and the Energy East shares;

    - compared the financial performance of RGS Energy and Energy East and the prices and trading activity of the RGS Energy shares and the Energy East shares with that of certain other publicly-traded companies comparable with RGS Energy and Energy East, respectively, and their securities;

    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    - participated in discussions and negotiations among representatives of RGS Energy and Energy East and their financial and legal advisors;

    - reviewed the merger agreement, and certain related documents; and

    - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

    Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of RGS Energy and Energy East. Morgan Stanley relied upon, without independent verification, the assessment by the management of RGS Energy and Energy East, respectively, of the future competitive and regulatory environment for RGS Energy and Energy East and their ability to achieve the strategic, financial and operational benefits anticipated from the merger. Morgan Stanley assumed that in connection with the receipt of all the necessary regulatory approvals for the merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the merger. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger is intended to be treated as a reorganization pursuant to the Internal Revenue Code. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Energy East, nor was it furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion.

    The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    STOCK TRADING HISTORY. Morgan Stanley reviewed the history of the trading prices for RGS Energy shares and Energy East shares, both separately and in relation to a market index for a period ending February 14, 2001. The market index used was the Standard and Poor's Electric Companies index. Energy East underperformed the Standard and Poor's Electric Companies index during the twelve months prior to the transaction, while RGS Energy outperformed the Standard and Poor's Electric Companies index. Morgan Stanley also reviewed the implied exchange ratio, defined as the RGS Energy closing price divided by the Energy East closing price, during the twelve months prior to the transaction. The implied exchange ratio as defined above over varying time periods was as follows:

-   12 months prior to February 14, 2001........................   1.26x
-   6 months prior to February 14, 2001.........................   1.42x
-   3 months prior to February 14, 2001.........................   1.58x
-   1 month prior to February 14, 2001..........................   1.66x

    SELECTED COMPARABLE PUBLIC COMPANY ANALYSIS. Using publicly available information, Morgan Stanley compared selected historical and projected financial, operating and stock market performance data of RGS Energy and Energy East to the corresponding data of companies that share similar characteristics with RGS Energy and Energy East.

    The RGS Energy comparable companies consisted of:

    - FirstEnergy Corporation

    - DTE Energy Company

    - UIL Holdings Corporation

    - CH Energy Group Inc.

    The Energy East comparable companies consisted of:

    - NSTAR

    - Conectiv

    - UIL Holdings Corporation

    - CH Energy Group Inc.

    With respect to RGS Energy and its comparable companies, Morgan Stanley calculated multiples of total enterprise value (market value, as defined later, plus preferred stock and debt less cash and cash equivalents) to latest twelve months ("LTM") earnings before interest, taxes and depreciation and amortization ("EBITDA"). Morgan Stanley also calculated multiples of market value (share price multiplied by shares outstanding) to (1) projected fiscal year 2001 net income, (2) projected fiscal year 2002 net income, (3) LTM cash flow from operations and (4) book value of equity. The comparable companies' projected fiscal year 2001 and 2002 earnings results were based on publicly available median earnings per share ("EPS") estimates from I/B/E/S, a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors, and shares outstanding as of a company's latest 10-Q or 10-K. The RGS Energy comparable companies analysis resulted in the following ranges of multiples as of February 14, 2001:

                                    ANALYSIS
                                MULTIPLE RANGES

-   LTM EBITDA..................................................    6.0x to 7.3x
-   Projected fiscal year 2001 net income.......................  10.2x to 11.5x
-   Projected fiscal year 2002 net income.......................   9.7x to 11.0x
-   LTM cash flow from operations...............................    3.7x to 4.2x
-   Book value of equity........................................  1.35x to 1.45x

    Applying these multiples to RGS Energy resulted in equity values for RGS Energy of $26.50 to $31.25 per share. The closing price for RGS Energy shares on February 15, 2001 was $32.85 per share. As of February 15, 2001, the offer price for each RGS Energy share was $39.50 per share.

    With respect to Energy East and its comparable companies, Morgan Stanley calculated multiples of total enterprise value to LTM EBITDA. Morgan Stanley also calculated multiples of market value to (1) projected fiscal year 2001 net income, (2) projected fiscal year 2002 net income, (3) LTM cash flow from operations plus dividends and (4) book value of equity. The comparable companies' projected fiscal year 2001 and 2002 earnings results were based on publicly available median EPS estimates from I/B/E/S and shares outstanding as of a company's latest 10-Q or 10-K. The Energy East comparable companies analysis resulted in the following ranges of multiples as of February 14, 2001:

                                    ANALYSIS
                                MULTIPLE RANGES

-   LTM EBITDA..................................................    7.0x to 8.0x
-   Projected fiscal year 2001 net income.......................  11.0x to 12.0x
-   Projected fiscal year 2002 net income.......................  10.3x to 11.5x
-   LTM cash flow from operations...............................    4.5x to 7.5x
-   Book value of equity........................................  1.50x to 1.60x

    Applying these multiples to Energy East resulted in equity values for Energy East of $18.75 to $23.00 per share. The closing price for Energy East shares on February 15, 2001 was $19.49 per share.

    No company utilized in the comparable company analysis is identical to RGS Energy or Energy East. In evaluating the comparable company groups, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of RGS Energy or Energy East. These other matters include the impact of competition on the business of RGS Energy or Energy East and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of RGS Energy or Energy East or in the industry or financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

    SELECTED COMPARABLE MERGERS AND ACQUISITIONS ANALYSIS. Morgan Stanley reviewed publicly available financial information for selected completed and pending mergers and acquisitions involving companies in the integrated electric and gas utility business. The selected mergers and acquisitions included (target/acquiror):

    - Niagara Mohawk Holdings Inc./National Grid Group PLC

    - GPU Inc./FirstEnergy Corp.

    - IPALCO Enterprises Inc./AES Corp.

    - Bangor Hydro-Electric Co./NS Power Holdings

    - LG&E Energy Corp./PowerGen PLC

    - MidAmerican Energy Co./Berkshire Hathaway Inc.

    - Northeast Utilities/Consolidated Edison Inc.

    - Florida Progress Corp./Carolina Power & Light Co.

    - CMP Group Inc./Energy East Corp.

    - Empire District Electric Co./UtiliCorp United Inc.

    - St. Joseph Light & Power Co./UtiliCorp United Inc.

    - New England Electric System/National Grid Group PLC

    - PacifiCorp/ScottishPower PLC

    - Commonwealth Energy System/BEC Energy

    - CILCORP Inc./AES Corp.

    - MidAmerican Energy Co./CalEnergy

    - Orange & Rockland Utilities Inc./Consolidated Edison Inc.

    - Central & South West Corp./American Electric Power Co.

    - KU Energy Corp./LG&E Energy Corp.

    Morgan Stanley reviewed the consideration paid, or market value, (for stock deals, based on acquiror stock prices on the day prior to the announcement of the transaction) in the comparable transactions and calculated multiples of total enterprise value to the targets' LTM (latest twelve months prior to the announcement of the transaction) EBITDA. Morgan Stanley also calculated multiples of the consideration paid to the targets' (1) LTM net income, (2) LTM cash flow from operations, (3) forward year earnings and (4) book value of equity. The comparable transactions analysis resulted in the following ranges:

                                    ANALYSIS
                                MULTIPLE RANGES

-   LTM EBITDA..................................................    6.5x to 8.0x
-   LTM net income..............................................  15.0x to 17.0x
-   Projected fiscal year 2001 net income.......................  14.0x to 16.0x
-   LTM cash flow from operations...............................    4.5x to 6.5x
-   Book value of equity........................................    1.5x to 1.7x

    Applying these multiples to RGS Energy resulted in equity values for RGS Energy of $34.00 to $42.00 per share. The closing price for RGS Energy shares on February 15, 2001 was $32.85 per share. As of February 15, 2001, the offer price for each RGS Energy share was $39.50 per share.

    No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of RGS Energy. These other matters include the impact of competition on RGS Energy and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of RGS Energy or in the industry or financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using precedent transaction data.

    PREMIUM ANALYSIS. Morgan Stanley analyzed RGS Energy based on a premium range to the "unaffected price," defined as the midpoint of the comparable public company analysis ($28.88). Morgan Stanley applied a 25% to 40% premium to the unaffected price, which resulted in equity values for RGS Energy of $36.00 to $40.50 per share. The closing price for RGS Energy shares on February 15, 2001 was $32.85 per share. As of February 15, 2001, the offer price for each RGS Energy share was $39.50 per share.

    DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley analyzed RGS Energy based on an unleveraged discounted cash flow analysis of the projected financial performance of RGS Energy. This projected financial performance was based upon a five-year forecast for RGS Energy provided by RGS Energy management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon a range of EBITDA multiples of 6.25x to 7.25x. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates (7.5% to 8.5%) that represented an estimate of the weighted average cost of capital of RGS Energy. The discounted cash flow analysis of RGS Energy financials as provided by RGS Energy management resulted in equity values for RGS Energy of $30.25 to $40.50 per share.

    Morgan Stanley analyzed Energy East based on an unleveraged discounted cash flow analysis of the projected financial performance of Energy East. This projected financial performance was based upon a five-year forecast for Energy East provided by Energy East management. The discounted cash flow analysis determined the discounted present value of the unleveraged after-tax cash flows generated over the five-year period and then added a terminal value based upon a range of EBITDA multiples of 7.00x to 8.00x. The unleveraged after-tax cash flows and terminal value were discounted using a range of discount rates (7.5% to 8.5%) that represented an estimate of the weighted average cost of capital of Energy East. The discounted cash flow analysis of Energy East financials as provided by Energy East management resulted in equity values for Energy East of $21.25 to $27.50.

    PRO FORMA MERGER ANALYSIS. Morgan Stanley performed an analysis of the potential pro forma effect of the merger on Energy East's EPS for the fiscal years 2001 through 2005. Morgan Stanley combined the projected operating results of RGS Energy with the corresponding projected operating results of Energy East, each provided by each company's respective management, to arrive at the combined company projected net income. Morgan Stanley divided the combined company projected net income by the pro forma shares outstanding to arrive at the combined company projected EPS. Morgan Stanley then compared the combined company projected EPS to Energy East's projected stand-alone results provided by Energy East management to determine the projected pro forma impact on Energy East. This analysis suggested that, without assuming any cost savings due to the merger, the merger would result in dilution to Energy East's EPS post goodwill for years 2001-2005 and would result in dilution to Energy East's EPS pre-goodwill in years 2001 and 2003 and accretion to Energy East's EPS pre-goodwill in years 2002, 2004 and 2005.

    In connection with the review of the merger by the RGS Energy board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses or factors considered by it, without considering all analyses and factors as a whole, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of RGS Energy or Energy East.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RGS Energy or Energy East. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the common share exchange ratio, pursuant to the merger agreement, to the holders of RGS Energy common shares and were conducted in connection with the delivery by Morgan Stanley of its opinion dated
February 16, 2001 to the RGS Energy board of directors. The analyses do not purport to be appraisals or to reflect the prices at which RGS Energy common shares or Energy East ordinary shares actually may be valued or the prices at which their shares may actually trade in the marketplace. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

    In addition, as described above, Morgan Stanley's opinion and presentation to the RGS Energy board of directors was one of many factors taken into consideration by the RGS Energy board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the RGS Energy board of directors with respect to the value of RGS Energy or of whether the RGS Energy board of directors would have been willing to agree to a different exchange ratio. The common stock exchange ratio pursuant to the merger agreement and other terms of the merger agreement were determined through arm's-length negotiations between RGS Energy and Energy East and were approved by the RGS Energy board of directors. Morgan Stanley did not recommend any specific exchange ratio to RGS Energy or that any given exchange ratio constituted the only appropriate exchange ratio for the merger.

    Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with the mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers in the equity or debt securities or senior loans of RGS Energy or Energy East.

    Pursuant to an engagement letter between RGS Energy and Morgan Stanley dated January 18, 2001, Morgan Stanley has earned a fee of $3,058,965 for the rendering of the Morgan Stanley opinion and the public announcement of the merger. In addition, Morgan Stanley will receive a fee of $3,058,965, payable upon the approval of the transaction by RGS Energy's shareholders, and another $3,058,965 upon completion of the merger. In addition, Morgan Stanley will be reimbursed for certain of its related expenses. Morgan Stanley will not be entitled to any additional fees or compensation in the event the merger is not approved or otherwise completed. RGS Energy also agreed, under separate agreement, to indemnify Morgan Stanley, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

    In the past, Morgan Stanley and its affiliates have provided investment banking and other financial services to RGS Energy and Energy East and have received fees for the rendering of these services. Morgan Stanley may provide financial advisory services to, and may act as underwriter or placement agent for, the combined company in the future. In the ordinary course of Morgan Stanley's business, Morgan Stanley may actively trade the securities of RGS Energy and Energy East for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

OPINION OF THE FINANCIAL ADVISOR TO THE ENERGY EAST BOARD

    On February 16, 2001, the Energy East board of directors received UBS Warburg's oral opinion, which was subsequently followed by a written opinion as of the same date that, as of that date and subject to the various considerations, assumptions, limitations and qualifications described in the opinion, the consideration to be paid by Energy East to shareholders of RGS Energy is fair, from a financial point of view, to Energy East.

    Each Energy East shareholder is urged to read the actual UBS Warburg opinion, dated February 16, 2001, which is attached as Appendix C to this document.

    In arriving at its opinion, UBS Warburg, among other things:

    - reviewed certain publicly available business and historical financial information relating to Energy East and RGS Energy;

    - reviewed certain internal financial information and other data relating to the business and financial prospects of RGS Energy, including estimates and financial forecasts prepared by management of RGS Energy that were provided to UBS Warburg by RGS Energy and not publicly available;

    - reviewed certain internal financial information and other data relating to the business and financial prospects of Energy East, including estimates and financial forecasts prepared by the management of Energy East and not publicly available;

    - conducted discussions with members of the senior management of Energy East and RGS Energy, respectively, concerning the businesses and financial prospects of Energy East and RGS Energy;

    - reviewed publicly available financial and stock market data with respect to certain other companies in lines of business UBS Warburg believed to be generally comparable to those of RGS Energy;

    - reviewed publicly available financial and stock market data with respect to certain other companies in lines of business UBS Warburg believed to be generally comparable to those of Energy East;

    - compared the financial terms of the merger with the publicly available financial terms of certain other transactions which UBS Warburg believed to be generally relevant;

    - considered certain pro forma effects of the merger on Energy East's financial statements;

    - reviewed the merger agreement;

    - considered the strategic advantages of the merger; and

    - conducted such other financial studies, analyses and investigations, and considered such other information as UBS Warburg deemed necessary or appropriate.

    In connection with their review, UBS Warburg, at Energy East's direction, did not assume any responsibility for independent verification of any of the information reviewed by UBS Warburg for the purpose of this opinion, and relied, with Energy East's consent, on such information being complete and accurate in all material respects. At Energy East's direction, UBS Warburg has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of RGS Energy or Energy East, nor was UBS Warburg furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates and pro forma effects referred to above, UBS Warburg assumed, at Energy East's direction, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of the companies as to the future performance of their respective companies. In addition, UBS Warburg also assumed, with Energy East's approval, that the future financial results referred to above would be achieved at the times and in the amounts projected by management. UBS Warburg also assumed, with Energy East's consent, that the merger will be accounted for under the purchase method of accounting and that all governmental, regulatory or other approvals necessary for the consummation of the merger will be obtained without any material adverse effect on Energy East and/or RGS Energy. Energy East did not limit UBS Warburg regarding the procedures to be followed or factors to be considered in rendering its opinion.

    UBS Warburg's opinion was necessarily based on economic, monetary, market and other conditions in effect on, and the information made available to UBS Warburg as of, the date thereof.

    The UBS Warburg opinion did not address Energy East's underlying business decision to effect the merger or constitute a recommendation to any shareholder of Energy East as to how such shareholder should vote with respect to the issuance of shares of Energy East common stock to effect the merger. Other than as set forth in its opinion, UBS Warburg had not been asked to, nor did UBS Warburg offer any opinion as to the material terms of the merger agreement or the form of the merger. UBS Warburg expressed no opinion as to what the value of Energy East common stock will be when issued pursuant to the merger or the prices at which it will trade in the future. In rendering its opinion, UBS Warburg assumed, with Energy East's consent, that Energy East and RGS Energy will comply with all the material terms of the merger agreement.

    No company, transaction or business used in the analysis described below under "RGS Energy Comparable Company Trading Analysis," "Energy East Comparable Company Trading Analysis" and "Comparable Company Acquisition Analysis" is identical to RGS Energy, Energy East or the proposed merger. Accordingly, the analysis of the results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors.

    In connection with rendering its opinion, UBS Warburg considered a variety of valuation methods. The following discussion summarizes the material valuation methods considered by UBS Warburg.

    RGS ENERGY COMPARABLE COMPANY TRADING ANALYSIS. Using publicly available information, UBS Warburg compared multiples of certain financial criteria for RGS Energy to multiples based upon market trading values at the time for certain other companies which, in UBS Warburg's judgment, were generally comparable to RGS Energy for the purpose of this analysis. The factors UBS Warburg considered in selecting companies for comparison included size, geographic location, financial condition and scope of business operations. The companies used in the comparison were Alliant Energy Corporation; CH Energy Group, Inc.; Consolidated Edison, Inc.; UIL Holdings Corporation; Vectren Corporation; Wisconsin Energy Corporation; and WPS Resources Corporation.

    In evaluating the current market value of RGS Energy common stock, UBS Warburg determined ranges of multiples for selected measures of financial performance for the comparable companies, including the market value per share of outstanding common stock as a multiple of:

    - Net income per share of common stock ("EPS") for the latest 12-month period ("LTM"); and

    - Estimated EPS for the current and the following fiscal years as projected by I/B/E/S, a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts on companies of interest to investors.

    In addition, UBS Warburg determined ranges of multiples for selected measures of financial performance for the comparable companies, including the adjusted market value of RGS Energy (defined as the market value of outstanding common stock plus total debt, preferred and minority interests, less cash and equivalents) as a multiple of:

    - LTM operating income, or earnings before interest and taxes ("EBIT"); and

    - LTM operating cash flow, or earnings before interest, taxes, depreciation and amortization ("EBITDA").

    UBS Warburg then compared such multiples to the corresponding data for RGS Energy and developed an indicative trading range for RGS Energy. This analysis produced a range of multiples for RGS Energy in the indicative trading value range. The results are summarized in the following table, which shows the range of multiples produced for each of the measures of RGS Energy's financial performance in the indicative trading value range:

                                                            RGS        RGS
                                         COMPARABLE      ENERGY AT  ENERGY AT
MEASURE OF FINANCIAL PERFORMANCE     COMPANY MULTIPLES   $29/SHARE  $35/SHARE
--------------------------------     ------------------  ---------  ---------
LTM EPS............................       12.0x--14.0x     11.2x      13.5x
2001 Estimated EPS.................       11.0x--13.5x     11.5x      13.9x
2002 Estimated EPS.................       11.0x--12.5x     11.0x      13.3x
LTM EBIT...........................       10.0x--12.0x      9.7x      10.7x
LTM EBITDA.........................         7.0x--8.0x      5.9x       6.6x

    As shown above, this analysis produced values of $29.00 to $35.00 per share for RGS Energy. RGS Energy's closing price of $33.10 on February 16, 2001, was somewhat above the middle of this range.

    COMPARABLE COMPANY ACQUISITION ANALYSIS. UBS Warburg reviewed comparable transactions that have been announced since 1998, excluding mergers of equals, involving acquisitions of regulated gas and electric companies or holding companies for regulated gas and electric companies based in the United States. Fifteen comparable transactions were selected in which the target's equity value exceeded $500 million.

    The comparable transactions included the following announced and completed transactions:

    - Potomac Electric Power Company and Conectiv;

    - National Grid Group plc and Niagara Mohawk Power Corporation;

    - The AES Corporation and IPALCO Enterprises, Inc.;

    - PowerGen plc and LG&E Energy Corporation;

    - Sierra Pacific Resources and Portland General Electric Company (Enron Corporation);

    - an investor group and MidAmerican Energy Holdings Company;

    - Consolidated Edison, Inc. and Northeast Utilities;

    - Carolina Power & Light Company and Florida Progress Corporation;

    - Energy East Corporation and CMP Group, Inc.;

    - Dynegy, Inc. and Illinova Corporation;

    - an investor group and TNP Enterprises, Inc.;

    - ScottishPower plc and PacifiCorp;

    - The AES Corporation and CILCORP Inc.;

    - CalEnergy Company, Inc. and MidAmerican Energy Holdings Company; and

    - Consolidated Edison, Inc. and Orange and Rockland Utilities, Inc.

    UBS Warburg calculated the equity consideration per share to be paid to the second company's shareholders for each of the comparable transactions as a multiple of various measures of financial performance for that company including:

    - LTM EPS as of the date of each respective transaction announcement;

    - Estimated EPS for the then current and the following fiscal years as projected by I/B/E/S; and

    - Premium to the closing price per share of common stock for one day and one month prior to the date of each respective transaction announcement.

    In addition, UBS Warburg calculated the adjusted acquisition value for each of the comparable transactions as a multiple of each acquired company's:

    - LTM EBIT as of the date of each respective transaction announcement; and

    - LTM EBITDA as of the date of each respective transaction announcement.

    UBS Warburg then compared such multiples to the corresponding data for RGS Energy and developed an indicative acquisition value range for RGS Energy. This analysis produced a range of multiples for RGS Energy in the indicative acquisition value range. The results are summarized in the following table, which shows the range of multiples produced in the indicative acquisition value range for each of the selected measures of RGS Energy financial performance:

                                                            RGS        RGS
                                         COMPARABLE      ENERGY AT  ENERGY AT
MEASURE OF FINANCIAL PERFORMANCE     COMPANY MULTIPLES   $37/SHARE  $45/SHARE
--------------------------------     ------------------  ---------  ---------
LTM EPS............................       14.0x--18.0x     14.2x      17.3x
2001 Estimated EPS.................       14.0x--18.0x     14.7x      17.9x
2002 Estimated EPS.................       14.0x--18.0x     14.1x      17.1x
LTM EBIT...........................       10.0x--13.5x     11.1x      12.4x
LTM EBITDA.........................         7.0x--8.0x      6.8x       7.6x
One-Day Premium (%)................         20.0--35.0      12.1       36.4
One-Month Premium (%)..............         25.0--40.0      26.8       54.2

    As shown above, this analysis produced values of $37.00 to $45.00 per share for RGS Energy. The transaction price of $39.50 per share is somewhat below the midpoint of this range.

    UBS Warburg also performed a discounted cash flow analysis of RGS Energy based upon projections furnished by RGS Energy that were reviewed by Energy East management. Utilizing these projections, UBS Warburg discounted to present value, under assumed discount rates ranging from 7.00% to 8.00%, the unlevered free cash flows through the year 2005 for RGS Energy. Terminal values were determined utilizing multiples of EBITDA of 7.0x to 8.0x, based on the EBITDA multiples of public companies deemed comparable to RGS Energy. These were the same companies used by UBS Warburg in its comparable company trading analysis of RGS Energy summarized above. As an alternative measure, the terminal value was calculated using perpetuity growth rates of 0.5% to 1.0%. The present value of the discounted cash flow of RGS Energy ranged from $36.00 to $44.00. The transaction price of $39.50 per share is at approximately the midpoint of this range.

    The valuation analysis of RGS Energy can be summarized as shown in the following table:

VALUATION METHODOLOGY                         LOW END OF RANGE   HIGH END OF RANGE
---------------------                         ----------------   -----------------
Comparable Company Trading Analysis.........       $29.00             $35.00
Comparable Acquisition Analysis.............       $37.00             $45.00
Discounted Cash Flow Analysis...............       $36.00             $44.00

    ENERGY EAST COMPARABLE COMPANY TRADING ANALYSIS. Using publicly available information, UBS Warburg compared multiples of certain financial criteria for Energy East to multiples based upon market trading values at the time for certain other electric utilities or holding companies for electric utilities which, in UBS Warburg's judgment, were generally comparable to Energy East for the purpose of this analysis. The factors UBS Warburg considered in selecting companies for comparison included size, geographic location, financial condition and scope of business operations. The companies used in the comparison were Consolidated Edison, Inc.; NSTAR; Potomac Electric Power Company; Sempra Energy and UIL Holdings Corporation.

    In evaluating the current market value per share of Energy East common stock, UBS Warburg determined ranges of multiples for selected measures of financial performance for the comparable companies including the market value per share of outstanding common stock as a multiple of:

    - LTM EPS; and

    - Estimated EPS for the current and the following fiscal years as projected by I/B/E/S.

    In addition, UBS Warburg determined ranges of multiples for selected measures of financial performance for the comparable companies, including the adjusted market value as a multiple of:

    - LTM EBIT; and

    - LTM EBITDA.

    The Energy East comparable company trading analysis resulted in the following range of multiples:

MEASURE OF FINANCIAL PERFORMANCE                    COMPARABLE COMPANY MULTIPLES
--------------------------------                    ----------------------------
LTM EPS...........................................            10.5x -- 13.0x
2001 Estimated EPS................................            10.0x -- 11.5x
2002 Estimated EPS................................             9.5x -- 11.0x
LTM EBIT..........................................             9.0x -- 10.0x
LTM EBITDA........................................             6.0x --  7.0x

    UBS Warburg then applied such multiples to the corresponding data for Energy East, resulting in a range of equity values of $18.00 to $21.00 per share. Energy East's closing price on February 16, 2001, was $19.14. This analysis was performed by UBS Warburg to determine if the Energy East common stock comprising 45% of the total consideration of the merger was appropriately valued. Based on this analysis, UBS Warburg determined that Energy East common stock was appropriately valued.

    ACCRETION/DILUTION ANALYSIS. UBS Warburg analyzed certain pro forma effects of the transaction on the estimated earnings per share of Energy East for 2002, 2003 and 2004. This analysis was performed based upon forecasts provided by Energy East management for Energy East's estimated earnings and upon RGS Energy forecasts provided by RGS Energy management, with adjustments deemed appropriate by Energy East management, and did not take into account any synergies that may be realized as a result of the merger. This resulted in dilution to Energy East's earnings per share in each of the years analyzed, including the amortization of goodwill. However, assuming that the estimated synergies could be obtained and retained, the transaction is accretive to Energy East's earnings per share in each of the years analyzed, including the amortization of goodwill.

    The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances. Therefore, the opinion and analysis are not readily susceptible to summary description. Accordingly, notwithstanding the separate factors and analyses summarized above, UBS Warburg believes that its analysis must be considered as a whole and that selecting only portions of its analysis and the factors it considered, without considering all factors and analyses, could create a misleading view of the evaluation process underlying the opinions. UBS Warburg did not assign any particular weight to any analyses or factors it considered. Rather, UBS Warburg made qualitative judgments based on its experience in rendering these opinions and on economic, monetary and market conditions then present as to the significance and relevance of each analysis and factor. In its analyses, UBS Warburg assumed relatively stable industry performance, regulatory environments and general business and economic conditions, all of which are beyond Energy East's control. Any estimates contained in UBS Warburg's analyses do not necessarily indicate actual value, which may be significantly more or less favorable than those suggested by such estimates. Estimates of the financial value of companies do not purport to be appraisals or to reflect necessarily the prices at which companies or their securities actually may be sold.

    UBS Warburg is an internationally recognized investment banking firm. As part of its investment banking business, UBS Warburg is regularly engaged in evaluating businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Energy East's board of directors selected UBS Warburg on the basis of the firm's expertise and reputation.

    Pursuant to the engagement letter between Energy East and UBS Warburg, Energy East paid UBS Warburg $2.0 million upon the rendering of UBS Warburg's fairness opinion. In addition, UBS Warburg will receive a $1.0 million payment at the time of the Energy East shareholder approval of the issuance of Energy East shares in connection with the merger. At the completion of the merger, UBS Warburg will receive a fee of $0.8 million. Energy East has agreed to indemnify UBS Warburg against certain liabilities, including liabilities under federal securities laws, relating to or arising out of its engagement. In the past, UBS Warburg and its predecessors have provided investment banking services to Energy East and received customary compensation for rendering such services.

    In the ordinary course of business, UBS Warburg, its successors and affiliates, have traded or may trade securities of Energy East and RGS Energy for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

EFFECTIVE TIME OF THE MERGER

    The merger will become effective when the parties to the merger agreement file a certificate of merger with the Department of State of the State of New York in accordance with the New York Business Corporation Law, or at a later time that Energy East and RGS Energy may specify in the certificate of merger.

    If the merger agreement is approved at the RGS Energy annual meeting, and the issuance of Energy East shares in connection with the merger is approved at the Energy East annual meeting, the effective time will occur two days after satisfaction or waiver of the remaining conditions to the merger contained in the merger agreement, including the receipt of all required regulatory approvals.

CERTIFICATE OF INCORPORATION AND BYLAWS

    The certificate of incorporation of Eagle Merger Corp., in effect immediately prior to the effective time of the merger, will become the certificate of incorporation of the surviving company, except that the name of the surviving company will be "RGS Energy Group, Inc." The bylaws of Eagle Merger Corp. in effect immediately prior to the effective time will be the bylaws of the surviving company.

ACCOUNTING TREATMENT

    The merger will be accounted for as an acquisition of RGS Energy by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. A portion of the purchase price will be allocated to non-utility assets and liabilities of RGS Energy based on their estimated fair market value at the date of acquisition. The assets and liabilities of the regulated utility will not be revalued. The difference between the purchase price, representing fair value, and the recorded amounts will be shown as goodwill on the balance sheet.

REGULATORY APPROVALS

    We must comply with state and federal regulatory approval requirements before we can complete the merger and the other transactions described in the merger agreement. Although there can be no guarantee that we will obtain the requisite consents or approvals on a satisfactory or timely basis, or at all, we currently believe that the necessary approvals can be obtained in sufficient time to allow the merger to be completed in the first quarter of 2002. If any of the regulatory approvals include conditions or restrictions that would have a material adverse effect on Energy East or RGS Energy, Energy East would have the right to terminate the merger.

    NEW YORK STATE PUBLIC SERVICE COMMISSION. Under New York law, the New York State Public Service Commission has jurisdiction over the transfer of the stock of RG&E. In deciding whether to approve the proposed transfer of stock, the standard applied by the New York State Public Service Commission is whether the transfer is in the public interest. Factors which may be considered in determining whether a merger is in the public interest include, but are not limited to, ratepayer benefits, service quality and reliability, market power issues, environmental impacts, affiliate transactions and the financial integrity of the resulting corporation. We have made the appropriate filings seeking the consent of the New York State Public Service Commission to the transfer of stock.

    THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935. Energy East has registered with the SEC as a holding company under the Public Utility Holding Company Act. RGS Energy is a holding company that is exempt from most provisions of the Public Utility Holding Company Act.

    The SEC must approve the merger under the Public Utility Holding Company Act of 1935, unless it finds that:

    - the merger would tend toward detrimental interlocking relations or detrimental concentration of control of public utilities;

    - the consideration to be paid in connection with the merger is not reasonable; or

    - the merger would unduly complicate the capital structure or be detrimental to the proper functioning of Energy East's holding company system after the merger.

    The SEC must also find that the merger complies with applicable state law, tends toward the development of an integrated public utility system and otherwise conforms to the Public Utility Holding Company Act's integration and corporate simplification standards. Under the integration provisions of the Public Utility Holding Company Act, to approve the merger, the SEC must also find that the merger would serve the public interest, because it would tend toward the development of an integrated public utility system (in this case consisting of the electric properties of the Energy East and RGS Energy systems). Section 10(c)(1) of the Public Utility Holding Company Act prevents the SEC from approving an acquisition that "would be detrimental to the carrying out of the provisions of Section 11." Section 11(b)(1) of the Public Utility Holding Company Act generally confines the utility properties of a registered holding company to a "single integrated public-utility system," either gas or electric. An exception to the requirement of a "single system" is provided in section 11(b)(1)(A) through (C), the so-called "ABC clauses." Under this exception, a registered holding company may control one or more additional integrated public utility systems if the SEC affirmatively finds that

(A) each of these additional systems cannot be operated as an independent system without the loss of substantial economies; (B) all of these additional systems are located in one state, adjoining states, or a contiguous foreign country; and
(C) the continued combination of these systems under the control of such holding company is not so large as to impair the advantages of localized management, efficient operation, or the effectiveness of regulation.

    Although there can be no assurance, we believe that the combination of our electric utility systems will constitute an "integrated" electric utility system. In addition, we believe that the SEC will make affirmative findings under the ABC clauses that will permit Energy East to retain the gas utility properties of Energy East and RGS Energy as an additional integrated gas utility system.

    FEDERAL ENERGY REGULATORY COMMISSION. Under Section 203 of the Federal Power Act, the Federal Energy Regulatory Commission has jurisdiction when a public utility sells or otherwise disposes of facilities that are subject to its jurisdiction. A disposition is deemed made when there is a change of control of the public utility that owns the facilities. RG&E's transmission facilities are subject to the jurisdiction of the Federal Energy Regulatory Commission. For this reason, prior approval of the Federal Energy Regulatory Commission is required in order to complete the merger. In reviewing a merger, the Federal Energy Regulatory Commission generally evaluates the effect of a proposed merger on competition and on rates and whether the proposed merger will impair the effectiveness of regulation.

    NUCLEAR REGULATORY COMMISSION. RG&E holds a Nuclear Regulatory Commission operating license for its Ginna Nuclear Plant, authorizing RG&E to own and operate the Ginna facility. RG&E also is a co-licensee for its 14% interest in Nine Mile Point Nuclear Plant Unit No. 2, but has no operating authority under that license. The Atomic Energy Act provides that a license may not be transferred or in any manner disposed of, directly or indirectly, through transfer of control unless the Nuclear Regulatory Commission finds that the transfer complies with the Atomic Energy Act and consents to the transfer.

    HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT. The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act, and the rules and regulations thereunder, which provide that certain acquisition transactions may not be completed until specified information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and until certain waiting periods have been terminated or have expired. The expiration or earlier termination of the Hart-Scott Act waiting period would not preclude the Antitrust Division or the Federal Trade Commission from later challenging the merger on antitrust grounds. We do not believe that the merger will violate federal antitrust laws. If we do not complete the merger within 12 months after the expiration or earlier termination of the initial Hart-Scott Act waiting period, we would be required to submit new information to the Antitrust Division and the Federal Trade Commission, and a new waiting period would have to expire or be earlier terminated before the merger could be completed.

    OBLIGATIONS TO OBTAIN REGULATORY APPROVALS. Under the merger agreement, we have agreed to cooperate and use our best efforts to obtain all regulatory and governmental approvals necessary or advisable to complete the merger and the other transactions contemplated by the merger agreement. All of these approvals must not impose terms or conditions that, individually or in the aggregate, would have or would reasonably be expected to have a material adverse effect with respect to RGS Energy or Energy East.

    INJUNCTIONS. Our obligation to complete the merger is subject to the condition that there be no law, regulation or injunction in effect that would prohibit the completion of the merger.

NO DISSENTERS' RIGHTS OF APPRAISAL

    Under the laws of the State of New York, where both of our companies are incorporated, neither Energy East shareholders nor RGS Energy shareholders are entitled to appraisal rights in connection with the merger.

LISTING OF THE ENERGY EAST SHARES ON THE NEW YORK STOCK EXCHANGE

    In the merger agreement, Energy East, Eagle Merger Corp. and RGS Energy have agreed to use reasonable efforts to cause Energy East shares that are to be issued in connection with the merger to be listed for trading on the New York Stock Exchange. Approval for listing is a condition to the obligations of Energy East, Eagle Merger Corp. and RGS Energy to complete the merger.

RESALE OF THE ENERGY EAST SHARES ISSUED IN THE MERGER; RGS ENERGY AFFILIATES

    Energy East shares to be issued to RGS Energy shareholders in connection with the merger will be freely transferable under the Securities Act of 1933, except for Energy East shares issued to any person deemed to be an affiliate of RGS Energy for purposes of Rule 145 promulgated under the Securities Act at the time of the annual meeting. Persons deemed affiliates may not sell their Energy East shares acquired in connection with the merger, except pursuant to an effective registration statement under the Securities Act covering such Energy East shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Pursuant to the merger agreement, RGS Energy has delivered to Energy East a letter identifying all persons who are, and to such person's best knowledge who will be at the closing, affiliates of RGS Energy. The merger agreement also requires RGS Energy to use all reasonable efforts to cause shareholders who are, or are expected to be, affiliates to enter into an agreement to comply with Rule 145 and certain other restrictions on the resale of the affiliates' Energy East shares received in connection with the merger.

MERGER FINANCING

    In the merger, Energy East expects to pay RGS Energy shareholders approximately $750 million in cash consideration. Energy East anticipates funding the cash consideration with the proceeds from the issuance of long-term debt and preferred stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Some of the members of RGS Energy's management and the RGS Energy board of directors have interests in the merger that are in addition to their interests as RGS Energy shareholders generally. As described below, Mr. Richards of RGS Energy entered into an agreement with Energy East that will, effective upon completion of the merger, provide for his employment with Energy East and for certain severance benefits. In addition, prior to the effective time of the merger, RGS Energy is permitted to establish, subject to certain guidelines, a retention program described in more detail below, pursuant to which certain employees, including executive officers, will receive cash bonuses equal to a percentage of their annual base salary. Completion of the merger will constitute a change in control of RGS Energy for purposes of determining the entitlement of the executive officers of RGS Energy to certain severance and other benefits described below. Furthermore, Mr. Richards and two non-management directors of RGS Energy will join the Energy East board of directors and Energy East will extend offers to all individuals who are members of the RGS Energy board (other than Mr. Richards and the two non-management directors of RGS Energy who will join the Energy East board of directors) to become members of an advisory board of the surviving company following the merger. The members of the advisory board will provide advice to the board of directors of the surviving company with respect to various matters and will receive remuneration for their services equivalent to remuneration currently provided to non-employee directors of RGS Energy.

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    The RGS Energy board of directors was aware of these interests and considered them, among many other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

    MR. RICHARDS' EMPLOYMENT AGREEMENT WITH ENERGY EAST. Mr. Richards, chairman of the board, president and chief executive officer of RGS Energy, has entered into an agreement relating to his employment with Energy East following completion of the merger. Mr. Richards' employment agreement will supersede his existing severance agreement with RGS Energy upon completion of the merger.

    The term of Mr. Richards' agreement will begin upon completion of the merger, with an initial term ending on the third anniversary of that date, and automatic extensions of the term by an additional year on each anniversary of the completion of the merger unless either party provides 90 days' prior written notice to the other not to extend the term. Under the agreement, Mr. Richards will serve as (i) chairman, president and chief executive officer of RGS Energy,
(ii) chairman and chief executive officer of RG&E and NYSEG and (iii) a member of the board of directors and an executive vice president of Energy East. During the employment term, Mr. Richards will be paid an annual base salary of not less than $475,000, subject to certain increases, and his salary will be reviewed for possible further increases at least annually during the employment term. During the employment term, Mr. Richards will also be eligible to receive an annual bonus under Energy East's Annual Executive Incentive Plan or any successor bonus plan, with a threshold bonus opportunity of 70% of his annual base salary and a maximum bonus opportunity of 140% of his annual base salary.

    Under his employment agreement, on the date the merger is completed, Energy East will grant Mr. Richards an option to purchase 150,000 Energy East shares with an exercise price equal to the fair market value of the stock on the date of grant. The options will vest one-third on the first anniversary of the date of grant, one-third on the second anniversary of the date of grant, and one-third on the third anniversary of the date of grant, or if earlier, upon a change of control of Energy East, as defined in Energy East's 2000 Stock Option Plan.

    Mr. Richards' agreement also provides that he will be entitled to participate in the incentive compensation and employee benefit plans that are made available to executives and key management employees of Energy East, RGS Energy, RG&E and NYSEG on terms and conditions no less favorable than those applicable to executives and key management employees. In addition, Mr. Richards' employee benefits will not be less favorable in the aggregate than those provided to Mr. Richards by RGS Energy as of February 16, 2001.

    Mr. Richards' agreement further provides that if his employment is terminated during the employment term by Mr. Richards for "good reason," or by Energy East or RGS Energy for reasons other than "cause," death, or disability, Mr. Richards will be entitled to:

    - a lump sum cash payment equal to three times the sum of Mr. Richards' base salary and incentive compensation equal to the higher of (1) the annual bonus (if any) earned by Mr. Richards under his agreement for the most recent fiscal year ended before the date of termination and (2) the average of the annual bonuses earned by Mr. Richards for the lesser of the number of years that he has been eligible to earn an annual bonus under his agreement and the three most recently completed fiscal years that ended before the date of termination (except that if the performance period for his first annual bonus has not been completed by the date of termination, his incentive compensation will equal the target annual bonus);

    - any unpaid portion of his base salary through the date of termination at the rate in effect immediately before the notice of termination is given;

    - a pro rata target annual bonus for the fiscal year of termination;

    - a lump sum cash payment representing the value of the additional pension benefits Mr. Richards would have received, had he remained employed for three additional years;

    - continuation of health, life insurance and accidental death and dismemberment benefits for three years following the date of termination, or, in the event that such participation is not permitted by the terms of the plans, substantially equivalent alternative coverage, or in the case of health plans only, a cash amount equal, on a net after-tax basis, to the premiums charged to persons electing to receive such coverage under COBRA;

    - all other compensation and benefits, other than severance compensation and benefits, to which Mr. Richards is entitled under the terms of any compensation or benefit plan, program or arrangement maintained by Energy East, RGS Energy, RG&E or NYSEG as then in effect; and

    - any unreimbursed business expenses that would ordinarily be reimbursed by Energy East or RGS Energy.

    In addition, the options granted to Mr. Richards upon completion of the merger, as described above, will vest and remain exercisable for one year following the date of termination.

    If any payments or benefits that Mr. Richards receives are subjected to the excise tax imposed under Section 4999 of the Internal Revenue Code, his agreement provides for an additional payment to him to restore him to the after-tax position that he would have been in, if the excise tax had not been imposed.

    The agreement also provides that, during his employment with Energy East and its subsidiaries and affiliates, and for a period of one year after the termination of his employment for any reason other than a termination of employment by Energy East or RGS Energy without "cause" or a resignation by Mr. Richards for "good reason," Mr. Richards may not compete with Energy East and its affiliates or subsidiaries in Connecticut, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont.

    Under the terms of the employment agreement, Energy East is responsible for paying all reasonable legal fees and expenses incurred by Mr. Richards in any dispute concerning the interpretation or enforcement of the agreement.

    RETENTION PROGRAM. Under the terms of the merger agreement, RGS Energy will be permitted to establish a retention program for employees of RGS Energy and its subsidiaries prior to completion of the merger, subject to review, comment and final approval by Energy East. The retention program will provide 22 employees (including each of the executive officers other than Mr. Richards) of RGS Energy with a cash award equal to 100%, 50%, or 25% of each employee's annual base salary. The retention award will be payable 50% upon completion of the merger and 50% on the six-month anniversary thereof. In the event that the merger is abandoned without being completed, the retention awards will become immediately payable in full. In the event that the merger is not completed by November 16, 2002, the first 50% of each retention award will be payable on that date.

    Upon termination of a participating employee's employment by Energy East or RGS Energy without "cause" or upon such employee's resignation for "good reason," such employee will be entitled to immediate payment of the retention award. Upon termination of a participating employee's employment by Energy East or RGS Energy for "cause" or if such employee resigns without "good reason," any unpaid portion of the retention award will be forfeited.

    If the merger were completed on April 1, 2002, and based on certain assumptions and currently available information, the executive officers would receive the following retention bonuses: $249,637 for Mr. Tomaino; $249,637 for Mr. Bovalino; $249,637 for Mr. Wilkens; and $1,251,089 for all remaining employees as a group. The total of all retention bonuses paid to all employees will not exceed $2 million. Mr. Richards has entered into a new employment agreement with Energy East, described above, and, therefore, will not be eligible to participate in the retention program.

    SEVERANCE AGREEMENTS. RGS Energy has severance agreements with 20 of its employees (including each of the executive officers). These severance agreements provide for certain severance benefits in the event of an involuntary termination of employment within three years after a change in control of RGS Energy. The completion of the merger will be a change in control for purposes of those agreements. Under the severance agreements, an "involuntary termination" means a resignation by the executive that results from a "change in duties" or a termination of employment by the surviving company or its subsidiaries except a termination for "cause," or by reason of death, disability, or normal retirement under a retirement plan to which the executive was subject before completion of the merger. The severance benefits under each of these severance agreements, which are based on three years' pay and benefits for the RGS Energy executive officers and one or two years' pay and benefits for the other RGS Energy executives, consist of:

    - a lump sum payment equal to one, two or three times the greater of
      (1) the highest annual base salary paid or payable to the executive with respect to any twelve consecutive month period, as selected by the executive, during the three years ending with the termination date, and
      (2) his or her base salary as in effect on or before the date of termination, without regard to any reduction giving rise to an involuntary termination under the agreement;

    - a lump sum payment equal to one, two or three times the greater of
      (i) the executive's bonus earned for the final year of employment and
      (ii) the average of his or her bonuses for the three years before the termination date;

    - a pro rata share of his or her unpaid annual bonus for the year of termination, based on actual performance for such year and payable at the same time as bonuses are generally paid to other executives of RGS Energy;

    - continuation of health, dental, life, accident, and disability insurance coverage for one, two or three years after the date of termination;

    - one, two or three years' credit under retirement plans, assuming annual compensation increases for purposes of the retirement plans equal to the highest base salary increase received by the executive in the three years before the date of termination and annual bonus payouts at target; and

    - reimbursement of relocation costs or the cost of outplacement services incurred during the two-year period following termination that are not reimbursed by another employer.

    In addition, upon an involuntary termination occurring within three years after completion of the merger, all outstanding options and other equity awards held by executives who are party to a severance agreement will vest.

    RGS Energy also must pay any legal fees and costs that an executive incurs in any litigation brought to enforce or interpret any provision of the severance agreements.

    If the merger were completed on April 1, 2002 and the employment of each executive officer who is a party to a severance agreement were involuntarily terminated immediately thereafter, the estimated cash severance that would be payable under the severance agreements, based on certain assumptions and currently available information, would be: $944,782 for Mr. Tomaino; $941,791 for Mr. Bovalino; $938,011 for Mr. Wilkens; and $4,175,745 for all remaining officers as a group. Mr. Richards will not be eligible to receive any severance benefits under his agreement because it will be superseded by his new employment agreement with Energy East, described above.

    In addition, if any payments or benefits received by an executive who is a party to a severance agreement are subjected to the excise tax imposed under
Section 4999 of the Internal Revenue Code, the agreements provide for a payment to the executive to restore such executive to the after-tax position that he or she would have been in, if the excise tax had not been imposed.

    EXECUTIVE INCENTIVE PLAN. RGS Energy maintains an Executive Incentive Plan pursuant to which participating employees are eligible for annual cash awards based on the achievement of certain performance targets. The merger agreement provides that upon completion of the merger, the Executive Incentive Plan will terminate and each participating employee, including the executive officers, will be paid a pro rata portion of his or her target bonus. If the merger were completed on April 1, 2002 and based on certain assumptions and currently available information, the executive officers would receive the following payments under this provision of the Executive Incentive Plan: $35,880 for Mr. Richards; $15,602 for Mr. Tomaino; $15,602 for Mr. Bovalino; $15,602 for Mr. Wilkens; and $125,483 for all remaining officers as a group.

    DEFERRED STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS AND DEFERRED COMPENSATION PLAN. Any benefits or rights accrued and unpaid to a director, whether or not retired from the board, and which each director would have otherwise received for those years of service preceding the completion of the merger, will be paid at the time and in the manner set out in the relevant plans. The aggregate amount payable to the directors under these plans is expected to be approximately $4.5 million.

    SUPPLEMENTAL RETIREMENT BENEFIT PROGRAM AND THE SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM AND RELATED TRUSTS. RGS Energy maintains both a Supplemental Retirement Benefit Program and a Supplemental Executive Retirement Program. The Supplemental Retirement Benefit Program provides monthly defined benefit payments to participants whose benefits cannot be fully provided by RGS Energy's defined benefit pension plan because of the limitations imposed under the Internal Revenue Code. The Supplemental Executive Retirement Program provides participants with a targeted level of retirement benefits based on years of service. Upon completion of the merger, the grantor trust maintained in connection with the Supplemental Retirement Benefit Program and the Supplemental Executive Retirement Program must be fully and immediately funded. It is therefore expected that in anticipation of the completion of the merger, an aggregate of $12 million will be contributed to this trust to fund benefits of executive officers.

    STOCK-BASED RIGHTS. All unvested options to purchase shares of RGS Energy stock then held by executive officers and employees (including certain former employees) will vest upon completion of the merger. In addition, the merger agreement provides that all transfer restrictions applicable to any share of RGS Energy common stock owned by an executive officer or employee of RGS Energy will lapse upon completion of the merger. The merger agreement also provides that, upon completion of the merger, each outstanding and unexercised stock option to acquire shares of RGS Energy common stock granted under the RGS Energy stock plans will cease to represent the right to acquire shares of RGS Energy common stock and will be converted into, and become a right, to receive a cash payment equal to the product of (i) the excess, if any, of $39.50 over the exercise price of such option and (ii) the number of shares of RGS Energy subject to such option. In addition, the merger agreement provides that each holder of a stock option will be paid upon completion of the merger an amount in cash equal to the aggregate dividend equivalents credited to the account of such holder. See "The Merger Agreement--Additional Agreements--RGS Energy's Stock and Other Plans."

    If the merger were completed on April 1, 2002, and the RGS Energy executive officers and employees (including certain former employees) did not exercise any of their RGS Energy stock options before completion of the merger, they would receive the following amounts with respect to their options that will be exercisable before completion of the merger and with respect to options that will become exercisable upon completion of the merger: Mr. Richards, $1,291,198 and $1,122,503; Mr. Tomaino, $489,607 and $560,425; Mr. Bovalino, $762,093 and
$405,126; Mr. Wilkens, $430,618 and $468,569; and all remaining officers and employees (including certain former employees), as a group, $6,142,479 and $4,338,143. In addition, they would receive a cash payment equal to the following for all dividend equivalents held with respect to their vested and unvested options: Mr. Richards, $670,603 and $377,379; Mr. Tomaino, $276,031 and $161,578; Mr. Bovalino, $368,737 and $87,265; Mr. Wilkens, $226,311 and
$162,023; and all remaining officers and employees (including certain former employees), as a group, $3,126,476 and $911,112. In the aggregate, shares held by executive officers and employees (including certain former employees) that were subject to restriction before the merger will no longer be subject to restriction as a result of completion of the merger.

    INDEMNIFICATION. Pursuant to the merger agreement, from and after the effective time of the merger, Energy East and the surviving company will, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each individual who is at the effective time of the merger, or was prior to the effective time of the merger, an officer, director or employee of RGS Energy or any of its subsidiaries against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to certain restrictions, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time of the merger that are at least in part (1) based on the fact that that individual was a director, officer or employee of such entity or (2) based on the transactions contemplated by the merger agreement.

    In addition, for six years after the effective time, Energy East will either
(1) maintain policies of directors' and officers' liability insurance for the benefit of those persons who currently are covered by RGS Energy's existing directors' and officers' liability insurance policies or (2) provide tail coverage for those persons, which provides for coverage for a period of six years for acts prior to the effective time of the merger. In either case, the terms of the coverage will be at least as favorable as the terms of the current insurance coverage. Energy East will not, however, be required to expend in any year more than 200% of the annual aggregate premiums that RGS Energy currently pays.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion is a summary description of the material U.S. federal income tax consequences of the merger applicable to RGS Energy shareholders. This discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that may be relevant to an RGS Energy shareholder. For example, this discussion does not address the effect, if any, of the Foreign Investment in Real Property Tax Act on non-U.S. persons who hold RGS Energy shares. This discussion is based upon the provisions of the Internal Revenue Code, existing regulations, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). This discussion applies only to RGS Energy shareholders who hold their RGS Energy shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not apply to the following:

    - shareholders who received their RGS Energy shares pursuant to the exercise of employee stock options or similar securities or otherwise as compensation;

    - shareholders who hold their RGS Energy shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

    - shareholders (including, without limitation, financial institutions, insurance companies, tax-exempt organizations, dealers or traders in securities and shareholders subject to the alternative minimum tax) who may be subject to special rules;

    - shareholders whose functional currency is not the U.S. dollar; or

    - shareholders who, for U.S. federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships, or foreign estates or trusts.

    This discussion also does not consider the effect of any foreign, state or local laws or any U.S. federal laws other than U.S. federal laws pertaining to the income tax.

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
    THE INDIVIDUAL CIRCUMSTANCES OF EACH RGS ENERGY SHAREHOLDER MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH RGS ENERGY SHAREHOLDER. THE PARTICULAR FACTS OR CIRCUMSTANCES OF AN RGS ENERGY SHAREHOLDER THAT MAY SO AFFECT THE CONSEQUENCES ARE NOT DISCUSSED HERE. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX EFFECT TO YOU OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, OR U.S. FEDERAL, STATE, LOCAL OR OTHER TAX LAWS. NON-U.S. SHAREHOLDERS, IF ANY, WHO HOLD OR HAVE HELD (DIRECTLY, CONSTRUCTIVELY, OR BY ATTRIBUTION) MORE THAN 5% OF THE OUTSTANDING RGS ENERGY SHARES SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE MERGER UNDER THE FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT, INCLUDING ANY TAX FILING REQUIREMENTS THAT MAY APPLY.

    Except as described below under "--Effect of Restructuring the Merger," the completion of the merger is contingent upon the receipt by:

    - Energy East of an opinion from its attorneys to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

    - RGS Energy of an opinion from its attorneys to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

    The opinions will be based upon certain customary assumptions and representations, including representations contained in certificates of officers of Energy East, RGS Energy and others. No ruling has been or will be sought from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger, and the opinions of counsel are not binding upon the Internal Revenue Service or any court. Accordingly, there can be no assurances that the Internal Revenue Service will not contest the conclusions expressed in the opinions or that a court will not sustain such contest.

    Except for the discussion below under "--Effect of Restructuring the Merger," the following discussion of U.S. federal income tax consequences of the merger to RGS Energy shareholders assumes that the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. As discussed below, the U.S. federal income tax consequences of the merger to an RGS Energy shareholder depend on the form of consideration received by the shareholder, and may further depend on whether (1) the shareholder is deemed to constructively own RGS Energy shares under Section 318 of the Internal Revenue Code (which generally deems a person to own stock that is owned by certain family members or related entities or that is the subject of an option or options owned or deemed owned by such person), and (2) the shareholder actually or constructively owns any Energy East shares.

    SHAREHOLDERS WHO RECEIVE SOLELY ENERGY EAST SHARES. An RGS Energy shareholder who exchanges RGS Energy shares solely for Energy East shares will not recognize any gain or loss on that exchange, except to the extent the shareholder receives cash in lieu of fractional shares of Energy East (as discussed below). The aggregate adjusted tax basis of Energy East shares received will equal the RGS Energy shareholder's aggregate adjusted tax basis in the RGS Energy shares surrendered (reduced by the tax basis allocable to any fractional shares of Energy East received in the merger). The holding period of the Energy East shares received pursuant to the merger will include the holding period of the RGS Energy shares surrendered.

    SHAREHOLDERS WHO RECEIVE CASH AND ENERGY EAST SHARES. If the consideration received in the merger by an RGS Energy shareholder consists of part cash and part Energy East shares and the shareholder's adjusted basis in the RGS Energy shares surrendered in the transaction is less than the sum of the fair market value, as of the date of the merger, of the Energy East shares and the amount of cash received by the shareholder, then the shareholder will recognize a gain. This recognized gain will equal the lesser of (1) the sum of the amount of cash and the fair market value, as of the date of the merger, of the Energy East shares received, minus the adjusted basis of the RGS Energy shares surrendered in exchange therefor, and (2) the amount of cash received by the shareholder in the

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exchange. However, if an RGS Energy shareholder's adjusted basis in the RGS
Energy shares surrendered in the transaction is greater than the sum of the amount of cash and the fair market value of the Energy East shares received, the RGS Energy shareholder's loss will not be currently allowed or recognized for U.S. federal income tax purposes. The rules set forth above assume that the basis in each share held by the RGS Energy shareholder is equal. RGS Energy shareholders who bought shares of RGS Energy at different prices, or otherwise own shares with unequal bases, must make the above calculations separately for each RGS Energy share surrendered, taking into account the shareholder's basis in each share and a pro rata portion of the aggregate consideration received by the shareholder. A loss realized on one RGS Energy share may not be used to offset a gain realized on another share.

    In the case of an RGS Energy shareholder who recognizes gain on the exchange, if the exchange sufficiently reduces the shareholder's proportionate stock interest (as discussed below), the gain will be characterized as a capital gain. Such gain will be long-term capital gain if the shareholder's holding period for the RGS Energy shares surrendered exceeds one year. If the exchange does not sufficiently reduce the shareholder's proportionate stock interest, such gain will be taxable as a dividend to the extent of the shareholder's ratable share of available earnings and profits (and the remainder, if any, of such recognized gain will be capital gain).

    The determination of whether the exchange sufficiently reduces an RGS Energy shareholder's proportionate stock interest will be made in accordance with
Section 302 of the Internal Revenue Code, taking into account the stock ownership attribution rules of Section 318 of the Internal Revenue Code. Under those rules, for purposes of determining whether the exchange sufficiently reduces a shareholder's proportionate stock interest, an RGS Energy shareholder is treated as if (1) all such shareholder's RGS Energy shares were first exchanged in the merger for Energy East shares and (2) a portion of those Energy East shares were then redeemed for the cash actually received in the merger. The RGS Energy shareholder's hypothetical stock interest in Energy East (both actual and constructive) after hypothetical step (2) is compared to such RGS Energy shareholder's hypothetical stock interest in Energy East (both actual and constructive) after hypothetical step (1). Dividend treatment will apply unless the shareholder's stock interest in Energy East has been completely terminated, there has been a "substantially disproportionate" reduction in the shareholder's stock interest in Energy East (I.E., such interest after hypothetical step
(2) is less than 80% of the interest after hypothetical step (1)), or the exchange is not "essentially equivalent to a dividend." While the determination is based on an RGS Energy shareholder's particular facts and circumstances, the Internal Revenue Service has indicated in published rulings that a distribution is not "essentially equivalent to a dividend" and will therefore result in capital gain treatment if the distribution results in any actual reduction in the stock interest of an extremely small minority shareholder in a publicly held corporation and the shareholder exercises no control with respect to corporate affairs.

    BECAUSE THE DETERMINATION OF WHETHER A PAYMENT WILL BE TREATED AS HAVING THE EFFECT OF THE DISTRIBUTION OF A DIVIDEND GENERALLY WILL DEPEND UPON THE FACTS AND CIRCUMSTANCES OF EACH RGS ENERGY SHAREHOLDER, RGS ENERGY SHAREHOLDERS ARE STRONGLY ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF CASH RECEIVED IN THE MERGER, INCLUDING THE APPLICATION OF THE CONSTRUCTIVE OWNERSHIP RULES OF THE INTERNAL REVENUE CODE AND THE EFFECT OF ANY TRANSACTIONS IN ENERGY EAST SHARES OR RGS ENERGY SHARES BY THE RGS ENERGY SHAREHOLDER.

    The basis of an RGS Energy shareholder who receives cash and Energy East shares in the merger in the Energy East shares received will equal such shareholder's adjusted basis in the shareholder's RGS Energy shares increased by any gain recognized as a result of the merger and reduced by the amount of cash received in the merger. The holding period of the Energy East shares received will include the holding period of the RGS Energy shares surrendered.

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    SHAREHOLDERS WHO RECEIVE SOLELY CASH.  The exchange of RGS Energy shares solely for cash generally will result in recognition of gain or loss by the shareholder in an amount equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the RGS Energy shares surrendered. The gain or loss recognized will be long-term capital gain or loss if the shareholder's holding period for the RGS Energy shares surrendered exceeds one year. An RGS Energy shareholder who receives only cash in exchange for all such shareholder's RGS Energy shares and actually or constructively owns Energy East shares after the merger should, however, consult the shareholder's tax advisor to determine the amount and character of any income recognized in connection with the merger. Furthermore, there are limitations on the extent to which any shareholder may deduct capital losses from ordinary income.

    CASH RECEIVED IN LIEU OF FRACTIONAL SHARES. An RGS Energy shareholder who receives cash in lieu of a fractional Energy East share will be treated as having first received such fractional Energy East share in the merger and then as having received cash in exchange for the fractional share interest. Thus, such an RGS Energy shareholder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional Energy East share and the portion of the basis in the RGS Energy shares allocable to that fractional interest.

    SPECIAL RULES FOR SHAREHOLDERS THAT ARE CORPORATIONS. To the extent that cash received in exchange for RGS Energy shares is taxable as a dividend (as described above) to an RGS Energy shareholder that is a corporation, that shareholder will be (1) eligible for a dividends received deduction (subject to applicable limitations) and (2) subject to the "extraordinary dividend" provisions of the Internal Revenue Code. Under those provisions, any such cash that is taxable as a dividend to a corporate shareholder will constitute an extraordinary dividend. Consequently, the nontaxed portion of any such dividend will reduce the adjusted tax basis of an RGS Energy shareholder that is a corporation in the Energy East shares received in the merger, but not below zero, and will thereafter be taxable as capital gain.

    EFFECT OF RESTRUCTURING THE MERGER. Energy East may, for tax reasons, have to increase the number of RGS Energy shares converted into Energy East shares and decrease the number of RGS Energy shares converted into cash. In that event, RGS Energy may elect instead to change the form of the merger. If RGS Energy elects to change the form of the merger, Eagle Merger Corp. will merge into RGS Energy in a transaction that is fully taxable to RGS Energy shareholders and the requirement that Energy East and RGS Energy receive the opinions referred to above regarding reorganization status will not apply. For each RGS Energy share surrendered, an RGS Energy shareholder will recognize gain equal to the excess, if any, of (1) the sum of the amount of cash and the fair market value (as of the date of the merger) of the Energy East shares received for the RGS Energy share surrendered over (2) the shareholder's adjusted tax basis in the RGS Energy share surrendered. If the RGS Energy shareholder's basis in the RGS Energy share surrendered exceeds the sum of the amount of cash and the fair market value (as of the date of the merger) of the Energy East shares received for the RGS Energy share surrendered, then the RGS Energy shareholder should recognize a loss equal to such excess. RGS Energy shareholders that will realize a loss in the merger should consult their own tax advisor regarding allowance of the loss in their particular circumstances. The gain or loss recognized will be long-term capital gain or loss if the shareholder's holding period of the RGS Energy shares surrendered exceeds one year. The tax basis of the Energy East shares received in the merger will generally be the fair market value of such shares as of the date of the merger, and the holding period of such shares will not include the holding period of the RGS Energy shares surrendered.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO ENERGY EAST, RGS ENERGY AND EAGLE MERGER CORP. Assuming that the merger is treated as a reorganization, none of Energy East, RGS Energy or Eagle Merger Corp. will recognize gain or loss as a result of the merger. The same result would apply if the merger were restructured as described above under "--Effect of Restructuring the Merger."

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
    BACKUP WITHHOLDING. Payments in connection with the merger may be subject to "backup withholding" at a rate of 31%, unless an RGS Energy shareholder
(1) provides a correct taxpayer identification number (which, for an individual shareholder, is the shareholder's social security number) and any other required information to the paying agent, or (2) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact and otherwise complies with applicable requirements of the backup withholding rules. An RGS Energy shareholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the shareholder's U.S. federal income tax liability. Each RGS Energy shareholder should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. RGS ENERGY SHAREHOLDERS MAY PREVENT BACKUP WITHHOLDING BY COMPLETING A SUBSTITUTE FORM W-9 (WHICH WILL BE INCLUDED WITH THEIR LETTER OF TRANSMITTAL) AND SUBMITTING IT TO THE PAYING AGENT FOR THE MERGER WHEN THEY SUBMIT THEIR RGS ENERGY SHARE CERTIFICATES.

                              THE MERGER AGREEMENT

    THE FOLLOWING DESCRIPTION OF THE MATERIAL TERMS OF THE MERGER AGREEMENT IS ONLY A SUMMARY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS DOCUMENT. WE URGE YOU TO READ CAREFULLY THE MERGER AGREEMENT BECAUSE IT, AND NOT THIS DOCUMENT, IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

GENERAL

    The merger agreement provides that RGS Energy will merge with and into Eagle Merger Corp., which will be a wholly owned subsidiary of Energy East at the effective time of the merger. Eagle Merger Corp. will survive the merger as a wholly owned subsidiary of Energy East and will be renamed "RGS Energy
Group, Inc."

    The closing of the merger will occur on the second business day immediately following the date upon which all conditions to the merger have been satisfied or waived, or at such other time as the parties agree. At the closing of the merger, the parties will file a certificate of merger with the Department of State of the State of New York. The merger will become effective upon the filing of this certificate or at such later time as may be set forth in the certificate. We currently expect that the closing of the merger will take place in the first quarter of 2002.

CORPORATE GOVERNANCE MATTERS

    DIRECTORS. After the merger becomes effective, the board of directors of the surviving company will consist of two directors appointed by Energy East and one director appointed by RGS Energy. Energy East intends to nominate Mr. von Schack and Mr. Jasinski, while RGS Energy intends to nominate Mr. Richards. These directors will hold office until their successors are duly elected or appointed and qualified. In addition, pursuant to the merger agreement, Energy East will add three members to its board of directors. These additional seats will be filled by Mr. Richards and two current non-management directors of RGS Energy.

    OFFICERS. After the merger becomes effective, RGS Energy will nominate one person who will serve as president and chief executive officer of the surviving company. RGS Energy intends to nominate Mr. Richards to hold these offices. Energy East will nominate the other officer of the surviving company, who will serve as vice president, general counsel and secretary. Energy East intends to nominate Mr. Jasinski to hold these offices. All officers will hold their positions until their successors are duly elected or appointed and qualified. Mr. Richards will also serve as chairman of the surviving company, and will hold other positions as specified in an employment agreement that he, RGS Energy and Energy East have executed.

CONVERSION OF RGS ENERGY SHARES

    MERGER CONSIDERATION. At the effective time of the merger, all outstanding RGS Energy shares (other than those that are held by RGS Energy as treasury stock) will be converted into the right to receive the merger consideration. Each RGS Energy shareholder has a right to make an election as to the form in which he or she would like to receive the merger consideration, which may be subject to proration or adjustment based on tax considerations as explained below. RGS Energy shareholders can elect to receive cash, Energy East shares or a combination of cash and Energy East shares. The cash consideration is $39.50, without interest, per RGS Energy share. The stock consideration is a number of Energy East shares per RGS Energy share that will vary depending on the Average Market Price. If the Average Market Price is equal to or more than $16.57 per share and equal to or less than $22.41 per share, then each RGS Energy share will be exchanged for $39.50 worth of Energy East shares. If the Average Market Price is less than $16.57, then each RGS Energy share will be exchanged for
2.3838 Energy East shares, irrespective of the value of those shares. Finally, if the Average Market

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
Price is greater than $22.41 per share, then each RGS Energy share will be exchanged for 1.7626 Energy East shares, again irrespective of the value of those shares. If an RGS Energy shareholder wants a combination of cash and Energy East shares, he or she must designate how many of his or her RGS Energy shares he or she would like to convert into the $39.50 in cash and how many he or she would like to convert into Energy East shares.

    As of the effective time of the merger, no RGS Energy shares will be outstanding; they will all be automatically canceled and retired. Each RGS Energy shareholder will cease to have any shareholder rights, except the right to receive the merger consideration of cash, Energy East shares or a combination of cash and Energy East shares.

    OVERSUBSCRIPTION OF CASH OR STOCK. Subject to an adjustment for tax reasons (as described below), 55% of all outstanding RGS Energy shares will be converted into cash and 45% will be converted into Energy East shares.

    RGS Energy shareholders, as a group, may submit elections to convert more than 55% of the outstanding RGS Energy shares into cash or more than 45% into Energy East shares. If either cash or Energy East shares is oversubscribed, then an equitable pro rata adjustment will be made to ensure that 55% of the outstanding RGS Energy shares are converted into cash and 45% are converted into Energy East shares. For example, if cash is oversubscribed, each RGS Energy share as to which an election was submitted to be converted into $39.50 in cash will, instead, be converted into an amount of cash that is less than $39.50 and a number of Energy East shares calculated in accordance with the formula set forth in section 2.1(e) of the merger agreement. Similarly, if Energy East shares are oversubscribed, each RGS Energy share as to which an election was submitted to be converted into Energy East shares will, instead, be converted into a lower number of Energy East shares and an amount of cash calculated in accordance with the formula set forth in section 2.1(g) of the merger agreement.

    NO FRACTIONAL SHARES. No fractional Energy East shares will be issued in the merger. RGS Energy shareholders will receive a cash payment in lieu of fractional Energy East shares. This cash will come from an exchange agent's open-market sales of the aggregate fractional Energy East shares.

    ADJUSTMENT TO PER SHARE ENERGY EAST SHARE AMOUNT. If, prior to the effective time of the merger, Energy East pays an extraordinary dividend, enters into a merger or consolidation, or changes the number of outstanding Energy East shares through a stock split, stock dividend or similar transaction, then the calculation of the number of Energy East shares to be received in the merger will be adjusted to reflect this transaction.

    TAX ADJUSTMENT. We intend that the merger qualify as a "reorganization" within the meaning of the Internal Revenue Code and, therefore, be tax free for those RGS Energy shareholders who receive only Energy East shares in the transaction. Under the Internal Revenue Code, however, the merger might not be a reorganization if, on the closing date of the merger, the total value of the Energy East shares that RGS Energy shareholders receive does not represent a minimum percentage of the value of the total consideration--including Energy East shares, cash and any other amounts treated as consideration in connection with the merger for purposes of the Internal Revenue Code--that RGS Energy shareholders receive in connection with the merger. To prevent this from happening, if the value of the Energy East shares received would otherwise be less than 42.5% of the value of the total consideration, the number of RGS Energy shares that will be converted into Energy East shares will be increased, and the number of RGS Energy shares converted into cash will be correspondingly decreased. For the shares subject to this adjustment, RGS Energy shareholders will receive Energy East shares worth less than the cash they would have received. In lieu of this adjustment, RGS Energy may elect to have the merger agreement amended so that Eagle Merger Corp. would merge with and into RGS Energy, with RGS Energy as the surviving company. If RGS Energy so elects, the parties would no longer intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and the condition on each party's obligations to complete the merger that relate to its receiving a legal opinion to that effect would be waived.

    EXCHANGE AGENT. Promptly after the effective time of the merger, Energy East will deposit with an exchange agent cash and certificates evidencing the Energy East shares sufficient to effect the conversion of RGS Energy shares into cash and Energy East shares pursuant to the merger agreement.

    ELECTION PROCEDURES; EXCHANGE OF CERTIFICATES. Copies of the form of election will be mailed to record holders of RGS Energy shares not less than 30 days prior to the effective time of the merger and made available to persons who become record holders after this mailing but not later than seven business days prior to the effective time of the merger. To be effective, a form of election must be:

    - properly completed, signed and submitted to the exchange agent;

    - accompanied by the RGS Energy share certificates as to which the election is being made (or an appropriate guarantee of delivery of such certificates as provided in the merger agreement); and

    - received by the exchange agent before the election deadline, which is 5:00 p.m., New York City time, on the third day after the effective time of the merger.

    Energy East has the discretion to determine whether an RGS Energy shareholder has properly completed, signed, and submitted (or revoked) a form of election and to disregard immaterial defects in the form of election. Energy East may delegate this right to the exchange agent. Neither Energy East nor the exchange agent is under any obligation to notify any person of any defect in a form of election submitted to the exchange agent. The exchange agent will also make all computations in respect of the conversion of RGS Energy shares into cash and Energy East shares, and all such computations will be conclusive and binding on RGS Energy shareholders. Any RGS shareholder may revoke his or her form of election in writing prior to the deadline for submitting elections.

    An RGS Energy shareholder who submits an untimely or improperly completed form of election will be deemed not to have made an election. That shareholder's RGS Energy shares may be treated as shares that the shareholder elected to exchange for cash or Energy East shares.

    EXCHANGE AND PAYMENT PROCEDURES. Promptly after the effective time of the merger, the exchange agent will mail to each record holder of a certificate representing RGS Energy shares that have been converted into the right to receive the merger consideration:

    - a letter of transmittal for use in submitting share certificates to the exchange agent; and

    - instructions explaining what RGS Energy shareholders must do to effect the surrender of the RGS Energy share certificates and receive the merger consideration.

    After an RGS Energy shareholder submits his or her RGS Energy share certificates, a letter of transmittal and other documents that may be required, the RGS Energy shareholder will be entitled to receive cash, a certificate representing Energy East shares, or a combination of cash and Energy East shares. The merger consideration may be delivered to someone who is not listed in RGS Energy's transfer records if he or she presents an RGS Energy share certificate to the exchange agent along with all documents required to evidence that a transfer of the RGS Energy share certificate has been made to him or her and that any applicable stock transfer taxes have been paid. Until surrender, each RGS Energy share certificate will be deemed at any time after the effective time of the merger to represent only the right to receive the merger consideration upon surrender.

    PAYMENTS FOLLOWING SURRENDER. Until they have surrendered their RGS Energy share certificates, holders of RGS Energy share certificates who elect to receive Energy East shares will not receive:

    - dividends and other distributions with respect to Energy East shares that they are entitled to pursuant to the merger and that are declared or made with a record date after the effective time; or

    - cash instead of fractional Energy East shares payable pursuant to the merger agreement.

    At the time of surrender, RGS Energy shareholders will receive the cash payable in place of fractional Energy East shares to which the RGS Energy shareholders are entitled under the merger agreement and the dividends or other distributions that have been paid to Energy East shareholders if such distributions had a record date after the effective time. These RGS Energy shareholders will also be paid on the appropriate payment date the amount of dividends or other distributions with a record date after the effective time (but prior to surrender) and a payment date subsequent to surrender.

    SHAREHOLDERS SHOULD NOT FORWARD CERTIFICATES TO THE EXCHANGE AGENT, ENERGY EAST OR RGS ENERGY UNTIL THEY HAVE RECEIVED A FORM OF ELECTION. SHAREHOLDERS SHOULD NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY. A FORM OF ELECTION AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH, ENERGY EAST SHARES OR A COMBINATION OF CASH AND ENERGY EAST SHARES WILL BE MAILED TO RGS ENERGY SHAREHOLDERS UNDER SEPARATE COVER BEFORE THE ANTICIPATED DAY OF THE CLOSING OF THE MERGER, WHICH IS CURRENTLY EXPECTED TO BE IN THE FIRST QUARTER OF 2002.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, we make representations and warranties about ourselves and our businesses, including the following:

    by RGS Energy as to:

      -  its proper organization, good                    -  validity of its subsidiaries' stock
         standing and qualification to do                    and the ownership rights of RGS
         business in various states;                         Energy with respect to that stock;

      -  capital structure;                               -  authority to enter into and
                                                             enforceability of the merger
                                                             agreement;

      -  filing of all required reports and               -  absence of certain adverse changes
         financial statements and the                        or events;
         accuracy of information used in
         their preparation;

      -  litigation;                                      -  accuracy of information used in the
                                                             registration statement and joint
                                                             proxy statement that the parties to
                                                             the merger agreement must file with
                                                             the SEC;

      -  tax matters, including Section                   -  employee matters and the Employee
         368(a) of the Internal Revenue Code;                Retirement Income Security Act of
                                                             1974;

      -  environmental compliance and                     -  regulation as a utility;
         liability;

      -  RGS Energy shareholder vote                      -  opinion of financial advisor;
         required;

      -  ownership of Energy East shares;                 -  non-applicability of takeover laws;
                                                             and

      -  compliance of the operations of its
         nuclear power generation plant with
         applicable laws and regulations.

and by Energy East as to:

      -  its proper organization, good                    -  validity of its subsidiaries' stock
         standing and qualification to do                    and the ownership rights of Energy
         business in various states;                         East with respect to that stock;

      -  capital structure;                               -  authority to enter into and
                                                             enforceability of the merger
                                                             agreement;

      -  filing of all required reports and               -  absence of certain adverse changes
         financial statements and the                        or events;
         accuracy of information used in
         their preparation;

      -  litigation;                                      -  accuracy of information used in the
                                                             registration statement and joint
                                                             proxy statement;

      -  environmental compliance and                     -  regulation as a utility;
         liability;

      -  Energy East shareholder vote                     -  ownership of RGS Energy shares; and
         required;

      -  Section 368(a) of the Internal
         Revenue Code.

    The representations and warranties made by us will not survive the merger, but they form the basis of conditions to the obligations of our companies to effect the merger.

COVENANTS

    MUTUAL COVENANTS. Under the merger agreement, we agreed that, during the period from the date of the merger agreement until the effective time of the merger, except as otherwise permitted in the merger agreement or by written consent of the parties, we will each comply with the following covenants:

    - we will coordinate our dividend policies prior to the closing date of the merger, so that differences in the timing of record, declaration or payment dates will not adversely affect either RGS Energy shareholders or Energy East shareholders. Also, neither of us will declare or pay any dividends except (1) dividends by a wholly owned subsidiary to its parent or to another wholly owned subsidiary of its parent, (2) dividends payable by a less than wholly owned subsidiary consistent with past practice,
      (3) regular dividends that do not materially exceed regular dividends in effect as of the date of the merger agreement and have usual record and payment dates or (4) in the case of Energy East, increases in regular quarterly dividends consistent with past practice;

    - we and our subsidiaries will not amend our certificates of incorporation, bylaws or other organizational documents, or take or fail to take any other action, in such a way that would reasonably be expected to prevent, impede or interfere with the merger;

    - we each will confer on a regular and frequent basis with representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of their ongoing operations; promptly notify the other party of any significant changes in their business, properties, assets, condition, results of operations or prospects; advise the other party of any change or event that have had, or would reasonably be expected to have, a material adverse effect on us; and promptly provide the other party with copies of all filings with governmental authorities in connection with the merger agreement;

    - each of us and our subsidiaries will use all commercially reasonable efforts to obtain all necessary consents to complete the merger, promptly notify the other party of any failure or

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
      prospective failure to obtain these consents, and, if requested by the other party, will provide copies of all the consents that have been obtained;

    - we and our subsidiaries will not willfully take any action that is reasonably likely to result in a material breach of the merger agreement or in any of their representations and warranties being untrue on and as of the closing date of the merger;

    - we and our subsidiaries will maintain insurance policies that are customary for companies engaged in the electric and gas utility industry with financially responsible insurance companies; and

    - each of us will take all necessary steps within our control to exempt the merger from, or, if necessary, challenge the validity or applicability of, any applicable takeover law.

    COVENANTS OF ENERGY EAST. Energy East agreed that it would not enter into, or agree to enter into

    - any transaction that would cause Energy East to become not primarily engaged in the gas and electric utilities businesses, or

    - any acquisition or disposition of assets or securities that would delay, or would be reasonably expected to delay, the completion of the merger.

    COVENANTS OF RGS ENERGY. RGS Energy agreed that, until the effective time of the merger or the termination of the merger agreement, RGS Energy and its subsidiaries will:

    - carry on their businesses in the ordinary course;

    - preserve intact their business organizations, goodwill and relationships with customers, suppliers and others having business dealings with them, keep available the services of their present officers and employees as a group (subject to prudent management of workforce needs and ongoing programs currently in force), maintain properties and assets in good repair, and maintain supplies and inventories in quantities consistent with past practice;

    - abide by certain customary restrictions on the conduct of their businesses regarding: (1) dividends, (2) stock splits and issuances of RGS Energy shares, (3) redemptions of RGS Energy shares, (4) substantial equity and asset acquisitions, (5) capital expenditures, (6) substantial asset dispositions, (7) indebtedness, (8) employee benefit plans and other employment arrangements, (9) tax and accounting matters, (10) discharge of liabilities and (11) amendment, termination and renewal of material contracts;

    - not engage in any activities that would cause a change in their status under the Public Utility Holding Company Act;

    - use reasonable efforts to maintain in effect all existing governmental permits pursuant to which they operate; and

    - not amend or waive any rights that would materially and adversely affect the benefits of the merger to either of us or our ability to complete the merger.

    NO SOLICITATION OF ALTERNATIVE PROPOSALS. RGS Energy also agreed to certain restrictions concerning "ALTERNATIVE PROPOSALS," which are defined in the merger agreement as mergers, consolidations or similar transactions between a third party and RGS Energy or any of its subsidiaries, or any third-party proposals or offers to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of RGS Energy or any of its subsidiaries. Specifically, RGS Energy agreed that:

    - neither it nor its subsidiaries will encourage, initiate, solicit or take any other action to facilitate knowingly any inquiries, proposals or offers that constitute or may reasonably be expected to lead to an Alternative Proposal from any person;

    - neither it nor its subsidiaries will engage in any discussion or negotiations concerning, or provide any nonpublic information or data to make or implement, an Alternative Proposal;

    - it will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted with a view of formulating an Alternative Proposal; and

    - it will notify Energy East of any of these inquiries, offers or proposals within 48 hours of receipt and keep Energy East informed of their status, and it will give Energy East 48 hours' advance notice of its intent to enter into any confidentiality or similar agreement or to provide information to any person making the inquiry, offer or proposal.

    Nonetheless, RGS Energy may:

    - at any time before approval of the merger agreement by RGS Energy shareholders, engage in discussions or negotiations with a third party that seeks to initiate these discussions or negotiations, and may furnish such third party information concerning RGS Energy and its business, properties and assets, but only if:

       - the RGS Energy board of directors determines in good faith that the third party has made an Alternative Proposal that is financially superior to the merger and has demonstrated that any necessary financing has been obtained or, in the reasonable judgment of RGS Energy's financial advisor, is obtainable, and the RGS Energy board of directors concludes in good faith, after consultation with its financial advisor and outside counsel and consideration of other relevant matters, that failure to take the above-mentioned actions would likely result in a breach of its fiduciary duties under applicable law; and

       - before RGS Energy provides information to, or enters into discussions or negotiations with, the third party, RGS Energy receives from the third party an executed confidentiality agreement;

    - comply with Rule 14e-2 under the Securities Exchange Act of 1934 regulating tender or exchange offers; and/or

    - accept an Alternative Proposal from a third party, so long as it first terminates the merger agreement with Energy East.

ADDITIONAL AGREEMENTS

    In addition to the covenants above, we have also agreed on the following matters.

    ACCESS TO INFORMATION. Upon reasonable notice and during normal business hours until the effective time of the merger, each of us will provide the other with reasonable access to all of our properties, books, contracts, commitments and records. In addition, each of us will provide to the other party (1) access to all reports, schedules and other documents that we or our subsidiaries filed or received under federal or state securities laws or filed with or sent to the SEC, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Antitrust Division of the Department of Justice, the Federal Trade Commission, or any other U.S. federal or state regulatory agency or commission, and (2) access to all information concerning ourselves, our subsidiaries, directors, officers and shareholders, and other matters that the other party may reasonably request in connection with any filings, applications, or approvals required under the merger agreement. Each of us will hold in strict confidence all information furnished to us in connection with the merger. Also, each of us will permit the other party to conduct any environmental inspections of our properties that the other party may reasonably require, and will furnish the other party with records, reports and data concerning the existence of hazardous materials at properties presently or formerly owned, operated, leased or used by one of us or our subsidiaries and the compliance with environmental laws.

    JOINT PROXY STATEMENT AND REGISTRATION STATEMENT. We agreed to prepare and file this document as soon as reasonably practicable after February 16, 2001 and to each use reasonable efforts to cause the registration statement with respect to the Energy East shares to be issued in connection with the merger to be declared effective as promptly as practicable after the filing of this document. We agreed to take any actions reasonably required to have these Energy East shares registered under or exempted from state securities laws, except that neither of us is required to register or qualify as a foreign corporation or otherwise subject ourselves to service of process to which we would not otherwise be subject following the completion of the merger. We will use reasonable efforts to cause the Energy East shares to be issued in connection with the merger to be approved for listing on the New York Stock Exchange.

    FURTHER ASSURANCES; REGULATORY MATTERS. Each of us and our subsidiaries will cooperate with one another and use our best efforts

    - to prepare and file promptly all necessary documentation required or advisable with respect to the merger or the other transactions contemplated by the merger agreement with the appropriate governmental authorities,

    - to comply with any request for information or documents from a governmental authority relating to, and appropriate in the light of, matters within the jurisdiction of the governmental authority, so long as each of us uses our best efforts to keep the information provided by us confidential, to the extent it is required by the party providing the information, and takes appropriate legal action within our discretion to avoid providing trade secrets, privileged information or other information which reasonably should be treated as confidential,

    - to take all actions necessary or advisable to obtain required governmental consents by November 16, 2002, and

    - to oppose vigorously any litigation that would impede or delay the completion of the merger, which includes promptly appealing any adverse court order.

    Each of us and our subsidiaries will execute all additional documents and instruments and take all other actions that the other party may reasonably request in order to complete the merger. Each of us also agreed that, although it is our intent for the merger to be structured as set out in the merger agreement, if one or more required regulatory approvals is the only condition to the completion of the merger that has not been satisfied, and a different structure for the merger could result in this condition being satisfied or waived, each of us will use our best efforts to enter into a differently structured merger. Before an alternative structure is used, however, all conditions to the completion of the newly restructured merger must be satisfied or waived.

    Our cooperation in obtaining regulatory approvals includes obtaining the approval of the New York State Public Service Commission. Mr. Richards will have primary responsibility for coordinating strategy and communication with the New York State Public Service Commission.

    SHAREHOLDER APPROVAL. RGS Energy will take all steps necessary to convene and hold a meeting of RGS Energy shareholders to obtain the necessary majority vote to approve the merger. Subject to their fiduciary duties, the RGS Energy board of directors will recommend to the RGS Energy shareholders the approval of the merger agreement. Energy East will take all steps necessary to convene and hold a

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
meeting of Energy East shareholders to obtain the necessary majority vote to approve the issuance of Energy East shares in connection with the merger. Subject to their fiduciary duties, the Energy East board of directors will recommend to the Energy East shareholders the approval of the issuance of Energy East shares in connection with the merger.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. To the extent these individuals are not otherwise indemnified, Energy East and the surviving company have agreed to indemnify, after the effective time of the merger, each individual who has ever been an officer, director or employee of RGS Energy or any of its subsidiaries. This indemnification will cover all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, liabilities or amounts paid in settlement (if Energy East provided written consent to the settlement) arising out of actions or omissions occurring at or before the effective time of the merger that are at least in part (1) based on the fact that such individual served as a director, officer or employee of RGS Energy or one of its subsidiaries or (2) based on the transactions contemplated by the merger agreement. Energy East will advance to the indemnified party, upon request, reimbursement of documented expenses reasonably incurred. Independent counsel mutually acceptable to Energy East and the indemnified individual will make all necessary determinations to decide whether an indemnified individual's conduct complies with the standards for indemnification established by New York law and the governing certificate of incorporation and bylaws. These rights to indemnification will continue for at least six years after the effective time of the merger.

    INSURANCE. For six years after the effective time of the merger, Energy East will either maintain liability insurance policies for the benefit of those directors and officers of RGS Energy and its subsidiaries who are currently covered or provide tail coverage for those directors and officers. In either case, the terms of the coverage will be at least as favorable as the terms of the current insurance coverage. Energy East will not, however, be required to expend in any year more than 200% of the annual aggregate premiums that RGS Energy currently pays.

    PUBLIC ANNOUNCEMENTS. Subject to our legal obligations to disclose information, we will cooperate with each other in the development and distribution of all news releases and other public information disclosures about the merger agreement and the merger. In addition, each of us will not issue any public announcement or statement without the consent of the other party (the consent cannot be withheld unreasonably).

    RULE 145 AFFILIATES. Within 30 days of the date of the merger agreement, RGS Energy will identify in a letter to Energy East all persons who are, and to the person's best knowledge who will be at the completion date of the merger, affiliates of RGS Energy according to Rule 145 under the Securities Act of 1933. Also, RGS Energy will use all reasonable efforts to cause its affiliates (including any who were not named in the letter sent by RGS Energy to Energy
East) to deliver to Energy East by the date of the completion of the merger a letter in which, among other things, the person recognizes his or her possible status as an affiliate and agrees to comply with Rule 145 and certain restrictions on selling his or her Energy East shares that the person will receive in connection with the merger.

    EMPLOYEE AGREEMENTS. Except as provided below, Energy East and its subsidiaries will honor all existing contracts, agreements and commitments of RGS Energy that were entered into before February 16, 2001, and apply to current or former employees and directors of RGS Energy.

    We intend to continue our present strategy of achieving workforce reductions through attrition, instead of through involuntary layoffs. If any reductions in workforce of the surviving company become necessary in the future, they will be made in consultation with the chairman of the surviving company and on a fair and equitable basis, giving consideration to previous work history, job experience, qualifications, and business needs without regard to whether employment before the merger was with RGS Energy or its subsidiaries or Energy East or its subsidiaries. In addition, each employee of RG&E will be protected from any involuntary workforce reduction to the same extent a similarly situated

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NYSEG employee is so protected due to a NYSEG collective bargaining agreement.
Any employees whose employment is terminated or whose jobs are eliminated will have a right to participate, on a fair and equitable basis, in the job opportunity and employment placement programs offered by Energy East, the surviving company or any of its subsidiaries. Any workforce reductions carried out after the effective time of the merger will be done in accordance with all relevant laws and regulations, including the Worker Adjustment and Retraining Notification Act and any similar state or local law.

    EMPLOYEE BENEFIT PLANS. For at least 18 months after the merger becomes effective, Energy East and the surviving company must provide all employees of RGS Energy and its subsidiaries who are covered by benefit plans with benefits that are at least as favorable as the benefits they receive immediately before the merger, except to the extent that changes are required by applicable law. Also, to the extent that service is relevant for determining eligibility or participation in any Energy East or surviving company benefit plans, Energy East and the surviving company will credit service of former RGS Energy employees for their employment with RGS Energy prior to the effective time of the merger, so long as this credit does not result in an unintended windfall to these employees. Further, the surviving company will provide each RGS Energy employee with credit for co-payments and deductibles paid prior to the effective time of the merger, in satisfying any deductible or out-of-pocket payment requirements under any welfare plans that these employees are eligible to participate in after the effective time.

    RGS ENERGY'S STOCK AND OTHER PLANS. At the effective time of the merger, each outstanding option to purchase RGS Energy shares granted under RGS Energy's 1996 Performance Stock Option Plan will be cancelled, whether or not the option has vested, in exchange for a cash payment equal to (a) the excess, if any, of $39.50 over the exercise price of the option, multiplied by (b) the number of shares covered by the option, less applicable tax and withholding. Each option holder will also receive an amount in cash equal to the aggregate dividend equivalents credited to the account of the option holder, less applicable tax and withholding. Also at the effective time of the merger, RGS Energy's Executive Incentive Plan will terminate and each participant will be entitled to the product of (a) the target award set out in the plan and (b) the number of days from the start of the calendar year to the effective time of the merger divided by 365. Prior to the effective time of the merger, RGS Energy may establish an employee retention plan, as described above in "The Merger--Interests of Certain Persons in the Merger," but all of the terms and conditions of this plan are subject to the review and comment and final approval of Energy East. In addition, each stock unit received by RGS Energy directors under RGS Energy benefit plans will be exchanged for a cash payment of $39.50, payable at the appropriate time and in the manner set out in the plans, and the transfer restrictions on RGS Energy shares owned by any officer, director or employee of RGS Energy will lapse. RGS Energy will use its best efforts to cause each RGS Energy employee who has a severance agreement with RGS Energy to enter into a related letter agreement with Energy East. With respect to RGS Energy's stock and other plans, see "The Merger--Interests of Certain Persons in the Merger."

    MR. RICHARDS' EMPLOYMENT AGREEMENT. We and Mr. Richards have entered into an employment agreement that will become effective when the merger is completed.

    EXPENSES. Except for those expenses incurred in connection with the printing and filing of this document (which expenses are being shared equally by us) and except as described under "--Termination, Amendment and Waiver," both parties will pay their own costs and expenses incurred in connection with the merger.

    CORPORATE OFFICES. At and subsequent to the effective time of the merger, the corporate headquarters of the surviving company, RG&E, NYSEG and Energy East Management Corporation, a wholly owned subsidiary of Energy East, will be located in Rochester, New York. Energy East Management will have approximately forty employees in Rochester as of the effective time of the merger. The operating headquarters of NYSEG will remain in Binghamton, New York.

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
    ENERGY EAST BOARD. The size of Energy East's board will increase by three members at the effective time of the merger. These three new members will be Mr. Richards and two non-management directors of RGS Energy.

    COMMUNITY INVOLVEMENT. After the effective time of the merger, Energy East or the surviving company will increase its level of charitable giving and community involvement in Rochester to reflect the increased size of the surviving company based in Rochester.

    ADVISORY BOARD. The surviving company will set up an advisory board comprised of those individuals who were directors of RGS Energy immediately before the effective time of the merger, excluding Mr. Richards and the two non-management directors who will be added to the Energy East board of directors at the effective time of the merger. The advisory board will meet at least quarterly and will provide advice to the surviving company's board of directors as requested. The members of the advisory board, who will serve at the discretion of the surviving company, will receive remuneration for their services equivalent to that currently provided to non-employee directors of RGS Energy.

    TAX FREE STATUS. Each of us and our subsidiaries will not take any action that would be reasonably likely to affect adversely the status of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and each of us will use all reasonable efforts to obtain this status.

    TRANSITION MANAGEMENT. The parties will create a special task force, jointly chaired by Mr. Richards and Mr. Jasinski, with an equal number of members appointed by RGS Energy and Energy East. This task force will assist in transition management of the surviving company and its subsidiaries.

    ROCHESTER GAS AND ELECTRIC. Following the completion of the merger, there will be four members of the board of directors of RG&E. Each of Energy East and RGS Energy will appoint two members. Energy East intends to appoint Mr. von Schack and Mr. Jasinski, and RGS Energy intends to appoint Mr. Richards and one other person. The officers of RG&E will be those in office immediately prior to the effective time of the merger, plus new officers recommended by the transition management task force. Each of the officers and directors will continue to serve until his or her successor is duly appointed or elected.

    NYSEG. Following the completion of the merger, there will be four members of the board of directors of NYSEG. Energy East will appoint three members and RGS Energy will appoint one member. Energy East intends to appoint Mr. von Schack, Mr. Jasinski and Mr. Ralph R. Tedesco, and RGS Energy intends to appoint Mr. Richards. The officers of NYSEG will be those in office immediately prior to the effective time of the merger, Mr. Richards and new officers recommended by the transition management task force. Each of the officers and directors will continue to serve until his or her successor is duly appointed or elected.

    SHARE CONTRIBUTION. Energy East will contribute its shares of NYSEG to the surviving company within five days of the effective time of the merger, and NYSEG will become a wholly owned subsidiary of the surviving company, unless Energy East believes this contribution would materially impede or delay the completion of the merger, in which case Energy East may choose not to contribute these shares. Whether or not Energy East contributes the NYSEG shares to the surviving company, Mr. Richards will serve as chairman of the board and chief executive officer of NYSEG following the effective time of the merger.

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
CONDITIONS

    MUTUAL CONDITIONS. Our obligations to complete the merger are subject to satisfaction of the following conditions:

    - RGS Energy shareholders must have approved the merger agreement and the merger, and Energy East shareholders must have approved the issuance of Energy East shares in connection with the merger;

    - no U.S. federal or state court has issued a temporary restraining order or preliminary or permanent injunction that prevents completion of the merger, and there is no U.S. federal or state law or regulation prohibiting the merger;

    - the SEC must have declared effective the registration statement pertaining to the Energy East shares to be issued in connection with the merger;

    - the New York Stock Exchange must have approved for listing the Energy East shares to be issued in connection with the merger; and

    - we must have obtained the requisite governmental approvals by the effective time of the merger and all applicable waiting periods must have expired.

    CONDITIONS TO OBLIGATIONS OF ENERGY EAST. The obligations of Energy East to complete the merger are contingent on the satisfaction of, or waiver by Energy East of, the following conditions:

    - RGS Energy must have performed in all material respects the agreements and covenants required by the merger agreement;

    - the representations and warranties of RGS Energy contained in the merger agreement must be materially accurate on the date of the merger agreement and on the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date);

    - RGS Energy must have provided Energy East with a certificate, dated the closing date of the merger, signed by RGS Energy's senior vice president and general counsel regarding satisfaction of the two preceding conditions;

    - RGS Energy must not have suffered a material adverse effect, and there must not be any fact or circumstance, unless it was disclosed in RGS Energy's public documents prior to February 16, 2001, that would be reasonably likely to have a material adverse effect on RGS Energy. An adverse change in economic, financial or industry conditions, generally accepted accounting principles or generally applicable laws and regulations that does not specifically relate to either of our companies and that does not affect either of our companies in a materially disproportionate manner relative to each other, to the extent disproportionate, is not a material adverse effect for the purposes of this condition;

    - RGS Energy must have obtained the requisite third-party consents, unless the failure to obtain those consents would not have a material adverse effect on RGS Energy;

    - each affiliate of RGS Energy must have signed an agreement stating that the affiliate will not sell the Energy East shares that he or she receives in the merger, except in accordance with Rule 145 promulgated under the Securities Act of 1933;

    - attorneys for Energy East must have furnished to Energy East an opinion to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This condition will be waived if RGS Energy elects, as it may do under certain circumstances, to have the merger agreement amended so that RGS Energy will be the surviving company (see "--Conversion of RGS Energy Shares--Tax Adjustment"); and

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
    - the governmental approvals obtained by the parties must not impose terms that, individually or in the aggregate, would have or would reasonably be expected to have a material adverse effect on either of our companies. We have agreed that a requirement that Energy East divest its ownership of any of the gas or electric utility operations of Energy East or RGS Energy would have a material adverse effect.

    CONDITIONS TO OBLIGATIONS OF RGS ENERGY. The obligations of RGS Energy to complete the merger agreement and the merger are contingent on the satisfaction of, or waiver by RGS Energy of, the following conditions:

    - Energy East must have performed in all material respects the agreements and covenants required by the merger agreement;

    - the representations and warranties of Energy East contained in the merger agreement must be materially accurate on the date of the merger agreement and on the closing date of the merger (except for representations and warranties made as of a specified date, the accuracy of which will be determined as of the specified date);

    - Energy East must have provided RGS Energy with a certificate, dated the closing date of the merger, signed by Energy East's executive vice president, general counsel and secretary regarding satisfaction of the two preceding conditions;

    - Energy East must not have suffered a material adverse effect, and there must not be any fact or circumstance, unless it was disclosed in Energy East's public documents prior to February 16, 2001, that would be reasonably likely to have a material adverse effect on Energy East. An adverse change in economic, financial or industry conditions, generally accepted accounting principles or generally applicable laws and regulations that does not specifically relate to either of our companies and that does not affect either of our companies in a materially disproportionate manner relative to each other to the extent disproportionate is not a material adverse effect for the purposes of this condition;

    - Energy East must have obtained the requisite third-party consents, unless the failure to obtain those consents would not have a material adverse effect on Energy East; and

    - attorneys for RGS Energy must have furnished to RGS Energy an opinion to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. This condition will be waived if RGS Energy elects, as it may do under certain circumstances, to have the merger agreement amended so that RGS Energy will be the surviving company (see "--Conversion of RGS Energy Shares--Tax Adjustment").

TERMINATION, AMENDMENT AND WAIVER

    TERMINATION. The merger agreement may be terminated at any time before the effective time of the merger:

    - by mutual written consent of both of our boards of directors;

    - by either of us if the merger has not been completed by February 16, 2002 (or November 16, 2002, if the only condition to the closing of the merger not satisfied is the inability to obtain the requisite governmental approvals), so long as the delay has not been caused by a failure of the party seeking termination to fulfill its obligations under the merger agreement;

    - by either of us if either the RGS Energy shareholders do not approve and adopt the merger agreement or Energy East shareholders do not approve the issuance of Energy East shares in connection with the merger, in either case by February 16, 2002;

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
    - by either of us if any state or federal law prohibits the merger (and this determination is supported by the written opinion of outside counsel) or if any state or federal court of competent jurisdiction issues a final and nonappealable decision that permanently enjoins the merger;

    - by RGS Energy, before its shareholders approve the merger agreement, if RGS Energy is not in breach of the merger agreement and, as a result of an Alternative Proposal, the RGS Energy board of directors determines in good faith that:

       - the Alternative Proposal is financially superior to the merger and the third party making the Alternative Proposal has obtained or, in the reasonable judgment of RGS Energy's financial advisor, can obtain the necessary financing; and

       - after consultation with its financial advisor and outside counsel and consideration of other relevant matters, that failure to do so would likely result in a breach of its fiduciary duties under applicable law; however, before RGS Energy may terminate the merger agreement:

           (1) RGS Energy must give Energy East three days' prior notice of its intent to accept the alternative acquisition proposal; and

           (2) RGS Energy and its financial and legal advisors must consider in good faith any proposal made by Energy East;

    - by RGS Energy if:

       - Energy East has breached any of its representations or warranties in the merger agreement, the breach would be reasonably likely to result in a material adverse effect on Energy East, and Energy East does not cure the breach within 20 days of receiving written notice of the breach from RGS Energy;

       - Energy East (or its appropriate subsidiaries) has materially breached any of its covenants or agreements under the merger agreement, and Energy East does not cure the breach within 20 days of receiving written notice of the breach from RGS Energy; or

       - Energy East's board of directors or a committee of the board of the directors has withdrawn or modified to RGS Energy's detriment, or resolved to do either, its recommendation of the issuance of Energy East shares in connection with the merger; or

    - by Energy East if:

       - RGS Energy has breached any of its representations or warranties in the merger agreement, the breach would be reasonably likely to result in a material adverse effect on RGS Energy, and RGS Energy does not cure the breach within 20 days of receiving written notice of the breach from Energy East;

       - RGS Energy (or its appropriate subsidiaries) has breached in any respect its covenants and agreements with respect to dividends and share issuance, or has materially breached any of its other covenants or agreements under the merger agreement, and RGS Energy does not cure the breach within 20 days of receiving written notice of the breach from Energy East; or

       - the RGS Energy board of directors or any committee thereof
         (1) withdraws or modifies in any manner adverse to Energy East its approval or recommendation of the merger agreement or the merger,
         (2) fails to reaffirm its approval or recommendation upon Energy East's request within seven days of that request, (3) approves or recommends any acquisition of RGS Energy or a material portion of its assets or any tender offer for the

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
         shares of capital stock of RGS Energy by someone other than Energy East or any of its affiliates, or (4) resolves to take any of these actions.

    EFFECT OF TERMINATION. RGS Energy and Energy East have agreed that, if either of them terminates the merger agreement for any reason outlined above, the merger agreement--except for the provisions concerning expenses, termination fees, confidentiality of information subject to the terms of a confidentiality agreement, waiver of a jury trial and certain damages and enforcement of the agreement--will become void and have no effect, without any liability on the part of any party, their officers or their directors. Nonetheless, if either party materially breaches any provision of the merger agreement and the other party consequently terminates the agreement, then the breaching party will have to pay to the other party an amount in cash equal to all documented out-of-pocket expenses and fees incurred by the other party not in excess of $10 million. However, if the breach is willful, the merger agreement does not limit the amount of damages that the nonbreaching party may seek.

    RGS Energy must pay Energy East a termination fee of $50 million plus fees and expenses up to $10 million if the merger agreement is terminated for any of the following reasons:

    - the RGS Energy board of directors decides to pursue an Alternative
      Proposal;

    - RGS Energy shareholders fail to approve the merger by February 16, 2002, but only if there was an Alternative Proposal outstanding at the time of the RGS Energy annual meeting and if, within twelve months of such termination, RGS Energy enters into a definitive agreement to complete or actually does complete a "BUSINESS COMBINATION," which is (1) a merger, consolidation, share exchange, business combination or other similar transaction involving either party that results in its shareholders prior to the transaction owning in the aggregate less than 70% of the voting securities of the company surviving the transaction or of the parent of the surviving company, (2) a sale, lease, exchange, transfer or other disposition of more than 30% of the assets of a party and its subsidiaries, taken together, in a single transaction or series of related transactions, or (3) the acquisition, through any means, by a third party of beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 30% of the common stock of a party; or

    - the RGS Energy board of directors withdraws, modifies to Energy East's detriment, or fails to reaffirm, within seven days of Energy East's request, its approval or recommendation of the merger to RGS Energy shareholders, or the RGS Energy board of directors approves or recommends any acquisition of RGS Energy or a material portion of its assets or a tender offer for RGS Energy's capital stock by any third party, but only if there was an Alternative Proposal outstanding at the time of the termination and if, within twelve months of such termination, RGS Energy enters into a definitive agreement to complete or actually does complete a Business Combination.

    Energy East must pay RGS Energy a termination fee of $50 million plus fees and expenses up to $10 million if the merger agreement is terminated for the following reason:

    - Energy East shareholders fail to approve the issuance of Energy East shares in connection with the merger by February 16, 2002, but only if there was an Alternative Proposal outstanding at the time of the annual meeting, the person or persons that made the Alternative Proposal conditioned it on Energy East shareholders failing to approve the issuance of Energy East shares in connection with the merger, and if, within twelve months of the termination, Energy East enters into a definitive agreement to complete or actually does complete a Business Combination.

    AMENDMENT. The parties' boards of directors may amend the merger agreement at any time before the effective time of the merger, whether or not the RGS Energy shareholders have already approved the agreement. After RGS Energy shareholder approval, however, no such amendment can

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
(1) alter the merger consideration or the mechanics of the share exchange or
(2) change any of the terms and conditions of the merger agreement if any of the changes would materially adversely affect the rights of RGS Energy shareholders (except for changes that could otherwise be adopted by the RGS Energy board of directors without the further approval of the RGS Energy shareholders).

    WAIVER. At any time before the effective time of the merger, to the extent permitted by applicable law, the parties may extend the time for the performance of any of the obligations or other acts required by the merger agreement, waive any inaccuracies in the representations and warranties contained in the merger agreement, and waive compliance with any of the agreements or conditions contained in the merger agreement. To be valid, a waiver or extension by a party must take the form of a written instrument signed by the waiving party.

                        SECURITY OWNERSHIP OF MANAGEMENT

    For the security ownership of management of Energy East, see "The Energy East Annual Meeting--Security Ownership of Management," on page 107. For the security ownership of management of RGS Energy, see "The RGS Energy Annual Meeting--Security Ownership of Management," on page 89.

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
                              UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements have been prepared to reflect the mergers of Energy East with Connecticut Energy, CMP Group, CTG Resources and Berkshire Energy, all of which were completed in 2000, and the merger of Energy East with RGS Energy. The RGS Energy merger will be accounted for as a purchase. The non-utility assets and liabilities of RGS Energy will be recorded in Energy East's consolidated financial statements at their estimated fair values at the closing date. The assets and liabilities of the regulated utility will not be revalued. See "The Merger--Accounting Treatment" on page 44.

    The unaudited pro forma combined condensed financial statements reflect preliminary purchase accounting adjustments in compliance with generally accepted accounting principles. Estimates relating to the fair value of some assets and liabilities and other events, such as the proposed sales of Energy East's 18% interest and RGS Energy's 14% interest in the Nine Mile Point 2 nuclear generating station that have not been reflected in the financial statements, have been more fully described in the notes to the financial statements. Actual adjustments will be made on the basis of actual assets, liabilities and other items as of the closing date of the merger on the basis of appraisals and evaluations. Also, goodwill related to the mergers with Connecticut Energy, CMP Group, CTG Resources and Berkshire Energy that were completed in 2000 may be adjusted as actual amounts for estimated liabilities become known. Therefore, actual amounts may differ from those reflected in the pro forma financial statements.

    The unaudited pro forma combined condensed balance sheet assumes that the RGS Energy merger occurred on December 31, 2000. The unaudited pro forma combined condensed statement of income for the year ended December 31, 2000, assumes that the mergers completed in 2000 and the RGS Energy merger were completed on January 1, 2000.

    The accompanying pro forma financial statements should be read in conjunction with the consolidated historical financial statements and the related notes of Energy East and RGS Energy, which are incorporated by reference. See "Where You Can Find More Information" on page 120.

    The accompanying pro forma financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had the mergers been completed on January 1, 2000, as assumed above; nor is the information necessarily indicative of future financial position, operating results or operating synergies.

    55% of the RGS Energy shares outstanding immediately prior to the effective time of the merger will be converted into the right to receive $39.50 per share in cash, and 45% will be converted into, on a per share basis, a number of Energy East shares valued at $39.50, subject to restrictions on the maximum and minimum number of Energy East shares to be issued, discussed under "The Merger Agreement--Conversion of RGS Energy Shares" on pages 56 to 59. The number of Energy East shares to be exchanged for each RGS Energy share will be between
1.7626 and 2.3838, based on the average closing price of Energy East shares on the New York Stock Exchange during the 20-trading-day period ending two trading days before the effective time of the merger.

    Energy East expects to issue long-term debt and preferred stock, the proceeds of which will be used to fund the cash portion of the consideration in the merger. For illustrative purposes, the unaudited pro forma financial statements reflect the issuance of the long-term debt and the use of all of the proceeds to fund the consideration paid to RGS Energy shareholders.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
    GIVING EFFECT TO THE MERGERS COMPLETED IN 2000 AND THE RGS ENERGY MERGER

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET
                     GIVING EFFECT TO THE RGS ENERGY MERGER
                              AT DECEMBER 31, 2000

                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                            ENERGY EAST   RGS ENERGY    PRO FORMA        PRO FORMA
                                              ACTUAL        ACTUAL     ADJUSTMENTS      ENERGY EAST
                                            -----------   ----------   -----------      -----------
                                                                (IN THOUSANDS)
ASSETS

Current Assets
  Cash and cash equivalents...............     $33,239       $16,258      $(1,207)(5)       $48,290
  Special deposits........................      21,516                                       21,516
  Temporary investments...................     100,292                                      100,292
  Accounts receivable, net................     536,280       207,494                        743,774
  Other...................................     156,556        83,615                        240,171
                                            ----------    ----------     --------       -----------
    Total Current Assets..................     847,883       307,367       (1,207)        1,154,043

Utility Plant, at Original Cost...........   6,669,822     3,395,800                     10,065,622
  Less accumulated depreciation...........   3,096,283     2,004,928                      5,101,211
                                            ----------    ----------     --------       -----------
    Net utility plant in service..........   3,573,539     1,390,872                      4,964,411

  Construction work in progress...........      59,389       111,486                        170,875
                                            ----------    ----------     --------       -----------
    Total Utility Plant...................   3,632,928     1,502,358                      5,135,286

Other Property and Investments, Net.......     259,708       244,514                        504,222
Regulatory Assets.........................     841,504       411,212       30,800(6)      1,283,516
Other Assets..............................     469,252        72,376      239,900(7)        781,528
Goodwill..................................     952,358        27,971      608,193(8)(9)   1,588,522
                                            ----------    ----------     --------       -----------
    Total Assets..........................  $7,003,633    $2,565,798     $877,686       $10,447,117
                                            ==========    ==========     ========       ===========

                The notes on pages 76 to 78 are an integral part of the pro forma combined condensed financial statements.

            ENERGY EAST CORPORATION COMBINED CONDENSED BALANCE SHEET
                     GIVING EFFECT TO THE RGS ENERGY MERGER
                              AT DECEMBER 31, 2000

                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                            ENERGY EAST   RGS ENERGY    PRO FORMA        PRO FORMA
                                              ACTUAL        ACTUAL     ADJUSTMENTS      ENERGY EAST
                                            -----------   ----------   -----------      -----------
                                                                (IN THOUSANDS)
LIABILITIES

Current Liabilities
  Current portion of long-term debt.......     $25,285       $12,095                        $37,380
  Notes payable...........................     418,995       122,400                        541,395
  Other...................................     582,422       182,624       $9,500(9)        774,546
                                            ----------    ----------   ----------       -----------
    Total Current Liabilities.............   1,026,702       317,119        9,500         1,353,321

Regulatory Liabilities
  Gain on sale of generation assets.......     232,041                                      232,041
  Other...................................     340,221                    239,900(7)        580,121
                                            ----------    ----------   ----------       -----------
    Total Regulatory Liabilities..........     572,262                    239,900           812,162

Deferred income taxes.....................     457,495       277,787                        735,282
Nuclear waste disposal....................                    97,291                         97,291
Other.....................................     840,514       210,626       30,800(6)      1,081,940
Long-term debt............................   2,346,814       823,860      750,000(10)     3,920,674
                                            ----------    ----------   ----------       -----------
    Total Liabilities.....................   5,243,787     1,726,683    1,030,200         8,000,670

Commitments...............................          --            --                             --
Preferred stock redeemable solely at the
  option of subsidiaries..................      43,324        47,000                         90,324
Preferred stock subject to mandatory
  redemption requirements.................                    25,000                         25,000
Common Stock Equity
Energy East common stock ($.01 par value,
  300,000 shares authorized and 117,656
  shares outstanding at December 31,
  2000)...................................       1,191                        321(11)         1,512
Common Stock Equity
RGS Energy common stock ($.01 par value,
  100,000 shares authorized and 38,957
  shares outstanding at December 31,
  2000)...................................                       390         (390)(11)           --
Capital in excess of par value............     871,078       702,417      (88,137)(11)    1,485,358
Retained earnings.........................     918,016       181,546     (181,546)          918,016
Accumulated other comprehensive income....     (34,823)                                     (34,823)
Treasury stock, at cost (1,418 Energy East
  shares, and 4,379 RGS Energy shares, at
  December 31, 2000)......................     (38,940)     (117,238)     117,238           (38,940)
                                            ----------    ----------   ----------       -----------
    Total Common Stock Equity.............   1,716,522       767,115     (152,514)        2,331,123
                                            ----------    ----------   ----------       -----------
    Total Liabilities and Stockholders'
      Equity..............................  $7,003,633    $2,565,798     $877,686       $10,447,117
                                            ==========    ==========   ==========       ===========

                The notes on pages 76 to 78 are an integral part of the pro forma combined condensed financial statements.

         ENERGY EAST CORPORATION COMBINED CONDENSED STATEMENT OF INCOME GIVING EFFECT TO THE MERGERS COMPLETED IN 2000 AND THE RGS ENERGY MERGER
                          YEAR ENDED DECEMBER 31, 2000

                              ACTUAL AND PRO FORMA
                                  (UNAUDITED)

                                                                      SUB TOTAL
                                                          2000        PRO FORMA
                                                         MERGERS     ENERGY EAST
                                         ENERGY EAST    PRO FORMA     AND 2000     RGS ENERGY     PRO FORMA     PRO FORMA
                                           ACTUAL      ADJUSTMENTS     MERGERS       ACTUAL      ADJUSTMENTS   ENERGY EAST
                                         -----------   -----------   -----------   -----------   -----------   -----------
                                                             (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Operating Revenues
  Sales and services...................  $2,959,520      $952,955    $3,912,475    $1,448,119                  $5,360,594

Operating Expenses
  Electricity purchased and fuel used
    in generation......................   1,073,728       350,542     1,424,270       134,709                   1,558,979
  Natural gas purchased................     496,509       156,749       653,258       208,588                     861,846
  Gasoline, propane and oil
    purchased..........................          --            --            --       340,306                     340,306
  Other operating expenses.............     435,965       230,539       666,504       288,691                     955,195
  Maintenance..........................     108,106        31,057       139,163        56,155                     195,318
  Depreciation and amortization........     165,524        62,088       227,612       116,184      $15,205(12)    359,001
  Other taxes..........................     165,767        30,201       195,968        94,576                     290,544
                                         ----------    ----------    ----------    ----------     --------     ----------
    Total Operating Expenses...........   2,445,599       861,176     3,306,775     1,239,209       15,205      4,561,189
                                         ----------    ----------    ----------    ----------     --------     ----------

Operating Income.......................     513,921        91,779       605,700       208,910      (15,205)       799,405
Other (Income) and Deductions..........     (32,906)      (96,043)     (128,949)      (10,346)                   (139,295)
Interest Charges, Net..................     152,503        84,247       236,750        62,720       56,250(10)    355,720
Preferred Stock Dividends of
  Subsidiaries.........................         963         1,546         2,509         3,700                       6,209
                                         ----------    ----------    ----------    ----------     --------     ----------

Income Before Income Taxes.............     393,361       102,029       495,390       152,836      (71,455)       576,771

Income Taxes...........................     156,682        83,345       240,027        60,977      (22,500)(13)    278,504
                                         ----------    ----------    ----------    ----------     --------     ----------

Income Before Extraordinary Item.......     236,679        18,684       255,363        91,859      (48,955)       298,267

Extraordinary Loss on Early
  Extinguishment of Debt, Net of Income
  Tax Benefit of $1,121................       1,645            --         1,645            --           --          1,645
                                         ----------    ----------    ----------    ----------     --------     ----------

Net Income.............................    $235,034       $18,684      $253,718       $91,859     $(48,955)      $296,622
                                         ==========    ==========    ==========    ==========     ========     ==========

Earnings Per Share, basic and
  diluted..............................       $2.06                                                                 $2.03

Average Common Shares Outstanding......     114,213                                                 32,111(14)    146,324

                The notes on pages 76 to 78 are an integral part of the pro forma combined condensed financial statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                     GIVING EFFECT TO THE RGS ENERGY MERGER

NOTE 1. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

    The unaudited pro forma combined condensed statement of income for the year ended December 31, 2000, gives effect to the mergers completed in 2000 and the RGS Energy merger as if these events occurred on January 1, 2000. The unaudited pro forma combined condensed balance sheet gives effect to the RGS Energy merger as if it occurred December 31, 2000.

    The 2000 Mergers Pro Forma Adjustments include: (1) amounts for the period from January 1, 2000, to the respective companies' acquisition dates to reflect income statement activity; (2) additional goodwill of $11.7 million, and additional interest expense of $37.8 million on the debt issued to finance a portion of the mergers; (3) the elimination of merger related costs of $19.5 million included in other operating expenses and a decrease in interest income of $26.2 million; and (4) a decrease in income taxes of $16.9 million due to items 2 and 3 previously mentioned.

    The unaudited pro forma combined financial statements presented have not been adjusted to give effect to the proposed sales of Energy East's 18% interest and RGS Energy's 14% interest in the Nine Mile Point 2 nuclear generating station to Constellation Energy, which is expected to be completed in 2001. A detailed discussion of the sales is presented in each company's Form 10-K for the year ended December 31, 2000, incorporated by reference in this document. Certain effects of the sales are presented in the following table, assuming the sales are completed by July 1, 2001:

                                                              ENERGY EAST   RGS ENERGY
                                                              -----------   -----------
                                                              (THOUSANDS)   (THOUSANDS)
(Decrease) in net utility plant, including nuclear fuel.....    $(12,451)    $(370,004)
Deferred gain (loss)(1).....................................    $ 71,368     $(326,647)
Investment tax credit benefit...............................    $     --     $  13,124

------------------------

(1) The amounts of the deferred gain and the deferred loss will be amortized subject to approval by the New York State Public Service Commission.

NOTE 2. ACCOUNTING METHOD.

    The RGS Energy merger will be accounted for as an acquisition of RGS Energy by Energy East under the purchase method of accounting in accordance with generally accepted accounting principles. The amount of goodwill recorded will reflect the excess of the purchase price over the estimated net fair value of assets and liabilities of RGS Energy's utility and non-utility businesses at the time of closing, plus Energy East's estimated transaction costs related to the merger. The assets and liabilities of RGS Energy's non-utility businesses will be revalued to fair value, including an allocation to goodwill, if appropriate.

NOTE 3. RGS ENERGY MERGER.

    The historical consolidated financial statements of Energy East and RGS Energy for the year ended December 31, 2000, have been adjusted to give effect to the merger.

NOTE 4. EARNINGS PER SHARE AND AVERAGE SHARES OUTSTANDING.

    The pro forma earnings per share and number of average shares outstanding have been restated to reflect the average number of shares that would have been outstanding if the merger occurred at the beginning of the periods presented assuming a conversion of 45% of the RGS Energy shares into 2.0637 Energy East shares per RGS Energy share. The exchange ratio of 2.0637 is based on a value of $39.50 per RGS Energy share and a market price of $19.14 per Energy East share. If the Average Market Price is between $16.57 per share and $22.41 per share, then each RGS Energy share converted

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
               GIVING EFFECT TO THE RGS ENERGY MERGER (CONTINUED)

NOTE 4. EARNINGS PER SHARE AND AVERAGE SHARES OUTSTANDING. (CONTINUED) into stock will be exchanged for $39.50 worth of Energy East shares. If the Average Market Price is less than or equal to $16.57, then each RGS Energy share converted into stock will be exchanged for 2.3838 Energy East shares, irrespective of the value of the Energy East shares. Finally, if the Average Market Price is greater than or equal to $22.41 per share, then each RGS Energy share will be exchanged for 1.7626 Energy East shares, again irrespective of the value of Energy East shares. The following table presents the range of shares that could be issued based on various potential conversion ratios provided under the merger agreement:

Conversion ratio....................................   1.7626     2.0637     2.3838
Number of shares (thousands)........................   27,426     32,111     37,092

NOTE 5. CASH CONSIDERATION.

    This amount reflects the cash consideration paid to RGS Energy shareholders based on a purchase price per share of $39.50 for 55% of the shares outstanding as of December 31, 2000, and the cash received from the issuance of the long-term debt.

NOTE 6. REGULATORY ASSET AND RELATED LIABILITY.

    This amount reflects the recognition of a regulatory asset and a liability for the estimated difference between RGS Energy's net other postretirement benefit obligation and the previously recognized liability.

NOTE 7. OTHER ASSET AND RELATED REGULATORY LIABILITY.

    This amount reflects the recognition of an other asset and a regulatory liability for the estimated difference between RGS Energy's net pension benefit and the previously recognized liability.

NOTE 8. GOODWILL.

    This amount reflects the recognition of goodwill equal to the excess of the estimated purchase price of $1,365.8 million over the estimated net fair value of the assets and liabilities of RGS Energy acquired of $767.1 million, plus estimated transaction costs of $9.5 million related to the merger. For every one dollar increase in the Average Market Price above $22.41 per share, the purchase price will increase by approximately $27 million. For every one dollar decrease in the Average Market Price below $16.57, the purchase price will decrease by approximately $37 million.

NOTE 9. MERGER-RELATED COSTS.

    Energy East and RGS Energy will incur direct expenses related to the merger, including financial advisor, legal and accounting fees. The pro forma adjustments include an estimate for Energy East's merger-related costs of $9.5 million, which is included in goodwill. RGS Energy expects to incur approximately $12.5 million of merger-related costs, which it will expense as incurred. The actual amount of merger-related costs may differ from the amounts reflected in the unaudited pro forma combined condensed financial statements.

NOTE 10. LONG-TERM DEBT.

    This amount reflects the issuance of $750 million principal amount of notes payable with an assumed fixed interest rate of 7.5%, the proceeds of which will be used to fund the consideration paid to RGS Energy shareholders. A 1/8 of 1% change in interest rate will increase or decrease interest expense by $0.9 million.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
               GIVING EFFECT TO THE RGS ENERGY MERGER (CONTINUED)

NOTE 11. COMMON STOCK.

    This amount reflects the Energy East shares to be issued to RGS Energy shareholders in exchange for 45% of their RGS Energy shares, assuming a conversion ratio of 2.0637 Energy East shares per RGS Energy share, and the exchange of 55% of their RGS Energy shares for cash.

NOTE 12. AMORTIZATION OF GOODWILL.

    This amount represents the amortization of goodwill for financial accounting purposes over a 40-year period. The goodwill is not amortizable for tax purposes.

NOTE 13. INCOME TAXES.

    Income taxes on the pro forma combined condensed income statement have been based on the statutory rate and adjusted for goodwill, which is not tax deductible.

NOTE 14. ENERGY EAST SHARES ISSUED.

    This amount reflects the number of Energy East shares to be issued in the merger assuming a conversion of 45% of the RGS Energy shares into 2.0637 Energy East shares per RGS Energy share.

                        COMPARATIVE RIGHTS OF RGS ENERGY
                   SHAREHOLDERS AND ENERGY EAST SHAREHOLDERS

    As a result of the merger, some or all of the RGS Energy shareholders will become Energy East shareholders. The rights of both Energy East shareholders and RGS Energy shareholders are presently governed by the New York Business Corporation Law. Any differences, therefore, in the rights of Energy East shareholders and RGS Energy shareholders arise exclusively from the differences in their respective certificates of incorporation and bylaws. The following is a summary comparison of the material differences between the rights of RGS Energy shareholders and the rights of Energy East shareholders.

    This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the New York Business Corporation Law and the certificates of incorporation and bylaws of the two companies, copies of which are on file with the SEC.

                 ENERGY EAST                                    RGS ENERGY
                                  AUTHORIZED CAPITAL STOCK

    Energy East's authorized capital stock     RGS Energy's authorized capital stock
consists of 300,000,000 shares of common       consists of 100,000,000 shares of common
stock, par value $.01 per share, of which      stock, par value $.01 per share, of which
116,549,598 were outstanding at the close of   34,577,426 were outstanding at the close of
business on April 26, 2001, and 10,000,000     business on April 26, 2001, and 10,000,000
shares of preferred stock, par value $.01 per  shares of preferred stock, par value $.01 per
share, none of which was outstanding at the    share, none of which was outstanding at the
close of business on April 26, 2001.           close of business on April 26, 2001.

                                       VOTING RIGHTS

    Each Energy East shareholder generally is  Each RGS Energy shareholder is entitled to
entitled to one vote per share. In elections   one vote per share. RGS Energy shareholders
of directors, however, Energy East             may not cumulate their votes.
shareholders are entitled to "cumulate" their
votes. Under "cumulative voting," the total
number of votes that a shareholder may cast
in an election of directors in a given class
equals the number of directors in such class
to be elected multiplied by the number of
shares held; the shareholder may cast all of
his or her votes for a single director, or he
or she may distribute the votes among two or
more directors in such class.

                                         DIVIDENDS

    Under the New York Business Corporation    RGS Energy is subject to the same legal
Law, Energy East may declare and pay           restrictions regarding dividends as Energy
dividends or make other distributions to its   East.
shareholders (subject to the rights of
preferred stock, none of which is
outstanding), unless, after doing so, they
would be unable to pay their debts as they
become due in the ordinary course of its
business, or when doing so would be contrary
to any restrictions contained in its
certificate of incorporation. Moreover, the
net assets of Energy East remaining after a
declaration, payment or distribution by
Energy East must be at least as much as its
stated capital.

                   ELECTION AND CLASSIFICATION OF THE BOARD OF DIRECTORS

    The Energy East board of directors is      The RGS Energy board of directors is composed
composed of three classes. One class is        of three classes. One class is elected each
elected each year for a three-year term.       year for a three-year term.

                               SIZE OF THE BOARD OF DIRECTORS

    The Energy East board of directors may     The RGS Energy board of directors may fix the
fix the number of directors by a vote of a     number of directors by a vote of a majority
majority of the directors then in office. In   of the directors then in office. In the event
the event that the Energy East board of        that the RGS Energy board of directors
directors increases the number of directors,   increases the number of directors, it may
it may elect the additional directors. The     elect the additional directors. The RGS
Energy East board of directors currently       Energy board of directors currently consists
consists of thirteen directors. After the      of twelve directors.
merger with RGS Energy, the Energy East board
of directors will consist of fifteen
directors.

                         REMOVAL OF DIRECTORS; FILLING OF VACANCIES

    Under the Energy East bylaws, except as    Under the RGS Energy bylaws, a director may
otherwise provided by the New York Business    be removed only for cause, by a majority of
Corporation Law, a director may be removed     votes cast at a meeting of the RGS Energy
only for cause and only at a meeting of        board of directors or by a majority of votes
shareholders by the holders of a majority of   cast at an RGS Energy shareholders' meeting.
the votes of Energy East shares issued and     Any vacancy on the RGS Energy board of
outstanding. The New York Business             directors will be filled solely by the
Corporation Law provides that, when a          affirmative vote of a majority of the
corporation has cumulative voting, no          remaining directors, even though less than a
director may be removed when the votes cast    quorum, and not by the shareholders.
against his removal would be sufficient to
elect him if voted cumulatively. Any
vacancies on the Energy East board of
directors will be filled solely by the
affirmative vote of a majority of the
remaining directors, even though less than a
quorum, and not by the shareholders.

                              SPECIAL MEETINGS OF SHAREHOLDERS

    Under the Energy East bylaws, special      Under the RGS Energy bylaws, special meetings
meetings of shareholders may be called by the  of shareholders may be called by the
chairman, the president or at the request of   chairman, the president or at the request of
a majority of the board of directors or of a   a majority of the board of directors. RGS
majority of the outstanding Energy East        Energy shareholders may act without a meeting
shares. Energy East shareholders may act       but only by unanimous written consent. Under
without a meeting but only by unanimous        the New York Business Corporation Law, the
written consent. Under the New York Business   only business that may be conducted at a
Corporation Law, the only business that may    special meeting of shareholders is that which
be conducted at a special meeting of           is related to the purposes set forth in the
shareholders is that which is related to the   notice of the meeting.
purposes set forth in the notice of the
meeting.

                                 ADVANCE NOTICE PROVISIONS

    For an Energy East shareholder to          For an RGS Energy shareholder to bring a
nominate individuals for election as           matter before an annual meeting, the
directors or to bring a matter before an       secretary of RGS Energy must receive written
annual meeting, the secretary of Energy East   notice of the shareholder's intent,
must receive written notice of the             containing certain required information. With
shareholder's intent, containing certain       respect to a matter to be considered at an
required information. With respect to an       annual meeting, the secretary must receive
election at, or a matter to be brought         the notice at least 90 days before the date
before, an annual meeting, the secretary must  of the annual meeting.
receive the notice between 90 and 120 days
before the anniversary of the preceding
annual meeting. With respect to an election
at a special meeting, the secretary must
receive the notice at least ten days before
the earlier of (1) the date notice of the
special meeting was mailed and (2) the date
that the special meeting date was publicly
disclosed.

                         INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The New York Business Corporation Law      RGS Energy's bylaws generally provide for
generally provides that a corporation may      indemnification, as described in the Energy
indemnify an officer or director made a party  East column, of directors and officers of RGS
or threatened to be made a party to any type   Energy or any subsidiary of RGS Energy and of
of proceeding against judgments, fines,        other companies which such persons were
amounts paid in settlement and expenses        serving at the request of RGS Energy, to the
(including attorneys' fees) actually and       extent not prohibited by law. Under RGS
necessarily incurred in connection with the    Energy's bylaws, a director or officer may be
proceedings:                                   entitled to additional indemnification rights
    - if he acted in good faith for a purpose  arising under applicable law, by agreement or
      he reasonably believed to be in or not   otherwise.
      opposed to the best interests of the
      corporation; and
    - in the case of a criminal proceeding,
      if he had no reasonable cause to
      believe that his conduct was unlawful.
    The New York Business Corporation Law
sets specific standards only for
indemnification of officers and directors,
but it permits corporations to indemnify
corporate personnel other than officers and
directors.
    Energy East's bylaws generally provide
for indemnification of directors and
officers, as well as employees, of Energy
East and of other companies which such
persons were serving at the request of Energy
East, to the extent not prohibited by law.
Under Energy East's bylaws, a director,
officer or employee may be entitled to
additional indemnification rights arising
under any statute, certificate of
incorporation, bylaw or agreement.

                         AMENDMENT OF CERTIFICATE OF INCORPORATION

    The Energy East certificate of             The RGS Energy certificate of incorporation
incorporation generally may be amended by a    generally may be amended by a majority of the
majority of the outstanding Energy East        outstanding RGS Energy shares, but the
shares, but the provision relating to          provision relating to the manner of electing
amendments to certain bylaws may be amended    directors may be amended only by two-thirds
only by two-thirds of the votes of the         of the votes of outstanding RGS Energy shares
outstanding Energy East shares.                entitled to vote. Amendments to the
                                               provisions relating to preemptive rights,
                                               amendments to the RGS Energy certificate of
                                               incorporation and amendments to certain bylaw
                                               provisions must be authorized by seventy-five
                                               percent of the votes of the outstanding RGS
                                               Energy shares entitled to vote.

                                    AMENDMENT OF BYLAWS

    The Energy East bylaws may be amended by       The RGS Energy bylaws may be amended by a
a majority of the outstanding Energy East      majority of votes cast at a shareholder
shares, or by a majority vote at a meeting of  meeting, or by a majority vote at a meeting
the Energy East board of directors. However,   of the RGS Energy board of directors.
an amendment of some bylaws, if by action of   However, an amendment of some bylaws, if by
Energy East shareholders, must be by           action of RGS Energy shareholders, must be by
two-thirds of the outstanding Energy East      seventy-five percent of the outstanding RGS
shares. The bylaws that may not be amended     Energy shares. The bylaws that may not be
without a supermajority vote generally relate  amended without a supermajority vote
to the advance notice procedures, special      generally relate to the advance notice
meetings of shareholders, structure of the     procedures, special meetings of shareholders,
Energy East board of directors and amendment   structure of the RGS Energy board of
of the supermajority requirements.             directors and amendment of the supermajority
                                               requirements. If the RGS Energy board of
                                               directors adopts, amends or repeals any bylaw
                                               relating to an upcoming election of
                                               directors, this change, and a summary of the
                                               change, must be included in the notice for
                                               the next RGS Energy shareholder meeting at
                                               which directors will be elected.

                                     DUTY OF DIRECTORS

    Under the New York Business Corporation        RGS Energy directors are under the same
Law, in performing his or her duties, a        duties as Energy East directors.
director is required to act in good faith and
to use that degree of care that an ordinarily
prudent person in a similar position would
use under similar circumstances.
    In taking action, including action that
may involve or relate to a change or
potential change in control, a director may
consider the long-term and short-term
interests of Energy East shareholders and the
effects that the companies' actions may have
in the short term or in the long term upon
their respective:
    - prospects for growth and development;
    - current employees;
    - retired employees and others receiving
      retirement, welfare or similar benefits
      from or pursuant to any plan or
      agreement of Energy East;
    - customers and creditors; and
    - ability to provide, as a going concern,
      goods, services, employment
      opportunities and employment benefits
      and otherwise to contribute to the
      communities in which it does business.

                                   BUSINESS COMBINATIONS

    Under the Energy East certificate of       Under the New York Business Corporation Law,
incorporation, a majority of the outstanding   a majority of the outstanding RGS Energy
Energy East shares are needed to adopt a plan  shares are needed to adopt a plan of merger
of merger or consolidation. Section 912 of     or consolidation. This statutory requirement
the New York Business Corporation Law          applicable to RGS Energy is the same as the
prohibits a New York corporation from          vote requirement provided in Energy East's
engaging in certain business combinations      certificate of incorporation. Section 912 of
with an interested shareholder (generally,     the New York Business Corporation Law also
the beneficial owner of 20% or more of a       applies to RGS Energy.
corporation's voting stock) for five years
following the time the shareholder became an
interested shareholder, unless, prior to that
time, the corporation's board of directors
approved the business combination or the
transaction that resulted in the shareholder
becoming an interested shareholder. After
five years, these business combinations may
occur if approved by a majority vote of
shares not owned by the interested
shareholder, or if specific fair price
requirements are met.

                                   FAIR PRICE PROVISIONS

  Under the New York Business Corporation      The fair price provisions of the New York
Law, a corporation may engage in a business    Business Corporation Law also apply to RGS
combination with any interested shareholder    Energy.
when the cash and other consideration to be
received by the other shareholders is at
least equal to the higher of:
    - the highest per share price paid by the
      interested shareholder at a time when
      he or she beneficially owned at least
      five percent of the outstanding voting
      stock and within the five years
      immediately prior to the date the
      business combination is first
      announced;
    - the highest price paid by the
      interested shareholder within the five
      years immediately prior to, or in, the
      transaction in which he or she became
      an interested shareholder; and
    - the market value per share of common
      stock on the date the business
      combination is first announced or on
      the interested shareholder's stock
      acquisition date, whichever is higher;
plus, in each case, any accrued interest, and
less, in each case, any paid dividends.

                              STATE LAW TAKEOVER RESTRICTIONS

    The New York Security Takeover Disclosure  The New York Security Takeover Disclosure Act
Act does not apply to Energy East because it   also does not apply to RGS Energy.
is a public utility holding company as
defined in the Public Utility Holding Company
Act and any takeover bid would be subject to
SEC approval.

                                 LEGAL MATTERS

    The validity of the Energy East shares to be issued in the merger will be passed upon for Energy East by Huber Lawrence & Abell. As of April 26, 2001, members of Huber Lawrence & Abell owned 4,808 Energy East shares.

                                    EXPERTS

    The consolidated financial statements of RGS Energy incorporated in this document by reference to RGS Energy's Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of that firm as experts in auditing and accounting.

    The consolidated financial statements of Energy East incorporated in this document by reference to Energy East's Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of that firm as experts in auditing and accounting.

                         THE RGS ENERGY ANNUAL MEETING

    This document is furnished in connection with the solicitation of proxies by the board of directors of RGS Energy for its 2001 Annual Meeting of Shareholders to be held June 15, 2001, at the Rochester Riverside Convention Center, 123 East Main Street, Rochester, New York. The mailing address of RGS Energy's principal executive office is 89 East Avenue, Rochester, New York 14649-0001. You should read this document carefully before voting your shares.

ANNUAL REPORT

    An Annual Report to shareholders for the year ended December 31, 2000, including consolidated financial statements, has been mailed to all shareholders of record. The Annual Report is not part of this document.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

    GENERAL. The close of business on April 26, 2001 has been fixed as the record date for determining the holders of RGS Energy common stock entitled to vote at the 2001 annual meeting. As of April 26, 2001, RGS Energy had outstanding 34,577,426 shares of common stock. Shareholders of record are entitled to one vote per share.

    In voting on the merger agreement, holders of RGS Energy common stock may vote for, against or abstain from voting their shares. The affirmative vote of a majority of outstanding RGS Energy shares is required to approve and adopt the merger agreement. Accordingly, an abstention, a failure to vote or a broker non-vote has the effect of a vote against the merger proposal. In voting in the election of directors, holders of RGS Energy common stock may vote for all of the nominees or may withhold their votes as to all or specific nominees. The three nominees who receive the highest number of affirmative votes, in person or by proxy, will be elected. As a result, in accordance with New York law, abstentions will have no effect on the election of directors.

    In connection with the annual meeting, holders of RGS Energy common stock have three ways to vote by proxy: (a) by mail, (b) by telephone and (c) over the Internet. To vote electronically, by telephone or over the Internet, holders of RGS Energy common stock should follow the instructions on the enclosed proxy form. To vote by mail, holders of RGS Energy common stock should complete and return the enclosed proxy form in the envelope provided.

    If a holder of RGS Energy common stock completes and returns a proxy by mail, telephone or Internet, the proxies will vote such holder's shares in accordance with the instructions in the proxy. If a holder signs and returns the proxy form without checking any boxes, the proxies will vote such holder's shares for the merger agreement and for the election of all of the nominees for director.

    HOLDERS OF RGS ENERGY COMMON STOCK MAY REVOKE THEIR PROXY AT ANY TIME BEFORE ITS EXERCISE AT THE ANNUAL MEETING, REGARDLESS OF HOW IT IS SUBMITTED. THEREFORE, VOTING BY PROXY NOW WILL NOT AFFECT SUCH HOLDERS' RIGHT TO VOTE IN PERSON AT THE MEETING.

    RGS ENERGY EMPLOYEE SHAREHOLDERS. In the case of an employee of RGS Energy or any of its subsidiaries, the proxy is for shares of RGS Energy common stock registered in such employee's name as well as any shares held for such employee shareholder under the RGS Energy Automatic Dividend Reinvestment and Stock Purchase Plan, the RG&E Savings Plus Plan and/or the RG&E Employee Stock Ownership Plan.

    If a participant in the RG&E Savings Plus Plan does not return the proxy form or otherwise vote by telephone or over the Internet, the trustee of the RG&E Savings Plus Plan may nonetheless instruct the proxies to vote any Savings Plus Plan shares held by such participant (but not such participant's other shares) in the same proportion as shares voted by other participants in such plan.

    NON-EMPLOYEE RGS ENERGY SHAREHOLDERS. In the case of holders of RGS Energy common stock who are not employees of RGS Energy or any of its subsidiaries, the proxy is for shares of RGS Energy common stock registered in such holder's name as well as any shares held for such holder under the RGS Energy Automatic Dividend Reinvestment and Stock Purchase Plan.

    SHARES HELD IN STREET NAME. Whether or not a holder of RGS Energy common stock is an employee of RGS Energy or any of its subsidiaries, if such holder beneficially owns shares which a broker holds in street name on such holder's behalf, such holder will be provided with a form of proxy instructing the broker how to vote the shares. If a holder does not provide voting instructions to a broker, the broker may, in accordance with the rules of the New York Stock Exchange, vote such shares in the broker's discretion with respect to "discretionary" matters. However, Proposal 1, the merger proposal, is considered a "non-discretionary item," and the broker may not vote shares for which no voting instructions have been received on Proposal 1. As a result, if you do not instruct your broker on how to vote your shares, this will have the effect of a vote against the merger proposal.

                        PROPOSAL 1--THE MERGER PROPOSAL

    Proposal 1 is a proposal to approve and adopt the merger agreement. For summary and detailed information regarding the proposed merger with Energy East, see "The Merger--General Description of the Merger" on page 23.

                       PROPOSAL 2--ELECTION OF DIRECTORS

    The board of directors of RGS Energy currently consists of twelve directors divided into three classes. One class of directors is elected at each annual meeting of shareholders for a term expiring at the third succeeding annual meeting. The Board intends to reduce the number of directors to eleven, following the retirement of Mr. Cornelius J. Murphy as a Class III director at the annual meeting on June 15, 2001. Mr. Murphy has been a director since 1981 and has served as Chairman of the Committee on Management and of the Executive and Finance Committee of the Board. Management and the Board appreciate his many contributions to RGS Energy over the years.

    The following individuals, all of whom are incumbent directors of RGS Energy, have been nominated for election at the 2001 annual meeting to serve as directors for a term expiring at the 2004 annual meeting and thereafter until their successors are elected and qualify:

    - Angelo J. Chiarella,

    - Mark B. Grier, and

    - Jay T. Holmes.

    Unless holders of RGS Energy common stock specify otherwise on their proxy, the proxies will vote shares represented by proxies for the election of the nominees listed above. While it is anticipated that the nominees will be able to qualify or accept office, if one or more should be unable to do so, the proxies reserve the right to vote for any substitute nominee or nominees designated by the board of directors.

    The following paragraphs identify the nominees standing for election and the continuing directors, including their principal occupations and business experience for the past five years.

NOMINEES--CLASS III (TERM EXPIRING IN 2004)

    ANGELO J. CHIARELLA. (age 67) Mr. Chiarella has been Director of Planning at FJF Architects, LLP since March 1999. He served as Vice President, Rochester Midtown L.L.C., a real estate development and leasing company, from November 1997 until January 1999. Mr. Chiarella was previously President and Chief Executive Officer of Midtown Holdings Corp. He is a director of

Transmation, Inc. Mr. Chiarella has been a director of RGS Energy since August 2, 1999 and a director of RG&E since 1992.

    MARK B. GRIER. (age 48) Mr. Grier has been Executive Vice President, Financial Management of The Prudential Insurance Company of America since
June 1997. He served as Chief Financial Officer of The Prudential from May 1995 to June 1997 and as Executive Vice President, The Chase Manhattan Bank, N.A. from 1991 to May 1995. He is a director of Annuity & Life Reinsurance, Ltd.
Mr. Grier has been a director of RGS Energy since August 2, 1999 and a director of RG&E since 1997.

    JAY T. HOLMES. (age 58) Mr. Holmes has been an attorney and business consultant since May 1996. He served as Executive Vice President and Chief Administrative Officer of Bausch & Lomb Incorporated from March 1995 until his retirement in May 1996. Mr. Holmes previously held numerous executive positions at Bausch & Lomb, serving as Senior Vice President and Chief Administrative Officer from November 1994 to March 1995 and as Senior Vice President--Corporate Affairs and Secretary from 1983 until November 1994. He is a director of VISX, Incorporated. Mr. Holmes has been a director of RGS Energy since August 2, 1999 and a director of RG&E since 1992.

CONTINUING DIRECTORS--CLASS I (TERM EXPIRING IN 2002)

    G. JEAN HOWARD. (age 57) Ms. Howard has served as Executive Director of Wilson Commencement Park, a human services and housing management agency empowering low-income, single-parent families to become socially and economically self-sufficient, since 1990. Prior to joining WCP, Ms. Howard served in management capacities at several human services agencies nationwide. Ms. Howard serves as a board member or trustee of numerous civic and philanthropic organizations, including Bennett College, WXXI Public Broadcasting, Inc., Monroe Community College, Center for Governmental
Research, Inc. and the Otetiana Council, Boy Scouts of America, Inc. Ms. Howard has been a director of RGS Energy since August 2, 1999 and a director of RG&E since April 29, 1999.

    SAMUEL T. HUBBARD, JR. (age 51) Mr. Hubbard has served as President and Chief Executive Officer of High Falls Brewing Company, LLC, a producer of malt beverages, since January 2001. He previously served as President and Chief Executive Officer from March 2000 until January 2001 and as President and Chief Operating Officer from June 1999 to March 2000 of the Genesee Corporation, which conducted business in the areas of malt beverages, dry-food processing and packaging, equipment and real estate investment. Mr. Hubbard served as President and Chief Executive Officer of the Alling and Cory Company, a wholesale distributor of fine printing paper, industrial and business products, from 1986 until November 1998. He is a director of M&T Bank Corporation and the Genesee Corporation. Mr. Hubbard has been a director of RGS Energy since August 2, 1999 and a director of RG&E since 1996.

    CLEVE L. KILLINGSWORTH, JR. (age 48) Mr. Killingsworth has served as President and Chief Executive Officer of Health Alliance Plan, a corporate affiliate of the Henry Ford Health System, since January 1998. He served as President of several Kaiser Foundation Health Plans from 1994 to 1997 and in senior executive positions at Blue Cross/Blue Shield of the Rochester Area from 1986 to 1994. Mr. Killingsworth is a director of the Reynolds and Reynolds Company. He has been a director of RGS Energy since August 2, 1999 and a director of RG&E since July 1998.

    ROGER W. KOBER. (age 67) Mr. Kober served as Chairman of the Board and Chief Executive Officer of RG&E from March 1996 until his retirement in January 1998. Mr. Kober served as Chairman of the Board, President and Chief Executive Officer of RG&E from January 1992 to March 1996. Mr. Kober is a director of Home Properties of New York, Inc. He has been a director of RGS Energy since August 2, 1999 and a director of RG&E since 1988.

CONTINUING DIRECTORS--CLASS II (TERM EXPIRING IN 2003)

    ALLAN E. DUGAN. (age 61) Mr. Dugan has served as Executive Vice President and President, Worldwide Business Services of Xerox Corporation since
January 2000. Prior to assuming his current position, Mr. Dugan was Executive Vice President, Business Group Operations, Senior Vice President, Corporate Strategic Services and Senior Vice President and General Manager, Manufacturing Operations Worldwide. Mr. Dugan has been a director of RGS Energy since
August 2, 1999 and a director of RG&E since 1991.

    SUSAN R. HOLLIDAY. (age 45) Ms. Holliday has been President and Publisher of the Rochester Business Journal since 1988. She serves as a board member or trustee of several civic and philanthropic organizations including the United Way of Greater Rochester, Rochester Museum and Science Center, George Eastman House, University of Rochester Medical Center and Rochester Institute of Technology. Ms. Holliday has been a director of RGS Energy since August 2, 1999 and a director of RG&E since 1997.

    CHARLES I. PLOSSER.  (age 52) Dean Plosser has served since 1991 as the John
M. Olin Distinguished Professor of Economics and Public Policy, and as Dean since July 1993, of the William E. Simon Graduate School of Business Administration, University of Rochester. He has been a director of RGS Energy since August 2, 1999 and a director of RG&E since 1996.

    THOMAS S. RICHARDS. (age 57) Mr. Richards has been Chairman of the Board, President and Chief Executive Officer of RGS Energy since August 2, 1999 and Chairman of the Board, President and Chief Executive Officer of RG&E since January 1998. Mr. Richards was President and Chief Operating Officer of RG&E from March 1996 to January 1998, and has served in numerous senior executive capacities since joining RG&E as General Counsel in October 1991. Prior to joining RG&E, Mr. Richards was an attorney with the law firm of Nixon Hargrave Devans & Doyle, now Nixon Peabody LLP. He has been a director of RGS Energy since August 2, 1999 and a director of RG&E since 1996.

SECURITY OWNERSHIP OF MANAGEMENT

    In order to ensure that the interests of each executive officer and each member of the board of directors are directly tied to the continuing success of RGS Energy and the performance of RGS Energy's common stock, a target level of stock ownership is recommended to be held by each executive officer and Board member. For executive officers, the target level is three times base salary for the Chairman of the Board, President and Chief Executive Officer, and two and one-half times base salary for the other executive officers, exclusive of exercisable stock options but including common stock equivalent units accrued under RGS Energy's 401(k) Restoration Plan. A target level of stock ownership of $150,000 is recommended to be held directly by each Board member who has been on the Board a minimum of five years, including common stock equivalent units held in the director's deferred stock plans.

    The following table indicates the number of shares of RGS Energy common stock and equivalent units beneficially owned as of March 31, 2001 by (a) each RGS Energy director and nominee, (b) each of the RGS Energy executive officers named in the Summary Compensation Table, and (c) the RGS Energy executive officers and directors as a group. As of March 31, 2001, each of the individuals listed in the table, as well as the RGS Energy directors, nominees and executive officers as a group, beneficially owned less than 1.0% of the total shares outstanding. The following persons disclaim beneficial ownership with respect to shares of RGS Energy common stock held by their spouses: Mr. Bovalino,
16,607 shares; Mr. Chiarella, 319 shares; Ms. Holliday, 396 shares; Mr. Kober, 7,969 shares; Mr. Wilkens, 2,586 shares; and all RGS Energy directors, nominees and executive officers as a group, including the aforementioned, 32,443 shares.

                                                                   RGS ENERGY       TOTAL RGS ENERGY
                                                 RGS ENERGY       COMMON STOCK      COMMON STOCK AND
                                                COMMON STOCK    EQUIVALENT UNITS      COMMON STOCK
                                                BENEFICIALLY      BENEFICIALLY      EQUIVALENT UNITS
NAME OF BENEFICIAL OWNER                         OWNED(1)(2)        OWNED(3)       BENEFICIALLY OWNED
------------------------                        -------------   ----------------   ------------------
Michael J. Bovalino...........................      49,243              250                49,493
Angelo J. Chiarella...........................       3,154           17,698                20,852
Allan E. Dugan................................       1,728            9,153                10,881
Mark B. Grier.................................       2,298            2,518                 4,816
Susan R. Holliday.............................       2,781            3,401                 6,182
Jay T. Holmes.................................       4,138           18,183                22,321
G. Jean Howard................................       1,188            1,943                 3,131
Samuel T. Hubbard, Jr.........................       1,698            4,165                 5,863
Cleve L. Killingsworth, Jr....................         898            2,500                 3,398
Roger W. Kober................................      13,887            3,470                17,357
Cornelius J. Murphy...........................       4,033           20,427                24,460
Charles I. Plosser............................       1,486            4,121                 5,607
Thomas S. Richards............................      86,788            2,613                89,401
J. Burt Stokes................................      52,484              526                53,010
Michael T. Tomaino............................      45,313              374                45,687
Paul C. Wilkens...............................      28,751              144                28,895
All Directors, Nominees and Executive Officers
  as
a group (17 Individuals)......................     323,989           91,486               415,475

------------------------

(1) Includes shares of RGS Energy common stock over which the named person has direct or indirect voting or investment power.

(2) Includes shares of RGS Energy common stock which may be acquired through the exercise of stock options as follows: Mr. Bovalino, 31,785 shares;
    Mr. Richards, 55,423 shares; Mr. Stokes, 31,785 shares; Mr. Tomaino, 24,914 shares; Mr. Wilkens, 18,300 shares; and all directors, nominees and executive officers as a group, including the aforementioned, 178,541 shares.

(3) Includes RGS Energy common stock equivalent units accrued under RGS Energy and RG&E employee and director benefit plans for which the named person does not have voting rights.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires RGS Energy's directors and executive officers, as well as persons holding 10% or more of RGS Energy's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. These reporting persons are also required to provide RGS Energy with copies of all such Section 16(a) forms they file. Based solely on RGS Energy's review of the copies of the reports received by RGS Energy, and on the written representations of certain reporting persons, RGS Energy believes that during 2000 all filing requirements were timely satisfied by the directors and executive officers of RGS Energy.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total shareholder return on RGS Energy's common stock with the EEI Index of investor-owned electric utilities and the Standard & Poor's 500 Index for the past five years. Total return was calculated assuming investment of $100 on December 31, 1995 and reinvestment of all dividends.

                  FIVE-YEAR CUMULATIVE TOTAL RETURN COMPARISON
                   (RGS ENERGY, EEI INDEX, AND S&P 500 INDEX)

    [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

                                             12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                                             --------   --------   --------   --------   --------   --------
RGS Energy.................................    $100       $ 92       $177       $172       $122       $207
EEI Index..................................    $100       $101       $129       $147       $119       $177
Standard & Poor's 500......................    $100       $123       $164       $211       $255       $232

EXECUTIVE COMPENSATION

    The following tables show the compensation RGS Energy and its subsidiaries paid for services of the chief executive officer and the next four most highly compensated executive officers for each of the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                     COMPENSATION
                                                                                 ---------------------
                                                        ANNUAL COMPENSATION      SECURITIES     LTIP      ALL OTHER
                                                     -------------------------   UNDERLYING   PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION            FISCAL YEAR   SALARY ($)   BONUS ($)(1)   OPTIONS(2)    ($)(3)       ($)(4)
---------------------------            -----------   ----------   ------------   ----------   --------   ------------
THOMAS S. RICHARDS...................     2000         379,174      153,133        42,683     415,985       11,375
Chairman of the Board, President and      1999         345,954      122,422        27,256     176,094        9,524
Chief Executive Officer, RGS Energy       1998         325,704      136,859        27,984     338,641        8,143
and RG&E

J. BURT STOKES.......................     2000         223,476       62,232        20,290     210,310        6,704
Senior Vice President and Chief           1999         217,512       55,471        13,387     119,619        5,985
Financial Officer, RGS Energy             1998         208,820       47,651             0     249,464        5,221
and RG&E (5)

MICHAEL T. TOMAINO...................     2000         214,412       65,290        19,231     210,567        6,432
Senior Vice President and General         1999         206,162       57,355        12,689     119,872        5,673
Counsel, RGS Energy and RG&E              1998         197,928       47,651             0     249,510        4,948

MICHAEL J. BOVALINO..................     2000         201,852       64,293        17,713     210,936        6,056
Senior Vice President, RGS Energy         1999         189,886       55,029        11,687     120,345        5,225
and President and Chief Executive         1998         182,297       47,651             0     249,686        4,557
Officer, Energetix, Inc.

PAUL C. WILKENS......................     2000         195,510       63,033        16,038     183,219        5,865
Senior Vice President, RGS Energy         1999         171,930       47,832        10,581      32,794        4,731
and RG&E                                  1998         157,990       47,651        15,157      64,152        3,950

------------------------

(1) Under the Executive Incentive Plan, the amount of annual awards depends upon the level of achievement of one-year goals. If performance is below a minimal level, no award is earned. Actual amounts of annual awards earned under the Plan are shown.

(2) Options granted between 1998-2000.

(3) Under the Long Term Incentive Plan, the amount of annual awards depends upon the total shareholder return over a three-year period ending in December of such year, as compared to the companies which comprise the EEI Index of investor-owned electric utilities. The Plan also includes a financial performance measurement which compares RGS Energy's cash flow return on net assets against a pre-established target goal identified in RGS Energy's corporate business plan. The table reports actual amounts earned at the end of each performance cycle, grossed up to cover federal and state income taxes. Awards granted under the Plan are paid in cash. Participants are required to invest the after-tax proceeds in shares of RGS Energy's common stock and to retain the shares for a period of at least three years.

(4) Amounts represent contributions to the RG&E Savings Plus Plan (401(k) Plan) and the 401(k) Restoration Plan.

(5) Mr. Stokes retired from RGS Energy and RG&E effective February 1, 2001.

                    OPTION GRANTS IN LAST FISCAL YEAR (2000)

                                                     INDIVIDUAL GRANTS(1)
                                 -------------------------------------------------------------
                                                       PERCENT OF
                                     NUMBER OF        TOTAL OPTIONS
                                     SECURITIES        GRANTED TO     EXERCISE OR                 GRANT DATE
                                 UNDERLYING OPTIONS   EMPLOYEES IN    BASE PRICE    EXPIRATION   PRESENT VALUE
NAME                                GRANTED (#)        FISCAL YEAR     ($/SHARE)       DATE         ($)(2)
----                             ------------------   -------------   -----------   ----------   -------------
Thomas S. Richards.............        42,683             15.9          $20.50        1/19/10       288,878
J. Burt Stokes.................        20,290              7.6          $20.50        1/19/10        51,862
Michael T. Tomaino.............        19,231              7.2          $20.50        1/19/10        76,154
Michael J. Bovalino............        17,713              6.6          $20.50        1/19/10       119,882
Paul C. Wilkens................        16,038              6.0          $20.50        1/19/10       108,545

------------------------

(1) The options shown in this table were granted in January 2000 under the 1996 Performance Stock Option Plan. All options are vested as of the date of grant; however, they may not be exercised for a minimum of three years. Options carry dividend rights which provide for a cash payment upon exercise of an option in an amount equal to the quarterly dividend payments per share of RGS Energy common stock paid to RGS Energy's shareholders from the date the option was granted until the date of exercise.

(2) The grant date valuation was calculated using the Black-Scholes option pricing model assuming stock price volatility of 18.0%, a risk-free rate of return of 6.86% and an annual dividend yield of 8.78%. The weighted average fair value of an option as of the grant date is $5.96.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR (2000)
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                    SHARES                        UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                  ACQUIRED ON                       FISCAL YEAR END (#)        AT FISCAL YEAR END ($)(1)
                                   EXERCISE         VALUE       ---------------------------   ---------------------------
NAME                                  (#)       REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   -------------   -----------   -------------   -----------   -------------
Thomas S. Richards..............       0              0            36,320        110,030         485,798        741,344
J. Burt Stokes..................       0              0            23,838         41,624         318,845        382,828
Michael T. Tomaino..............       0              0            16,609         48,529         127,690        389,792
Michael J. Bovalino.............       0              0            23,838         37,347         318,845        347,707
Paul C. Wilkens.................       0              0            10,883         45,404         145,566        288,895

------------------------

(1) Based on the market value of the stock at fiscal year-end less exercise price. For exercisable options, does not include the value of dividend equivalent rights from the date the options were granted to December 31, 2000 as follows: Mr. Richards, $261,504; Mr. Stokes, $171,634; Mr. Tomaino, $97,163; Mr. Bovalino, $171,634; and Mr. Wilkens, $78,358.

RETIREMENT PLANS

    RGS Energy has a non-contributory, tax qualified, defined benefit pension plan known as the RG&E Retirement Plan. RGS Energy also has an unfunded, non-qualified plan known as the RG&E Unfunded Retirement Income Plan. All employees of RGS Energy and certain of its subsidiaries, including executive officers, are eligible to participate in these plans. The benefit provided by the RG&E Retirement Plan and the RG&E Unfunded Retirement Income Plan is based upon one of the two following formulas depending on age and service on December 31, 1999:

    - a pension equity plan formula; or

    - final average pay (highest 36 month average of the last 120 months prior to retirement).

    The pension equity plan formula was introduced effective July 1, 1999. Employees whose age and service equaled 75 or who were age 55 with 10 years of service on December 31, 1999 receive the most valuable of these two formulas. All other employees' benefits will be based on the pension equity plan formula only. The pension equity plan provides a lump sum payment option as well as monthly annuity options.

    RGS Energy also has an unfunded supplemental executive retirement plan, known as the RG&E Unfunded Supplemental Executive Retirement Plan, in which executive officers participate. The annual pension benefit under these plans, taken together, is determined by the employee's years of service and annual compensation (salary and bonus). Under the Internal Revenue Code of 1986, the annual benefit payable by the funded plan was limited to $135,000 for 2000. The unfunded plans will provide those benefits which cannot be fully provided by the funded plan. The table below may be used to calculate the approximate annual benefits payable as a straight-life annuity to executive officers at normal retirement age (65) under these plans in specified remuneration and years-of-service classifications.

                                          RETIREMENT BENEFITS BASED ON YEARS OF SERVICE ($) (2)
                                --------------------------------------------------------------------------
AVERAGE ANNUAL SALARY($)(1)        5          10         15         20         25         30         40
---------------------------     --------   --------   --------   --------   --------   --------   --------
150,000......................    30,000     56,250     78,750     97,500     97,500     97,500    106,000
200,000......................    40,000     75,000    105,000    130,000    130,000    130,000    143,500
250,000......................    50,000     93,750    131,250    162,500    162,500    162,500    178,000
300,000......................    60,000    112,500    157,500    195,000    195,000    195,000    216,500
350,000......................    70,000    131,250    183,750    227,500    227,500    227,500    253,000
400,000......................    80,000    150,000    210,000    260,000    260,000    260,000    289,500
450,000......................    90,000    168,750    236,250    292,500    292,500    292,500    326,000
500,000......................   100,000    187,500    262,500    325,000    325,000    325,000    362,500
550,000......................   110,000    206,250    288,750    357,500    357,500    357,500    399,100

------------------------

(1) Average annual salary includes base pay (three highest consecutive years) and annual bonus (three highest years) during the last ten years before retirement. The amounts shown in the salary and bonus columns in the Summary Compensation Table constitute qualifying compensation under the plans.

(2) Messrs. Richards, Stokes, Tomaino, Bovalino and Wilkens have been credited with 17, 5, 11, 4 and 27 years of service, respectively, under the plans.

SEVERANCE AGREEMENTS

    RGS Energy has entered into severance agreements for an indefinite term with Messrs. Richards, Tomaino, Bovalino and Wilkens. The agreements provide that each of the officers that is a party to the agreements is obligated, in the event of an attempted change of control (as defined in the agreements), not to leave RGS Energy and to render certain services to RGS Energy for a designated period. The agreements also provide that the officer is entitled to specified compensation and benefits if, within three years after a change in control, the officer's employment is involuntarily terminated, other than for cause (as defined in the agreements) or by reason of death, disability or normal retirement. Involuntary termination also includes the officer's resignation following a change in duties (as defined in the agreements). If an involuntary termination occurs within the three-year covered period, the officer will receive a lump sum payment equal to three times his annual salary (as defined in the agreements) and certain other benefits including health and death benefits and outplacement and relocation expense reimbursement. The agreements also provide for a gross-up for any excise taxes that may apply under Section 4999 of the Internal Revenue Code.

    RGS Energy's total compensation objective for its top five executive positions is to be fully competitive with a utility industry comparison group. Total compensation is defined as the combination of base salary and short-term and long-term incentives.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The Board, upon recommendation of the Committee, increased Mr. Richards' base salary to $385,008 effective March 1, 2000 and awarded short-term and long-term incentives based on performance against established metrics and the subjective judgment of the Board. The Committee benchmarked Mr. Richards' total compensation against CEO compensation in similarly sized energy utilities. Mr. Richards' total compensation is slightly below the 25th percentile of similar benchmarked positions. The Committee determined that Mr. Richards' total compensation is consistent with Mr. Richards' performance, RGS Energy's relative performance to similar companies, and Mr. Richards' tenure as CEO. The Committee was favorably impressed with Mr. Richards' leadership which has resulted in excellent operating performance, expense control and improved earnings. He continues to effectively manage the transition of the regulated business in the competitive deregulated environment while overseeing the successful expansion of the unregulated business through RGS Energy's subsidiary, Energetix, Inc.

    With the above increase in salary level, Mr. Richards' base pay for 2000 was 49.3% below the median of the EEI salary comparison group. As a result of the awards paid to Mr. Richards for the positive performance achieved under the Executive Incentive Plan and Long Term Incentive Plan for 2000, his total direct compensation is 52.5% below the median of the EEI salary comparison group.

    Mr. Richards was granted 4,000 performance shares in January 1998 under the Long Term Incentive Plan. The performance cycle for these shares ended on December 31, 2000 and Mr. Richards received $415,985 in compensation from these performance shares in January 2001.

    Mr. Richards was granted an additional 42,683 performance stock options on January 19, 2000 at an exercise price of $20.50 per share. These options will vest immediately, but cannot be exercised for a minimum of three years.

    Performance shares under the Long Term Incentive Plan and the Performance Stock Option Plan link executive compensation directly with shareholder interests since both the targets and the payouts are measured in terms of shareholder value.

                                          Committee on Management
                                          Allan E. Dugan, CHAIRMAN
                                          Mark B. Grier
                                          Cornelius J. Murphy
                                          Charles I. Plosser

INDEPENDENT ACCOUNTANTS

    RGS Energy has appointed PricewaterhouseCoopers LLP, a firm of independent certified public accountants, to continue as its auditors for the year 2001. RGS Energy expects representatives of PricewaterhouseCoopers to be present at the RGS Energy annual meeting and available to answer appropriate questions from RGS Energy shareholders. The representatives of PricewaterhouseCoopers will also have the opportunity to make a statement if they desire to do so. From time to time, PricewaterhouseCoopers LLP performs certain management advisory services for RGS Energy.

    AUDIT FEES

    RGS Energy paid to PricewaterhouseCoopers audit fees of $267,000 for professional services rendered for the audit of RGS Energy's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in RGS Energy's quarterly reports on Form 10-Q for such year.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    RGS Energy did not engage PricewaterhouseCoopers to provide advice regarding its financial information systems design and implementation during the fiscal year ended December 31, 2000.

    OTHER NON-AUDIT FEES

    Fees billed to RGS Energy by PricewaterhouseCoopers during RGS Energy's 2000 fiscal year for all other non-audit services rendered to RGS Energy, including tax related services, totaled $250,000.

DEADLINE FOR SHAREHOLDER PROPOSALS

    The deadline for submitting shareholder proposals for inclusion in RGS Energy's proxy statement for its year 2002 annual meeting is December 31, 2001. These proposals must be received by the Secretary of RGS Energy at 89 East Avenue, Rochester, New York 14649 no later than December 31, 2001 in order to be eligible for inclusion in RGS Energy's proxy materials relating to the 2002 meeting.

    Rule 14a-4(c) of the SEC's proxy rules allows RGS Energy to use discretionary voting authority to vote on a matter coming before an annual meeting of shareholders which is not included in its proxy statement if RGS Energy does not have notice of the matter at least 90 days before the date of the annual meeting. In addition, discretionary voting authority may generally also be used if RGS Energy receives timely notice of such matter (as described in the preceding sentence) and if RGS Energy describes the nature of such matter in its proxy statement. Accordingly, for RGS Energy's year 2002 annual meeting of shareholders, any such notice must be received by RGS Energy's Secretary at 89 East Avenue, Rochester, New York 14649, on or before January 25, 2002.

    RGS Energy's bylaws provide that any shareholder who wishes to submit a proposal must notify RGS Energy 90 days in advance of a meeting and must submit the following: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting the business at that meeting, (b) the shareholder's name and address as they appear on RGS Energy's books, (c) the class and number of shares of RGS Energy that are owned by the shareholder, and (d) any material interest of such shareholder in such business.

OTHER MATTERS

    The RGS Energy board of directors does not know of any other business matters to be presented for action at the RGS Energy 2001 annual meeting. However, the enclosed proxy will confer discretionary authority for the transacting of any such business properly brought before the RGS Energy annual meeting or any adjournment thereof. If any such business is so brought before the meeting, the persons named in the enclosed proxy form, or their substitutes, will vote according to their discretion.

    New York State law requires RGS Energy to inform its shareholders of the initiation or renewal of insurance indemnifying itself and its officers and directors. This insurance, which is carried with Associated Electric and Gas Insurance Services Limited, has been renewed for a one-year term, effective January 1, 2001. The policy insures RGS Energy against any obligations it may incur as a result of the indemnification of its directors and officers. The effective cost of the insurance will be zero for 2001 as RGS Energy received a member's continuity credit which fully offset the premium for the policy. In addition, RGS Energy has a policy with Energy Insurance Mutual Limited that provides excess coverage for such insurance for a three-year term, effective January 1, 2001. RGS Energy also expects that the effective cost of this policy will be zero for 2001 as it anticipates receiving a dividend from the insurance carrier in 2001. RGS Energy also renewed a fiduciary liability insurance policy carried with Associated Electric and Gas Insurance Services Limited, effective May 1, 2000. The premium cost for this policy was $41,428 for a one-year term.

COST OF SOLICITATION

    The accompanying proxy is being solicited by the board of directors of RGS Energy. RGS Energy will pay the costs of this solicitation, including reimbursing brokerage firms and others for their expenses in forwarding proxy material to beneficial owners of stock. However, RGS Energy and Energy East will share equally the cost of printing this document. Directors, officers and employees of RGS Energy and its subsidiaries may solicit proxies by telephone, other electronic means or in person without additional compensation. In addition, RGS Energy has retained Morrow & Co. to assist in soliciting proxies at an anticipated fee of approximately $17,500, plus out-of-pocket expenses.

                         THE ENERGY EAST ANNUAL MEETING

    This document is being furnished in connection with the solicitation of proxies on behalf of the board of directors of Energy East for use at the Energy East Annual Meeting of Stockholders to be held on June 15, 2001, at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York. This document is also a prospectus for the Energy East shares to be issued in the merger. The mailing address of Energy East's principal executive office is P.O. Box 12904, Albany, New York 12212-2904. You should read this document carefully before voting your shares.

ANNUAL REPORT

    An Annual Report to Stockholders for the year ended December 31, 2000, including consolidated financial statements, has been mailed to all shareholders of record. The Annual Report is not a part of this document.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

    The close of business on April 26, 2001 has been fixed as the record date for determining the Energy East shareholders entitled to vote at the meeting. As of the record date, Energy East had outstanding 116,549,598 shares of common stock. Energy East shareholders have cumulative voting rights for the election of directors and one vote per share for all other purposes. Cumulative voting means that the total number of votes which you may cast for the election of directors of a given class shall equal the number of directors in such class to be elected multiplied by the number of shares held, and you may cast all of such votes for a single nominee for director or you may distribute them among all or several nominees in such class, as you see fit.

    The proxy represents the number of shares registered in your name as well as the number of whole shares credited to your account under Energy East's Dividend Reinvestment and Stock Purchase Plan. If you are an employee of Energy East or any subsidiary and participate in the Tax Deferred Savings Plans of NYSEG, The Southern Connecticut Gas Company Target Plan, the Central Maine Power Company Savings and Investment Plans, the Connecticut Natural Gas Corporation Savings Plans or the Berkshire Energy Resources Retirement Savings Plans, the proxy constitutes an instruction for the trustees of such plans to vote the whole shares in your account in such plans in the manner specified on the proxy.

    In voting for Proposal 1 (the issuance of Energy East shares in connection with the merger), you may vote in favor of, or against, or may abstain from voting on such proposal. The vote required to approve Proposal 1 is the affirmative vote of a majority of the votes cast by holders of Energy East shares entitled to vote, so long as a majority of the outstanding Energy East shares has cast a vote. Abstentions will be counted as votes cast and will therefore have the same effect as a vote against the issuance of Energy East shares in connection with the merger. Under the rules of the New York Stock Exchange, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the New York Stock Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Under the rules of the New York Stock Exchange, Proposal 1 is considered to be a "non-discretionary item" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Therefore, broker non-votes will be voted neither "for" nor "against" and will have no effect on the vote in connection with Proposal 1, except that they will be counted as votes not cast for the purposes of determining whether a majority of outstanding Energy East shares voted on Proposal 1.

    In voting for Proposal 2 (the election of directors), you may vote in favor of all nominees or withhold your votes as to all, or as to specific, nominees. The six nominees receiving the highest number of affirmative votes cast, in person or by proxy, by holders of Energy East shares entitled to vote shall be elected to serve as directors. As a result, votes that are withheld will not be counted and will have no effect on the vote in connection with the election of directors.

    In determining whether a quorum is present, all duly executed proxies (including those marked "abstain" or "withhold") will be counted. Broker non-votes will not be counted for purposes of determining whether a quorum is present.

                        PROPOSAL 1--THE MERGER PROPOSAL

    Proposal 1 is a proposal to approve the issuance of Energy East shares in connection with the merger. For summary and detailed information regarding the proposed merger with RGS Energy, see "The Merger--General Description of the Merger" on page 23.

                       PROPOSAL 2--ELECTION OF DIRECTORS

    Your board of directors currently consists of thirteen directors divided into three classes. One class of directors is elected at each annual meeting of shareholders for a term expiring at the third succeeding annual meeting of shareholders. In addition to electing four directors to serve in Class III, two directors will be elected to serve in Class I.

    The nominees for election at this Annual Meeting to serve as directors in Class III for a term expiring at the 2004 Annual Meeting of Stockholders and thereafter until their successors shall be elected and shall qualify are:
Richard Aurelio, James A. Carrigg, David M. Jagger and Ben E. Lynch.
Messrs. Aurelio, Carrigg, Jagger and Lynch were elected directors of Energy East for terms expiring at the 2001 Annual Meeting of Stockholders. The nominees for election at this Annual Meeting to serve as directors in Class I for a term expiring at the 2002 Annual Meeting of Stockholders and thereafter until their successors shall be elected and shall qualify are: Paul L. Gioia and Peter J. Moynihan. Messrs. Gioia and Moynihan were elected directors of Energy East for terms expiring at the 2001 Annual Meeting of Stockholders. Mr. Tomasso is not standing for re-election to the board of directors because he is retiring as a director of Energy East effective at the 2001 Annual Meeting of Stockholders.

    Unless otherwise specified on the proxy, shares represented by proxies in the accompanying form received on behalf of the board of directors will be voted for the election of Richard Aurelio, James A. Carrigg, David M. Jagger, Ben E. Lynch, Paul L. Gioia and Peter J. Moynihan. Proxy holders reserve the right to exercise cumulative voting rights and to cast the votes at the meeting in such manner, and for such lesser number of said nominees, as they may deem best, in order, so far as possible, to secure the election of said nominees. While it is not anticipated that any of the nominees will be unable to qualify or accept office, if one or more should be unable to do so, the proxy holders reserve the right to vote for any substitute nominee or nominees designated by the board of directors.

    During 2000, there were nine meetings of the board of directors. All of the directors attended 75% or more of the total number of meetings of the board of directors and the committees of the board on which they served, except for Mr. Tomasso who attended two of the three board meetings held in 2000 since he became a member of the board of directors.

    The following sets forth information for each nominee for election at this annual meeting and for each director continuing in office.

                                    CLASS III
  DIRECTORS NOMINATED FOR TERMS EXPIRING IN 2004

                                 RICHARD AURELIO
            [PHOTO]

                                 FORMER PRESIDENT OF TIME WARNER CABLE GROUP, NYC, AND NYI
                                 NEWS AND SENIOR ADVISOR TO THE CHAIRMAN AND CEO OF TIME
                                 WARNER, INC., NEW YORK, NY. Director of: The Citizens
                                 Committee for New York City, Inc., New York, NY; the Javits
                                 Foundation, New York, NY; and City University Television,
                                 New York, NY. Mr. Aurelio was a Time Warner executive from
                                 1979 through 1998. Prior to that time, he served as deputy mayor of New York City during the Lindsay administration, as an administrative assistant to U. S. Senator Jacob K.
                                 Javits, as news editor of Newsday and a public relations
                                 executive. Mr. Aurelio, 72, has been a director of Energy
                                 East (including its predecessor company) since 1997.

                                 JAMES A. CARRIGG
            [PHOTO]

                                 FORMER CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
                                 NYSEG, ITHACA, NY. Director of: Security Mutual Life
                                 Insurance Company of New York, Binghamton, NY. Trustee of:
                                 Dr. G. Clifford & Florence B. Decker Foundation, Binghamton,
                                 NY; and the Public Policy Institute of the Business Council
                                 of New York State, Albany, NY. Mr. Carrigg was Chairman,
                                 President and Chief Executive Officer of NYSEG from January
                                 1991 to September 1996, and was Chairman and Chief Executive
                                 Officer of NYSEG from May 1988 to December 1990. Prior to
                                 that time, he was President and Chief Operating Officer of
                                 NYSEG. Mr. Carrigg, 67, has been a director of Energy East
                                 (including its predecessor company) since 1983.

                                 DAVID M. JAGGER
            [PHOTO]

                                 PRESIDENT AND TREASURER OF JAGGER BROTHERS, INC.,
                                 SPRINGVALE, ME. Trustee of: Industrial Development
                                 Corporation, Sanford, ME; Springvale Public Library
                                 Association, Springvale, ME; and Springvale Redevelopment
                                 Corporation, Springvale, ME. Mr. Jagger was Chairman of the
                                 Board of CMP Group and Central Maine Power Company from
                                 January 1996 to September 2000. Mr. Jagger, 59, has been a director of Energy East since September 2000 and was a
                                 director of CMP Group for 13 years prior to its merger with
                                 Energy East.

                                 BEN E. LYNCH
            [PHOTO]

                                 PRESIDENT OF WINCHESTER OPTICAL COMPANY, ELMIRA, NY. Past
                                 Chairman of Arnot-Ogden Medical Center, Elmira, NY; Past
                                 President of Horseheads Board of Education, Horseheads, NY.
                                 Former Trustee of the Pennsylvania College of Optometry,
                                 Philadelphia, PA; and of the Optometric Center of New York
                                 Foundation, New York, NY. Mr. Lynch, 63, has been President of Winchester Optical Company since 1965, and has been a
                                 director of Energy East (including its predecessor company)
                                 since 1987.

                                     CLASS I
  DIRECTORS NOMINATED FOR TERMS EXPIRING IN 2002

                                 PETER J. MOYNIHAN
            [PHOTO]

                                 FORMER SENIOR VICE PRESIDENT AND CHIEF INVESTMENT OFFICER OF
                                 UNUM CORPORATION, PORTLAND, ME. Director of: Maine Yankee
                                 Atomic Power Company, Wiscasset, ME. Mr. Moynihan was Senior
                                 Vice President and Chief Investment Officer with UNUM
                                 Corporation from 1987 until his retirement in July 1999.
                                 Mr. Moynihan, 57, has been a director of Energy East since
                                 September 2000 and was a director of CMP Group for 6 years prior to its merger with Energy East.
                                 PAUL L. GIOIA
            [PHOTO]

                                 OF COUNSEL, LEBOEUF, LAMB, GREENE & MACRAE,(1) ALBANY, NY;
                                 ATTORNEYS AT LAW. Mr. Gioia was a Senior Vice President of
                                 First Albany Corporation from May 1987 to October 1993.
                                 Prior to that time, he served as a member and was Chairman of the Public Service Commission of the State of New York
                                 and also served as a member of the New York State Energy
                                 Research and Development Authority. Mr. Gioia, 58, has been a director of Energy East (including its predecessor
                                 company) since 1991.

                                    CLASS II

DIRECTORS WHOSE TERMS EXPIRE IN 2003

                                 JOSEPH J. CASTIGLIA
            [PHOTO]

                                 FORMER VICE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 OF PRATT & LAMBERT UNITED, INC., BUFFALO, NY. Business
                                 Consultant and Private Investor, JBC Enterprises, East
                                 Aurora, NY. Chairman, Catholic Health System of Western New
                                 York, Buffalo, NY; Chairman, HealthNow New York, Inc., DBA
                                 Blue Cross & Blue Shield of Western New York, Buffalo, NY
                                 and Blue Shield of Northeastern New York, Albany, NY.
                                 Director of: Vision Group of Funds and Vision Fiduciary
                                 Funds, Inc., Buffalo, NY; Sevenson Environmental Services,
                                 Inc., Niagara Falls, NY; and Community Foundation for
                                 Greater Buffalo, Buffalo, NY. Mr. Castiglia was Vice
                                 Chairman, President and Chief Executive Officer of Pratt &
                                 Lambert United, Inc. from August 1994 until his retirement in January 1996. Prior to that time, he was President and
                                 Chief Executive Officer of Pratt & Lambert, Inc. from 1989 until July 1994, at which time the company was merged with
                                 United Coatings, Inc. Mr. Castiglia, 66, has been a director of Energy East (including its predecessor company) since
                                 1995.
                                 LOIS B. DEFLEUR
            [PHOTO]

                                 PRESIDENT OF THE STATE UNIVERSITY OF NEW YORK AT BINGHAMTON,
                                 BINGHAMTON, NY. Director of: Broome County Chamber of
                                 Commerce, Binghamton, NY; and WSKG Public Television and
                                 Radio, Binghamton, NY; Director's Advisory Council, M&T
                                 Bank-Southern Division, Endicott and Ithaca, NY. Dr.
                                 DeFleur, 64, has been President of the State University of
                                 New York at Binghamton since 1990, and has been a director of Energy East (including its predecessor company) since
                                 1995.

                                 WALTER G. RICH
            [PHOTO]

                                 CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND A DIRECTOR
                                 OF DELAWARE OTSEGO CORPORATION, COOPERSTOWN, NY, AND ITS
                                 SUBSIDIARY, THE NEW YORK, SUSQUEHANNA & WESTERN RAILWAY
                                 CORPORATION. Director of: Security Mutual Life Insurance
                                 Company of New York, Binghamton, NY; and New York Business
                                 Development Corporation, Albany, NY. He is a member of the
                                 Franklin Industrial Advisory Board of the Syracuse
                                 University School of Management, Syracuse, NY; and appointed by the Governor as a member of the New York State Public
                                 Transportation Safety Board, Albany, NY. Mr. Rich, 55, has
                                 been a director of Energy East (including its predecessor
                                 company) since 1997.

                                 WESLEY W. VON SCHACK
            [PHOTO]

                                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF ENERGY
                                 EAST, ALBANY, NY. Chairman of the Board of Directors of
                                 NYSEG, Ithaca, NY. Director of: Mellon Financial Corporation
                                 and Mellon Bank, N.A., Pittsburgh, PA; RTI International
                                 Metals, Inc., Niles, OH; AEGIS Insurance Services, Inc.,
                                 Jersey City, NJ; and Business Council of New York State,
                                 Albany, NY. Vice Chairman of Peconic Land Trust, Inc., Long
                                 Island, NY. Mr. von Schack was Chairman, President and Chief
                                 Executive Officer of NYSEG from September 1996 to April
                                 1999. Prior to August 1996, he was Chairman, President,
                                 Chief Executive Officer and a director of DQE, Inc. and
                                 Duquesne Light Company. Mr. von Schack, 56, has been
                                 Chairman, President, Chief Executive Officer and a director of Energy East (including its predecessor company) since
                                 1996.

                                    CLASS I

DIRECTORS WHOSE TERMS EXPIRE IN 2002

                                 ALISON P. CASARETT
            [PHOTO]

                                 DEAN EMERITUS, CORNELL UNIVERSITY, ITHACA, NY. Emeritus
                                 Professor of Radiation Biology, New York State College of
                                 Veterinary Medicine, Cornell University. Dr. Casarett was
                                 Special Assistant to the President of Cornell University
                                 from August 1993 to June 1995. Prior to that time, she was the Dean of The Graduate School at Cornell University. Dr.
                                 Casarett, 70, has been a director of Energy East (including its predecessor company) since 1979.

                                 JOHN M. KEELER
            [PHOTO]

                                 OF COUNSEL, HINMAN, HOWARD & KATTELL, LLP,(1) BINGHAMTON,
                                 NY; ATTORNEYS AT LAW. Director of: Security Mutual Life
                                 Insurance Company of New York, Binghamton, NY; the Stuart
                                 and Willma Hoyt Foundation, Binghamton, NY; and the Harriet
                                 L. Dickenson Foundation, Binghamton, NY. Chairman, The
                                 Binghamton University Foundation, Binghamton, NY; Past
                                 President of Broome County Bar Association and of Broome
                                 County United Way, both of Binghamton, NY. Mr. Keeler, 67, has been a director of Energy East (including its
                                 predecessor company) since 1989.

------------------------

(1) The law firms of which Mr. Gioia and Mr. Keeler are of counsel provided legal services to Energy East in 2000 and are expected to provide legal services to Energy East in 2001.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table indicates the number of Energy East shares and Energy East common stock equivalent units beneficially owned as of March 31, 2001 by each director and nominee, each of the executive officers named in the Summary Compensation Table included elsewhere herein, and by the 17 current directors and executive officers as a group and the percent of the outstanding securities so owned.

                                                                            TOTAL COMMON
                                                                             STOCK AND
                                              COMMON STOCK   COMMON STOCK   COMMON STOCK
                                              BENEFICIALLY    EQUIVALENT     EQUIVALENT    PERCENT
NAME                                            OWNED(1)       UNITS(2)        UNITS       OF CLASS
----                                          ------------   ------------   ------------   --------
Richard Aurelio.............................       2,000         5,173           7,173        (3)
James A. Carrigg............................      32,827        20,642          53,469        (3)
Alison P. Casarett..........................       1,179        25,967          27,146        (3)
Joseph J. Castiglia.........................      10,000         8,436          18,436        (3)
Lois B. DeFleur.............................         600         8,436           9,036        (3)
Michael I. German...........................     360,359        20,697         381,056        (3)
Paul L. Gioia...............................       5,769        10,323          16,092        (3)
David M. Jagger.............................       3,000           814           3,814        (3)
Kenneth M. Jasinski.........................     304,399        15,747         320,146        (3)
John M. Keeler..............................       2,822        16,869          19,691        (3)
Robert D. Kump..............................     134,928         3,958         138,886        (3)
Ben E. Lynch................................       2,438        16,425          18,863        (3)
Peter J. Moynihan...........................       4,000           814           4,814        (3)
Walter G. Rich..............................       2,000         5,173           7,173        (3)
Robert E. Rude..............................     131,908         3,907         135,815        (3)
Michael D. Tomasso..........................         843         4,820           5,663        (3)
Wesley W. von Schack........................     733,309        37,900         771,209        (3)
17 current directors and executive officers
  as a group................................   1,732,381       206,101       1,938,482        (3)

------------------------

(1) Includes Energy East shares which may be acquired through the exercise of stock options, which are exercisable currently. The persons who have such options and the number of shares which may be acquired are as follows:
    Mr. German, 334,250; Mr. Jasinski, 299,999; Mr. Kump, 130,000; Mr. Rude,
    125,000; Mr. von Schack, 699,999; and all executive officers as a group, 1,589,248.

(2) Includes Energy East common stock equivalent units granted under the Long-Term Executive Incentive Share Plan and the Director Share Plan for non-employee directors for which the director, nominee or executive officer does not have voting rights.

(3) Less than 2% of the outstanding Energy East shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires Energy East's directors and executive officers, and persons holding ten percent or more of Energy East's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such reporting persons are also required to provide Energy East with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established by SEC regulations. Based solely on its review of the copies of the reports received by it and certain written representations from certain reporting persons, Energy East believes that during 2000 all filing requirements were satisfied by its directors and executive officers.

STOCK PERFORMANCE GRAPH

    The yearly change in the cumulative total shareholder return on Energy East shares during the five years ending December 31, 2000, compared with the cumulative total return on the Standard & Poor's Utilities Index and Standard & Poor's 500 Index, assuming $100 was invested on December 31, 1995, and assuming reinvestment of dividends, is shown by the following:

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
              ENERGY EAST CORPORATION, S&P UTILITIES, AND S&P 500

    [EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]

                                             12/31/95   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00
                                             --------   --------   --------   --------   --------   --------
Energy East Corporation....................    $100       $ 89       $155       $256       $195       $192
Standard & Poor's Utilities................    $100       $103       $129       $148       $134       $215
Standard & Poor's 500......................    $100       $123       $164       $211       $255       $232

EXECUTIVE COMPENSATION

    Compensation for services to Energy East and its subsidiaries for each of the last three fiscal years of the chief executive officer and the next four highest compensated executive officers of Energy East who served in such capacities on December 31, 2000, is shown by the following:

                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                                -------------------------
                                         ANNUAL COMPENSATION     AWARDS       PAYOUTS
                                        ---------------------   OPTIONS/     LONG-TERM         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR      SALARY      BONUS      SARS (#)   INCENTIVE PLAN   COMPENSATION(1)
---------------------------  --------   --------   ----------   --------   --------------   ---------------
Wesley W. von Schack ......    2000     $700,000   $1,489,497    200,000      $762,866          $50,695
  Chairman, President and      1999      661,218    1,764,400    200,000       617,616           55,819
  Chief Executive Officer      1998      575,000      283,475    200,000             0           47,006

Kenneth M. Jasinski .......    2000      425,000      664,409    100,000             0                0
  Executive Vice President,    1999      409,487      371,875    100,000             0                0
  General Counsel and          1998(2)   252,885      111,750    100,000             0                0
  Secretary

Michael I. German .........    2000      425,000      310,567    100,000       227,251            6,800
  Senior Vice President        1999      409,487      256,222    100,000       245,786            6,150
                               1998      323,878      120,750    110,918             0            5,000

Robert D. Kump ............    2000      178,958      128,710     60,000             0            2,835
  Vice President and           1999      151,939       78,375     40,000             0            2,460
  Treasurer                    1998      132,223       31,500     30,000             0            2,177

Robert E. Rude.............    2000      178,333      128,710     60,000             0            2,580
  Vice President and           1999      149,551       76,000     40,000             0            2,280
  Controller                   1998      127,580       42,000     30,000             0            1,905

------------------------

(1) In 2000, Energy East contributed for Messrs. von Schack, German, Kump, and Rude, $2,550, $2,550, $2,475, and $2,400, respectively, under the Tax Deferred Savings Plan. Energy East contributed for Messrs. German, Kump and Rude, $4,250, $360 and $180, respectively, under the Employees' Stock Purchase Plan. For Mr. von Schack, $3,737 represents the dollar value of the term portion, and $48,145 represents the benefit, projected on an actuarial basis, of the whole-life portion of a premium paid for a life insurance policy.

(2) Compensation data for Mr. Jasinski is provided only for a portion of 1998 because his employment commenced April 29, 1998.

         LONG-TERM INCENTIVE PLAN AWARDS(1) IN LAST FISCAL YEAR (2000)

                                                    PERFORMANCE OR     ESTIMATED FUTURE PAYOUT UNDER
                                                     OTHER PERIOD       NON-STOCK PRICE-BASED PLANS
                                       NUMBER OF        UNTIL        ---------------------------------
                                      PERFORMANCE     MATURATION     THRESHOLD    TARGET      MAXIMUM
NAME                                    SHARES        OR PAYOUT      SHARES(#)   SHARES(#)   SHARES(#)
----                                  -----------   --------------   ---------   ---------   ---------
Wesley W. von Schack................     13,957        2000-2002       3,489      13,957      20,936
Kenneth M. Jasinski.................      6,356        2000-2002       1,589       6,356       9,354
Michael I. German...................      8,474        2000-2002       2,119       8,474      12,711
Robert D. Kump......................      1,645        2000-2002         411       1,645       2,468
Robert E. Rude......................      1,595        2000-2002         399       1,595       2,393

------------------------

(1) Pursuant to the Long-Term Executive Incentive Share Plan, participants, including executive officers of Energy East, were granted a certain number of performance shares in 2000 depending upon their position. Performance shares granted earn dividend equivalents in the form of additional performance shares. Payments representing the cash value of a certain percentage of the performance shares are made at the end of each three-year performance cycle and are based on Energy East's ranking with respect to its three-year average total shareholder return as compared to the top 100 utilities by revenue. A new performance cycle begins on January 1 of each year. Achievement of a ranking of 65th will result in the payment of the cash value of 25% (threshold amount) of the performance shares. Achievement of a ranking of 50th will result in the payment of the cash value of 100% (target amount) of the performance shares. Achievement of a ranking of 20th will result in the payment of the cash value of 150% (maximum amount) of the performance shares. There will be no payments, however, if Energy East's ranking is below 65th. The value of the performance shares will be measured by reference to the average of the daily closing prices of an Energy East share for the last five trading days of the performance cycle.

                  OPTION/SAR GRANTS IN LAST FISCAL YEAR (2000)

                                                             INDIVIDUAL GRANTS
                               -----------------------------------------------------------------------------
                                                      PERCENTAGE OF
                                    NUMBER OF        TOTAL OPTIONS/
                                   SECURITIES        SARS GRANTED TO   EXERCISE OR                GRANT DATE
                               UNDERLYING OPTIONS/    EMPLOYEES IN     BASE PRICE    EXPIRATION    PRESENT
NAME                            SARS GRANTED #(1)      FISCAL YEAR       ($/SH)         DATE       VALUE(2)
----                           -------------------   ---------------   -----------   ----------   ----------
Wesley W. von Schack.........        200,000              18.68%        $23.0625       2/11/10    $1,074,000
Kenneth M. Jasinski..........        100,000               9.34%        $23.0625       2/11/10       537,000
Michael I. German............        100,000               9.34%        $23.0625       2/11/10       537,000
Robert D. Kump...............         60,000               5.60%        $23.0625       2/11/10       322,200
Robert E. Rude...............         60,000               5.60%        $23.0625       2/11/10       322,200

------------------------

(1) Pursuant to the 1997 Stock Option Plan, participants were granted options to purchase a specified number of Energy East shares at specified exercise prices. These options were granted in tandem with stock appreciation rights and are for a term of ten years from the date of grant. The exercise price of an option or tandem stock appreciation right may not be less than 100% of the closing price of an Energy East share determined on the last trading date before such option and tandem stock appreciation right are granted. The exercise of an option or a tandem stock appreciation right will result in a corresponding cancellation of the related stock appreciation right or option to the extent of the number of Energy East shares as to which the option or the stock appreciation right was exercised. Replacement options are granted to participants at the time of an exercise of an option to the extent that all or any portion of the option exercise price or taxes incurred in connection with the exercise of the option are paid for by using other Energy East shares or by the withholding of Energy East shares. The replacement option is granted for the number of shares the participant tenders to pay the exercise price or taxes incurred. Replacement options will first be exercisable no earlier than six months from the date of their grant and will have an expiration date equal to the expiration date of the original option. The options are transferable to family members and certain entities under certain circumstances. The options and tandem stock appreciation rights were granted on February 11, 2000 and are exercisable in three installments regarding the original number of options granted as follows: (a) in aggregate as to no more than 33 1/3% on their grant date, February 11, 2000; (b) in aggregate as to no more than 66 2/3% on January 1, 2001; and (c) on January 1, 2002 as to 100% of all options which have not been previously exercised.

(2) There is no assurance the value realized will be at or near the value estimated by the Black-Scholes option-pricing model. The current value is zero. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the "Grant Date Present Value," the following common assumptions were used: stock price volatility, 25.33%; risk-free interest rate, 6.81%; and an expected term before exercise of 10 years. Should Energy East's shares double in value over the ten-year option term (from $23.0625 per share to $46.1250 per share), shareholder value would increase an estimated $2,713,450,679, while the value of grants to individuals listed in the Option/SAR Grants table would increase an estimated $11,992,500 or 0.44% of the total gain realized by all shareholders.

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR (2000)
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                              NUMBER OF SHARES UNDERLYING             VALUE OF UNEXERCISED
                             SHARES                             UNEXERCISED OPTIONS/SARS           IN-THE-MONEY OPTIONS/SARS
                           ACQUIRED ON                           AT FISCAL YEAR-END (#)              AT FISCAL YEAR-END(2)
                            EXERCISE           VALUE         ------------------------------      ------------------------------
NAME                           (#)          REALIZED(1)      EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                       -----------      -----------      -----------      -------------      -----------      -------------
Wesley W. von
  Schack.............           0               $0             433,332           266,668         $1,114,583        $  116,667
Kenneth M.
  Jasinski...........           0                0             166,665           133,335                  0                 0
Michael I. German....           0                0             207,583           133,335            381,041            58,335
Robert D. Kump.......           0                0              66,666            63,334             35,000            17,500
Robert E. Rude.......           0                0              61,666            63,334             26,250            17,500

------------------------

(1) The "Value Realized" is equal to the difference between the option exercise price and the closing price of an Energy East share on the New York Stock Exchange on the date of exercise.

(2) The "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is equal to the difference between the option exercise price and the closing price of $19.6875 per Energy East share on the New York Stock Exchange on December 31, 2000.

PENSION PLAN TABLE

    The following table sets forth the maximum retirement benefits payable to executive officers who retire at age 60 or later, in specified compensation and years of service classifications, pursuant to the Retirement Benefit Plan and the Supplemental Executive Retirement Plan as they presently exist, and assuming no optional payment form is elected. The amounts listed below reflect the deduction for Social Security benefits. There are no other offset amounts.

                                                            YEARS OF SERVICE
                               --------------------------------------------------------------------------
AVERAGE ANNUAL SALARY*            10         15         20         25         30         35        40**
----------------------         --------   --------   --------   --------   --------   --------   --------
$850,000.....................  383,200    427,800    472,400    517,100    561,700    606,300    650,900
800,000......................  359,600    401,600    443,600    485,600    527,600    569,600    611,600
750,000......................  335,900    375,300    414,700    454,100    493,400    532,800    572,200
700,000......................  312,300    349,100    385,800    422,600    459,300    496,100    532,800
650,000......................  288,700    322,800    356,900    391,100    425,200    459,300    493,400
600,000......................  265,100    296,600    328,100    359,600    391,100    422,600    454,100
550,000......................  241,400    270,300    299,200    328,100    356,900    385,800    414,700
500,000......................  217,800    244,100    270,300    296,600    322,800    349,100    375,300
450,000......................  194,200    217,800    241,400    265,100    288,700    312,300    335,900
400,000......................  170,600    191,600    212,600    233,600    254,600    275,600    296,600
350,000......................  146,900    165,300    183,700    202,100    220,400    238,800    257,200
300,000......................  123,300    139,100    154,800    170,600    186,300    202,100    217,800
250,000......................   99,700    112,800    125,900    139,100    152,200    165,300    178,400
200,000......................   76,100     86,600     97,100    107,600    118,100    128,600    139,100
150,000......................   52,400     60,300     68,200     76,100     83,900     91,800     99,700

------------------------

* Average of the salaries (not including amounts listed under "Bonus," "Long-Term Compensation Awards, Options/SARs," "Long-Term Compensation Payouts, Long-Term Incentive Plan," and "All Other Compensation" in the Summary Compensation Table) for the five highest paid consecutive years during the last ten years of employment service. The average of the highest three years of salary within the last ten years of employment for the SERP was assumed to be 5% higher than each salary shown.

** Maximum years of employment service for Retirement Benefit Plan and Supplemental Executive Retirement Plan purposes.

    The Retirement Benefit Plan provides retirement benefits for hourly and salaried employees, including executive officers of Energy East and certain subsidiaries, based on length of service and the average for the five highest paid consecutive years during the last ten years of employment service. The Retirement Benefit Plan is non-contributory and is funded under a trust arrangement and an insurance contract. Amounts paid into the Retirement Benefit Plan are computed on an actuarial basis. The Retirement Benefit Plan provides for normal or early retirement benefits.

    The Supplemental Executive Retirement Plan provides that all salaried employees, including executive officers of Energy East and certain subsidiaries, shall receive the full benefits of the Retirement Benefit Plan without regard to any limitations imposed by the federal tax law and by including certain amounts deferred under the Deferred Compensation Plan for Salaried Employees. In addition, it provides that officers and certain other key employees of Energy East and certain subsidiaries, who have at least ten years of service, who have served in key capacities for at least five years and who retire at age 60 or later, shall receive a total retirement benefit (including benefits under the Retirement Benefit Plan and Social Security), based on years of service, of up to 75% of the average of their highest three years of salary within the last ten years of employment.

    Messrs. von Schack, Jasinski and German each have an agreement with Energy East which provides that, for purposes of the Retirement Benefit Plan and the Supplemental Executive Retirement Plan, they each will be credited with three years of service for each year actually worked, so long as they each are employed by Energy East or NYSEG for at least five years. If, however, they retire from Energy East after their sixtieth birthday, they will be credited with the maximum years of employment service for Retirement Benefit Plan and Supplemental Executive Retirement Plan purposes. Mr. von Schack was employed commencing September 9, 1996, Mr. Jasinski was employed commencing April 29, 1998 and Mr. German was employed commencing December 5, 1994.

    Messrs. von Schack, Jasinski, German, Kump and Rude have 4, 3, 18, 14, and 24 credited years of service, respectively, under the Retirement Benefit Plan and Supplemental Executive Retirement Plan.

EMPLOYMENT, CHANGE IN CONTROL AND OTHER ARRANGEMENTS

    Energy East has entered into employment agreements with Messrs. von Schack, Jasinski and German, each for a term ending May 18, 2004. Mr. von Schack's agreement provides for his employment as Chairman, President and Chief Executive Officer of Energy East, Mr. Jasinski's agreement provides for his employment as Executive Vice President and General Counsel of Energy East and Mr. German's agreement provides for his employment as Senior Vice President of Energy East. Each agreement provides for automatic one-year extensions unless either party to an agreement gives notice that such agreement is not to be extended. Each agreement was unanimously approved by the board of directors and provides for, among other things, a base salary of $700,000 for Mr. von Schack, $425,000 for Mr. Jasinski and $425,000 for Mr. German, subject to increase by the board of directors, and in the case of Mr. von Schack, the payment of the annual premium on a life insurance policy (the "Life Insurance Policy") on his life and a special bonus of $700,000 payable in 2001. The agreements also provide for eligibility for participation in Energy East's or NYSEG's other compensation and benefit plans and for certain payments in the event of the termination of employment due to disability.

    The agreements provide that, if the officer's employment is terminated either by Energy East without cause or by the officer for good reason, he will receive a lump-sum payment equal to three times the sum of (i) his then-annual base salary and (ii) the average of the three most recent awards earned under the Annual Executive Incentive Plan. In the event of such termination, the officer's life (other than the Life Insurance Policy), disability, accident and health insurance benefits will continue for a period of thirty-six months, and, in the case of Mr. von Schack, Energy East will make a lump-sum premium payment so that no future premiums are due on the Life Insurance Policy. In addition, the executive will receive an amount equal to all earned but unpaid awards under the Annual Executive Incentive Plan and a pro rata portion of any award under the Annual Executive Incentive Plan with respect to the year in which the termination occurs, provided, however, that payments made pursuant to the agreements will be reduced by any payments made under the Annual Executive Incentive Plan in the event a change in control occurs during such year. Also, in the event of such termination, the officer will be given additional age credit and maximum service credit under the Supplemental Executive Retirement Plan and the present value of any Supplemental Executive Retirement Plan benefits will be paid in a lump sum to the officer, unless the officer elects to receive such Supplemental Executive Retirement Plan benefits in the manner provided in the Supplemental Executive Retirement Plan. In the event that any payments made under the agreement or otherwise would subject the officer to federal excise tax or interest or penalties with respect to such federal excise tax, he will be entitled to be made whole for the payment of any such taxes, interest or penalties.

    Messrs. Kump and Rude each have a severance agreement in order to provide for certain payments if, generally, within two years following a change in control of Energy East, the individual's employment is terminated either by his employer without cause or by the individual for good reason. The severance agreements have terms ending on December 31, 2002 with automatic one-year extensions unless either party to an agreement gives notice that the agreement is not to be extended. The benefits consist of a lump-sum severance payment equal to two times the sum of (i) the individual's then-annual base salary, and
(ii) any award under the Annual Executive Incentive Plan with respect to the year immediately preceding the year in which the termination occurs. In the event of such termination, the individual's life, disability, accident and health insurance benefits will continue for a period of twenty-four months and the individual will receive an amount equal to all earned but unpaid awards under the Annual Executive Incentive Plan and a pro rata portion of any award under the Annual Executive Incentive Plan with respect to the year in which the termination occurs, provided, however, that there shall be no duplication of payments made pursuant to his agreement and the Annual Executive Incentive Plan. Also, in the event of such termination, the individual will be given additional age and service credit under the Supplemental Executive Retirement Plan. In the event that any payments made on account of a change in control of Energy East, whether under the agreement or otherwise, would subject the individual to federal excise tax or interest or penalties with respect to such federal excise tax, the individual will be entitled to be made whole for the payment of any such taxes, interest or penalties. Messrs. Kump and Rude also have entered into Employee Invention and Confidentiality Agreements. The agreements provide for, among other things, payments (up to one year's salary) and certain health insurance premiums in the event that their employment is terminated whether voluntarily or involuntarily, and the noncompetition and nonsolicitation provisions of the agreement prevent them from obtaining other appropriate employment, so long as they are not entitled to receive payments under their severance agreements.

    In the event of a change in control of Energy East, participants in the Annual Executive Incentive Plan will be paid an amount which includes all earned but unpaid awards, a pro rata portion of any award with respect to the year in which such change in control occurs and an additional payment at the end of the year in which such change in control occurs, to the extent that the award earned under the normal terms of the Annual Executive Incentive Plan exceeds the amount paid upon such change in control. In addition, participants in the Long Term Executive Incentive Share Plan will be paid an amount which includes (i) the payment of awards for all cycles in progress at the time of such change in control, computed and paid out in full (rather than pro rata) and based on the assumption that Energy East's performance was at the 50th percentile; and
(ii) any amounts earned under the normal terms of the Long Term Executive Incentive Share Plan through the end of each performance cycle, to the extent those amounts exceed the amounts paid at the time of such change in control. All change in control payments under the Long Term Executive Incentive Share Plan are to be valued based on the change in control price of Energy East's common stock. After a change in control of Energy East, officers and certain key employees of Energy East and certain subsidiaries who qualify, and whose employment is terminated at age 55 or later, other than for cause, shall receive a total retirement benefit as determined under the Supplemental Executive Retirement Plan.

    The Executive Compensation and Succession Committee of the board of directors in its discretion may take certain actions in order to preserve, in the event of a change in control of Energy East, a participant's rights under an award issued pursuant to the 1997 Stock Option Plan, the 2000 Stock Option Plan or the Restricted Stock Plan.

    Grantor trusts have been established to provide for the payment of certain employee and director benefits, including severance benefits that might become payable after a change in control of Energy East.

DIRECTORS' COMPENSATION

    Directors of Energy East, other than officers of Energy East or officers of any subsidiary of Energy East, receive an annual retainer of $22,000, plus $1,000 for each directors' and committee meeting attended. The chairperson of each standing committee receives additional compensation of $2,500 for serving as chairperson of such committee. Under the terms of the Deferred Compensation Plan for

Directors, directors can elect to defer a portion or all of their compensation. Such deferred compensation, together with interest thereon, is payable in a lump sum or over a period of years following retirement as a director.

    Pursuant to the Director Share Plan for Directors, persons who are non-employee directors are eligible for certain benefits to be paid upon their ceasing to serve as directors of Energy East. On each January 1, April 1, July 1, and October 1, all non-employee directors receive 400 phantom shares pursuant to the Director Share Plan. Phantom shares granted earn dividend equivalents in the form of additional phantom shares. Upon a director ceasing to serve as a director of Energy East, cash payments representing the value of the phantom shares held by the director are to be made to the director. The value of the phantom shares is to be determined by multiplying the number of phantom shares by the average of the daily closing prices of Energy East shares for the five trading days preceding the date the director ceases to serve as a director. Under the terms of the Deferred Compensation Plan for the Director Share Plan, a director may defer a portion or all of the cash payment to be made under the Director Share Plan over a period of years following the director's ceasing to serve as a director.

COMMITTEES

    Energy East's board of directors has an Audit Committee, a Nominating Committee and an Executive Compensation and Succession Committee.

    The Nominating Committee, which consists of Richard Aurelio, Chairman, Lois
B. DeFleur and John M. Keeler, had six meetings in 2000. The Nominating Committee is responsible for recommending to the board the slate of persons to be nominated to the board, appointment of directors as members of committees of the board and candidates to fill vacancies on the board of directors. The committee makes recommendations to the board of directors regarding criteria for nomination as a candidate to the board of directors. Shareholders wishing to recommend candidates for consideration by the Nominating Committee should submit to the Secretary of Energy East the name, a statement of qualifications and the written consent of any candidate. Recommendations will be brought to the attention of the Nominating Committee.

    The Executive Compensation and Succession Committee, which consists of Joseph J. Castiglia, Chairman, Richard Aurelio and Ben E. Lynch, had three meetings in 2000. That committee, among other things, recommends compensation for officers, awards under the Annual Executive Incentive Plan and the Long-Term Executive Incentive Share Plan, and candidates for election as officers.

REPORT OF AUDIT COMMITTEE

    The Audit Committee, which consists of Ben E. Lynch, Chairman, Lois B. DeFleur, Paul L. Gioia and Walter G. Rich, is composed entirely of independent, outside directors and had four meetings in 2000. Each member of the Audit Committee is financially literate and meets the independence requirements of the New York Stock Exchange. At least one of the members has accounting or financial management expertise. The board of directors has adopted a written charter for the Audit Committee, which is included as Appendix E to this document. The Audit Committee recommends the appointment of the independent accountants and reviews with them the audit plan and results of the audit. It also meets with the independent accountants, internal auditor and management to discuss the adequacy of Energy East's system of internal controls and the annual and quarterly financial reporting process, meets with the internal auditor to discuss the results of completed internal audits and oversees Energy East's Corporate Compliance Program.

    The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61

(Communication With Audit Committees). In addition, the Committee received the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and discussed with the independent auditors the auditor's independence from Energy East and its management.

    In reliance on the reviews and discussions referred to in the prior paragraph, the Audit Committee recommended to the board of directors that the audited financial statements be included in Energy East's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the SEC.

                                AUDIT COMMITTEE

Ben E. Lynch, Chairman                        Paul L. Gioia
Lois B. DeFleur                               Walter G. Rich

REPORT OF EXECUTIVE COMPENSATION AND SUCCESSION COMMITTEE

    The Executive Compensation and Succession Committee is composed entirely of independent outside directors. Under the guidance of the Committee, Energy East's general compensation policies are designed to manage Energy East toward overall enhanced profitability and increased shareholder value. Accordingly, two principles underlying Energy East's compensation policy for all senior managers, including Mr. von Schack and the other named executive officers, are
(i) aligning the financial interests of senior managers with those of Energy East's shareholders, and (ii) rewarding senior management for corporate and individual performance. These principles are reflected in the structure of Energy East's compensation program for senior managers, which consists of three basic components: base salary, short-term incentive compensation awards and long-term incentive compensation awards. In creating and further refining this structure, the Committee has deliberately placed an increased emphasis on the at risk elements of compensation. The Committee believes that placing compensation at risk and linking such compensation to performance better aligns senior management's financial interests with those of the shareholders, which in turn supports Energy East's overall objective of enhancing long-term shareholder value.

    In general, base salaries are targeted at competitive levels, subject to adjustment by the Committee depending on the individual's performance, based on the Committee's general policy that senior management compensation should be competitive so as to attract and retain talented executives. The Committee has in the past retained independent consultants to review executive compensation data and has also reviewed certain salary surveys to assist in its decision-making. The Committee has also considered a number of quantitative and qualitative factors, including Energy East's financial and operational achievements, the individual's experience, responsibilities and effectiveness in performing those responsibilities and in leading or helping Energy East respond to the rapidly changing utility industry by developing and implementing effective short- and long-term strategies.

    The year 2000 featured the completion of mergers with three gas companies and one electric company and the transformation of Energy East from a vertically integrated upstate New York utility into a super-regional energy services and delivery company. As a result of those mergers, Energy East is a dominant presence in five Northeastern states and now serves over two million residential, commercial and industrial natural gas and electric customers in upstate New York and New England, doubling its customer base. This strategic expansion into neighboring states has allowed Energy East to increase customer choice in the Northeast energy markets without sacrificing price stability for its customers. The completed mergers illustrate Energy East's continued excellent progress in restructuring and repositioning itself as a competitive energy industry continues to evolve. Energy East began implementing a number of strategies to help manage energy price volatility by acquiring or developing gas and electric peaking assets. Energy East also entered into an agreement to sell its 18% interest in a nuclear generating facility at a net gain and no stranded costs for customers or shareholders.

    In determining each officer's performance, including Mr. von Schack's, the Committee evaluated them within the context of the year experienced by Energy East in terms of achieving the objectives of its 2000 operating plan, as well as their leadership in planning and implementing strategic and operating initiatives designed to increase the long-term value of Energy East. In New York State, Energy East is widely acclaimed for its superior service and reliability. Its customer complaint rate continues to be the lowest of any electricity and natural gas company in New York State and the customer call center is among the best in the industry. In Maine and Connecticut, multi-year performance agreements with state regulatory bodies and cost reduction efforts have enabled Energy East to share operating efficiencies and synergies with both customers and shareholders. In addition, Energy East expects the mergers to enhance growth opportunities both in the development of new service franchises and increased penetration in existing markets. These results and individual performances are reflected in the at risk portion of senior management compensation for 2000. Since joining Energy East in September 1996, Mr. von Schack has provided the strong leadership and strategic focus necessary to prepare Energy East to meet the challenges of a competitive energy industry. Under Mr. von Schack's watch, Energy East successfully repelled a hostile takeover attempt which would have harmed customers, employees and shareholders, has grown into a super-regional energy services and delivery company, and strengthened the long-term earnings potential of Energy East by positioning it to take advantage of emerging opportunities as the energy industry deregulates. Mr. von Schack's total compensation reflects the Committee's evaluation of his effective leadership and Energy East's performance with him at the helm.

    The Annual Executive Incentive Plan provides for short-term cash performance incentive awards if certain annual goals are achieved. For 2000, annual performance incentive awards were based on earnings targets and individual performance objectives. Awards ranged from approximately 64% to 113% of the participant's base salary, depending upon the participant's position, and the performance levels achieved. See the Bonus column in the Summary Compensation Table, which includes performance incentive awards earned for 2000. The Long-Term Executive Incentive Share Plan provides for cash incentive awards based on Energy East's long-term financial performance relative to the long-term financial performance of companies in the same industry. See the Long-Term Incentive Plan Awards table for a description of the Long-Term Executive Incentive Share Plan and performance share grants made in 2000 under the Long-Term Executive Incentive Share Plan. See the Long-Term Compensation Payouts Long-Term Incentive Plan column in the Summary Compensation Table for cash incentive payouts under the Long-Term Executive Incentive Share Plan in 2000. Awards under the 2000 Stock Option Plan, the 1997 Stock Option Plan and the Restricted Stock Plan are intended to more closely align the long-term financial interests of management with those of Energy East's shareholders by providing long-term incentives to those individuals who can significantly affect the future growth and success of Energy East. For example, should Energy East's shares double in value over the ten-year option term (from $23.0625 per share to $46.1250 per share), shareholder value would increase an estimated $2,713,450,679, while the value of the grants to the individuals listed in the Option/SAR Grants Table would increase an estimated $11,992,500 or 0.44% of the total gain realized by all shareholders. See the Option/SAR Grants Table for a description of the 1997 Stock Option Plan and awards made under the 1997 Stock Option Plan. No awards were made under the 2000 Stock Option Plan or under the Restricted Stock Plan in 2000.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a company for compensation in excess of $1 million paid to a company's chief executive officer and each of the next four most highly compensated executive officers, except that qualifying performance-based compensation that meets certain specified criteria is not subject to
Section 162(m). The Committee believes, based on information currently available, that Section 162(m) limitations do not apply to awards made under the 2000 Stock Option Plan and the 1997 Stock Option Plan because the 2000 Stock Option Plan and the 1997 Stock Option Plan satisfy the requirements of
Section 162(m) and were approved by Energy East's shareholders. The Committee has reviewed, and will continue to review, tax consequences as well as other relevant considerations when making compensation decisions within the context of the overall operation of Energy East's compensation program and will consider what actions should be taken, if any, to continue to operate the compensation program in a tax-effective manner.

                EXECUTIVE COMPENSATION AND SUCCESSION COMMITTEE

         Joseph J. Castiglia, Chairman     Richard Aurelio     Ben E. Lynch

INDEPENDENT ACCOUNTANTS

    Energy East has appointed PricewaterhouseCoopers LLP, a firm of independent certified public accountants, as auditors for the year 2001. Representatives of PricewaterhouseCoopers are expected to be present at the meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to answer questions that you may have. From time to time PricewaterhouseCoopers performs certain management advisory services for Energy East. The Audit Committee has considered whether the provision of other non-audit services is compatible with maintaining PricewaterhouseCoopers' independence.

    AUDIT FEES

    Aggregate fees billed for professional services rendered for the audit of Energy East's consolidated annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in Energy East's Forms 10-Q for the year 2000 were $1,061,920.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Energy East did not engage PricewaterhouseCoopers to provide advice regarding its financial information systems design and implementation during 2000.

    ALL OTHER FEES

    Aggregate fees billed for professional services rendered by PricewaterhouseCoopers, other than services covered above, for the year 2000 were $626,945.

DEADLINE FOR SHAREHOLDER PROPOSALS

    For a shareholder proposal to be considered for inclusion in Energy East's proxy statement and form of proxy for the 2002 Annual Meeting, it must be received by Energy East's Secretary at P.O. Box 12904, Albany, New York 12212-2904 by December 31, 2001. Under the Energy East bylaws, if you wish to nominate candidates for election to the board of directors or if you wish to bring any matter before the 2002 Annual Meeting (other than those matters included in our proxy material), you must notify Energy East's Secretary in writing no later than March 17, 2002 and no earlier than February 15, 2002. The notice must also contain: (a) in the case of a nomination for election to the board of directors, certain information concerning the proposed nominee, or, in the case of business to be brought before the meeting, a brief description of such business and the reasons for conducting the business at the meeting,
(b) the shareholder's name and record address, (c) the class and number of Energy East shares that are owned by the shareholder, (d) a description of any arrangement between the shareholder, the proposed nominee and any other person or any arrangement between the shareholder and any other person in connection with the proposal of such business by the shareholder, and a description of any material interest of such shareholder in the business to be brought before the meeting, and (e) a representation that the shareholder intends to appear in person or by proxy to nominate such person or present such business before the meeting.

    SEC regulations permit Energy East to exercise discretionary voting authority to vote on a matter brought before the annual meeting which is not included in Energy East's proxy statement if Energy East does not have notice of the matter between 90 days and 120 days prior to the anniversary date of the prior year's annual meeting. In addition, Energy East may exercise discretionary voting authority if Energy East receives timely notice of a matter (as described in the preceding sentence) and if Energy East describes the nature of such matter in its proxy statement. Accordingly, any such notice must be received by Energy East's Secretary in writing no later than March 17, 2002 and no earlier than February 15, 2002.

OTHER MATTERS

    We do not know of any other matters of business to be presented for action at the meeting. However, the enclosed form of proxy will confer discretionary authority for the transacting of any such other and further business if properly brought before the meeting or any adjournment thereof. If any such business is so brought before the meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote according to their discretion.

    The proxy is revocable by you at any time before the exercise thereof, and the giving of such proxy will not affect your right to vote in person, should you later find it convenient to attend the meeting.

    Energy East recognizes that, during this period of rapid change in the energy industry, it is essential that it retain directors who can provide the continuity in knowledge and experience necessary to contribute to the stability and overall success of Energy East. Therefore, the Energy East board amended By-Law No. 10 to provide that the 70-year age limitation does not apply in connection with the election of directors at the 2001 Annual Meeting. The third paragraph of By-Law No. 10 was amended to read as follows: "No director who shall have attained the age of 70 shall stand for re-election as a director; provided, however, that such age limitation shall not apply in connection with the election of directors at the 2001 Annual Meeting of Stockholders."

    State law requires Energy East to inform shareholders of the initiation or renewal of insurance indemnifying itself and its officers and directors. This insurance, which is carried with Associated Electric & Gas Insurance Services Limited (AEGIS), Energy Insurance Mutual Limited, and CNA Insurance Company, has been renewed for one year beginning October 28, 2000, at a premium of $343,237. In addition, the Pension Trust Liability Insurance, which is carried with Chubb Insurance Company and AEGIS, covering Energy East, its subsidiaries, and its directors and those officers considered fiduciaries under the Employee Retirement Income Security Act, has been renewed for one year beginning September 1, 2000 at a premium of $187,500.

COST OF SOLICITATION

    The accompanying proxy is solicited on behalf of the board of directors. The costs of this solicitation, including reimbursement of charges of brokerage houses and others for their expenses in forwarding proxy materials to beneficial owners of stock, will be paid by Energy East. However, Energy East and RGS Energy will share equally the cost of printing this document. In addition, directors, officers, and employees of Energy East or of its subsidiaries may solicit proxies by telephone, telegram or in person, without additional compensation. Energy East has retained Innisfree M&A to aid in the solicitation of proxies at an anticipated fee of approximately $20,000, plus reimbursement of out-of-pocket expenses incurred by that firm on behalf of Energy East.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything we file may be read and copied at the following locations at the SEC:

Public Reference Room          New York Regional Office       Chicago Regional Office
Room 1024, Judiciary Plaza     Suite 1300                     Citicorp Center
450 Fifth Street, N.W.         7 World Trade Center           Suite 1400
Washington, DC 20549           New York, New York 10048       500 West Madison Street
                                                              Chicago, Illinois 60661-2511

    Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Our SEC filings should also be available to the public from commercial document retrieval services and at the Internet world wide web site that the SEC maintains at HTTP://WWW.SEC.GOV. In addition, materials and information concerning RGS Energy and Energy East can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, where RGS Energy shares and Energy East shares are listed.

    The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in, or incorporated by reference in, this document. This document incorporates by reference the documents set forth below that were previously filed with the SEC by RGS Energy (SEC File No. 0-3338) or Energy East (SEC File No. 1-14766). These documents contain important information about RGS Energy and Energy East.

REGARDING RGS ENERGY

    - RGS Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    - RGS Energy's Current Report on Form 8-K filed February 20, 2001.

REGARDING ENERGY EAST

    - Energy East's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

    - Energy East's Current Report on Form 8-K filed February 20, 2001.

    - Energy East's S-8 dated March 19, 2001 (for a description of Energy East capital stock).

    The SEC may require us to file other documents pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the time this document is sent and the effective time of the merger. These other documents will be deemed to be incorporated by reference in this document and to be a part of it from the date they are filed with the SEC.

    We may have already sent you some of the documents incorporated by reference. Nevertheless, you may obtain any of them through us, the SEC, or the SEC's Internet world wide web site as previously described. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document.

You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

     ENERGY EAST CORPORATION                    RGS ENERGY GROUP, INC.
       Shareholder Services                      Shareholder Services
          P.O. Box 3200                             89 East Avenue
   Ithaca, New York 14852-3200                Rochester, New York 14649
          (800) 225-5643                            (800) 724-8833

    If you would like to request documents from us, please do so promptly in order to receive them before the annual meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

    RGS Energy has provided all information contained in or incorporated by reference in this document with respect to RGS Energy. Energy East has provided all information contained in or incorporated by reference in this document with respect to Energy East. Neither Energy East nor RGS Energy assumes any responsibility for the accuracy or completeness of the information provided by the other party.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE ON THE MERGER AGREEMENT OR THE ISSUANCE OF ENERGY EAST SHARES IN CONNECTION WITH THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED APRIL 27, 2001. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE. NEITHER THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS NOR THE COMPLETION OF THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                             INDEX OF DEFINED TERMS

                                                              PAGE NO.
                                                              --------
Alternative Proposals.......................................       61
Average Market Price........................................       23
Business Combination........................................       70
EBIT........................................................       39
EBITDA......................................................   33, 39
EPS.........................................................   34, 39
LTM.........................................................   33, 39
NYSEG.......................................................       21
RG&E........................................................       20

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            RGS ENERGY GROUP, INC.,

                            ENERGY EAST CORPORATION

                                      AND

                               EAGLE MERGER CORP.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         DATED AS OF FEBRUARY 16, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                             --------
                                      ARTICLE I

                                     THE MERGER

Section 1.1    The Merger..................................................     A-1

Section 1.2    Effects of the Merger.......................................     A-1

Section 1.3    Effective Time of the Merger................................     A-1

Section 1.4    Directors...................................................     A-2

Section 1.5    Officers....................................................     A-2

                                     ARTICLE II

                                 TREATMENT OF SHARES

Section 2.1    Effect of the Merger on Capital Stock.......................     A-2

Section 2.2    Exchange of Certificates....................................     A-5

                                     ARTICLE III

                                     THE CLOSING

Section 3.1    Closing.....................................................     A-7

                                     ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1    Organization and Qualification..............................     A-7

Section 4.2    Subsidiaries................................................     A-8

Section 4.3    Capitalization..............................................     A-8

Section 4.4    Authority; Non-Contravention; Statutory Approvals;
               Compliance..................................................     A-9

Section 4.5    Reports and Financial Statements............................    A-10

Section 4.6    Absence of Certain Changes or Events........................    A-11

Section 4.7    Litigation..................................................    A-11

Section 4.8    Registration Statement and Joint Proxy Statement............    A-11

Section 4.9    Tax Matters.................................................    A-11

Section 4.10   Employee Matters; ERISA.....................................    A-12

Section 4.11   Environmental Protection....................................    A-16

Section 4.12   Regulation as a Utility.....................................    A-18

Section 4.13   Vote Required...............................................    A-18

Section 4.14   Opinion of Financial Advisor................................    A-18

                                                                               PAGE
                                                                             --------
Section 4.15   Ownership of Parent Common Stock............................    A-18

Section 4.16   Takeover Laws...............................................    A-18

Section 4.17   Operations of Nuclear Power Plant...........................    A-18

                                      ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF PARENT

Section 5.1    Organization and Qualification..............................    A-19

Section 5.2    Subsidiaries................................................    A-19

Section 5.3    Capitalization..............................................    A-19

Section 5.4    Authority; Non-Contravention; Statutory Approvals;
               Compliance..................................................    A-20

Section 5.5    Reports and Financial Statements............................    A-21

Section 5.6    Absence of Certain Changes or Events........................    A-21

Section 5.7    Litigation..................................................    A-21

Section 5.8    Registration Statement and Joint Proxy Statement............    A-21

Section 5.9    Environmental Protection....................................    A-22

Section 5.10   Regulation as a Utility.....................................    A-22

Section 5.11   Vote Required...............................................    A-22

Section 5.12   Ownership of the Company Common Stock.......................    A-22

Section 5.13   Code Section 368(a).........................................    A-22

                                     ARTICLE VI

                       CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1    Covenants of the Parties....................................    A-23

Section 6.2    Covenant of the Company; Alternative Proposals..............    A-26

Section 6.3    Employment Agreement........................................    A-27

                                     ARTICLE VII

                                ADDITIONAL AGREEMENTS

Section 7.1    Access to Information.......................................    A-28

Section 7.2    Joint Proxy Statement and Registration Statement............    A-28

Section 7.3    Further Assurances; Regulatory Matters......................    A-29

Section 7.4    Shareholders' Approval......................................    A-30

Section 7.5    Directors' and Officers' Indemnification....................    A-31

Section 7.6    Disclosure Schedules........................................    A-32

Section 7.7    Public Announcements........................................    A-32

Section 7.8    Rule 145 Affiliates.........................................    A-32

Section 7.9    Certain Employee Agreements.................................    A-32

Section 7.10   Employee Benefit Plans......................................    A-33

                                                                               PAGE
                                                                             --------
Section 7.11   Company Stock and Other Plans...............................    A-33

Section 7.12   Expenses....................................................    A-34

Section 7.13   Corporate Offices...........................................    A-34

Section 7.14   Parent Board of Directors...................................    A-34

Section 7.15   Community Involvement.......................................    A-34

Section 7.16   Advisory Board..............................................    A-34

Section 7.17   Tax-Free Status.............................................    A-35

Section 7.18   Transition Management.......................................    A-35

Section 7.19   Rochester Gas and Electric Corporation......................    A-35

Section 7.20   New York State Electric & Gas Corporation...................    A-36

Section 7.21   Share Contribution..........................................    A-36

                                    ARTICLE VIII

                                     CONDITIONS

Section 8.1    Conditions to Each Party's Obligation to Effect the
               Merger......................................................    A-36

Section 8.2    Conditions to Obligation of Parent to Effect the Merger.....    A-37

Section 8.3    Conditions to Obligation of the Company to Effect the
               Merger......................................................    A-38

                                     ARTICLE IX

                          TERMINATION, AMENDMENT AND WAIVER

Section 9.1    Termination.................................................    A-39

Section 9.2    Effect of Termination.......................................    A-40

Section 9.3    Termination Fee; Expenses...................................    A-40

Section 9.4    Amendment...................................................    A-41

Section 9.5    Waiver......................................................    A-42

                                      ARTICLE X

                                 GENERAL PROVISIONS

Section 10.1   Non-Survival; Effect of Representations and Warranties......    A-42

Section 10.2   Brokers.....................................................    A-42

Section 10.3   Notices.....................................................    A-42

Section 10.4   Miscellaneous...............................................    A-43

Section 10.5   Interpretation..............................................    A-43

Section 10.6   Counterparts; Effect........................................    A-43

Section 10.7   Parties in Interest.........................................    A-43

Section 10.8   Waiver of Jury Trial and Certain Damages....................    A-43

Section 10.9   Enforcement.................................................    A-44

                             INDEX OF DEFINED TERMS

TERM                                 PAGE
----                               ---------
1935 Act.........................        A-8

Advisory Board...................       A-34

Affiliate Letter.................       A-32

Agreement........................        A-1

Alternative Proposal.............       A-27

Atomic Energy Act................       A-10

Business Combination.............       A-41

Cash Consideration...............        A-2

Cash Election....................        A-3

Cash Election Number.............        A-3

Cash Election Shares.............        A-3

Cash Fraction....................        A-3

CERCLA...........................       A-17

Certificate of Merger............        A-1

Closing..........................        A-7

Closing Date.....................        A-7

Code.............................        A-1

Company..........................        A-1

Company Certificates.............        A-4

Company Common Stock.............        A-2

Company Disclosure Schedule......       A-32

Company Financial Statements.....       A-10

Company Material Adverse
  Effect.........................        A-8

Company Material Contract........       A-26

Company Option...................       A-33

Company Preferred Stock..........        A-8

Company Required Consents........        A-9

Company Required Statutory
  Approvals......................        A-9

Company SEC Reports..............       A-10

Company Shareholders' Approval...       A-18

Company Shareholders' Meeting....       A-30

Company Stock Plan...............       A-33

Confidentiality Agreement........       A-28

Controlled Group Liability.......       A-12

TERM                                 PAGE
----                               ---------

Disclosure Schedules.............       A-32

Effective Time...................        A-2

Election.........................        A-4

Election Deadline................        A-4

Employee Benefit Plan............       A-12

Employment Agreement.............       A-13

Environmental Claim..............       A-17

Environmental Laws...............       A-17

Environmental Permits............       A-16

ERISA............................       A-13

ERISA Affiliate..................       A-13

Excess Parent Common Shares......        A-7

Exchange Act.....................       A-10

Exchange Agent...................        A-5

Exchange Ratio...................        A-3

Expenses.........................       A-41

FERC.............................       A-10

Final Order......................       A-37

Form of Election.................        A-3

GAAP.............................       A-10

Governmental Authority...........        A-9

Hazardous Materials..............       A-17

Indemnified Liabilities..........       A-31

Indemnified Party................       A-31

Initial Termination Date.........       A-47

Inspected Party..................       A-28

IRS..............................       A-13

Joint Proxy Statement............       A-11

Joint Proxy/Registration
  Statement......................       A-28

joint venture....................        A-8

Liens............................        A-9

Merger...........................        A-1

Merger Consideration.............        A-6

Merger Sub.......................        A-1

Merger Sub Common Stock..........        A-2

Mixed Consideration..............        A-2

TERM                                 PAGE
----                               ---------
Mixed Election...................        A-4

Multiemployer Plan...............       A-13

Multiple Employer Plan...........       A-14

No Election Shares...............        A-4

NRC..............................       A-10

Nuclear Facility.................       A-18

NYBCL............................        A-1

NYSE.............................        A-3

obtaining........................  A-9, A-20

Parent...........................        A-1

Parent Business Combination......        A-5

Parent Common Stock..............        A-2

Parent Disclosure Schedule.......       A-32

Parent Financial Statements......       A-21

Parent Material Adverse Effect...       A-19

Parent Preferred Stock...........       A-19

Parent Required Consents.........       A-20

Parent Required Statutory
  Approvals......................       A-20

Parent SEC Reports...............       A-21

Parent Share Price...............        A-3

Parent Shareholders' Approval....       A-22

Parent Shareholders' Meeting.....       A-30

Parent Shares....................        A-6

Paying Agent.....................        A-4

PBGC.............................       A-14

PCBs.............................       A-17

Plan.............................       A-13

Power Act........................       A-10

TERM                                 PAGE
----                               ---------

PSC..............................       A-30

Qualified Plans..................       A-13

Registration Statement...........       A-11

Release..........................       A-17

Representative...................        A-3

Representatives..................       A-28

Reverse Merger...................        A-5

Richards Employment Agreement....       A-27

SEC..............................       A-10

Securities Act...................       A-10

Severance Agreement..............       A-16

Stock Consideration..............        A-2

Stock Election...................        A-3

Stock Election Number............        A-3

Stock Election Shares............        A-3

Stock Fraction...................        A-3

subsidiary.......................        A-8

Subsidiary Reports...............       A-20

Surviving Corporation............        A-1

Takeover Laws....................       A-18

Task Force.......................       A-35

Task Force Chairpersons..........       A-35

Tax Return.......................       A-11

Taxes............................       A-11

Termination Fee..................       A-41

VEBA.............................       A-13

Violation........................        A-9

Withdrawal Liability.............       A-13

    AGREEMENT AND PLAN OF MERGER, dated as of February 16, 2001 (this "AGREEMENT"), by and among RGS Energy Group, Inc., a New York corporation (the "COMPANY"), Energy East Corporation, a New York corporation ("PARENT"), and Eagle Merger Corp., a New York corporation ("MERGER SUB").

    WHEREAS, the respective Boards of Directors of the Company and Parent have determined to engage in a business combination transaction on the terms stated herein;

    WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have approved and adopted this Agreement and deemed it in the best interests of their respective shareholders to consummate the transactions contemplated herein under which the businesses of the Company and Parent would be combined by means of the merger of the Company with and into Merger Sub, which as of the Effective Time shall be a wholly owned subsidiary of Parent; and

    WHEREAS, it is intended that the Merger (as defined below) shall constitute a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement shall constitute a plan of reorganization;

    NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Merger Sub (the "MERGER") in accordance with the laws of the State of New York, whereupon the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation in the Merger and shall continue to be governed under the laws of the State of New York. The effects and the consequences of the Merger shall be as set forth in Section 1.2. Throughout this Agreement, the term "Merger Sub" shall refer to Merger Sub prior to the Merger and the term "Surviving Corporation" shall refer to Merger Sub in its capacity as the surviving corporation in the Merger.

    Section 1.2 EFFECTS OF THE MERGER. At the Effective Time, (i) the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, except that the name of the Surviving Corporation shall be "RGS Energy Group, Inc.," and (ii) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, the certificate of incorporation of the Surviving Corporation and such by-laws. Subject to the foregoing, the additional effects of the Merger shall be as provided in
Section 906 of the New York Business Corporation Law (the "NYBCL").

    Section 1.3 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.1), with respect to the Merger, a certificate of merger (and, if required, any consent or approval endorsed thereon) complying with Section 904 of the NYBCL (the "CERTIFICATE OF MERGER") shall be delivered to the Department of State of the State of New York for filing and the Surviving Corporation shall thereafter cause a copy of such certificate, certified by the Department of State, to be filed in the office of the clerk of each county, and in the office of the official who is the recording officer of each county, in which such certificate is required to be filed pursuant to Section 904(b) of the NYBCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Department of State of the

State of New York, or at such later date and time as may be set forth in the Certificate of Merger (the "EFFECTIVE TIME").

    Section 1.4 DIRECTORS. Commencing at the Effective Time, the directors of the Surviving Corporation shall consist of two persons nominated by Parent and one person nominated by the Company (who shall be Chairman of the Board of the Surviving Corporation), and such directors shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the NYBCL. Parent hereby confirms that it intends to nominate Mr. von Schack and Mr. Jasinski as directors of the Surviving Corporation. The Company hereby confirms that it intends to nominate Mr. Richards as a director of the Surviving Corporation.

    Section 1.5 OFFICERS. Commencing at the Effective Time, the officers of the Surviving Corporation shall consist of one person nominated by Parent (who shall be Vice President, General Counsel and Secretary of the Surviving Corporation) and one person nominated by the Company (who shall be President and Chief Executive Officer of the Surviving Corporation), and such officers shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by the NYBCL. Parent hereby confirms that it intends to nominate Mr. Jasinski as an officer of the Surviving Corporation. The Company hereby confirms that it intends to nominate Mr. Richards as an officer of the Surviving Corporation.
Mr. Richards shall hold other positions in other subsidiary corporations of Parent as specified in the Richards Employment Agreement (as defined in Section 6.3) subject to the terms and conditions therein contained.

                                   ARTICLE II

                              TREATMENT OF SHARES

    Section 2.1 EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

        (a) SHARES OF MERGER SUB STOCK. Each share of common stock, without par value, of Merger Sub (the "MERGER SUB COMMON STOCK") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and unchanged by reason of the Merger as one fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

        (b) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each share of common stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK") that is owned by the Company as treasury stock and all shares of Company Common Stock that are owned by Parent shall be canceled and shall cease to exist, and no stock of Parent or other consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF COMPANY COMMON STOCK. Subject to the provisions of this Section 2.1, each share of Company Common Stock, other than shares canceled pursuant to Section 2.1(b), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) $39.50 in cash (the "CASH CONSIDERATION") or (ii) a number of validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share, of Parent ("PARENT COMMON STOCK") equal to the Exchange Ratio (as defined below) (the "STOCK CONSIDERATION") or (iii) the right to receive a combination of cash and shares of Parent Common Stock determined in accordance with this Section (the "MIXED CONSIDERATION"). The "Exchange Ratio" shall be equal to the Cash Consideration divided by either
    (i) the Parent Share Price (as defined below) if the Parent Share Price is equal to or less than $22.41 and equal to or more than $16.57, (ii) $22.41 if the Parent Share Price is greater than $22.41, in which case the Exchange Ratio shall equal 1.7626, or (iii) $16.57 if the Parent Share Price is less than $16.57, in which case the Exchange Ratio shall equal 2.3838. The "PARENT SHARE PRICE" shall be equal to the average of the closing prices of the shares of Parent Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal, for the 20 trading days immediately preceding the second trading day prior to the Effective Time.

        (d) CASH ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such holder's shares of Company Common Stock (a "CASH ELECTION"). Notwithstanding the foregoing and subject to Section 2.1(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive cash in the Merger (the "CASH ELECTION NUMBER") shall be 55% of the total number of shares of Company Common Stock issued and outstanding as of the Effective Time. Cash Elections shall be made on a form designed for that purpose (a "FORM OF ELECTION"). A holder of record of shares of Company Common Stock who holds such shares as nominee, trustee or in another representative capacity (a "REPRESENTATIVE") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

        (e) CASH ELECTION SHARES. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "CASH ELECTION SHARES") exceeds the Cash Election Number, each Cash Election Share shall be converted into
    (i) the right to receive an amount in cash, without interest, equal to the product of (A) the Cash Consideration and (B) a fraction (the "CASH FRACTION"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and
    (ii) a number of shares of Parent Common Stock equal to the product of
    (A) the Exchange Ratio and (B) a fraction equal to one minus the Cash Fraction.

        (f) STOCK ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for all or any part of such holder's shares of Company Common Stock (a "STOCK ELECTION"). Notwithstanding the foregoing and subject to
    Section 2.1(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive shares of Parent Common Stock in the Merger (the "STOCK ELECTION NUMBER") shall be 45% of the total number of shares of Company Common Stock issued and outstanding as of the Effective Time. Stock Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner.

        (g) STOCK ELECTION SHARES. If the aggregate number of shares of Company Common Stock covered by Stock Elections (the "STOCK ELECTION SHARES") exceeds the Stock Election Number, each Stock Election Share shall be converted into (i) the right to receive a number of shares of Parent Common Stock, equal to the product of (A) the Exchange Ratio and (B) a fraction (the "STOCK FRACTION"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount in cash, without interest, equal to the product of (A) the Cash Consideration and (B) a fraction equal to one minus the Stock Fraction.

        (h) MIXED ELECTION. Subject to the immediately following sentence, each record holder of shares of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of Parent Common Stock for part of such holder's shares of Company Common Stock and cash for the remaining part of such holder's shares of Company Common

    Stock (the "MIXED ELECTION" and, collectively with Stock Election and Cash Election, the "ELECTION"). Notwithstanding the foregoing and subject to
    Section 2.1(l), the aggregate number of shares of Company Common Stock that may be converted into the right to receive the Cash Consideration shall be 55%, and the aggregate number of shares of Company Common Stock that may be converted into the right to receive shares of Parent Common Stock in the Merger shall be 45%, in each case, of the total number of shares of Company Common Stock issued and outstanding as of the Effective Time. Mixed Elections shall be made on a Form of Election. A Representative may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by such Representative for a particular beneficial owner. With respect to each holder of Company Common Stock who makes a Mixed Election, the shares of Company Common Stock such holder elects to be converted into the right to receive Cash Consideration shall be treated as Cash Election Shares for purposes of the provisions contained in Sections 2.1(d), (e) and (l), and the shares such holder elects to be converted into the right to receive shares of Parent Common Stock shall be treated as Stock Election Shares for purposes of the provisions contained in Sections 2.1(f), (g) and (l).

        (i) FORM OF ELECTION. To be effective, a Form of Election must be properly completed, signed and submitted to Parent's transfer agent and registrar, as paying agent (the "PAYING AGENT"), and accompanied by the certificates representing the shares of Company Common Stock ("COMPANY CERTIFICATES") as to which the election is being made (or by an appropriate guarantee of delivery of such Company Certificate signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program). Parent shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Paying Agent) in such matters shall be conclusive and binding. Neither Parent nor the Paying Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Paying Agent. The Paying Agent shall also make all computations contemplated by this Section 2.1, and all such computations shall be conclusive and binding on the holders of shares of Company Common Stock.

        (j) DEEMED NON-ELECTION. For the purposes hereof, a holder of shares of Company Common Stock who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline (as defined in Section 2.1(k)) (the "NO ELECTION SHARES") shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Parent or the Paying Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares. No Election Shares may be treated as Cash Election Shares or Stock Election Shares.

        (k) ELECTION DEADLINE. Parent and the Company shall each use its best efforts to cause copies of the Form of Election to be mailed to the record holders of the shares of Company Common Stock not less than thirty days prior to the Effective Time and to make the Form of Election available to all persons who become record holders of shares of Company Common Stock subsequent to the date of such mailing and no later than the close of business on the seventh business day prior to the Effective Time. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the third day after the Effective Time (the "ELECTION DEADLINE") in order to be effective. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

        (l)  ADJUSTMENT PER TAX OPINION.  Notwithstanding anything in this
    Article II to the contrary (other than the last sentence of Section 2.1(m)), unless the Company elects to change the form of the Merger in accordance with this Section 2.1(l), the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger shall be not less than that number which would cause the ratio of (i) the value, for federal income tax purposes, per share of Parent Common Stock on the Closing Date times the aggregate number of shares of Parent Common Stock to be paid as Stock Consideration pursuant to
    Section 2.1(c), to (ii) the sum of (A) the amount set forth in the preceding clause (i) plus (B) the aggregate Cash Consideration to be issued pursuant to Section 2.1(c) plus (C) any other amounts paid by Parent or the Company (or any affiliate thereof) to, or on behalf of, any Company shareholder in connection with the sale, redemption or other disposition of any Company stock in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) plus (D) any extraordinary dividend distributed by the Company prior to and in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e), to be 42.5%. To the extent the application of this Section 2.1(l) would reasonably be expected to result in the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration in the Merger being increased, the Company may elect by written notice received by Parent no later than two business days prior to the Effective Time to change the form of the Merger in lieu of such an increase; PROVIDED, HOWEVER, that any such election does not delay the consummation of the Merger. If the Company so elects, this Agreement shall be amended to provide for the payment of the Merger Consideration (without adjustment under this Section 2.1(l)) pursuant to a merger of Merger Sub with and into the Company, with the Company being the Surviving Corporation (the "REVERSE MERGER"). The Reverse Merger would not be intended to qualify as a reorganization within the meaning of Section 368(a) of the Code, and the conditions of Sections 8.2(g) and 8.3(f) hereof would be waived. If the Company does not make such election, then the number of shares of Company Common Stock to be converted into the right to receive the Stock Consideration shall be increased to the extent required by this
    Section 2.1(l), and the number of such shares to be converted into the right to receive the Cash Consideration will be reduced to the same extent.

        (m) ANTI-DILUTION PROVISIONS. In the event Parent (i) changes (or establishes a record date for changing) the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding Parent Common Stock or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Common Stock (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Merger Consideration (as defined in Section 2.2(b)) shall be proportionately adjusted. Regular quarterly cash dividends and increases thereon shall not be considered extraordinary for purposes of the preceding sentence. If, between the date hereof and the Effective Time, Parent shall merge or consolidate with or into any other corporation (a "PARENT BUSINESS COMBINATION") and the terms thereof shall provide that Parent Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of the Company who would be entitled to receive shares of Parent Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of Parent Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Parent Business Combination with respect to one share of Parent Common Stock and the parties hereto shall agree on an appropriate restructuring of the transactions contemplated herein.

    Section 2.2  EXCHANGE OF CERTIFICATES.

    (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, Parent shall deposit with a bank or trust company mutually agreeable to Parent and the Company (the "EXCHANGE

AGENT"), pursuant to an agreement in form and substance reasonably acceptable to Parent and the Company, an amount of cash and certificates representing shares of Parent Common Stock required to effect the conversion of Company Common Stock into Parent Common Stock and cash in accordance with Section 2.1(c).

    (b) EXCHANGE AND PAYMENT PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record as of the Effective Time of a Certificate or Certificates that have been converted pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates and receiving the Merger Consideration (as defined below) to which such holder shall be entitled therefor pursuant to Section 2.1. Upon surrender of a Certificate to the Paying Agent for cancellation, together with a duly executed letter of transmittal and such other documents as the Paying Agent may require, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of shares of Parent Common Stock (the "PARENT SHARES") into which the shares of Company Common Stock previously represented by such Certificate are converted in accordance with
Section 2.1(c), (ii) the cash to which such holder is entitled in accordance with Section 2.1(c), and (iii) the cash in lieu of fractional Parent Shares to which such holder has the right to receive pursuant to Section 2.2(d) (the shares of Parent Common Stock and cash described in clauses (i), (ii) and
(iii) above being referred to collectively as the "MERGER CONSIDERATION"). In the event the Merger Consideration is to be delivered to any person who is not the person in whose name the Certificate surrendered in exchange therefor is registered in the transfer records of the Company, the Merger Consideration may be delivered to a transferee if the Certificate is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Paying Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate (other than a certificate representing shares of Company Common Stock to be canceled in accordance with Section 2.1(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration contemplated by this
Section 2.2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to provisions of this Article II.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Parent Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(d) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Shares.

    (d) NO FRACTIONAL SECURITIES. In lieu of any such fractional securities, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this Article II. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Parent Common Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock (such excess being herein called the "EXCESS PARENT COMMON SHARES"). The Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Parent Common Shares at the prevailing prices on the NYSE. The sales of the Excess Parent Common Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Parent Common Shares. Until the net proceeds of such sale have been distributed to the former holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

    (e) CLOSING OF TRANSFER BOOKS. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing the appropriate number of Parent Shares and the appropriate amount of cash as provided in Section 2.1 and in this Section 2.2.

    (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing Parent Shares deposited with the Exchange Agent pursuant to Section 2.2(a) and not exchanged within six months after the Effective Time pursuant to this
Section 2.2 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to Parent, after which time any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of such funds to which such holder may be due, subject to applicable law.

    (g) ESCHEAT. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                                  THE CLOSING

    Section 3.1 CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, at 10:00 a.m., Eastern time, on the second business day immediately following the date on which the last of the conditions set forth in Article VIII hereof is fulfilled or waived (other than conditions that by their nature are required to be performed on the Closing Date, but subject to satisfaction of such conditions), or at such other time and date and place as the Company and Parent shall mutually agree (the "CLOSING DATE").

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent as follows:

    Section 4.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in
Section 4.1 of the Company Disclosure Schedule (as defined in Section 7.6), the Company and each of its subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its

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
jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "COMPANY MATERIAL ADVERSE EFFECT"). As used in this Agreement, the term "subsidiary" of a person shall mean any corporation or other entity (including partnerships and other business associations) of which a majority of the outstanding capital stock or other voting securities having voting power under ordinary circumstances to elect directors or similar members of the governing body of such corporation or entity shall at the time be held, directly or indirectly, by such person.

    Section 4.2 SUBSIDIARIES. Section 4.2 of the Company Disclosure Schedule sets forth a description, as of the date hereof, of each material "subsidiary company," as such term is defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), and joint venture of the Company, including the name of each such entity, the state or jurisdiction of its incorporation or organization, the Company's interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 4.2 of the Company Disclosure Schedule, all of the issued and outstanding shares of capital stock owned by the Company of each Company subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned, directly or indirectly, by the Company free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that would not reasonably be expected to have a Company Material Adverse Effect. As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) that is not a subsidiary of such person, in which such person or one or more of its subsidiaries owns an equity interest, other than equity interests held for passive investment purposes which are less than 10% of any class of the outstanding voting securities or equity of any such entity.

    Section 4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of the Company ("COMPANY PREFERRED STOCK"). As of the close of business on February 15, 2001, there were issued and outstanding 34,577,426 shares of Company Common Stock and no shares of Company Preferred Stock. As of the close of business on February 15, 2001, 1,010,198 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company stock options. All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 4.3 of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, stock appreciation rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company or any of the subsidiaries of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company, or obligating the Company to grant, extend or enter into any such agreement or commitment.

    Section 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Company Shareholders' Approval (as defined in Section 4.13) and the Company Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than the Company Shareholders' Approval. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms.

    (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination or modification of, or accelerate the performance required by, or result in the grant of any rights (in addition to the rights under the employment agreements disclosed in Section 4.10(k) of the Company Disclosure Schedule) under, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance ("LIENS") upon any of the properties or assets of the Company or any of its subsidiaries or any of its joint ventures (any such violation, conflict, breach, default, right of termination, modification, cancellation or acceleration, grant, loss or creation, a "VIOLATION" with respect to the Company (such term when used in Article V having a correlative meaning with respect to Parent)) pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of the Company, any of its subsidiaries or any of its joint ventures,
(ii) subject to obtaining the Company Required Statutory Approvals and the receipt of the Company Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to the Company, any of its subsidiaries or any of its joint ventures, or any of their respective properties or assets or
(iii) subject to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the Company Disclosure Schedule (the "COMPANY REQUIRED CONSENTS") any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company, any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i), (ii) and
(iii) such Violations that would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect and would not prevent the consummation of the Merger.

    (c) STATUTORY APPROVALS. Except as described in Section 4.4(c) of the Company Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any court, federal, state, local or foreign governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority (each, a "GOVERNMENTAL AUTHORITY") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect or would prevent the consummation of the Merger (the "COMPANY REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

    (d) COMPLIANCE. Except as set forth in Section 4.4(d) or Section 4.11 of the Company Disclosure Schedule, or as disclosed in the Company SEC Reports (as defined in Section 4.5) filed prior to the date hereof, neither the Company, nor any of its subsidiaries nor any of its joint ventures is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law, as defined in Section 4.11(f)(ii)) of any Governmental Authority except for violations that, in the aggregate, do not have and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.4(d) of the Company Disclosure Schedule or in
Section 4.11 of the Company Disclosure Schedule, the Company and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect. Except as set forth in
Section 4.4(d) of the Company Disclosure Schedule, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,
(i) its certificate of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, do not have and would not reasonably be expected to have a Company Material Adverse Effect.

    (e) NON-COMPETITION. Except as set forth in Section 4.4(e) of the Company Disclosure Schedule, there is no "non-competition" or other similar contract, commitment, agreement or understanding that materially restricts the ability of the Company or any of its affiliates to conduct business in any geographic area or that would reasonably be likely to materially restrict the Surviving Corporation or any of its affiliates to conduct business in any geographic area.

    Section 4.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by the Company and its subsidiaries since January 1, 1998 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the 1935 Act, the Federal Power Act, as amended (the "POWER ACT"), the Atomic Energy Act of 1954, as amended (the "ATOMIC ENERGY ACT") and applicable state public utility laws and regulations have been filed with the Securities and Exchange Commission (the "SEC"), the Federal Energy Regulatory Commission (the "FERC"), the Nuclear Regulatory Commission (the "NRC") or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company or its predecessor with the SEC since January 1, 1998 (as such documents have since the time of their filing been amended, the "COMPANY SEC REPORTS"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports (collectively, the "COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended.

True, accurate and complete copies of the certificate of incorporation and by-laws of the Company, as in effect on the date hereof, have been made available to Parent.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in
Section 4.6 of the Company Disclosure Schedule, since September 30, 2000, and prior to the date hereof, the Company and each of its subsidiaries have conducted their business only in the ordinary course of business consistent with past practice, and there has not been, and no fact or condition exists which would have, or would reasonably be expected to have, a Company Material Adverse Effect.

    Section 4.7 LITIGATION. Except as disclosed in the Company SEC Reports filed prior to the date hereof or as set forth in Section 4.7, Section 4.9 or
Section 4.11 of the Company Disclosure Schedule, (a) there are no claims, suits, actions or proceedings, pending or, to the knowledge of the Company, threatened, nor are there any investigations or reviews pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company or any of its subsidiaries, except for any of the foregoing under clauses (a) and
(b) as to which there is no significant likelihood of an adverse determination on the merits and that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

    Section 4.8 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC in connection with the issuance of shares of Parent Common Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the joint proxy statement, in definitive form (the "JOINT PROXY STATEMENT"), relating to the Company Shareholders' Meeting (as defined in
Section 7.4(a)) and Parent Shareholders' Meeting (as defined in Section 7.4(b)) shall not, at the dates mailed to Company shareholders and Parent shareholders and at the time of the Company Shareholders' Meeting and Parent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement, insofar as the information included therein is supplied by or on behalf of the Company or any of its subsidiaries, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 4.9 TAX MATTERS. "Taxes," as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes. "TAX RETURN," as used in this Agreement, means a report, return or other written information required to be supplied to a governmental entity with respect to Taxes.

        (a) Except as disclosed in Section 4.9 of the Company Disclosure
    Schedule:

           (i) FILING OF TIMELY TAX RETURNS. The Company and each of its subsidiaries have duly filed (or there have been filed on its behalf) within the time prescribed by law all material Tax Returns required to be filed by each of them under applicable law. All such Tax Returns were and are in all material respects true, complete and correct.

           (ii) PAYMENT OF TAXES. The Company and each of its subsidiaries have, within the time and in the manner prescribed by law, paid all material Taxes that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

          (iii) TAX RESERVES. All material Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of the most recent financial statements contained in the Company Financial Statements filed prior to the date of this Agreement are properly reflected in such financial statements in accordance with GAAP.

           (iv) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No material claims, audits, disputes, controversies, examinations, investigations or other proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its subsidiaries.

           (v) TAX SHARING AGREEMENTS. Neither the Company nor any of its subsidiaries is a party to any agreement, understanding or arrangement (with any person other than the Company and/or any of its subsidiaries) relating to allocating or sharing of any material amount of Taxes.

           (vi) LIABILITY FOR OTHERS. Neither the Company nor any of its subsidiaries has any liability for any material Taxes of any person other than the Company and its subsidiaries (i) under Treasury Regulation
       Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor or (iii) by contract.

           (b) CODE SECTION 897. To the best knowledge of the Company after due inquiry, no foreign person owns or has owned beneficially more than five percent of the total fair market value of Company Common Stock during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

           (c) CODE SECTION 368(A). The Company has no knowledge of any fact, nor has the Company taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

           (d) CODE SECTION 355(E). Neither the Company nor any of its subsidiaries has constituted a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the past
       24 month period.

    Section 4.10 EMPLOYEE MATTERS; ERISA. Except as set forth in the appropriate subsection of Section 4.10 of the Company Disclosure Schedule:

        (a) For purposes of this Section 4.10, the following terms have the definitions set forth below:

           (i) "CONTROLLED GROUP LIABILITY" means any and all liabilities
       (a) under Title IV of ERISA (as defined below), or the group health plan requirements of Section 701 ET SEQ. of the Code and Section 701 ET SEQ. of ERISA, (b) as a result of a failure to comply with the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code,
       (c) under Section 4971 of the Code, and (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the Employee Benefit Plans listed in Section 4.10(b) of the Company Disclosure Schedule.

           (ii) An "EMPLOYEE BENEFIT PLAN" means any employee benefit plan, program, policy, practice, or other arrangement providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute, whether or not written, including without limitation any employee welfare benefit plan within the meaning of

       Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or policy.

          (iii) An "EMPLOYMENT AGREEMENT" means a contract, offer letter or agreement of the Company or any of its subsidiaries with or addressed to any individual who is rendering or has rendered services thereto as an employee or consultant pursuant to which the Company or any of its subsidiaries has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services; PROVIDED, HOWEVER, that the term "Employment Agreement" shall not include any contract, offer letter or agreement under which no more than (i) $100,000 will be paid in any calendar year or (ii) $300,000 will be paid in the aggregate.

           (iv) "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

           (v) "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or
       Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "CONTROLLED GROUP" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

           (vi) A "MULTIEMPLOYER PLAN" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

          (vii) A "PLAN" means any Employee Benefit Plan other than a Multiemployer Plan.

         (viii) "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA.

        (b) Section 4.10(b) of the Company Disclosure Schedule includes a complete list of all material Employee Benefit Plans and all Employment Agreements.

        (c) With respect to each Plan, the Company has delivered or made available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including without limitation all material plan documents, trust agreements, and insurance contracts and other funding vehicles (or, in the case of any unwritten Plan, a description thereof);
    (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA;
    (iv) the most recent annual financial report, if any; (v) the most recent actuarial report, if any; and (vi) the most recent determination letter from the Internal Revenue Service (the "IRS"), if any. The Company has delivered or made available to Parent a true, correct and complete copy of each Employment Agreement. Except as specifically provided in the foregoing documents delivered to Parent, there are no amendments to any Plan or Employment Agreement that have been adopted or approved nor has the Company or any of its subsidiaries undertaken to make any such amendments or to adopt or approve any new Plan.

        (d) Section 4.10(b) of the Company Disclosure Schedule identifies each Plan that is intended to be a "qualified plan" within the meaning of
    Section 401(a) of the Code ("QUALIFIED PLANS"). The IRS has issued a favorable determination letter with respect to each Qualified Plan and the related trust that has not been revoked, and except as would not have a Company Material Adverse Effect, there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust. No Plan or related trust is intended to meet the requirements of Code Section 501(c)(9) (a "VEBA").

        (e) All material contributions required to be made to any Plan by applicable law or regulation or by any Plan document or other contractual undertaking, and all material premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the Company Financial Statements. Each Plan that is an employee welfare benefit plan under Section 3(1) of ERISA (i) is funded through an insurance company contract or a contract with a health maintenance organization, (ii) is, or is funded through, a VEBA identified as such in Section 4.10(b) of the Company Disclosure Schedule, or (iii) is unfunded.

        (f) With respect to each Employee Benefit Plan, except as would not have a Company Material Adverse Effect, the Company and its subsidiaries have complied, and are now in compliance, with all provisions of ERISA, the Code and all laws and regulations applicable to such Employee Benefit Plans and each Plan has been administered in all material respects in accordance with its terms. No provision of any material Plan limits the Company's authority to amend, modify, suspend, revoke or terminate that Plan, other than to state a limitation required by ERISA or the Code, and there have been no oral or written communications to participants or beneficiaries stating a limitation other than a limitation required by ERISA or the Code. There is not now, nor do any circumstances exist that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code. Except as would not have a Company Material Adverse Effect, no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan.

        (g) With respect to each Plan that is subject to Title IV of ERISA, the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code, or Section 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
    Section 302 of ERISA, whether or not waived, in respect of any plan year ended prior to the date hereof and for which the time for making contributions in order to avoid occurring an accumulated funding deficiency for such year has expired; (ii) the fair market value of the assets of each such Plan that is a defined benefit plan equals or exceeds the actuarial present value of the accumulated benefit obligation under such Plan (whether or not vested), based upon the actuarial assumptions set forth in the most recent actuarial report for such Plan; (iii) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred since December 31, 1995 in respect of any such Plan which is a defined benefit Plan; (iv) all material premiums to the Pension Benefit Guaranty Corporation ("PBGC") have been timely paid in full;
    (v) no material liability (other than for premiums to the PBGC and for the payment of benefits and contributions in the ordinary course) under Title IV of ERISA has been or could reasonably be expected to be incurred by the Company or any of its subsidiaries; and (vi) to the knowledge of the Company, the PBGC has not instituted proceedings to terminate any such Plan and no condition exists that presents a material risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Plan.

        (h) No Employee Benefit Plan is a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of which are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company and its subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. None of the Company and its subsidiaries nor any ERISA Affiliates has incurred any Withdrawal Liability that has not been satisfied in full.

        (i) There does not now exist, nor do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability that could have a Company Material Adverse Effect. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA since December 31, 1995.

        (j) Except for health continuation coverage as required by
    Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state law, the Company and its subsidiaries have no material liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents of former employees.

        (k) Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated funding, vesting or delivery of, or increase the amount or value of, any material payment or benefit to any employee, officer or director of the Company or any of its subsidiaries. Section 4.10(k) of the Company Disclosure Schedule sets forth a reasonable estimate of (i) the maximum amount of each category of "parachute payments" within the meaning of
    Section 280G of the Code that could become payable by the Company and its subsidiaries (including without limitation severance, parachute payments resulting from the vesting of options, and enhanced retirement benefits) and
    (ii) the amounts required to be contributed by the Company and its subsidiaries to any grantor trusts or other funding arrangements for any Employee Benefit Plans and Employment Agreements, in each case in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Section 4.10(k) of the Company Disclosure Schedule also sets forth the aggregate amount of the dividend equivalents payable as of the date hereof to holders of Company Options (as defined in Section 7.11(a)).

        (l) The Company does not have any labor contracts or collective bargaining agreements with any persons employed by the Company or any persons otherwise performing services primarily for the Company. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority.
    Section 4.10(l) of the Company Disclosure Schedule identifies every demand for recognition or petition to the National Labor Relations Board for certification as collective bargaining representative of a unit of the Company's employees within the last five years. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries. Each of the Company and its subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health, except as would not have a Company Material Adverse Effect.

        (m) There are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of the Company, no condition or event has occurred which may reasonably be expected to give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor, any Multiemployer Plan, any Plan, any participant in a Plan or any other party.

        (n) The Company, its subsidiaries and each member of their respective business enterprise has complied with the Worker Adjustment and Retraining Notification Act.

        (o) There are no awards outstanding under the Company's Long Term Incentive Plan. With respect to each severance agreement substantially in the form of the severance agreements listed in Section 4.10(b) of the Company Disclosure Schedule (each, a "SEVERANCE AGREEMENT"), the provisions of the form of letter agreement set forth in Section 7.11(e) of the Company Disclosure Schedule represent the correct interpretation of such Severance Agreement as in effect on the date hereof.

    Section 4.11  ENVIRONMENTAL PROTECTION.  Except as set forth in
Section 4.11 of the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

        (a) COMPLIANCE. Except where the failure to be in such compliance would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its subsidiaries are, and within applicable statutes of limitation have been, in compliance with all applicable Environmental Laws (as defined in Section 4.11(f)(ii)) and
    (ii) neither the Company nor any of its subsidiaries has received any written communication from any Governmental Authority or any written communication from any other person, in each case, which remains unresolved, that alleges that the Company or any of its subsidiaries is not in compliance with applicable Environmental Laws.

        (b) ENVIRONMENTAL PERMITS. The Company and each of its subsidiaries has obtained all permits, licenses, approvals, consents and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") required by Environmental Law for the construction of its facilities or the conduct of its operations, and all such Environmental Permits are in good standing or, where required by Environmental Law, a renewal application has been timely filed and is pending agency approval, and the Company reasonably believes that any transfer, renewal or reapplication for any Environmental Permit required as a result of the Merger can be accomplished in the ordinary course of business, except as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

        (c) ENVIRONMENTAL CLAIMS. There are no Environmental Claims (as defined in Section 4.11(f)(i)) pending or, to the knowledge of the Company, threatened (i) against the Company or any of its subsidiaries, or
    (ii) against any real or personal property or operations that the Company or any of its subsidiaries currently owns, leases or operates or, to the Company's knowledge, against any real or personal property or operations that the Company or any predecessor in interest owned, leased or operated, or (iii) to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, in whole or in part that, if adversely determined, would reasonably be expected to have, in the aggregate, a Company Material Adverse Effect.

        (d) RELEASES. Except for Releases of Hazardous Materials the liability for which would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, there have been no Releases (as defined in Section 4.11(f)(iv)) by the Company or any of its subsidiaries or, to the Company's knowledge, by any other party of any Hazardous Materials (as defined in Section 4.11(f)(iii)) that would be reasonably likely to
    (i) form the basis of any Environmental Claim against the Company or any of its subsidiaries, or (ii) to the knowledge of the Company, cause damage or diminution of value to any of the operations or real properties currently owned, leased or operated, in whole or in part, by Company or any of its subsidiaries.

        (e) CERCLA. No property currently, or to the knowledge of the Company, formerly owned, operated or leased by the Company or by any predecessor in interest, is listed on the

    National Priorities List promulgated under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or on any comparable state list established under Environmental Law as of the Effective Time. Except as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, no property currently, or to the knowledge of the Company formerly owned, operated or leased by the Company or any predecessor in interest, is listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated under CERCLA or on any comparable state list established under Environmental Law as of the Effective Time.

        (f)  DEFINITIONS.  As used in this Agreement:

           (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, requests for information (under CERCLA or any comparable state law), directives, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority), in each case, in writing, alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement costs, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural-resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by the Company, Parent or any of their respective subsidiaries or joint ventures; or
       (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any, or exposure to, Hazardous Materials.

           (ii) "ENVIRONMENTAL LAWS" means all applicable federal, state, local, foreign or international laws, rules, ordinances, treaties, regulations, orders, judgments, legally binding directives, decrees or common law, in each case in existence prior to or as of the Effective Time, relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment and natural resources including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, noise or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "HAZARDOUS MATERIALS" means (A) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, coal tar residue, and polychlorinated biphenyls ("PCBS") and
       (B) any chemicals, materials or substances which are now defined as, included in the definition of, or regulated as "hazardous substances", "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous constituents," "regulated substances," or words of similar import, under any Environmental Law; and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law.

           (iv) "RELEASE" means any actual or threatened release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal or leaching into the atmosphere, soil, surface water, groundwater or property.

        (g) RECORDS AND FILES. The Company has made available to Parent and its authorized representatives all material records and files, including but not limited to, all assessments, reports, studies, analyses, audits, tests and data available to the Company, in each case, within the

    Company's actual possession or control, concerning the material existence of Hazardous Materials or any other material environmental concern at properties, assets or facilities currently or formerly owned, operated or leased by the Company, or concerning material compliance by the Company with, or material liability under, any Environmental Laws, in each case which is pending or remains unresolved.

    Section 4.12 REGULATION AS A UTILITY. The Company is an exempt holding company under the 1935 Act. Except as set forth in Section 4.12 of the Company Disclosure Schedule, neither the Company nor any "associate company," "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of the Company is subject to regulation as (a) a "holding company," a "public-utility company," a "subsidiary company" or an "affiliate" of a "holding company," within the meaning of Sections 2(a)(7), 2(a)(5), 2(a)(8) and 2(a)(11), respectively, of the 1935 Act, (b) a "public utility" under the Power Act,
(c) a "natural-gas company" under the Natural Gas Act or (d) a public utility or public service company (or similar designation) by any state in the United States other than New York or by any foreign country.

    Section 4.13 VOTE REQUIRED. The approval of the Merger by a majority of the votes of all outstanding shares of Company Common Stock entitled to vote (the "COMPANY SHAREHOLDERS' APPROVAL") is the only vote of the holders of any class or series of the capital stock of the Company or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    Section 4.14 OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Morgan Stanley Dean Witter & Co., to the effect that, as of February 16, 2001, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

    Section 4.15  OWNERSHIP OF PARENT COMMON STOCK.  Except as set forth in
Section 4.15 of the Company Disclosure Schedule, the Company does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Parent Common Stock or Parent Preferred Stock (as defined in Section 5.3).

    Section 4.16 TAKEOVER LAWS. The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price" or other anti-takeover laws and regulations (collectively, "TAKEOVER LAWS") of the State of New York, including Section 912 of the NYBCL.

    Section 4.17 OPERATIONS OF NUCLEAR POWER PLANT. The operation of the nuclear generation plant (the "NUCLEAR FACILITY") wholly owned by the Company is being conducted in substantial compliance with current laws and regulations governing nuclear plant operations, except for such failures to comply as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Nuclear Facility maintains and is in substantial compliance with emergency evacuation plans as required by the laws and regulations governing nuclear plant operations and (b) as of the date of this Agreement, the storage of spent nuclear fuel and the plans for the decommissioning of the Nuclear Facility substantially conform with the requirements of applicable law.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent represents and warrants to the Company as follows:

    Section 5.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in
Section 5.1 of the Parent Disclosure Schedule (as defined in Section 7.6), Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority, and has been duly authorized by all necessary approvals and orders, to own, lease and operate its assets and properties to the extent owned, leased and operated and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing would not, when taken together with all other such failures, reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of Parent and its subsidiaries taken as a whole or on the consummation of this Agreement (any such material adverse effect being hereafter referred to as a "PARENT MATERIAL ADVERSE EFFECT").

    Section 5.2 SUBSIDIARIES. Section 5.2 of the Parent Disclosure Schedule sets forth a description, as of the date hereof, of each material "subsidiary company," as such term is defined in the 1935 Act, and joint venture of Parent, including the name of each such entity, the state or jurisdiction of its incorporation or organization, Parent's interest therein and a brief description of the principal line or lines of business conducted by each such entity. Except as set forth in Section 5.2 of the Parent Disclosure Schedule, all of the issued and outstanding shares of capital stock owned by Parent of each Parent subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by Parent free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment, except for any of the foregoing that would not reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.3 CAPITALIZATION. (a) Except as set forth in Section 5.3 of the Parent Disclosure Schedule, the authorized capital stock of Parent consists of 300,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of Parent ("PARENT PREFERRED STOCK"). As of the close of business on February 15, 2001, there were issued and outstanding 117,474,498 shares of Parent Common Stock and no shares of Parent Preferred Stock. All of the issued and outstanding shares of the capital stock of Parent are, and will be, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating Parent or any of the subsidiaries of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent, or obligating Parent to grant, extend or enter into any such agreement or commitment.

    (b) The authorized capital stock of Merger Sub consists of 1,000 shares of Merger Sub Common Stock. As of the date hereof, there were issued and outstanding no shares of Merger Sub Common Stock. It is anticipated that as of the Effective Time, Merger Sub shall have issued and outstanding 1,000 shares of Merger Sub Common Stock, all of which shall be owned by Parent.

    Section 5.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY. Parent has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining Parent Shareholders' Approval (as defined in Section 5.11) and Parent Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, other than Parent Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the other signatories hereto, constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms.

    (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent do not, and the consummation of the transactions contemplated hereby will not, result in a Violation pursuant to any provisions of (i) the certificate of incorporation, by-laws or similar governing documents of Parent, any of its subsidiaries or any of its joint ventures, (ii) subject to obtaining Parent Required Statutory Approvals and the receipt of Parent Shareholders' Approval, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to Parent or any of its subsidiaries or any of its joint ventures, or any of their respective properties or assets or (iii) subject to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the Parent Disclosure Schedule (the "PARENT REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which Parent or any of its subsidiaries or any of its joint ventures is a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (i), (ii) and (iii) such Violations as would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect and would not prevent the consummation of the Merger.

    (c) STATUTORY APPROVALS. Except as described in Section 5.4(c) of the Parent Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect or would prevent the consummation of the Merger (the "PARENT REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such Parent Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notices; obtaining such authorizations, consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

    (d) COMPLIANCE. Except as set forth in Section 5.4(d) or Section 5.9 of the Parent Disclosure Schedule, or as disclosed in the Parent SEC Reports (as defined in Section 5.5) filed prior to the date hereof, or in any reports filed under the Exchange Act by any Parent subsidiary since January 1, 1998 (the "SUBSIDIARY REPORTS"), neither Parent nor any of its subsidiaries nor any of its joint ventures is in violation of, is under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable Environmental Law) of any Governmental Authority, except for violations that, in the aggregate, do not have and would not reasonably be expected to have, a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule or in Section 5.9 of the Parent Disclosure Schedule, Parent and its subsidiaries and joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted in all respects, except those which the failure to obtain would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.4(d) of the Parent Disclosure Schedule, Parent and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, could result in a default under,
(i) its certificate of incorporation or by-laws or (ii) any material contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which it is a party or by which it is bound or to which any of its property is subject, except for breaches, violations or defaults that, in the aggregate, do not have and would not reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.5 REPORTS AND FINANCIAL STATEMENTS. The filings required to be made by Parent and its subsidiaries since January 1, 1998 under the Securities Act, the Exchange Act, the 1935 Act, the Power Act and applicable state public utility laws and regulations have been filed with the SEC, the FERC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate statute and the rules and regulations thereunder. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent or its predecessor with the SEC since January 1, 1998 (as such documents have since the time of their filing been amended, the "PARENT SEC REPORTS"). As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports (collectively, the "PARENT FINANCIAL STATEMENTS") have been prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. True, accurate and complete copies of the certificate of incorporation and by-laws of Parent as in effect on the date hereof, have been made available to the Company.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Reports or Subsidiary Reports filed prior to the date hereof or as set forth in Section 5.6 of the Parent Disclosure Schedule, since
September 30, 2000 and prior to the date hereof, Parent and each of its subsidiaries have as of the date hereof conducted their businesses only in the ordinary course of business consistent with past practice, and there has not been, and no fact or condition exists which has had or would reasonably be expected to have, a Parent Material Adverse Effect.

    Section 5.7 LITIGATION. Except as disclosed in the Parent SEC Reports or Subsidiary Reports filed prior to the date hereof or as set forth in
Section 5.7 or Section 5.9 of the Parent Disclosure Schedule, (a) there are no claims, suits, actions or proceedings, pending or, to the knowledge of Parent, threatened, nor are there any investigations or reviews pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, and (b) there are no judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to Parent or any of its subsidiaries, except for any of the foregoing under clauses (a) and (b) as to which there is no significant likelihood of an adverse determination on the merits and that individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect.

    Section 5.8 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Joint Proxy Statement shall not, at the dates mailed to the Company shareholders and Parent shareholders and at the time of the Company Shareholders' Meeting and Parent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement, insofar as the information included therein is supplied by or on behalf of Parent or any of its subsidiaries, shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 5.9 ENVIRONMENTAL PROTECTION. Except as would not reasonably be expected to have, in the aggregate, a Parent Material Adverse Effect, and except for matters disclosed in Section 5.9 of the Parent Disclosure Schedule or in the Parent SEC Reports or Subsidiary Reports, (i) Parent and its subsidiaries are in compliance with all applicable Environmental Laws and the terms and conditions of all applicable Environmental Permits, and neither Parent nor any of its subsidiaries has received any written notice from any person or Governmental Authority, in each case, which remains unresolved, that alleges that Parent or any of its subsidiaries is not in material compliance with applicable Environmental Laws or the terms and conditions of all such Environmental Permits, (ii) there are no Environmental Claims pending or, to the knowledge of Parent, threatened (A) against Parent or any of its subsidiaries, (B) to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or (C) against any real or personal property or operations that Parent or any of its subsidiaries currently owns, leases or operates, in whole or in part, and (iii) there have been no Releases of Hazardous Materials by Parent or any of its subsidiaries or, to Parent's knowledge, by any other person that would be reasonably likely to
(A) form the basis of any Environmental Claim against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law or (B) to the knowledge of Parent, cause damage or diminution of value to any of the operations or real properties currently owned, leased or operated, in whole or in part, by Parent or any of its subsidiaries.

    Section 5.10 REGULATION AS A UTILITY. Parent is a public utility holding company registered under, and subject to the provisions of, the 1935 Act.
Section 5.10 of the Parent Disclosure Schedule lists the subsidiaries of Parent that are "public utility companies" within the meaning of Section 2(a)(5) of the 1935 Act and lists the state and federal regulatory commissions that have jurisdiction over the rates for the sale, transmission or distribution of electricity or the sale, transportation or distribution of natural gas by each such subsidiary. Except as set forth above and as set forth in Section 5.10 of the Parent Disclosure Schedule, neither Parent nor any "subsidiary company" or "affiliate" (as such terms are defined in the 1935 Act) of Parent is subject to regulation as (a) a "public utility" under the Power Act, (b) a "natural-gas company" under the Natural Gas Act or (c) a public utility or public service company (or similar designation) by any state in the United States other than New York or by any foreign country.

    Section 5.11 VOTE REQUIRED. The approval of the issuance of Parent Common Stock issuable in connection with the Merger by a majority of votes cast by holders of Parent Common Stock, where the total vote cast represents over 50% in interest of all securities entitled to vote (the "PARENT SHAREHOLDERS' APPROVAL"), is the only vote of the holders of any class or series of the capital stock of Parent or any of its subsidiaries required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    Section 5.12  OWNERSHIP OF THE COMPANY COMMON STOCK.  Except as set forth in
Section 5.12 of the Parent Disclosure Schedule, Parent does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock.

    Section 5.13 CODE SECTION 368(A). Parent has no knowledge of any fact, nor has Parent taken any action that would, or would be reasonably likely to, adversely affect the qualification of the Merger as a reorganization described in Section 368(a) of the Code.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

    Section 6.1 COVENANTS OF THE PARTIES. After the date hereof and prior to the Effective Time or earlier termination of this Agreement, Parent and the Company each agree as follows, each as to itself and to each of its subsidiaries, except as expressly contemplated or permitted in this Agreement, or to the extent the other parties hereto shall otherwise consent in writing:

        (a) ORDINARY COURSE OF BUSINESS. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to (i) preserve intact their present business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them, (ii) subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees as a group, and (iii) maintain and keep material properties and assets in as good repair and condition as at present, subject to ordinary wear and tear, and maintain supplies and inventories in quantities consistent with past practice.

        (b)  DIVIDENDS.

           (i) Neither party shall, nor shall any party permit any of its subsidiaries to declare or pay any dividends on or make other distributions in respect of any capital stock other than (A) dividends by a wholly owned subsidiary to such party or another wholly owned subsidiary, (B) dividends by a less than wholly owned subsidiary consistent with past practice, (C) regular dividends on such party's common stock with usual record and payment dates that do not materially exceed the current regular dividends on such common stock or (D) in the case of Parent, increases in regular quarterly dividends consistent with past practice. Prior to the Closing Date, each of the parties agrees to coordinate dividend policies so as not to adversely affect either party's shareholders because of the timing of record, declaration or payment dates.

           (ii) The Company shall not, nor shall it permit any of its subsidiaries to: (A) split, combine or reclassify any capital stock or the capital stock of any subsidiary or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or the capital stock of any subsidiary or (B) redeem, repurchase or otherwise acquire any shares of capital stock or the capital stock of any subsidiary.

        (c) ISSUANCE OF SECURITIES. Except as set forth in Section 6.1(c) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than pursuant to currently outstanding stock options granted under Employee Benefit Plans.

        (d) CHARTER DOCUMENTS; OTHER ACTIONS. Neither party shall, nor shall any party permit any of its subsidiaries to, amend or propose to amend its respective certificate of incorporation, by-laws or regulations, or similar organizational documents or to take or fail to take any other action, which in any such case would reasonably be expected to prevent, impede or interfere with the Merger.

        (e) ACQUISITIONS. Except as disclosed in Section 6.1(e) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or business organization or division thereof, or otherwise acquire or agree to acquire (other than in the ordinary course of business) any material amount of assets other than
    (i) intercompany transactions between the Company and a wholly owned subsidiary of the Company or (ii) acquisitions for cash which are not, in the aggregate, for consideration in excess of $100 million, excluding from the foregoing clauses (i) and (ii) such transactions that may not be entered into by a public utility holding company registered under the 1935 Act.

        (f) CAPITAL EXPENDITURES. Except as set forth in Section 6.1(f) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make capital expenditures in an aggregate amount in excess of 120% of the amount budgeted by the Company or its subsidiaries for capital expenditures as set forth in Section 6.1(f) of the Company Disclosure Schedule, provided that any such capital expenditures in excess of 100% of the amount so budgeted shall be made only after consultation with Parent.

        (g) DISPOSITIONS. Except as set forth in Section 6.1(g) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, any of its respective assets, other than (i) encumbrances or dispositions in the ordinary course of business consistent with past practice,
    (ii) intercompany transactions between the Company and a wholly owned subsidiary of the Company or (iii) dispositions which are not, in the aggregate, for consideration in excess of $100 million (based, in the case of consideration consisting of securities, on the average market closing thereof for the ten consecutive trading days prior to the closing of such acquisition and, in the case of consideration consisting of other property, the fair market value of such property as determined by an independent appraiser).

        (h) INDEBTEDNESS. Except as set forth in Section 6.1(h) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed including, without limitation, the issuance of debt securities or warrants or rights to acquire debt) or enter into any "KEEP WELL" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing other than (i) short-term indebtedness in the ordinary course of business consistent with past practice to fund expenditures which are not capital expenditures,
    (ii) arrangements between the Company and its subsidiaries or among its subsidiaries, (iii) in connection with the refunding of existing indebtedness at a lower cost of funds, (iv) borrowings to finance the capital expenditures described in Section 6.1(f) which borrowings are not, in the aggregate, in excess of $140 million, (v) arrangements to refinance scheduled maturities of indebtedness existing on the date hereof which are not, in the aggregate, in excess of $200 million and (vi) with the consent of Parent, in connection with the refunding of preferred stock of Rochester Gas and Electric Corporation outstanding on the date hereof.

        (i) COMPENSATION; BENEFITS. Except as set forth in Section 6.1(i) of the Company Disclosure Schedule, as may be required by applicable law or under existing Employee Benefit Plans or Employment Agreements, as may be required to facilitate or obtain a determination letter from the IRS that a Plan is a Qualified Plan, or as expressly contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to,
    (i) enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under any Employee Benefit Plan or Employment Agreement, or otherwise increase the compensation or benefits of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in compensation and benefits, or grants of new incentive compensation awards, or actions in the ordinary course of business, that are consistent with the Company's past practice of adjusting compensation and benefits to reflect the average compensation and benefits as determined by general industry or market surveys, or (ii) enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than with respect to employees who are not officers of the Company in the ordinary course of business consistent with current industry practice. This subsection (i) is not intended to (A) restrict the Company or its subsidiaries from granting promotions to officers or employees based upon job performance or workplace requirements in the ordinary course of business consistent with past practice, (B) restrict the Company's ability to make available to employees the plans, benefits and arrangements that have customarily and consistent with past practices been available to officers and employees in the context of such merit-based promotion or (C) restrict the Company or its subsidiaries in providing compensation, incentives and benefits to new hires in the ordinary course of business consistent with past practices, so long as such provision complies with clauses (i) and (ii) above.

        (j) 1935 ACT. Except as set forth in Section 6.1(j) of the Company Disclosure Schedule, and except as required or contemplated by this Agreement, the Company shall not, nor shall it permit any of its subsidiaries to, engage in any activities which would cause a change in its status, or that of its subsidiaries, under the 1935 Act.

        (k) ACCOUNTING. Except as set forth in Section 6.1(k) of the Company Disclosure Schedule, the Company shall not, nor shall it permit any of its subsidiaries to, make any changes in their accounting methods, except as required by law, rule, regulation or GAAP.

        (l) COOPERATION; NOTIFICATION. Each party shall, and shall cause its subsidiaries to, (i) confer on a regular and frequent basis with one or more representatives of the other party to discuss, subject to applicable law, material operational matters and the general status of its ongoing operations; (ii) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or other), results of operations or prospects; (iii) advise the other party of any change or event which has had, or would reasonably be expected to have, in the case of the Company, a Company Material Adverse Effect or, in the case of Parent, a Parent Material Adverse Effect; and (iv) promptly provide the other party with copies of all filings made by such party or any of its subsidiaries with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

        (m) THIRD-PARTY CONSENTS. The Company shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all the Company Required Consents. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents and, if requested by Parent, shall provide copies of all the Company Required Consents obtained by the Company to Parent. Parent shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all Parent Required Consents. Parent shall promptly notify the Company of any failure or prospective failure to obtain any such consents and, if requested by the Company, shall provide copies of all Parent Required Consents obtained by Parent to the Company.

        (n) BREACH, ETC. No party shall, nor shall any party permit any of its subsidiaries to, willfully take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or in any of its representations and warranties set forth in this Agreement being untrue on and as of the Closing Date.

        (o) DISCHARGE OF LIABILITIES. The Company shall not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's reports filed with the SEC, incurred in the ordinary course of business consistent with past practice, or permitted under Section 6.1(h)(iii).

        (p) CONTRACTS. Except as set forth in Section 6.1(p) of the Company Disclosure Schedule, the Company shall not, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any Company Material Contract to which the Company or any of its subsidiaries is a party, or waive, release or assign any material rights or claims. "Company Material Contracts" as used herein shall mean (i) those contracts and agreements
    (x) included under, or which would be required to be included under,
    Exhibit 10 to the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999 or any other annual report of the Company on Form 10-K filed thereafter, (y) included under, or which would be required to be included under, Exhibit 10 to any of the Company's quarterly reports on Form 10-Q filed after December 31, 1999, or (z) included, or which would be required to be included, as an exhibit to a current report on Form 8-K after December 31, 1999, and (ii) any other contract or agreement the absence of which would have, or would reasonably be expected to have, a Company Material Adverse Effect.

        (q) INSURANCE. Each party shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry.

        (r) PERMITS. The Company shall, and shall cause its subsidiaries to, use reasonable efforts to maintain in effect all existing governmental permits pursuant to which the Company or any of its subsidiaries operate.

        (s) TAKEOVER LAWS. Neither party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect, including Section 912 of the NYBCL.

        (t) RIGHTS. The Company shall not amend or waive any rights under any agreement or otherwise in a manner that would materially and adversely affect either party's ability to consummate the Merger or the economic benefits of the Merger to either party.

        (u) TAXES. Except as disclosed on Section 6.1(u) of the Company Disclosure Schedule, the Company shall not, and shall cause its subsidiaries not to, (A) make or rescind any express or deemed material election relating to Taxes, (B) settle or compromise any material claim, audit, dispute, controversy, examination, investigation or other proceeding relating to Taxes or (C) materially change any of its methods of reporting income or deductions for federal income Tax purposes, except as may be required by applicable law.

        (v) PRIMARY BUSINESSES. Parent shall not engage in or enter into, or agree to engage in or enter into, any transaction that would cause Parent to become not primarily engaged in the gas and electric utilities businesses.

        (w) CERTAIN TRANSACTIONS. Parent shall not engage in or enter into, or agree to engage in or enter into, any acquisition or disposition of assets or securities that would delay, or would reasonably be expected to delay, the consummation of the Merger, including any such delay resulting from any amendment or modification of a Parent Required Statutory Approval.

    Section 6.2 COVENANT OF THE COMPANY; ALTERNATIVE PROPOSALS. From and after the date hereof, the Company agrees (a) that it will not, its subsidiaries will not, and it will not authorize or permit any of its or its subsidiaries' officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries or any of the foregoing) to, directly or indirectly, encourage, initiate or solicit (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) which constitutes or may reasonably be expected to lead to an Alternative Proposal (as defined below) from any person or engage in any discussion or negotiations concerning, or provide any non-public information or data to make or implement, an Alternative Proposal;
(b) that it will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussions or negotiations with any parties conducted heretofore with a view of formulating an Alternative Proposal; and (c) that it will notify Parent orally and in writing of any such inquiry, offer or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 48 hours of the receipt thereof, and that it shall keep Parent informed of the status and details of any such inquiry, offer or proposal and shall give Parent 48 hours' prior notice of any confidentiality or similar agreement to be entered into or of the fact that it proposes to commence providing information to any person making such inquiry, offer or proposal; PROVIDED, HOWEVER, that notwithstanding any other provision hereof, the Company may (i) at any time prior to the time at which the Company Shareholders' Approval shall have been obtained engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Company or its representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets if, and only to the extent that, (A) (x) the third party has first made an Alternative Proposal that the Board of Directors of the Company determines in good faith is financially superior to the Merger and has demonstrated that any necessary financing has been obtained, or in the reasonable judgment of the Company's financial advisor is obtainable, and (y) the Board of Directors of the Company shall conclude in good faith, after consultation with its financial advisor and outside counsel and consideration of such other matters as the Board of Directors of the Company deems relevant, that failure to do so would likely result in a breach of its fiduciary duties under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company receives from such person an executed confidentiality agreement in reasonably customary form except that such confidentiality agreement shall not prohibit such person from making an unsolicited Alternative Proposal, and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer and/or
(iii) accept an Alternative Proposal from a third party, provided the Company terminates this Agreement pursuant to Section 9.1(f). "ALTERNATIVE PROPOSAL" shall mean any merger, acquisition, consolidation, reorganization, share exchange, tender offer, exchange offer or similar transaction involving the Company or any of the Company's subsidiaries, or any proposal or offer to acquire in any manner, directly or indirectly, a substantial equity interest in or a substantial portion of the assets of the Company or any of the Company's subsidiaries. Nothing herein shall prohibit an acquisition permitted by
Section 6.1(e) hereof or a disposition permitted by Section 6.1(g) hereof.

    Section 6.3 EMPLOYMENT AGREEMENT. Parent, the Company and Mr. Richards have entered into an employment agreement in the form attached hereto as EXHIBIT A (the "RICHARDS EMPLOYMENT AGREEMENT"), which will become effective upon consummation of the Merger.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.1 ACCESS TO INFORMATION. (a) Upon reasonable notice and during normal business hours, each party shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors and other representatives of the other (collectively, "REPRESENTATIVES") reasonable access, throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each party shall, and shall cause its subsidiaries to, furnish promptly to the other (i) access to each report, schedule and other document filed or received by it or any of its subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the FERC, the NRC, the Department of Justice, the Federal Trade Commission or any other federal or state regulatory agency or commission, and (ii) access to all information concerning themselves, their subsidiaries, directors, officers and shareholders and such other matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement. Each party shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Proprietary Information (as defined in the Confidentiality Agreement) concerning the other parties furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, dated as of September 8, 2000, between the Company and Parent, as it may be amended from time to time (the "CONFIDENTIALITY AGREEMENT").

    (b) From the date of this Agreement until the Effective Time, each party (the "INSPECTED PARTY") shall (i) permit the other party and its authorized representatives to conduct such Phase I environmental inspections as the other party may reasonably require and (ii) without limiting any representation made in Section 4.11 hereof, cause its officers and those of its subsidiaries to furnish the other party with such information in existence as the other party may from time to time reasonably request, including, without limitation, assessments, reports, audits, studies and data concerning the existence of Hazardous Materials at facilities or properties presently or formerly owned, operated, leased or used by the Inspected Party or any present or former subsidiary, or concerning compliance by the Inspected Party and its subsidiaries with, or liability under, any Environmental Laws.

    Section 7.2  JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

    (a) PREPARATION AND FILING. The parties will prepare and file with the SEC as soon as reasonably practicable after the date hereof the Registration Statement and the Joint Proxy Statement (together, the "JOINT PROXY/REGISTRATION STATEMENT"). The parties hereto shall each use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing. Each party hereto shall also take such action as may be reasonably required to cause the shares of Parent Common Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "BLUE SKY" or securities laws; PROVIDED, HOWEVER, that no party shall be required to register or qualify as a foreign corporation or to take other action which would subject it to service of process in any jurisdiction where it will not be, following the Merger, so subject. Each of the parties hereto shall furnish all information concerning itself which is required or customary for inclusion in the Joint Proxy/Registration Statement. The parties shall use reasonable efforts to cause the shares of Parent Common Stock issuable in connection with the Merger to be approved for listing on the NYSE upon official notice of issuance. The information provided by any party hereto for use in the Joint Proxy/Registration Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by or on behalf of any party hereto with respect to information supplied by any other party for inclusion in the Joint Proxy Statement/Registration Statement.

    (b) LETTER OF THE COMPANY'S ACCOUNTANT. Following receipt by PricewaterhouseCoopers LLP, the Company's independent auditor, of an appropriate request from the Company pursuant to SAS No. 72, the Company shall use its best efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers LLP dated a date within two business days before the date of the Joint Proxy/ Registration Statement, and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Joint Proxy/Registration Statement.

    (c) LETTER OF PARENT'S ACCOUNTANT. Following receipt by PricewaterhouseCoopers LLP, Parent's independent auditor, of an appropriate request from Parent pursuant to SAS No. 72, Parent shall use its best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, dated a date within two business days before the date of the Joint Proxy/Registration Statement, and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements similar to the Joint Proxy/Registration Statement.

    Section 7.3  FURTHER ASSURANCES; REGULATORY MATTERS.  (a) Subject to
Section 8.2(h), each party hereto shall, and shall cause its subsidiaries to, cooperate and use its best efforts to (i) promptly prepare and file with the appropriate Governmental Authorities all necessary reports, applications, petitions, forms, notices or other applicable documents required or advisable with respect to the Merger or the other transactions contemplated by this Agreement, (ii) comply, at the earliest practicable date following the date of receipt by Parent or the Company, with any request for information or documents from a Governmental Authority related to, and appropriate in the light of, matters within the jurisdiction of such Governmental Authority, provided that
(x) the parties shall use their best efforts to keep any such information confidential to the extent required by the party providing the information and
(y) each party may take, in its reasonable discretion, appropriate legal action not to provide information relating to trade or business secrets, privileged information or other information which reasonably should be treated as confidential, (iii) take all actions necessary or advisable to obtain no later than the Initial Termination Date, as such date may be extended pursuant to
Section 9.1(b), all necessary permits, consents, approvals and authorizations of all Governmental Authorities necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement (including, without limitation, the Company Required Statutory Approvals and Parent Required Statutory Approvals) and (iv) oppose vigorously any litigation that would impede or delay the consummation of the Merger, including, without limitation, promptly appealing any adverse court order.

    (b) Each party will, and will cause its subsidiaries to, execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Merger in accordance with the terms hereof. The parties expressly acknowledge and agree that, although it is their current intention to effect a business combination between themselves in the form contemplated by this Agreement, it may be preferable to effectuate such a business combination by means of an alternative structure in light of the conditions set forth in Section 8.1(e) or 8.2(h). Accordingly, if the only conditions to the parties' obligations to consummate the Merger which are not satisfied or waived are receipt of any one or more of the Company Required Statutory Approvals or Parent Required Statutory Approvals and the adoption of an alternative structure (that otherwise substantially preserves for Parent and the Company the economic benefits of the Merger and does not require any additional filing with or authorization, consent or approval from any Governmental Authority, other than supplements or amendments to filings already made, to reflect such alternative structure) would result in such conditions being satisfied or waived, then the parties shall use their respective best efforts to effect a business combination among themselves by means of a mutually agreed upon structure other than the Merger that so preserves such benefits; PROVIDED that, prior to closing any such restructured transaction, all material third party and Governmental Authority declarations, filings, registrations, notices, authorizations, consents or approvals necessary for the effectuation of such alternative business combination shall have been obtained and all other conditions to the parties' obligations to consummate the Merger, as applied to such alternative business combination, shall have been satisfied or waived.

    (c) Parent and the Company shall together discuss and formulate the approach to be taken with the New York State Public Service Commission (the "PSC") with respect to the Merger and the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that Mr. Richards shall have the primary responsibility for coordinating strategy and communications with the PSC, and no contacts with the PSC relating to the Merger shall be made by any party without prior notice to and consultation with the other party, except in accordance with procedures mutually agreed upon by the parties in connection with ordinary course requests for information made by the PSC.

    Section 7.4  SHAREHOLDERS' APPROVAL.

    (a)  COMPANY SHAREHOLDERS' MEETING.  Subject to the provisions of
Section 7.4(c), the Company shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "COMPANY SHAREHOLDERS' MEETING") for the purpose of securing the Company Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws,
(iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with Parent with respect to each of the foregoing matters.

    (b)  PARENT SHAREHOLDERS' MEETING.  Subject to the provisions of
Section 7.4(c), Parent shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (the "PARENT SHAREHOLDERS' MEETING") for the purpose of securing Parent Shareholders' Approval, (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and with its certificate of incorporation and by-laws, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of issuance of Parent Common Stock issuable in connection with the Merger and (iv) cooperate and consult with Company with respect to each of the foregoing matters.

    (c) MEETING DATE. The Company Shareholders' Meeting for the purpose of securing the Company Shareholders' Approval and Parent Shareholders' Meeting for the purpose of securing Parent Shareholders' Approval shall be held on the same date, which shall be such date as the Company and Parent shall mutually determine. The Company shall use its reasonable best efforts to hold the

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Company Shareholders' Meeting, and Parent shall use its reasonable best efforts to hold Parent Shareholders' Meeting, simultaneously with the Company's and Parent's 2001 annual meetings, respectively, or otherwise, as promptly as practicable after the date hereof.

    Section 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) INDEMNIFICATION. To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (each an "INDEMNIFIED PARTY" and collectively, the "INDEMNIFIED PARTIES") against (i) all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time (and whether asserted or claimed prior to, at or after the Effective Time) that are, in whole or in part, based on or arising out of the fact that such person is or was a director, officer or employee of the Company or a subsidiary of the Company (the "INDEMNIFIED LIABILITIES"), and (ii) all Indemnified Liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, (ii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth in Section 722 of the NYBCL, and the certificate of incorporation or by-laws, shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party; PROVIDED, HOWEVER, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Indemnified Party and any other Indemnified Party or Indemnified Parties.

    (b) INSURANCE. For a period of six years after the Effective Time, Parent shall (i) cause to be maintained in effect policies of directors' and officers' liability insurance for the benefit of those persons who are currently covered by such policies of the Company on terms no less favorable than the terms of such current insurance coverage or (ii) provide tail coverage for such persons which provides coverage for a period of six years for acts prior to the Effective Time on terms no less favorable than the terms of such current insurance coverage; PROVIDED, HOWEVER, that Parent shall not be required to expend in any year an amount in excess of 200% of the annual aggregate premiums currently paid by the Company, for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of Parent, for a cost not exceeding such amount.

    (c)  SUCCESSORS.  In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 7.5.

    (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents,

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
directors and officers of the Company, and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in its respective certificate of incorporation and by-laws in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

    (e) BENEFIT. The provisions of this Section 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    Section 7.6 DISCLOSURE SCHEDULES. On the date hereof, (a) Parent has delivered to the Company a schedule (the "PARENT DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the Executive Vice President, General Counsel and Secretary of Parent stating the Parent Disclosure Schedule is being delivered pursuant to this Section 7.6(a), and (b) the Company has delivered to Parent a schedule (the "COMPANY DISCLOSURE SCHEDULE"), accompanied by a certificate signed by the Senior Vice President and General Counsel of the Company stating the Company Disclosure Schedule is being delivered pursuant to this Section 7.6(b). The Company Disclosure Schedule and the Parent Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules. Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

    Section 7.7 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law, the Company and Parent will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto without the consent of the other party (which consent shall not be unreasonably withheld).

    Section 7.8 RULE 145 AFFILIATES. Within 30 days after the date of this Agreement, the Company shall identify in a letter to Parent all persons who are, and to such person's best knowledge who will be at the Closing Date, "affiliates" of the Company, as such term is used in Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to Parent on or prior to the Closing Date a written letter substantially in the form attached as EXHIBIT B (each, an "AFFILIATE LETTER").

    Section 7.9 CERTAIN EMPLOYEE AGREEMENTS. Subject to Section 7.10, Parent and the Surviving Corporation and its subsidiaries shall honor all contracts, agreements and commitments of the parties which apply to any current or former employee or current or former director of the parties hereto; PROVIDED, HOWEVER, that the foregoing shall not prevent Parent or the Surviving Corporation from enforcing, amending or terminating such contracts, agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement or commitment. It is the present intention of Parent and the Company that following the Effective Time, there will be no involuntary reductions in workforce at the Surviving Corporation or its subsidiaries, but that Parent, the Surviving Corporation and their respective subsidiaries will continue Parent's and the Company's present strategy of achieving workforce reductions through attrition; PROVIDED, HOWEVER, that if any reductions in workforce in respect of employees of the Surviving Corporation and its subsidiaries become necessary, any such reduction shall be made in consultation with the Chairman of the Surviving Corporation and shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience, qualifications, and business needs without regard to whether employment prior to the Effective Time was with the Company or its subsidiaries or Parent or its subsidiaries; PROVIDED, FURTHER, that to the extent that any such workforce reduction would affect employees of Rochester Gas and Electric Corporation disproportionately, in the aggregate, as compared with employees of New York State Electric & Gas Corporation as a result of provisions of a collective bargaining agreement applicable to such employees of New York State Electric & Gas Corporation, each employee of Rochester Gas and Electric Corporation shall be protected with respect to such workforce reduction to the same extent that a similarly situated employee of New York State Electric & Gas Corporation is protected with respect to such workforce reduction by such provisions of the collective bargaining agreement. Any employees whose employment is terminated or jobs are eliminated by Parent, the Surviving Corporation or any of their respective subsidiaries shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by Parent, the Surviving Corporation or any of their respective subsidiaries. Any workforce reductions carried out following the Effective Time by Parent or the Surviving Corporation and their respective subsidiaries shall be done in accordance with all laws and regulations governing the employment relationship and termination thereof including, without limitation, the Worker Adjustment and Retraining Notification Act and regulations promulgated thereunder, and any comparable state or local law.

    Section 7.10  EMPLOYEE BENEFIT PLANS.

    (a) CONTINUATION OF BENEFITS. Except as contemplated by this Agreement, for a period of 18 months following the Effective Time, Parent and the Surviving Corporation shall continue to maintain the Employee Benefit Plans or shall maintain replacement employee benefit plans and arrangements which shall provide a level of benefits to active and retired employees of the Company and its subsidiaries no less favorable in the aggregate than those provided under the Employee Benefit Plans as in effect immediately prior to the Effective Time; PROVIDED, HOWEVER, that changes may be made to the Employee Benefit Plans or such replacement employee benefit plans and arrangements to the extent necessary to comply with applicable law.

    (b) SERVICE RECOGNITION. To the extent that service is relevant for purposes of eligibility, participation, vesting or benefit accrual (other than benefit accrual under any defined benefit pension plans) under any employee benefit plan, program or arrangement established, maintained or contributed to by the Surviving Corporation and Parent, employees of the Company and its subsidiaries shall be credited for service accrued or deemed accrued prior to the Effective Time with the Company or a subsidiary of the Company; PROVIDED, HOWEVER, that such crediting of service does not result in the duplication of benefits or an unintended windfall with respect to the accrual of benefits. The Surviving Corporation shall provide each employee of the Company and its subsidiaries with credit for any co-payments and deductibles paid prior to the Effective Time for the calendar year in which the Effective Time occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

    Section 7.11 COMPANY STOCK AND OTHER PLANS. (a) At the Effective Time, each holder of an option to purchase shares of Company Common Stock or stock appreciation right with respect to Company Common Stock outstanding and unexercised as of the Effective Time (a "COMPANY OPTION") granted pursuant to the Company 1996 Performance Stock Option Plan as has been amended from time to time (the "COMPANY STOCK PLAN") or otherwise granted by the Company other than pursuant to the Company Stock Plan shall be paid in full satisfaction of such Company Option a cash payment in an amount in respect thereof equal to the product of (i) the excess, if any, of the Cash Consideration over the exercise price of such Company Option and (ii) the number of shares of Company Common Stock subject to the Company Option. In addition, each holder of a Company Stock Option shall be paid at the Effective Time an amount in cash equal to the aggregate dividend equivalents credited to the account of such holder. All amounts payable pursuant to this Section 7.11(a) shall be paid less any income or employment tax withholding required under the Code or any provision of state or local law.

    (b) At the Effective Time, the Executive Incentive Plan shall terminate and each participant shall be entitled to and paid an amount in cash equal to the product of (x) the Target Award (as defined in the plan) and (y) a fraction, the numerator of which is the number of days from the start of the calendar year until the Effective Time and the denominator of which is 365.

    (c) Prior to the Effective Time, the Company shall be permitted to establish a retention program for employees of the Company and its subsidiaries consistent with the terms set forth in Section 7.11(c) of the Company Disclosure Schedule; PROVIDED, HOWEVER, that the specific terms and conditions of such retention program (including, without limitation, the identity and levels and form of participation of each employee covered thereby, the forms of all plan documents and individual agreements and all related employee communications and other documentation thereof) shall be subject to the review and comment and final approval of Parent.

    (d) At the Effective Time, each common stock equivalent or deferred stock unit credited to participating directors' accounts under the Rochester Gas and Electric Corporation Deferred Compensation Plan or the Deferred Stock Unit Plan for Non-Employee Directors shall be valued based on the Cash Consideration. Such amounts shall be payable at such time and in such manner as prescribed in the relevant plan with, in the case of amounts credited under the Deferred Compensation Plan, deemed interest at the rate provided for in such plan with respect to amounts not deemed invested in Company Common Stock. All transfer restrictions applicable to any share of Company Common Stock owned by a director, officer or employee of the Company shall lapse as of the Effective Time.

    (e) The Company shall use its reasonable best efforts to cause each individual who is a party to a Severance Agreement to enter into a letter agreement with the Company substantially in the form set forth in
Section 7.11(e) of the Company Disclosure Schedule as soon as practicable after the date hereof.

    Section 7.12 EXPENSES. Subject to Section 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/Registration Statement, as well as the filing fee relating thereto, shall be shared equally by the Company and Parent.

    Section 7.13 CORPORATE OFFICES. At and subsequent to the Effective Time, the corporate headquarters of the Surviving Corporation, Rochester Gas and Electric Corporation, New York State Electric & Gas Corporation and the Energy East Management Corporation shall be located in Rochester, New York, and the operations center for New York State Electric & Gas Corporation shall be located in Binghamton, New York. The parties hereto hereby acknowledge and agree that as of the Effective Time, the Energy East Management Corporation shall have at least 40 employees in Rochester, New York.

    Section 7.14 PARENT BOARD OF DIRECTORS. At the Effective Time, the Board of Directors of Parent shall increase by three the number of directors on the Board of Directors of Parent and shall thereupon elect as directors
Mr. Richards and two other persons who are currently non-management directors of the Company.

    Section 7.15 COMMUNITY INVOLVEMENT. After the Effective Time, Parent will, or will cause the Surviving Corporation to, increase the level of charitable contributions to, and community involvement with, Rochester, New York to reflect the increase in size of the company to be based in Rochester.

    Section 7.16 ADVISORY BOARD. At the Effective Time, there shall be established an advisory board to the Surviving Corporation ("ADVISORY BOARD"), which shall be comprised of the persons who were directors of the Company immediately prior to the Effective Time, except directors of the Company elected to the Board of Directors of Parent pursuant to Section 7.14. The Advisory Board shall meet no less frequently than quarterly and shall provide advice to the Board of Directors of the Surviving

Corporation with respect to such issues as the Board of Directors of the Surviving Corporation may from time to time request, including but not limited to community relations, customer service, economic development, employee development and relations and such other matters of community interest as may be appropriate. The members of the Advisory Board, who shall serve at the discretion of the Surviving Corporation, shall receive remuneration for their services equivalent to the remuneration currently provided to non-employee directors of the Company. In the event of a vacancy on the Advisory Board, the remaining members of the Advisory Board shall determine, subject to the approval of Parent, whether to fill such vacancy and may fill such vacancy by nominating a successor member satisfactory to the Surviving Corporation.

    Section 7.17 TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the Merger as a reorganization within the meaning of Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result.

    Section 7.18 TRANSITION MANAGEMENT. (a) As promptly as practicable after the date hereof, the Company and Parent shall create a special transition management task force (the "TASK FORCE") jointly chaired by Mr. Richards and a person designated by Parent (the "TASK FORCE CHAIRPERSONS"). Members of the Task Force shall consist of an equal number of representatives designated by the Company and Parent.

    (b) The functions of the Task Force shall include

        (i) serving as a conduit for the flow of information and documents among the parties and their subsidiaries as contemplated by Section 6.1(l),

        (ii) developing regulatory plans and proposals, corporation organizational and management plans, workforce combination proposals, and such other matters as the Task Force deems appropriate,

       (iii) evaluating and recommending the manner in which best to organize and manage the business of the Surviving Corporation after the Effective Time; PROVIDED that that Task Force shall not be responsible for controlling the operations of the business of the parties or any of their respective subsidiaries, and

        (iv) recommending additional officers, if any, of Rochester Gas and Electric Corporation pursuant to Section 7.19(b) and of New York State Electric & Gas Corporation pursuant to Section 7.20(b).

    (c) The Task Force Chairpersons shall be responsible for directing all activities of the Task Force contemplated by this Section 7.18.

    Section 7.19  ROCHESTER GAS AND ELECTRIC CORPORATION.

    (a) DIRECTORS. Commencing at the Effective Time, the directors of Rochester Gas and Electric Corporation shall consist of four persons, two persons nominated by Parent and two persons nominated by the Company, and such directors shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of Rochester Gas and Electric Corporation, or as otherwise provided by the NYBCL. Parent hereby confirms that it intends to nominate Mr. von Schack and Mr. Jasinski as directors of Rochester Gas and Electric Corporation. The Company hereby confirms that it intends to nominate Mr. Richards as a director of Rochester Gas and Electric Corporation.

    (b) OFFICERS. Commencing at the Effective Time, the officers of Rochester Gas and Electric Corporation shall consist of (i) the officers of Rochester Gas and Electric Corporation immediately prior to the Effective Time and (ii) such other additional persons as recommended by the Task Force, and such officers shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of Rochester Gas and Electric Corporation, or as otherwise provided by the NYBCL.

    Section 7.20  NEW YORK STATE ELECTRIC & GAS CORPORATION.

    (a) DIRECTORS. Commencing at the Effective Time, the directors of New York State Electric & Gas Corporation shall consist of four persons, three persons nominated by Parent and one person nominated by the Company, and such directors shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of New York State Electric & Gas Corporation, or as otherwise provided by the NYBCL. Parent hereby confirms that it intends to nominate Mr. von Schack, Mr. Jasinski and Mr. Tedesco as directors of New York State Electric & Gas Corporation. The Company hereby confirms that it intends to nominate Mr. Richards as a director of New York State Electric & Gas Corporation.

    (b) OFFICERS. Commencing at the Effective Time, the officers of New York State Electric & Gas Corporation shall consist of (i) the officers of New York State Electric & Gas Corporation immediately prior to the Effective Time and
(ii) such other additional persons as recommended by the Task Force, and such officers shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of New York State Electric & Gas Corporation, or as otherwise provided by the NYBCL.

    Section 7.21 SHARE CONTRIBUTION. Parent shall, as promptly as practicable following the Effective Time, but in no event later than five days following the Effective Time, transfer its shares of New York State Electric & Gas Corporation to the Surviving Corporation so that New York State Electric & Gas Corporation shall become a direct wholly owned subsidiary of the Surviving Corporation; PROVIDED, HOWEVER, that Parent shall not effect any such transfer if, in the reasonable good faith judgment of Parent after consultation with the Company, such transfer or intended transfer would result in any material impediment or delay in obtaining any Company Required Statutory Approval or Parent Required Statutory Approval or would otherwise materially impede or delay the consummation of the Merger. Whether or not Parent effects such transfer, Mr. Richards shall serve as Chairman of the Board and Chief Executive Officer of New York State Electric & Gas Corporation following the Effective Time.

                                  ARTICLE VIII
                                   CONDITIONS

    Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to Section 9.5 by the joint action of the parties hereto:

        (a) SHAREHOLDER APPROVAL. The Company Shareholders' Approval and Parent Shareholders' Approval shall have been obtained.

        (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and be continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

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
        (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

        (d) LISTING OF SHARES. The shares of Parent Common Stock issuable in connection with the Merger pursuant to Article II shall have been approved for listing on the NYSE upon official notice of issuance.

        (e) STATUTORY APPROVALS. The Company Required Statutory Approvals and Parent Required Statutory Approvals shall have been obtained at or prior to the Effective Time and such approvals shall have become Final Orders. A "FINAL ORDER" means action by the relevant regulatory authority relating to this Agreement or the transactions contemplated hereby which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

    Section 8.2 CONDITIONS TO OBLIGATION OF PARENT TO EFFECT THE MERGER. The obligation of Parent to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by Parent in writing pursuant to Section 9.5:

        (a) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company (and its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in Sections 6.1 and 6.2 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without regard to any materiality qualifications or references to Company Material Adverse Effect contained therein) (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct which would not reasonably be expected to have, individually and in the aggregate, a Company Material Adverse Effect.

        (c) CLOSING CERTIFICATES. Parent shall have received a certificate signed by the Senior Vice President and General Counsel of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.2(a) and Section 8.2(b) have been satisfied.

        (d) NO COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance other than facts and circumstances described in Section 8.2(d) of the Company Disclosure Schedule or the Company SEC Reports filed prior to the date hereof which would reasonably be expected to have a Company Material Adverse Effect; PROVIDED, HOWEVER, that for the purpose of this
    Section 8.2(d), Company Material Adverse Effect shall exclude any effects, consequences or conditions attributable to (i) any change in U.S. or global economic conditions, U.S. or global financial markets or conditions, or GAAP or (ii) any change relating to the industries in which Parent and the Company operate or in any generally applicable law or regulation, in each case that does not specifically relate to Parent or the Company and that does not affect Parent or the Company in a materially disproportionate manner relative to each other to the extent disproportionate.

        (e) COMPANY REQUIRED CONSENTS. The Company Required Consents the failure of which to obtain would reasonably be expected to have a Company Material Adverse Effect shall have been obtained.

        (f) AFFILIATE LETTERS. Parent shall have received Affiliate Letters, duly executed by each "affiliate" of the Company, substantially in the form of EXHIBIT B, as provided in Section 7.8.

        (g) TAX OPINION. Parent shall have received an opinion of Wachtell, Lipton, Rosen & Katz to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in certificates of Parent, the Company and others, in each case in form and substance reasonably acceptable to such counsel.

        (h) STATUTORY APPROVALS. The Final Orders shall not impose terms or conditions which, individually or in the aggregate, would have, or would reasonably be expected to have, a Company Material Adverse Effect or a Parent Material Adverse Effect. In addition, the inclusion of a condition or requirement of the SEC's approval of the Merger under the 1935 Act that Parent divest its ownership of any of the gas or electric utility operations of Parent or the Company shall constitute a term or condition which would reasonably be expected to have a "material adverse effect" within the meaning of this Section 8.2(h) of the Agreement.

    Section 8.3  CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE
MERGER. The obligation of the Company to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to
Section 9.5.

        (a) PERFORMANCE OF OBLIGATIONS OF PARENT. Parent (and its appropriate subsidiaries) shall have performed in all material respects its agreements and covenants contained in Section 6.1 and shall have performed in all material respects its other agreements and covenants contained in or contemplated by this Agreement to be performed by it at or prior to the Effective Time.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all respects (without regard to any materiality qualifications or references to Parent Material Adverse Effect contained therein) (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date, which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct which would not reasonably be expected to have, individually and in the aggregate, a Parent Material Adverse Effect.

        (c) CLOSING CERTIFICATES. The Company shall have received a certificate signed by the Executive Vice President, General Counsel and Secretary of Parent, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 8.3(a) and
    Section 8.3(b) have been satisfied.

        (d) NO PARENT MATERIAL ADVERSE EFFECT. No Parent Material Adverse Effect shall have occurred, and there shall exist no fact or circumstance other than facts and circumstances described in the Parent SEC Reports filed prior to the date hereof which would reasonably be expected to have a Parent Material Adverse Effect; PROVIDED, HOWEVER, that for the purpose of this
    Section 8.3(d), Parent Material Adverse Effect shall exclude any effects, consequences or conditions attributable to (i) any change in U.S. or global economic conditions, U.S. or global financial markets or conditions, or GAAP or (ii) any change relating to the industries in which Parent and the Company operate or in any generally applicable law or regulation, in each case that does not specifically relate to Parent or the Company and that does not affect Parent or the Company in a materially disproportionate manner relative to each other to the extent disproportionate.

        (e) PARENT REQUIRED CONSENTS. Parent Required Consents the failure of which to obtain would reasonably be expected to have a Parent Material Adverse Effect shall have been obtained.

        (f) TAX OPINION. The Company shall have received an opinion from Shearman & Sterling to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Shearman & Sterling may receive and rely upon representations contained in certificates of Parent, the Company and others, in each case in form and substance reasonably acceptable to such counsel.

                                     ARTICLE IX

                         TERMINATION, AMENDMENT AND WAIVER

    Section 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

        (a) by mutual written consent of the Boards of Directors of the Company and Parent;

        (b) by any party hereto, by written notice to the other parties, if the Effective Time shall not have occurred on or before the date that is 12 months from the date hereof (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that if on the Initial Termination Date the conditions to the Closing set forth in Section 8.1(e) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to the 21-month anniversary of the date hereof; and provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement or whose breach of any agreement or covenant has been the cause of, or resulted directly or indirectly in, the failure of the Effective Time to occur on or before the Initial Termination Date or as it may be so extended.

        (c) by any party hereto, by written notice to the other parties, if the Company Shareholders' Approval shall not have been obtained at a duly held Company Shareholders' Meeting, including any adjournments thereof by the Initial Termination Date;

        (d) by any party hereto, by written notice to the other parties, if Parent Shareholders' Approval shall not have been obtained at a duly held Parent Shareholders' Meeting, including any adjournments thereof by the Initial Termination Date;

        (e) by any party hereto, if any state or federal law, order, rule or regulation is adopted or issued, which has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by any party hereto if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

        (f) by the Company prior to the time at which the Company Shareholders' Approval shall have been obtained, upon three days' prior notice to Parent, if the Company is not in breach of Section 6.2 and, as a result of an Alternative Proposal, the Board of Directors of the Company determines in good faith, that (i) the Alternative Proposal is financially superior to the Merger and the third party making the Alternative Proposal has demonstrated that any necessary financing has been obtained, or in the reasonable judgment of the Company's financial advisor such financing is obtainable, and (ii) after consultation with its financial advisor and outside counsel and consideration of such other matters as the Board of Directors of the Company deems relevant, after considering applicable provisions of state law and after giving effect to all concessions which may be offered by the other party pursuant to the proviso below, that failure to do so would likely result in a breach of its fiduciary duties under applicable law; PROVIDED, HOWEVER, that prior to any such termination, the Company shall, and shall cause its respective financial and legal advisors to consider in good faith any proposal made by Parent to enable the Company to proceed with the transactions contemplated herein;

        (g) by the Company, by written notice to Parent, if (i) there exist breaches of the representations and warranties of Parent made herein as of the date hereof which breaches, individually or in the aggregate, would or would reasonably be expected to have a Parent Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such breaches and requesting that they be remedied, (ii) Parent (or its appropriate subsidiaries) shall have failed to perform and comply with, in all material respects, its agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by Parent of notice in writing from the Company, specifying the nature of such failure and requesting that it be remedied, or (iii) the Board of Directors of Parent or any committee thereof shall withdraw or modify in any manner adverse to the Company its approval or recommendation of the issuance of Parent Common Stock issuable in connection with the Merger or shall resolve to take such action;

        (h) by Parent, by written notice to the Company, if (i) there exist breaches of the representations and warranties of the Company made herein as of the date hereof which breaches, individually or in the aggregate, would or would reasonably be expected to have a Company Material Adverse Effect, and such breaches shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such breaches and requesting that they be remedied, (ii) the Company (or its appropriate subsidiaries) shall not have performed and complied with its agreements and covenants contained in Sections 6.1(b) and 6.1(c) or shall have failed to perform and comply with, in all material respects, its other agreements and covenants hereunder, and such failure to perform or comply shall not have been remedied within 20 days after receipt by the Company of notice in writing from Parent, specifying the nature of such failure and requesting that it be remedied, or (iii) the Board of Directors of the Company or any committee thereof (A) shall withdraw or modify in any manner adverse to Parent its approval or recommendation of this Agreement or the transactions contemplated herein, (B) shall fail to reaffirm such approval or recommendation upon Parent's request within seven days after such request (provided that Parent may make such request only once with respect to any Alternative Proposal), (C) shall approve or recommend any acquisition of the Company or a material portion of its assets or any tender offer for the shares of capital stock of the Company, in each case by a party other than Parent or any of its affiliates or (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

    Section 9.2 EFFECT OF TERMINATION. Subject to Section 10.1(b), in the event of termination of this Agreement by either the Company or Parent pursuant to Section 9.1, there shall be no liability on the part of either the Company or Parent or their respective officers or directors hereunder, except that
Section 7.12, Section 9.3, the agreement contained in the last sentence of
Section 7.1, Section 10.8 and Section 10.9 shall survive the termination.

    Section 9.3  TERMINATION FEE; EXPENSES.

    (a) TERMINATION FEE UPON BREACH OR FAILURE TO PERFORM. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (x) Section 9.1(g)(i) or (ii) or (y) Section 9.1(h)(i) or
(ii), then: (i) the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $10 million ("EXPENSES"); PROVIDED, HOWEVER, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its out-of-pocket expenses (which shall be paid as specified above and shall not be limited to $10 million), be entitled to retain such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

    (b)  COMPANY TERMINATION FEE.  The Company shall pay Parent a fee of
$50 million ("TERMINATION FEE") plus Expenses, upon the termination of this Agreement by Parent or the Company pursuant to Section 9.1(c) or the Company pursuant to Section 9.1(f) or by Parent pursuant to Section 9.1(h)(iii); PROVIDED, HOWEVER, that in the event of termination under either Section 9.1(c) or Section 9.1(h)(iii), no payment of the Termination Fee or Expenses shall be required unless and until within 12 months of such termination the Company enters into a definitive agreement to consummate or consummates a Business Combination, and, in the case of a termination pursuant to Section 9.1(c), there shall have been made and not withdrawn at the time of the Company Shareholders' Meeting an Alternative Proposal and, in the case of a termination pursuant to
Section 9.1(h)(iii), there shall have been made and not withdrawn at the time of such termination an Alternative Proposal. "BUSINESS COMBINATION" means with respect to a party, (i) a merger, consolidation, share exchange, business combination or similar transaction involving the party as a result of which the party's stockholders prior to such transaction in the aggregate cease to own at least 70% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) a sale, lease, exchange, transfer or other disposition of more than 30% of the assets of the party and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, by a person (other than the other party or any affiliate thereof), group or entity of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the party's common stock whether by tender or exchange offer or otherwise.

    (c) PARENT TERMINATION FEE. Parent shall pay the Company the Termination Fee plus Expenses, upon the termination of this Agreement by Parent or the Company pursuant to Section 9.1(d); PROVIDED, HOWEVER, that in the event of termination under Section 9.1(d), no payment of the Termination Fee or Expenses shall be required unless and until (i) within 12 months of such termination Parent enters into a definitive agreement to consummate or consummates a Business Combination, (ii) there shall have been made and not withdrawn at the time of Parent Shareholders' Meeting an Alternative Proposal and (iii) the person or persons that made the Alternative Proposal conditioned such Alternative Proposal on Parent Shareholders' Approval not being obtained at a duly held Parent Shareholders' Meeting.

    (d) PROMPT PAYMENT. If one party fails to pay promptly to the other any fee or expenses due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of J.P. Morgan Chase & Co., from the date such fee was required to be paid.

    Section 9.4 AMENDMENT. This Agreement may be amended by the Boards of Directors of the parties hereto, at any time before or after approval hereof by the shareholders of the Company and prior to the Effective Time, but after such approvals, no such amendment shall (a) alter or change the amount or kind of shares, rights or any of the proceedings of the treatment of shares under
Article II, or (b) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the rights of holders of Company capital stock, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5 WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.1  NON-SURVIVAL; EFFECT OF REPRESENTATIONS AND
WARRANTIES. (a) All representations, warranties and agreements in this Agreement shall not survive the Merger, except as otherwise provided in this Agreement and except for the agreements contained in this Section 10.1, in Articles I and II and in Sections 7.5, 7.11, 7.16, 10.7, 10.8 and 10.9.

    (b) No party may assert a claim for breach of any representation or warranty contained in this Agreement (whether by direct claim or counterclaim) except in connection with the cancellation of this Agreement pursuant to
Section 9.1(g)(i) or Section 9.1(h)(i) (or pursuant to any other subsection of Section 9.1, if the terminating party would have been entitled to terminate this Agreement pursuant to Section 9.1(g)(i) or Section 9.1(h)(i)).

    Section 10.2 BROKERS. The Company represents and warrants that, except for Morgan Stanley Dean Witter & Co. whose fees have been disclosed to Parent prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Parent represents and warrants that, except for UBS Warburg LLC, whose fees have been disclosed to the Company prior to the date hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

    Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, (b) sent by reputable overnight courier service, (c) telecopied (which is confirmed) or
(d) five days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (i)  If to the Company, to:

       RGS Energy Group, Inc.
       89 East Avenue
       Rochester, New York 14649-0001
       Attention:  Michael T. Tomaino, Esq.
                 Senior Vice President and General Counsel

       Telephone: (716) 771-4444
       Telecopy: (716) 724-8285
       with a copy to:

       Shearman & Sterling
       599 Lexington Avenue
       New York, New York 10022
       Attention: David W. Heleniak, Esq.
       Telephone: (212) 848-4000
       Telecopy: (212) 848-7179

    (ii)  If to Parent or Merger Sub, to:

       Energy East Corporation
       P.O. Box 12904
       Albany, New York 12212-2904
       Attention:  Kenneth M. Jasinski, Esq.
                   Executive Vice President, General Counsel and Secretary

       Telephone: (607) 762-4315
       Telecopy: (607) 762-4005

       with a copy to:

       Wachtell, Lipton, Rosen & Katz
       51 West 52nd Street
       New York, New York 10019
       Attention:  Seth A. Kaplan, Esq.
       Telephone: (212) 403-1000
       Telecopy: (212) 403-2000

    Section 10.4 MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement; (b) shall not be assigned by operation of law or otherwise; and (c) shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of law, rules or principles and except to the extent the provisions of this Agreement (including the documents or instruments referred to herein) are expressly governed by or derive their authority from the NYBCL.

    Section 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit of this Agreement, respectively, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 10.6 COUNTERPARTS; EFFECT. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.7 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties as set forth in Section 7.5, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    Section 10.8 WAIVER OF JURY TRIAL AND CERTAIN DAMAGES. Each party to this Agreement waives, to the fullest extent permitted by applicable law, (a) any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of this Agreement and (b) without limiting the effect of Section 9.3, any right it may have, other than in the case of a willful breach, to receive damages from any other party based on any theory of liability for any special, indirect, consequential (including lost profits) or punitive damages.

    Section 10.9 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of New York.

                            [Signature Page Follows]

    IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                                       RGS ENERGY GROUP, INC.

                                                       By:  /s/ THOMAS S. RICHARDS
                                                            -----------------------------------------
                                                            Name: Thomas S. Richards
                                                            Title:  Chairman, President and Chief
                                                                    Operating Officer

                                                       ENERGY EAST CORPORATION

                                                       By:  /s/ KENNETH M. JASINSKI
                                                            -----------------------------------------
                                                            Name: Kenneth M. Jasinski
                                                            Title:  Executive Vice President, General
                                                                    Counsel and Secretary

                                                       EAGLE MERGER CORP.

                                                       By:  /s/ KENNETH M. JASINSKI
                                                            -----------------------------------------
                                                            Name: Kenneth M. Jasinski
                                                            Title:  Vice President,
                                                                    General Counsel and Secretary

                                                                      APPENDIX B

[MORGAN STANLEY DEAN WITTER LOGO]

                                                        1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                        (212) 761-4000

                                                               February 16, 2001

Board of Directors
RGS Energy Group, Inc.
89 East Avenue
Rochester, NY 14649-0001

Members of the Board:

We understand that RGS Energy Group, Inc. ("RGS"), Energy East Corporation ("Energy East") and Eagle Merger Corp. ("Merger Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 16, 2001 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of RGS with and into Merger Sub. Pursuant to the Merger, RGS will become a wholly owned subsidiary of Energy East and each outstanding share of common stock, par value $.01 per share (the "RGS Common Stock"), of RGS, other than shares held in treasury or held by Energy East or any affiliate of Energy East, will be converted into the right to receive at the election of a holder RGS Common Stock, (i) $39.50 in cash, (ii) a certain number of shares of common stock, par value $.01 per share ("Energy East Common Stock"), of Energy East or (iii) a combination of cash and Energy East Common Stock, each as determined pursuant and subject to certain formulas set forth in the Merger Agreement (collectively, the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of RGS Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

        (i) reviewed certain publicly available financial statements and other information of RGS and Energy East;

        (ii) reviewed certain internal financial statements and other financial and operating data concerning RGS and Energy East prepared by the managements of RGS and Energy East, respectively;

       (iii) reviewed certain financial projections prepared by the managements of RGS and Energy East;

        (iv) discussed the past and current operations and financial condition and the prospects of RGS and Energy East, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of RGS and Energy East, respectively;

        (v) reviewed the pro forma impact of the Merger on Energy East's earnings per share, credit ratios and consolidated capitalization;

        (vi) reviewed the reported prices and trading activity for the RGS Common Stock and the Energy East Common Stock;

       (vii) compared the financial performance of RGS and Energy East and the prices and trading activity of the RGS Common Stock and the Energy East Common Stock with that of

                                               [MORGAN STANLEY DEAN WITTER LOGO]

           certain other publicly traded companies comparable with RGS and Energy East, respectively, and their securities;

      (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

        (ix) participated in discussions and negotiations among representatives of RGS and Energy East and their financial and legal advisors;

        (x) reviewed the Merger Agreement, and certain related documents; and

        (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of RGS and Energy East. We have relied upon, without independent verification, the assessment by the managements of RGS and Energy East of the future competitive and regulatory environment for RGS and Energy East and their ability to achieve the strategic, financial and operational benefits anticipated from the Merger. We have assumed that in connection with the receipt of all the necessary regulatory approvals for the Merger, no restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including among other things, that the Merger is intended to be treated as a reorganization pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Energy East, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of RGS in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for RGS and Energy East and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of RGS and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by RGS in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Energy East Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of RGS should vote at the shareholder's meeting held in connection with the Merger.

Based on the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of RGS Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                                       Very truly yours,
                                                       MORGAN STANLEY & CO. INCORPORATED

                                                       By:  /s/ Morgan Stanley & Co. Incorporated
                                                            -----------------------------------------
                                                            MORGAN STANLEY & CO.
                                                            INCORPORATED

                                                                      APPENDIX C

                                 [UBS WARBURG LOGO]

                                                               February 16, 2001

The Board of Directors
Energy East Corporation
P.O. Box 12904
Albany, NY 12212-2904

Ladies and Gentlemen:

    We understand that Energy East Corporation, a New York corporation ("Energy East" or the "Company"), is considering a transaction whereby a wholly owned subsidiary of the Company will merge with RGS Energy Group, Inc., a New York corporation ("RGS"). Pursuant to the terms of the proposed Agreement and Plan of Merger (the "Merger Agreement") dated as of February 16, 2001, by and among the Company, Eagle Merger Corp., which will be a wholly owned subsidiary of the Company at the effective time of the merger ("Merger Sub"), and RGS, RGS will merge with and into Merger Sub (the "Merger"), and each share of Common Stock, par value $0.01 per share, of RGS (in aggregate, the "Shares") (other than those Shares held in treasury by RGS or any of its subsidiaries and those Shares owned by the Company or any of its subsidiaries), will be converted, subject to election by each holder of the Shares, into the right to receive (1) $39.50 in cash, (2) that number of shares of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") equal to the Exchange Ratio (as defined in the Merger Agreement) or (3) a combination of cash and shares of Company Common Stock (together, the "Consideration"); provided that the allocation will be adjusted as set forth in the Merger Agreement so that the aggregate number of Shares to be converted into the right to receive cash will not exceed 55% of the total number of Shares outstanding as of the effective time of the Merger and the aggregate number of Shares to be converted into the right to receive Company Common Stock will not exceed 45% of the total number of Shares outstanding as of the effective time of the Merger, subject to certain conditions. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have requested our opinion as to the fairness from a financial point of view to the Company of the Consideration to be paid to the shareholders of RGS in the Merger.

    UBSW will receive a fee upon delivery of this opinion, and additional fees
(1) at the time of the Company's shareholder vote and (2) at the closing of the Merger. In the past, UBSW and its predecessors have provided investment banking services to the Company and received customary compensation for the rendering of such services. In the ordinary course of business, UBSW, its successors and affiliates have traded or may trade securities of the Company or RGS for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion does not address the Company's underlying business decision to effect the Merger or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the issuance of shares of Company Common Stock to effect the Merger. Other than as set forth in this opinion, we have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the form of the Merger. We express no opinion as to what the value of Company Common Stock will be when issued pursuant to the Merger or the prices at which it will trade in the future. In rendering this opinion, we have assumed, with your consent, that the Company and RGS will comply with all the material terms of the Merger Agreement.

    In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to RGS and the Company, (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of RGS, including estimates and financial forecasts prepared by management of RGS, that were provided to us by RGS and not publicly available, (iii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts prepared by the management of the Company and not publicly available,
(iv) conducted discussions with members of the senior managements of RGS and the Company concerning the businesses and financial prospects of RGS and the Company, (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of RGS, (vi) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of the Company,
(vii) compared the financial terms of the Merger with the publicly available financial terms of certain other transactions which we believe to be generally relevant, (viii) considered certain pro forma effects of the Merger on the Company's financial statements, (ix) reviewed the Merger Agreement,
(x) considered the strategic advantages of the Merger, and (xi) conducted such other financial studies, analyses, and investigations, and considered such other information as we deemed necessary or appropriate.

    In connection with our review, at your direction, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or RGS, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates and pro forma effects referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company as to the future performance of their respective companies. In addition, we have assumed with your approval that the future financial results referred to above will be achieved at the times and in the amounts projected by management. We have also assumed, with your consent, that the Merger will be accounted for under the purchase method of accounting. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material adverse effect on the Company and/or RGS. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be paid to the shareholders of RGS in the Merger is fair, from a financial point of view, to the Company.

                                          Very truly yours,
                                          /s/ UBS Warburg LLC
                                          --------------------------------------
                                          UBS WARBURG LLC

                                                                      APPENDIX D

                             RGS ENERGY GROUP, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE

    The purpose of the Audit Committee is to provide oversight, on behalf of the Board of Directors, of the Company's financial reporting processes, the quality and integrity of its financial statements, and the system of internal control that management has established to safeguard the assets of the Company. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

MEMBERSHIP OF THE AUDIT COMMITTEE

    The Audit Committee is appointed by and serves at the request of the Board of Directors. The Committee shall be comprised of a minimum of three financially literate directors with at least one member who has accounting or related financial management expertise. The Board of Directors defines financial literacy as the ability to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange (NYSE).

    Audit Committee members shall be independent of the Company's management and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

KEY RESPONSIBILITIES

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may expand upon its financially related functions under appropriate circumstances.

    To fulfill its responsibilities, the Audit Committee shall:

    - Ensure an open avenue of communication between the internal auditors, external auditors, Board of Directors, and management of the Company.

    - Recommend annually, to the Board of Directors, the external auditors to be selected to audit the financial statements of the Company and its subsidiaries.

    - Meet with the external auditors to determine whether they are satisfied with the disclosure and content of the financial statements and the Company's internal control system and structure. This includes:

       - Reviewing the form and content of the annual financial statements, including the external auditor's evaluation of the:

           - fairness of the presentation of the financial position and operating results of the Company, including the adequacy of disclosures made by management.

           - quality and adequacy of the record keeping, accounting, and financial policies/ procedures.

           - internal control system and structure of the Company.

           - effectiveness of the internal audit function in meeting its assigned responsibilities.

           - cooperation of management with the external auditors in the performance of their duties.

    - Reviewing the Company's interim financial results included in the Company's quarterly reports to be filed with the SEC and the matters required to be discussed by SAS No. 61, Communication with Audit Committees, as amended. This review will occur prior to the Company's filing of the Form 10-Q.

    - Reviewing any changes in accounting principles.

    - Reviewing all fees for services charged by the external auditors and assuring they are reasonable and fair.

    - Require a formal written statement from the external auditor, documenting all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

    - Discuss with the external auditor disclosed relationships or services that may impact the objectivity and independence of the auditor.

    - Review the internal audit function of the Company, including:

    - the independence and authority of its reporting obligations.

    - approval of the proposed audit plan for the coming year.

    - overseeing management's coordination of the audit plan with the external auditor to avoid duplication of effort and maximize effective complementary efforts.

    - Meet with the internal auditors on at least a quarterly basis, and as otherwise requested, to review:

    - significant audit findings with the General Auditor and management.

    - management's progress in implementing corrective action for significant items previously presented.

    - their progress made against plan and any changes to the approved audit plan.

    - Assist in the interviewing and selection process when replacing the General Auditor.

    - Review commitments and significant findings resulting from regulatory examinations.

    - Consider such other matters in relation to the financial affairs of the Company and its accounts and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

    - On an annual basis, review management's monitoring of the Company's compliance with the Code of Conduct to ensure management maintains effective controls regarding conflict of interest, illegal acts, and ethical conduct by directors, officers, and employees of the Company.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

    - Submit the minutes of all meetings of the Audit Committee to, or review the matters discussed at each Committee meeting with, the Board of Directors.

    - On an annual basis, review and assess this charter's adequacy.

MEETINGS

    A minimum of four meetings of the Audit Committee will be held on an annual basis. The Committee may have in attendance such members of management or others as it deems necessary to provide the information required to carry out its duties.

    Date Original Charter Approved: July 21, 1999

    Date Revised: October 18, 2000

                                                                      APPENDIX E

                            ENERGY EAST CORPORATION
                            AUDIT COMMITTEE CHARTER

    The primary purpose of the audit committee is to assist the board of directors in overseeing financial reporting and the system of internal controls of Energy East Corporation (the "Company"). The audit committee has responsibility for reviewing the company's financial reporting process and system of internal controls and for maintaining a direct line of communication between the audit committee and the company's independent public accountant, accounting officer and general auditor. The Audit Committee also assists the Board of Directors in overseeing the company's Compliance Program.

    COMPOSITION

    The audit committee is composed of at least three members of the board of directors. The members of the audit committee and the chair of the committee are appointed by the board of directors. Each member appointed to the audit committee must be financially literate and meet the independence requirements of the New York Stock Exchange. At least one member must have accounting or financial management expertise.

    MEETINGS

    The audit committee meets at least three times annually. Additional meetings may be called by the chair of the audit committee in the chair's sole discretion, or at the request of the board of directors, the accounting officer, the general auditor or the company's independent public accountant. Attendance at committee meetings by officers and employees of the company, the independent public accountant and others is at the discretion of the audit committee chair.

    RESPONSIBILITIES

    In carrying out its responsibilities, the audit committee:

    1. Annually recommends to the board of directors the appointment of the independent public accountant to audit the company's financial statements and employee benefit plans. Advises such accountant that they are ultimately accountable to the board of directors and the audit committee, and that the committee and the board have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the accountant. Is responsible for ensuring that the independent public accountant submits on a periodic basis a formal written statement delineating all relationships between the accountant and the company and engaging in a dialogue with the accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the accountant and recommending, if appropriate, that the board take action to satisfy itself of the accountant's independence. Meets with the independent public accountant to discuss the scope of the upcoming audit and again to discuss the results of the audit. Is advised by management of the proposed audit fees.

    2. Reviews management's plans for engaging the independent public accountant to perform management advisory services work, including the scope of the work and proposed fees. Considers the possible impact this work may have on the independence of the independent public accountant.

    3. Meets at least annually with the independent public accountant, the accounting officer and the general auditor to discuss the adequacy of the company's system of internal controls and the annual and quarterly financial reporting process. Reviews the company's annual financial statements and the related opinion of the independent public accountant with management, the accounting officer and the independent public accountant prior to the release to shareholders and the filing with the Securities and Exchange Commission of the company's annual financial statements and the related opinion of the independent public accountant.

    4. Reviews with management and the independent public accountant any significant changes in accounting principles or financial disclosure practices. Candidly discusses with management and the independent public accountant their qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be adopted. Is advised when management seeks a second opinion on an accounting matter from another independent public accounting firm.

    5. Reviews with management and the independent public accountant, either as the committee or through the chair, the company's quarterly financial statements prior to filing the Form 10-Q.

    6. Reviews with the general auditor at each audit committee meeting the results of completed audits. Annually reviews the internal audit department's objectives, planned work and staffing plans, as well as its coordination of activities with the independent public accountant. Meets in executive session with the general auditor at each audit committee meeting.

    7. Reviews any changes to the internal audit department charter and the appointment or replacement of the general auditor.

    8. Oversees the operation of the company's Compliance Program by meeting, no less than twice each year, with the company's Executive Vice President, General Counsel & Secretary and the company's Compliance Officer to (a) on an annual basis, review the company's Compliance Program to prevent and detect violations of laws and regulations by company employees and agents; (b) on an as-needed basis, review reports of significant compliance and ethics related activities within the company; and (c) on an annual basis, review certifications by the company's Executive Vice President, General Counsel & Secretary and the company's Compliance Officer that the company's Compliance Program is effective and complies with the applicable legal and regulatory requirements.

    9. Advises the independent public accountant that it expects to be informed as soon as practicable concerning any possible illegal acts that have been detected, unless the illegal act is clearly inconsequential. Ensures that management takes timely and appropriate remedial actions with respect to the reported illegal acts.

    10. Provides the report required by the Securities and Exchange Commission to be included in the company's annual meeting proxy statement.

    11. Meets in executive session, at least annually, with the independent public accountant, the accounting officer and the company's outside legal counsel.

    12. Inquires at least annually of the general auditor and the independent public accountant whether there are any areas that require the audit committee's special attention.

    13. Reports to the board of directors on the audit committee's activities on a regular basis.

    14. Reviews and assesses the adequacy of this charter on an annual basis and recommends any proposed changes to the board of directors for approval.

    RESOURCES AND AUTHORITY

    The audit committee has access to all corporate documents and records. It may, in its sole discretion:

    1. Enlist the aid of the company's staff to perform work necessary to fulfill its responsibilities.

    2.  Retain special counsel or other experts to fulfill its responsibilities.

    3.  Institute investigations of improprieties or suspected improprieties.

    4. Take any additional action it deems necessary to fulfill its responsibilities.

    Amended by the board of directors February 9, 2001.

                                  DETACH HERE

                             RGS ENERGY GROUP, INC.

                 89 EAST AVENUE, ROCHESTER, NEW YORK 14649-0001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints T.S. Richards, M.T. Tomaino and D.C. Heiligman and each of them as proxies, with power of substitution, to vote all Common Stock of the undersigned, as directed on the reverse side, at the RGS Energy Group, Inc. Annual Meeting of Shareholders to be held on June 15, 2001 or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AGREEMENT AND PLAN OF
                       MERGER AND FOR THE LISTED NOMINEES

     SEE REVERSE                                                                           SEE REVERSE
         SIDE                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE                    SIDE

[RGS LOGO]                                     VOTE BY TELEPHONE, INTERNET OR MAIL
89 EAST AVE., ROCHESTER, NY 14649-0001

                                               THE ACCOMPANYING PROXY STATEMENT ADDRESSES
                                               IMPORTANT ISSUES AFFECTING YOUR INVESTMENT IN
                                               RGS. HELP US SAVE TIME AND POSTAGE COSTS BY
                                               VOTING YOUR PROXY ELECTRONICALLY--EITHER BY
                                               TOUCH-TONE TELEPHONE OR OVER THE INTERNET.
                                               YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES
                                               THE NAMED PROXIES TO VOTE YOUR SHARES IN THE
                                               SAME MANNER AS IF YOU COMPLETED AND RETURNED
                                               A PROXY CARD IN THE MAIL.

VOTE BY TELEPHONE                              VOTE OVER THE INTERNET
IT'S FAST, CONVENIENT, AND IMMEDIATE!          IT'S FAST, CONVENIENT, AND YOUR VOTE IS
CALL TOLL-FREE ON A TOUCH-TONE PHONE.          IMMEDIATELY CONFIRMED AND POSTED.

 FOLLOW THESE THREE EASY STEPS:                       FOLLOW THESE THREE EASY STEPS:

 1. HAVE YOUR PROXY CARD HANDY AND CALL               1. HAVE YOUR PROXY CARD HANDY AND GO
    1-877-PRX-VOTE (1-877-779-8683)                      TO WEB SITE:
                                                         HTTP://WWW.EPROXYVOTE.COM/RGS

 2. ENTER YOUR 14 DIGIT CONTROL NUMBER                2. ENTER YOUR 14 DIGIT CONTROL NUMBER
    LOCATED ABOVE YOUR NAME AND ADDRESS IN               LOCATED ABOVE YOUR NAME AND ADDRESS
    THE LOWER LEFT CORNER OF YOUR PROXY CARD             IN THE LOWER LEFT CORNER OF YOUR
                                                         PROXY CARD

 3. FOLLOW THE SIMPLE RECORDED INSTRUCTIONS           3. FOLLOW THE INSTRUCTIONS ON THE
                                                         SCREEN

IF YOU PREFER TO VOTE BY MAIL, SIMPLY COMPLETE AND RETURN YOUR PROXY CARD IN THE
                        POSTAGE-PAID ENVELOPE PROVIDED.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR OVER THE
                                    INTERNET

                              THANK YOU FOR VOTING

                                    DETACH HERE

         Please mark
   X     votes as in
         this example.

RGS's directors recommend a vote "FOR" the proposed AGREEMENT AND PLAN OF MERGER and "FOR" all nominees.

1. AGREEMENT AND PLAN OF MERGER.                            2. Election of Directors
                                                               Nominees (Class III): (01) A.J. Chiarella, (02) M.B.
                                                               Grier and (03) J.T. Holmes

                                                                   FOR                                    WITHHELD
              FOR           AGAINST       ABSTAIN                  ALL           / /           / /        FROM ALL
                                                                NOMINEES                                  NOMINEES
              / /           / /           / /

                                                     / /
                                                            -------------------------------
                                                            For all nominees except as noted above

3. Other matters
  In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. As of April 26, 2001, the Board of Directors does not know of any other matters to come before the meeting.

                                                                 MARK HERE FOR
                                                                 ADDRESS CHANGE
                                                                AND NOTE AT LEFT

                                        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Agreement and Plan of Merger and FOR the election of the listed nominees for directors.

                                        Please sign exactly as name appears at
                                        left.

                                      Signature:                           Date: